The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

$919,300,000

Nissan Auto Lease Trust 2015-B

Issuing Entity

Nissan Auto Leasing LLC II

Depositor

Nissan Motor Acceptance Corporation

Servicer/Sponsor

Supplement, dated November 4, 2015 (subject to completion)

to

Preliminary Prospectus Supplement, dated October 29, 2015 (subject to completion)

to

Prospectus, dated October 29, 2015

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated October 29, 2015, as supplemented by the Supplement to Preliminary Prospectus Supplement, dated October 30, 2015, and the Prospectus, dated October 29, 2015.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Preliminary Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Preliminary Prospectus Supplement referenced above.

Front Cover Page:

•	The total principal amount of the Notes indicated twice on the top of the front cover page is modified in both places to read “$919,300,000.”

•	The column titled “Principal Amount” on the front cover page is deleted in its entirety and replaced with the following:

		Principal Amount
Class A-1 Notes		$135,000,000
Class A-2a Notes	}	$422,000,000
Class A-2b Notes
Class A-3 Notes		$280,000,000
Class A-4 Notes(2)		$162,800,000

•	The second footnote under the table on the front cover page is deleted in its entirety and replaced with the following:

(2) At least $80,500,000 of the Class A-4 Notes are not being offered hereby and will be retained by the Depositor or conveyed to an affiliate of the Depositor, but will be entitled to certain payments as described herein.

•	The first bullet point under “Enhancement” on the front cover page is deleted in its entirety and replaced with the following:

•	Reserve account, with an initial deposit of at least $5,951,248.86, which is approximately 0.50% or more of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date, and thereafter a required balance of not less than $17,853,746.58, which represents not less than 1.50% of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date.

•	The second bullet point under “Enhancement” on the front cover page is deleted in its entirety and replaced with the following:

•	The certificates with an original certificate balance of at least $190,449,771.82 are subordinated to the notes to the extent described herein.

•	The front cover page is modified to insert the following names directly under “Citigroup,” “Mizuho Securities” and “SOCIETE GENERALE”:

Credit Agricole Securities                 HSBC                 MUFG                 Scotiabank                 TD Securities

Summary:

•	The second sentence under “Summary—Statistical Information” on page S-6 is deleted in its entirety and replaced with the following:

The actual pool of leases and leased vehicles allocated to a special unit of beneficial interest in the titling trust, which is also called a SUBI, on the closing date will be selected from the leases and leased vehicles that are in the statistical pool and other leases and leased vehicles owned by the

S-1

titling trust. The characteristics of the actual pool of leases and leased vehicles allocated to the SUBI on the closing date may vary somewhat from the characteristics of the leases and leased vehicles in the statistical pool as of the statistical cutoff date described in this prospectus supplement, although the sponsor and the depositor do not expect the variance to be material.

•	The third paragraph under “Summary—Assets of the Issuing Entity” on page S-7 is deleted in its entirety and replaced with the following:

On the closing date, the leases and the related leased vehicles allocated to the SUBI will have an aggregate securitization value, as of the cutoff date, of not less than $1,190,249,771.82.

•	The table under “Summary—Offered Notes” on page S-8 is deleted in its entirety and replaced with the following:

Class A-1 notes:		$135,000,000
Class A-2a notes:	}	$422,000,000
Class A-2b notes:
Class A-3 notes:		$280,000,000
Class A-4 notes:		$82,300,000

•	The second paragraph under the table under “Summary—Offered Notes” on page S-8 is deleted in its entirety and replaced with the following:

At least $80,500,000 of the Class A-4 notes will be retained by the depositor or conveyed to affiliates of the depositor. In addition, additional Class A-4 notes and some or all of one or more other classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.

•	The third paragraph under “Summary—Certificates” on page S-8 is deleted in its entirety and replaced with the following:

The certificates with an original certificate balance of at least $190,449,771.82 represent at least 16.00% of the total of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date.

•	The first bullet point under the first paragraph under “Summary—Enhancement—The Reserve Account” on page S-10 is deleted in its entirety and replaced with the following:

•	on the closing date, the depositor will make an initial deposit into the reserve account of at least $5,951,248.86, which is approximately 0.50% or more of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date, and

Risk Factors:

•	The first sentence of the paragraph under “Risk Factors—Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.” on page S-21 is deleted in its entirety and replaced with the following:

At least $80,500,000 of the Class A-4 notes will be retained by the depositor or conveyed to affiliates of the depositor. In addition, additional Class A-4 notes and some or all of one or more other classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.

S-2

Overview of the Transaction:

•	The fourth sentence of the fourth paragraph under “Overview of the Transaction” on page S-24 is deleted in its entirety and replaced with the following:

The Issuing Entity will issue notes (the “Notes”) in an aggregate principal amount of $999,800,000 (the “Initial Note Balance”) and one class of asset backed certificates (the “Certificates”) in the aggregate amount of at least $190,449,771.82 (the “Initial Certificate Balance”) to the Depositor in consideration for the 2015-B SUBI Certificate and will pledge the 2015-B SUBI Certificate to the indenture trustee as security therefor.

The Issuing Entity:

•	The first sentence under “The Issuing Entity—Capitalization of the Issuing Entity” on page S-26 is deleted in its entirety and replaced with the following:

On the Closing Date, the Issuing Entity will initially be capitalized with $999,800,000 aggregate principal amount of Notes and with at least $190,449,771.82 aggregate balance of Certificates.

•	The table under “The Issuing Entity—Capitalization of the Issuing Entity” on page S-26 is deleted in its entirety and replaced with the following:

		Amount
Class A-1 Notes		$135,000,000.00
Class A-2a Notes	}	$422,000,000.00
Class A-2b Notes
Class A-3 Notes		$280,000,000.00
Class A-4 Notes(1)		$162,800,000.00
Certificates(2)		$190,449,771.82

Subtotal		$1,190,249,771.82
Reserve Account(2)		$5,951,248.86

Total		$1,196,201,020.68

(1)	At least $80,500,000 of the Class A-4 Notes are not being offered hereby.
(2)	At least.

The Leases:

•	The third sentence under the fourth paragraph under “The Leases—General” on page S-31 is deleted in its entirety and replaced with the following:

The Leases and the related Leased Vehicles allocated to the SUBI on the Closing Date will be selected from the Leases and the related Leased Vehicles that are in the statistical pool and other Leases and the related Leased Vehicles owned by the Titling Trust. The characteristics of the actual pool of Leases and the related Leased Vehicles allocated to the SUBI on the Closing Date may vary somewhat from the characteristics of the Leases and the related Leased Vehicles in the statistical pool as of the Statistical Cutoff Date described in this Prospectus Supplement; however, the Sponsor and the Depositor do not expect the variance to be material.

•	The third sentence under “The Leases—Characteristics of the Leases” on page S-31 is deleted in its entirety and replaced with the following:

On the Closing Date, the Leases and related Leased Vehicles allocated to the SUBI will have an aggregate Securitization Value, as of the Cutoff Date, of not less than $1,190,249,771.82.

S-3

Weighted Average Life of the Notes:

•	The ninth bullet point under the fourth paragraph under “Weighted Average Life of the Notes” on page S-42 is deleted in its entirety and replaced with the following:

•	the Reserve Account is initially funded with an amount equal to $5,951,248.86,

•	The tenth bullet point under the fourth paragraph under “Weighted Average Life of the Notes” on page S-42 is deleted in its entirety and replaced with the following:

•	the aggregate Securitization Value as of the Cutoff Date is $1,190,249,771.82, based on a Securitization Rate of 7.00%,

•	The four tables following the last paragraph in “Weighted Average Life of the Notes” on pages S-43 through S-46 are deleted in their entirety and replaced with the tables attached as Appendix A to this Supplement. The tables attached as Appendix A were prepared assuming that all Monthly Payments are made and all Base Residual Values are received according to the schedule set forth in Appendix D to this Supplement.

Security for the Notes:

•	The first sentence of the second paragraph under “Security for the Notes—The Accounts—The Reserve Account” on page S-64 is deleted in its entirety and replaced with the following:

The Reserve Account initially will be funded by the Issuing Entity with a deposit of at least $5,951,248.86, representing approximately 0.50% or more of the aggregate Securitization Value of the actual pool of Leases and the related Leased Vehicles as of the Cutoff Date, and the amounts on deposit in the Reserve Account will be pledged to the Indenture Trustee for the benefit of the Noteholders.

•	The fifth paragraph under “Security for the Notes—The Accounts—The Reserve Account” on page S-64 is deleted in its entirety and replaced with the following:

The “Reserve Account Requirement” on any Payment Date will equal at least $17,853,746.58, which represents not less than 1.50% of the aggregate Securitization Value of the actual pool of Leases and the related Leased Vehicles as of the Cutoff Date.

Distributions on the Notes:

•	The second sentence under “Distributions on the Notes” on page S-66 is deleted in its entirety and replaced with the following:

On the Closing Date, the Leases and related Leased Vehicles allocated to the SUBI will have an aggregate Securitization Value, as of the Cutoff Date, of not less than $1,190,249,771.82.

S-4

Underwriting:

•	The table below the first paragraph under “Underwriting” on page S-76 is deleted in its entirety and replaced with the following:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.
Mizuho Securities USA Inc.
SG Americas Securities, LLC
Credit Agricole Securities (USA) Inc.
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
Scotia Capital (USA) Inc.
TD Securities (USA) LLC

Total	$135,000,000			$280,000,000	$82,300,000

Appendix D:

•	Appendix D is deleted in its entirety and replaced with the appendix attached to this Supplement as Appendix D.

Back Cover Page:

•	The total principal amount of the Notes indicated on the top of the back cover page should read “$919,300,000.”

•	The principal amount of each Class of Notes indicated on the back cover page is modified to read as follows:

Asset Backed Notes, Class A-1

$135,000,000

Asset Backed Notes, Class A-2a Notes

Asset Backed Notes, Class A-2b Notes

$422,000,000

Asset Backed Notes, Class A-3 Notes

$280,000,000

Asset Backed Notes, Class A-4 Notes

$82,300,000

•	The back cover page is modified to insert the following names directly under “Citigroup,” “Mizuho Securities” and “SOCIETE GENERALE”:

Credit Agricole Securities

HSBC

MUFG

Scotiabank

TD Securities

S-5

Appendix A

Percentage of Class A-1 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	87.97%	86.12%	84.17%	82.13%	79.97%
January 2016	75.83%	72.07%	68.12%	63.95%	59.55%
February 2016	63.59%	57.87%	51.84%	45.47%	38.74%
March 2016	51.24%	43.51%	35.34%	26.70%	17.55%
April 2016	38.79%	29.00%	18.64%	7.65%	0.00%
May 2016	26.25%	14.35%	1.73%	0.00%	0.00%
June 2016	13.61%	0.00%	0.00%	0.00%	0.00%
July 2016	0.88%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)	0.39	0.34	0.31	0.28	0.25

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in the Preliminary Prospectus Supplement (as modified by this Supplement) (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

A-1

Percentage of Class A-2 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	98.72%
May 2016	100.00%	100.00%	100.00%	96.26%	91.70%
June 2016	100.00%	99.86%	95.08%	89.99%	84.56%
July 2016	100.00%	95.08%	89.55%	83.64%	77.31%
August 2016	96.18%	90.27%	83.96%	77.20%	69.93%
September 2016	92.05%	85.41%	78.31%	70.67%	62.44%
October 2016	87.90%	80.52%	72.61%	64.07%	54.83%
November 2016	83.72%	75.60%	66.85%	57.39%	47.10%
December 2016	77.72%	68.91%	59.39%	49.06%	37.75%
January 2017	71.21%	61.75%	51.48%	40.28%	27.97%
February 2017	62.93%	52.90%	41.98%	30.01%	16.77%
March 2017	54.49%	43.93%	32.39%	19.68%	5.51%
April 2017	45.90%	34.86%	22.74%	9.30%	0.00%
May 2017	34.71%	23.39%	10.90%	0.00%	0.00%
June 2017	23.44%	11.64%	0.00%	0.00%	0.00%
July 2017	8.59%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.37	1.28	1.18	1.08	0.99

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in the Preliminary Prospectus Supplement (as modified by this Supplement) (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

A-2

Percentage of Class A-3 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	91.28%
May 2017	100.00%	100.00%	100.00%	95.42%	71.62%
June 2017	100.00%	100.00%	97.62%	74.81%	47.60%
July 2017	100.00%	95.06%	74.77%	51.05%	21.68%
August 2017	91.05%	73.31%	52.97%	28.80%	0.00%
September 2017	70.50%	53.07%	32.91%	8.63%	0.00%
October 2017	50.11%	33.25%	13.60%	0.00%	0.00%
November 2017	29.91%	13.88%	0.00%	0.00%	0.00%
December 2017	7.90%	0.00%	0.00%	0.00%	0.00%
January 2018	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.97	1.90	1.82	1.72	1.62

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in the Preliminary Prospectus Supplement (as modified by this Supplement) (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

A-3

Percentage of Class A-4 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	96.57%
September 2017	100.00%	100.00%	100.00%	100.00%	60.40%
October 2017	100.00%	100.00%	100.00%	82.23%	27.56%
November 2017	100.00%	100.00%	91.52%	51.72%	0.00%
December 2017	100.00%	88.72%	59.64%	24.11%	0.00%
January 2018	79.49%	57.31%	31.42%	0.00%	0.00%
February 2018	45.99%	26.74%	0.00%	0.00%	0.00%
March 2018	28.39%	0.00%	0.00%	0.00%	0.00%
April 2018	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	2.30	2.24	2.16	2.06	1.91

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in the Preliminary Prospectus Supplement (as modified by this Supplement) (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

A-4

APPENDIX D

ASSUMED CASH FLOWS

Modeling Assumption: The cash flow schedules appearing in the immediately following table were generated assuming (i) that the lessees make their remaining lease payments starting in November 2015 and every month thereafter until all scheduled lease payments are made and (ii) that the residual value of the Leased Vehicles is due the month following the last related lease payment.

	Lease Payments	Base Residual Value	Contract Residual Value
November 15	$20,803,865.23	$—	$—
December 15	20,803,865.23	0.00	0.00
January 16	20,803,865.23	0.00	0.00
February 16	20,803,865.23	0.00	0.00
March 16	20,803,865.23	0.00	0.00
April 16	20,803,865.23	0.00	0.00
May 16	20,803,865.23	0.00	0.00
June 16	20,803,865.23	0.00	0.00
July 16	20,803,865.23	0.00	0.00
August 16	20,803,865.23	0.00	0.00
September 16	20,803,865.23	0.00	0.00
October 16	20,803,865.23	0.00	0.00
November 16	20,595,910.50	8,064,244.44	9,476,605.80
December 16	20,342,001.80	10,447,088.95	12,211,457.26
January 17	19,882,509.11	18,631,650.82	21,660,796.98
February 17	19,413,327.02	19,780,984.03	22,782,083.68
March 17	18,922,423.84	20,866,315.86	23,603,495.09
April 17	18,125,384.16	33,203,613.47	38,694,830.12
May 17	17,319,818.67	33,673,764.52	39,543,927.33
June 17	16,092,292.73	51,234,529.05	60,054,477.40
July 17	14,872,557.60	51,284,696.63	59,806,643.32
August 17	13,613,356.40	48,792,103.99	57,838,539.37
September 17	12,323,892.05	49,874,669.70	60,222,720.33
October 17	11,014,908.48	50,875,053.07	61,502,548.98
November 17	9,519,668.20	58,744,493.26	69,388,598.27
December 17	8,171,702.87	53,492,776.03	63,475,979.25
January 18	6,836,098.05	53,947,172.63	61,832,951.83
February 18	6,187,926.64	26,045,039.80	29,143,726.64
March 18	5,431,393.23	30,728,570.51	34,299,444.06
April 18	4,761,795.75	27,362,390.70	30,511,366.59
May 18	3,685,792.56	44,194,501.75	49,533,016.22
June 18	2,613,435.05	43,845,154.60	49,475,336.44
July 18	1,806,324.74	33,253,015.26	37,607,203.10
August 18	904,415.62	36,571,968.71	42,123,984.13
September 18	460,147.95	17,636,135.40	20,569,692.29
October 18	448,005.21	333,201.95	354,858.20
November 18	434,892.96	447,031.75	484,496.25
December 18	428,263.69	196,227.45	205,008.24
January 19	424,312.82	127,917.05	138,810.40
February 19	419,693.06	161,572.30	166,673.75
March 19	409,528.74	263,921.90	278,746.85
April 19	395,566.29	339,188.00	360,150.90
May 19	380,613.08	359,631.65	385,462.95
June 19	363,892.12	452,344.15	485,762.50
July 19	348,202.61	423,182.80	448,485.80
August 19	313,236.65	865,837.45	918,806.55
September 19	252,118.14	1,372,561.64	1,471,813.15
October 19	184,616.07	1,524,887.15	1,637,108.10
November 19	104,026.42	1,823,533.50	1,976,447.69
December 19	67,971.44	802,374.85	856,701.40
January 20	48,451.33	464,304.75	472,427.70
February 20	35,180.25	291,340.35	293,460.80
March 20	19,216.72	341,244.05	348,565.50
April 20	8,452.61	239,825.00	247,422.45
May 20	4,281.96	81,892.35	83,381.30
June 20	3,040.90	38,332.40	40,340.20
July 20	2,354.06	14,440.00	15,231.30
August 20	464.91	39,238.95	39,571.30
September 20	0.00	8,670.00	8,784.00
October 20	0.00	0.00	0.00

D-1

The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

$740,000,000

Nissan Auto Lease Trust 2015-B

Issuing Entity

Nissan Auto Leasing LLC II

Depositor

Nissan Motor Acceptance Corporation

Servicer/Sponsor

Supplement, dated October 30, 2015 (subject to completion)

to

Preliminary Prospectus Supplement, dated October 29, 2015 (subject to completion)

to

Prospectus dated October 29, 2015

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated October 29, 2015 and the Prospectus, dated October 29, 2015.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Preliminary Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Preliminary Prospectus Supplement referenced above.

Front Cover Page:

•	The total principal amount of the Notes indicated twice on the top of the front cover page is modified in both places to read “$740,000,000.”
•	The second footnote under the table on the front cover page is deleted in its entirety and replaced with the following:
(2)	At least $80,000,000 of the Class A-4 Notes are not being offered hereby and will be retained by the Depositor or conveyed to an affiliate of the Depositor, but will be entitled to certain payments as described herein.

Summary:

•	The principal amount of the Class A-4 notes in the table under “Summary — Offered Notes” on page S-8 should read “$53,000,000.”
•	The second paragraph under the table under “Summary — Offered Notes” on page S-8 is deleted in its entirety and replaced with the following:

At least $80,000,000 of the Class A-4 notes will be retained by the depositor or conveyed to affiliates of the depositor. In addition, additional Class A-4 notes and some or all of one or more other classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.

Risk Factors:

•	The first sentence of the paragraph under “Risk Factors — Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.” on page S-21 is deleted in its entirety and replaced with the following:

At least $80,000,000 of the Class A-4 notes will be retained by the depositor or conveyed to affiliates of the depositor. In addition, additional Class A-4 notes and some or all of one or more other classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.

The Issuing Entity:

•	The first footnote under the table under “The Issuing Entity — Capitalization of the Issuing Entity” on page S-26 is deleted in its entirety and replaced with the following:
(1)	At least $80,000,000 of the Class A-4 Notes are not being offered hereby.

Back Cover Page:

•	The total principal amount of the Notes indicated on the top of the back cover page should read “$740,000,000.”
•	The principal amount of the Class A-4 Notes indicated on the back cover page should read “$53,000,000.”

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not deliver these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2015

Prospectus Supplement

(To Prospectus Dated October 29, 2015)

$750,000,000

Nissan Auto Lease Trust 2015-B

Issuing Entity

Nissan Auto Leasing LLC II, Depositor	Nissan Motor Acceptance Corporation, Servicer/Sponsor

You should review carefully the factors set forth under “Risk Factors” beginning on page S-15 of this prospectus supplement and page 12 in the accompanying prospectus. The main sources for payment of the notes are a selected portfolio of Nissan and Infiniti lease contracts and the related Nissan and Infiniti leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles, and monies on deposit in a reserve account. The securities are asset-backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II or any of their respective affiliates (other than the issuing entity). Neither the securities nor the leases are insured or guaranteed by any governmental agency. This prospectus supplement may be used to offer and sell the offered notes only if it is accompanied by the prospectus dated October 29, 2015.

$750,000,000 ASSET-BACKED NOTES

●

The issuing entity will issue the classes of notes described in the following table. The issuing entity will also issue certificates that represent all of the undivided beneficial ownership interests in the issuing entity and are not being offered to the public, but instead initially will be issued to and retained by Nissan Auto Leasing LLC II and may be transferred to one of its affiliates after closing. One or more classes of notes may be initially retained by Nissan Auto Leasing LLC II or conveyed to affiliates of Nissan Auto Leasing LLC II.

●

On the closing date, Nissan-Infiniti LT will issue a 2015-B SUBI Certificate, which will be transferred to the issuing entity at the time that the issuing entity issues the notes and certificates. The 2015-B SUBI Certificate is not being offered under this prospectus supplement or the accompanying prospectus.

●	The notes accrue interest from and including the closing date.

●

The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on December 15, 2015.

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$111,000,000	%	November 15, 2016
Class A-2a Notes }	$346,000,000	%	December 15, 2017
Class A-2b Notes		LIBOR + %(1)
Class A-3 Notes	$230,000,000	%	April 16, 2018
Class A-4 Notes(2)	$133,000,000	%	April 15, 2021

	Price to Public(3)	Underwriting Discount(3)	Proceeds to the Depositor(3)
Per Class A-1 Note
Per Class A-2a Note
Per Class A-2b Note
Per Class A-3 Note
Per Class A-4 Note
(1)	For a description of how interest will be calculated on the Class A-2b Notes, see “Description of the Notes—Interest” in this Prospectus Supplement.
(2)	$70,000,000 of the Class A-4 Notes are not being offered hereby and will be retained by the Depositor or conveyed to an affiliate of the Depositor, but will be entitled to certain payments as described herein.
(3)	Total price to the public is $ , total underwriting discount is $ and total proceeds to the Depositor are $ . If all of the classes of offered notes are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

Enhancement:

●

Reserve account, with an initial deposit of at least $4,880,952.38, which is approximately 0.50% of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date, and thereafter a required balance of not less than $14,642,857.14, which represents not less than 1.50% of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date.

●	The certificates with an original certificate balance of at least $156,190,476.20 are subordinated to the notes to the extent described herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Citigroup	Mizuho Securities	SOCIETE GENERALE

The date of this prospectus supplement is November     , 2015.

i

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your class of securities.

Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus supplement and in the accompanying prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Principal Terms” beginning on page S-81 in this prospectus supplement and under the caption “Index of Principal Terms” beginning on page 110 in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We do not claim that the information in this prospectus supplement or the accompanying prospectus is accurate as of any dates other than the dates stated on the respective cover pages. We are not offering the offered notes in any jurisdiction where it is not permitted.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS TO WHOM ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NONE OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO PERSON FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS FALLING IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR ANY OF THE UNDERWRITERS, THE DEPOSITOR OR THE ISSUING ENTITY TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE

PROSPECTUS DIRECTIVE, IN EACH CASE, IN RELATION TO SUCH OFFER. NONE OF THE UNDERWRITERS, THE DEPOSITOR OR THE ISSUING ENTITY HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES, IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

TRANSACTION OVERVIEW

•	The special unit of beneficial interest or SUBI represents a beneficial interest in specific Titling Trust assets; the SUBI is not offered hereby.

•	The SUBI represents a beneficial interest in a pool of closed end vehicle leases and the related Nissan and Infiniti leased vehicles.

•	The UTI represents Titling Trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI and the Issuing Entity has no rights in either the UTI assets or the assets of any other SUBI.

FLOW OF FUNDS*

*	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no indenture default has occurred and the notes have not been accelerated. For more detailed information or for information regarding the flow of funds upon the occurrence of an indenture default, please refer to “Distributions on the Notes – Indenture Defaults” in this prospectus supplement for a further description.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement for a further description.

SUMMARY

This summary highlights selected information from this prospectus supplement and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity (with respect to the notes and the certificates):	Nissan Auto Lease Trust 2015-B, a trust established by a trust agreement dated as of October 21, 2015, will be the entity that issues the notes and the certificates.

Depositor:	Nissan Auto Leasing LLC II.

Servicer/Sponsor and Administrative Agent:	Nissan Motor Acceptance Corporation.

Indenture Trustee:	U.S. Bank National Association.

Owner Trustee:	Wilmington Trust, National Association.

Titling Trust (also the issuing entity with respect to the 2015-B SUBI Certificate):	Nissan-Infiniti LT.

Titling Trustee:	NILT, Inc.

Underwriters with respect to the 2015-B SUBI Certificate:	NILT Trust and Nissan Auto Leasing LLC II.

Statistical Cutoff Date:	The statistical cutoff date for the leases and leased vehicles in the statistical pool used in preparing the statistical information presented in this prospectus supplement is the close of business on September 30, 2015.

Cutoff Date:	Close of business on October 31, 2015.

Closing Date:	On or around November , 2015.

Statistical Information:	The statistical information in this prospectus supplement is based on the leases and leased vehicles in a statistical pool as of the statistical cutoff date. The leases and leased vehicles allocated to a special unit of beneficial interest in the titling trust, which is also called a SUBI, on the closing date will be the same leases and leased vehicles included in the statistical pool.

Assets of the Issuing Entity:	The primary assets of the issuing entity will consist of the 2015-B SUBI Certificate representing the beneficial interest in a pool of closed-end vehicle leases, the related Nissan and Infiniti leased vehicles and related assets, including the right to receive monthly payments under the leases and the amounts realized from sales of the related leased vehicles, together with amounts in various accounts, including a reserve account.

As of the close of business on September 30, 2015, the statistical cutoff date, the leases and the related leased vehicles in the statistical pool had:

• an aggregate securitization value of $1,233,545,250.57,

• an aggregate discounted base residual value of the related leased vehicles of $734,970,502.76 (approximately 59.58% of the aggregate securitization value),

• a weighted average original lease term of approximately 37 months, and

• a weighted average remaining term to scheduled maturity of approximately 26 months.

On the closing date, the leases and the related leased vehicles allocated to the SUBI will have an aggregate securitization value, as of the cutoff date, of not less than $976,190,476.20.

The securitization value of each lease and the related leased vehicle will be the sum of the present value of (i) the remaining monthly payments payable under the lease, and (ii) the base residual of the leased vehicle. For purposes of presenting the pool information in this prospectus supplement, the present value calculations will be made using a discount rate of 7.00% per annum.

The base residual is the lowest of (a) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in October 2015 as a “mark-to-market” value without making a distinction between value adding options and non-value adding options, (b) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in October 2015 as a “mark-to-market” value giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle, and (c) the residual value of the related leased vehicle at the scheduled termination of the lease established or assigned by Nissan Motor Acceptance Corporation at the time of origination of the lease.

On the closing date, the titling trust will issue a SUBI, constituting a beneficial interest in the leases and the related leased vehicles. The 2015-B SUBI Certificate will be transferred to the issuing entity at the time it issues the notes and the certificates.

The 2015-B SUBI Certificate will evidence an indirect beneficial interest, rather than a direct legal ownership interest, in the related SUBI assets. By holding the 2015-B SUBI Certificate, the issuing entity will receive an amount equal to all payments made on or in respect of the SUBI assets, except as described under “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in the accompanying prospectus. Payments made on or in respect of all other titling trust assets will not be available to make payments on the notes and the certificates. The

2015-B SUBI Certificate is not offered to you under this prospectus supplement or the accompanying prospectus.

For more information regarding the issuing entity’s property, you should refer to “The Issuing Entity — Property of the Issuing Entity,” “The SUBI” and “The Leases” in this prospectus supplement.
Offered Notes:

Class A-1 notes:		$111,000,000
Class A-2a notes: Class A-2b notes:	}	$346,000,000
Class A-3 notes:		$230,000,000
Class A-4 notes		$63,000,000

The offered notes may consist of the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, as described on the cover page of this prospectus supplement. If issued, the Class A-2a notes and the Class A-2b notes are referred to in this prospectus supplement collectively as the “Class A-2 notes.” If issued, the Class A-2b notes will be floating rate notes. All other classes of offered notes will be fixed rate notes. The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes will be determined no later than the day of pricing. Consequently, the allocation of the principal balance between the Class A-2a notes and the Class A-2b notes may result in any of a number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class A-2 notes is allocated to the fixed rate tranche of that class and none of the principal balance is allocated to the floating rate tranche of that class.

$70,000,000 of the Class A-4 notes will be retained by the depositor or conveyed to affiliates of the depositor, and one or more other classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.

Certificates:	The issuing entity will also issue certificates. The issuing entity is not offering the certificates. The certificates will be retained by the depositor.

The issuing entity will not make any distributions to the holders of the certificates on any payment date until all principal of and interest on the notes that is due and payable on that payment date has been paid in full. However, no distributions on the certificates will reduce the certificate balance until the notes have been paid in full.

The certificates with an original certificate balance of at least $156,190,476.20 represent at least 16.00% of the total of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date.

Terms of the Notes:	Payment Dates:

Interest and principal will be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment will be made on December 15, 2015.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form (provided that any notes retained by the depositor or conveyed to affiliates of the depositor will be issued as definitive notes).

Per annum interest rates:

The notes will have fixed rates or adjustable rates of interest (which we refer to in this prospectus supplement as “fixed rate notes” or “floating rate notes,” respectively), as follows:

Class A-1 notes:		%
Class A-2a notes:		%
Class A-2b notes:	LIBOR +	%
Class A-3 notes:		%
Class A-4 notes:		%

Interest Period and Payments:

Interest on the notes will accrue in the following manner, except that on the first payment date, interest on all of the notes will accrue from and including the closing date:

Class	From (Including)	To (Excluding)	Day Count Convention
A-1	Prior Payment Date	Current Payment Date	Actual/360
A-2a	15th of prior month	15th of current month	30/360
A-2b	Prior Payment Date	Current Payment Date	Actual/360
A-3	15th of prior month	15th of current month	30/360
A-4	15th of prior month	15th of current month	30/360

Interest payments on the notes will be paid from all available funds after the servicing fee has been paid and certain advances and expenses have been reimbursed to the servicer.

Principal:

Amounts allocated to the notes; priority of payments: Principal of the notes will be payable on each payment date sequentially, in the following order of priority:

(1)	to the Class A-1 notes until they are paid in full,

(2)	to the Class A-2 notes until they are paid in full (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable),

(3)	to the Class A-3 notes until they are paid in full, and

(4)	to the Class A-4 notes until they are paid in full.

Principal payments on the notes will be made from all available amounts after the servicing fee has been paid, certain advances have been reimbursed and after payment of interest on the notes. No distributions on the certificates will reduce the certificate balance until all classes of notes have been paid in full.

Notwithstanding the foregoing, after the occurrence of an event of default under the indenture, referred to as an “indenture default,” and an acceleration of the notes (unless and until such acceleration has been rescinded), amounts available for payment of principal on the notes shall be made in the following priority, first to the Class A-1 notes, until the outstanding principal balance of the Class A-1 notes has been paid in full, and then to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes and the Class A-4 notes on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full.

Final Scheduled Payment Dates: The issuing entity must pay the outstanding principal balance of each class of notes by its final scheduled payment date as follows:

Class		Final Scheduled Payment Date
A-1		November 15, 2016
A-2a	}	December 15, 2017
A-2b
A-3		April 16, 2018
A-4		April 15, 2021

For more detailed information concerning payments of principal, you should refer to “Description of the Notes — Principal” and “Distributions on the Notes” in this prospectus supplement.

Enhancement:	The enhancement for the offered notes will consist of the reserve account and the subordination of the certificates. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the leases and other shortfalls in cash flows.

The Reserve Account:

The servicer, on behalf of the issuing entity, will establish a reserve account in the name of the indenture trustee. The reserve account will be funded as follows:

• on the closing date, the depositor will make an initial deposit into the reserve account of at least $4,880,952.38, which is approximately 0.50% of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date, and

• on each payment date while the notes remain outstanding, any excess collections remaining after payment of principal of and interest on the notes and various other obligations and expenses of the issuing entity will be deposited into the reserve account until the reserve account balance is equal to not less than 1.50% of the aggregate securitization value of the actual pool of leases and the related leased vehicles as of the cutoff date.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the reserve account requirement will be released to the holders of the certificates, as beneficial owners of the issuing entity.

Funds in the reserve account on each payment date will be available to cover shortfalls in payments on the notes until the amount on deposit in the reserve account is zero. The reserve account will be pledged to the indenture trustee to secure repayment of the notes. See “Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments” in this prospectus supplement.

For more information regarding the reserve account, you should refer to “Security for the Notes — The Accounts — The Reserve Account” in this prospectus supplement.

Subordination of the Certificates:

The certificates represent all of the ownership interests in the issuing entity. The holders of the certificates, as beneficial owners of the issuing entity, will receive distributions on any payment date only after all principal of and interest on the notes due on that payment date has been paid in full and any necessary deposits to the reserve account have been made. However, those distributions will not reduce the certificate balance until the notes have been paid in full. The certificates will not receive any interest.

Indenture Defaults:	The notes are subject to specified indenture defaults described under “Description of the Indenture — Indenture Defaults” in the accompanying prospectus. Among these indenture defaults are the failure to pay interest on the notes for five days after it is due or the failure to pay principal on the applicable final scheduled payment date for each class of notes.

If an indenture default occurs and continues, the indenture trustee or the holders of at least a majority of the outstanding principal amount of the notes may declare the notes to be immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes.

After an indenture default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “Description of the Notes — Interest” and “— Principal” in this prospectus supplement.

If the notes are accelerated after an indenture default, the indenture trustee may, under certain circumstances:

• institute proceedings in its own name for the collection of all amounts then payable on the notes,

• take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders, or

• foreclose on the assets of the issuing entity, if the indenture default relates to a failure by the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled payment dates, by causing the issuing entity to sell those assets to permitted purchasers under the indenture.

For more information regarding the events constituting an indenture default under the indenture and the remedies available following an indenture default, you should refer to “Description of the Indenture — Indenture Defaults” and “— Remedies Upon an Indenture Default” in the accompanying prospectus.

Servicing/Administration:	Nissan Motor Acceptance Corporation will service the titling trust assets, including the SUBI assets. In addition, Nissan Motor Acceptance Corporation will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture, the trust agreement and certain other basic documents. On each payment date, Nissan Motor Acceptance Corporation will be paid a fee for performing its servicing and administrative obligations in an amount equal to one-twelfth of 1.00% of the aggregate securitization value of the leases and leased vehicles allocated to the SUBI at the beginning of the preceding month, or in the case of the first payment date, at the cutoff date. The servicing fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

You should refer to “Additional Information Regarding the Securities — Compensation for Servicer and Administrative Agent” in this prospectus supplement for more detailed information regarding the servicing fees to be paid to Nissan Motor Acceptance Corporation.

Optional Purchase:	Nissan Motor Acceptance Corporation, as servicer has the option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date on which either (i) the sum of the then-outstanding principal amount of the notes and the then-outstanding certificate balance is less than or equal to 10% of the sum of the initial principal amount of the notes and the initial certificate balance or (ii) the then-outstanding principal amount of the notes is zero and the holders of 100% of the certificates consent thereto. If the servicer exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

For more information regarding the optional purchase, you should refer to “Additional Information Regarding the Securities — Optional Purchase” in this prospectus supplement.

Advances:	The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessees, and (ii) proceeds from expected sales on leased vehicles for which the related leases have terminated during the related collection period. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.

For more detailed information on advances and reimbursement of advances, you should refer to “Additional Information Regarding the Securities — Advances” in this prospectus supplement and “Description of the Servicing Agreement — Advances” in the accompanying prospectus.

Tax Status:	Subject to certain assumptions and qualifications, Mayer Brown LLP, special tax counsel to the issuing entity, is of the opinion that the notes (other than such notes retained by the depositor or transferred to any affiliate that is treated as the same person as the depositor for U.S. federal income tax purposes) will be classified as debt for federal income tax purposes and that the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation.

The depositor will agree, and noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for federal income tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Certain Investment Considerations:	The issuing entity is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

Ratings:	The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations, or “NRSROs,” hired by the sponsor to assign ratings on the notes (the “hired NRSROs”). The ratings of the notes will address the likelihood of payment of principal and interest on the notes according to their terms. Although the hired NRSROs are not contractually obligated to do so, we believe that each hired NRSRO will monitor the ratings using its normal surveillance procedures. Any hired NRSRO may change or withdraw an assigned rating at any time. In addition, an NRSRO not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired NRSROs. Any rating action taken by one hired NRSRO may not necessarily be taken by the other hired NRSRO. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors – A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus supplement.

U.S. Employee Benefit Plan Considerations:

Subject to the considerations discussed under “Certain U.S. Employee Benefit Plan Considerations,” the notes (other than notes initially retained by the depositor or conveyed to affiliates of the depositor) may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, or any entity deemed to hold “plan assets” of either of the foregoing (each a “Benefit Plan Investor”), as well as other employee benefit plans (collectively, with Benefit Plan Investors, referred to as “Plans”). Fiduciaries of Plans are urged to carefully review the matters discussed in this prospectus supplement and the accompanying prospectus and consult with their legal advisors before making a decision to invest in the notes. See “Certain U.S. Employee Benefit Plan Considerations.”

Money Market Investment:	The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult legal counsel before making a purchase.

CUSIP Numbers:	Each class of notes will have the following CUSIP number:

Class	CUSIP Number
A-1	65478T AA0
A-2a	65478T AB8
A-2b	65478T AC6
A-3	65478T AD4
A-4	65478T AE2

RISK FACTORS

You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

Payment priorities increase risk of loss or delay in payment to certain notes.	Based on the priorities described under “Distributions on the Notes” in this prospectus supplement, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes of notes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default has occurred), classes of notes that have higher sequential numerical class designations (i.e., 2 being higher than 1) will be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, Class A-3 notes and Class A-4 notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-1 notes. Accordingly, the Class A-3 and Class A-4 notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-1 notes and the Class A-2 notes. The Class A-4 notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.	Information regarding credit scores for the lessees obtained at the time of origination of the related lease is presented in “The Leases — Characteristics of the Leases — General” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any lessee’s current credit score or the actual performance of any lease or that a particular credit score should be relied upon as a basis for an expectation that a lease will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” and “— Residual Value Loss Experience” was affected by several variables, including general economic conditions and market residual values, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Nissan Motor Acceptance Corporation’s managed portfolio of leases will reflect actual experience with respect to the leases allocated to the SUBI. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the leases will be better or worse than that set forth in this prospectus supplement with respect to Nissan Motor Acceptance Corporation’s managed portfolio.

The continuing effects of the economic downturn and other economic factors may adversely affect the performance of the leases, which could result in losses on the notes.	The United States has experienced a period of economic slowdown and a recession, and the continuing effects of this downturn, including economic uncertainty, a slow pace of recovery or a renewed downturn, may adversely affect the performance of the leases. Continued high unemployment, decreased home values and lack of availability of credit may lead to increased delinquency and default rates by lessees, as well as decreased consumer demand for cars and trucks and reduced used vehicle prices, which could increase the amount of a loss if the lease defaults. This period may be accompanied by decreased consumer demand for vehicles, increased turn-in rates and declining market values of off-lease vehicles, which further increases the amount of a loss if a lease default occurs. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales. Delinquencies and losses on car and truck leases generally have increased during the economic downturn and may continue to increase.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to lease vehicles as well as reduce the demand for vehicles, thereby reducing the residual value of leased vehicles. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Decreased consumer demand could cause obligors to potentially become delinquent in making payments or default if they are unable to make payments on the leases. The trust’s ability to make payments on the notes could be adversely affected if the related obligors are unable to make timely payments or if the residual values of leased vehicles decline.

While certain economic factors have improved recently, other factors, such as unemployment, have not yet improved. If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the leases could continue to increase, which could result in losses on the notes.

See Prepayments, Delinquencies, Repossessions and Net Losses – Delinquency, Repossession, and Credit Loss Information and “Static Pool Information” in this prospectus supplement for delinquency and loss information regarding certain leases and leased vehicles originated and serviced by Nissan Motor Acceptance Corporation.

Natural or man-made disasters may adversely affect the performance of the leases.	Extreme weather conditions or natural or man-made disasters and their immediate consequences could cause substantial business disruptions, economic losses, unemployment and an economic downturn. If any of those events occurred, the related lessees’ ability or willingness to make payments on the leases, the value of used vehicles or the servicer’s ability to administer the leases could be adversely affected and accordingly the issuing entity’s ability to make payments on the notes could be adversely affected.

The geographic concentration of the leases could negatively affect the pool assets.	As of the statistical cutoff date, Nissan Motor Acceptance Corporation’s records indicate that the billing addresses of the lessees in the statistical pool were most highly concentrated in the following states:

State	Percentage of Aggregate Securitization Value
New Jersey	10.87%
Florida	10.49%
New York	10.43%
California	8.65%
Pennsylvania	6.96%
Ohio	6.36%

No other state, based on the billing addresses of the lessees, accounted for more than 5.00% of the aggregate securitization value of the leases as of the statistical cutoff date. Economic conditions, extreme weather conditions, natural or man-made disasters or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

This prospectus supplement provides information regarding the characteristics of the leases and the related leased vehicles in the statistical pool as of the statistical cutoff date that may differ from the characteristics of the leases and the related leased vehicles allocated to the SUBI on the closing date as of the cutoff date.	This prospectus supplement describes the characteristics of the leases and related leased vehicles in the statistical pool as of the statistical cutoff date. The leases and related leased vehicles allocated to the SUBI on the closing date may have characteristics that differ somewhat from the characteristics of the leases and related leased vehicles in the statistical pool described in this prospectus supplement. We do not expect the characteristics (as of the cutoff date) of the leases and related leased vehicles allocated to the SUBI on the closing date to differ materially from the characteristics (as of the statistical cutoff date) of the leases and related leased vehicles in the statistical pool described in this prospectus supplement, and each lease and related leased vehicle to be allocated to the SUBI on the closing date must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the leases and related leased vehicles allocated to the SUBI on the closing date will be identical to the characteristics of the leases and related leased vehicles in the statistical pool disclosed in this prospectus supplement.

The concentration of leased vehicles to particular models could negatively affect the pool assets.	The Rogue, Altima, Murano and Sentra models represent approximately 16.93%, 16.32%, 13.35% and 13.27%, respectively, of the aggregate securitization value of the leases allocated to the statistical pool as of the statistical cutoff date. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding securitization value of the leases and leased vehicles has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other market factors.	Historical residual value loss experience on leased vehicles is partially attributable to new car pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles. In addition, the pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new vehicle models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Nissan North America, Inc. with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. The reduced demand for used vehicles resulting from discount pricing incentives, other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors or other market factors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles. As a result, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes could adversely affect the market value of your notes and/or limit your ability to resell your notes.	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the hired NRSROs’ assessment of the creditworthiness of the leases, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the leases and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the leases, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two NRSROs and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the notes, a hired NRSRO could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential hired NRSRO conflict of interest and regulatory scrutiny.	We note that it may be perceived that the hired NRSROs have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the hired NRSROs for their rating services.

Furthermore, the hired NRSROs have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Lack of liquidity in the secondary market and financial market disruptions may adversely affect your notes.	There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. Recent events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government programs to assist financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for asset-backed securities. There can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market. Illiquidity can have a severely adverse effect on the market value of the securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. See “Risk Factors – You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in this prospectus supplement.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the offered notes by offering to buy the offered notes from investors that wish to sell. However, the underwriters are not obligated to make offers to buy the offered notes and they may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so and you may not be able to obtain the price that you wish to receive.

Risks associated with legal proceedings relating to leases.	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Nissan Motor Acceptance Corporation, as servicer, will make representations and warranties relating to the leases’ compliance with law and the issuing entity’s ability to enforce the lease contracts. If there is a breach of any of these representations or warranties, the issuing entity’s sole remedy will be to require Nissan Motor Acceptance Corporation to repurchase the affected leases. Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. However, if Nissan Motor Acceptance Corporation failed to repurchase such affected Leases in the event of a breach of any of the representations or warranties or if the issuing entity were held liable in any lawsuit by a lessee, you may experience delays in payments or principal losses on your notes.

Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	$70,000,000 of the Class A-4 notes will be retained by the depositor or conveyed to affiliates of the depositor, and some or all of one or more other classes of notes may be retained by the depositor or conveyed to certain specified affiliates of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. A number of these implementing regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

	•	created a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States;

	•	created a new framework for the regulation of over-the-counter derivatives activities;

	•	expanded the regulatory oversight of securities and capital markets activities by the SEC; and

	•	created the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. The CFPB recently issued a final rule expanding its authority to larger participants in the automobile financing market. The final rule became effective on August 31, 2015. Under the definitions included in the final rule, Nissan Motor Acceptance Corporation is considered a larger participant and certain automobile leases would be considered “financial products or services” subject to oversight by the CFPB. Consequently, Nissan Motor Acceptance Corporation is subject to the supervisory and examination authority of the CFPB. See “Additional Legal Aspects of the Leases

and the Leased Vehicles — Consumer Financial Protection Bureau” in the accompanying prospectus.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, implementing regulations require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as Nissan Motor Acceptance Corporation. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. A number of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for several years or longer. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the leases, and on the regulation and supervision of the servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” or their “covered subsidiaries” would not apply to Nissan Motor Acceptance Corporation or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the Indenture Trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the leases as further described under “Additional Legal Aspects of the SUBI and the Titling Trust — Dodd-Frank Orderly Liquidation Framework — FDIC’s Repudiation Power under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Additional Legal Aspects of the SUBI and the Titling Trust — Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.	The leases allocated to the SUBI on the closing date will provide for level monthly payments, while the floating rate notes, if any, will bear interest at a floating rate based on LIBOR plus an applicable spread. Even if the issuing entity issues floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If a floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes, if any, out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all securities, not just the holders of any floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all securities

Risks associated with unknown allocation of Class A-2 notes.	The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes will be determined on the day of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the principal balance of any of the floating rate Class A-2b notes is increased, there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes. See “Risk Factors – The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise” in this prospectus supplement.

You may experience reduced returns and delays on your notes resulting from a vehicle recall.	Lessees that lease motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, their lease payments. Vehicle recalls may also result in increased turn-ins. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles or turn-ins may be sold or delay the timing of those sales in the used car market. If the default rate on the leases allocated to the SUBI on the closing date increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the units allocated to the SUBI on the closing date, you may experience delays in payments or principal losses on your notes. See also “Risk Factors — Increased turn-in rates may increase losses” in the accompanying prospectus.

OVERVIEW OF THE TRANSACTION

Please refer to page S-3 for a diagram providing an overview of the transaction described in this Prospectus Supplement and the accompanying Prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” in this Prospectus Supplement beginning on page S-81.

All of the motor vehicle dealers in the Nissan Motor Acceptance Corporation (“NMAC”) network of dealers (“Dealers”) have entered into agreements with NMAC or Infiniti Financial Services (“IFS”), which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”). The Titling Trust was created in July 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The Titling Trust issued to NILT Trust (the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”) representing the entire beneficial interest in the unallocated assets of the Titling Trust. See “The Titling Trust — Property of the Titling Trust” in the accompanying Prospectus. The UTI Beneficiary will instruct the trustee of the Titling Trust:

•	to establish a special unit of beneficial interest in the Titling Trust (the “SUBI”); and

•	to allocate to the SUBI a separate portfolio of leases (the “Leases”), the related vehicles leased under the Leases (the “Leased Vehicles”), the cash proceeds associated with such Leases, the security deposits made by the lessees, the certificates of title relating to the Leased Vehicles and the right to receive payments under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees.

The SUBI will represent the entire beneficial interest in the Leases, Leased Vehicles and other assets associated with such Leases and Leased Vehicles referenced above (collectively, the “SUBI Assets”). Upon the creation of the SUBI, the portfolio of Leases and Leased Vehicles will no longer constitute assets of the Titling Trust represented by the UTI, and the interest in the Titling Trust assets represented by the UTI will be reduced accordingly. The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. The SUBI will not represent a beneficial interest in any Titling Trust assets other than the related SUBI Assets. Payments made on or in respect of any Titling Trust assets other than the SUBI Assets will not be available to make payments on the Notes or the Certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest similar to the SUBI (each, an “Other SUBI”) to be created out of the UTI. The Issuing Entity (and, accordingly, the Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Titling Trust evidenced by the UTI or any Other SUBI. See “The Titling Trust” and “The SUBI” in the accompanying Prospectus.

On the date of initial issuance of the Notes and the Certificates (the “Closing Date”), the Titling Trust will issue a certificate evidencing the SUBI (the “2015-B SUBI Certificate”) to or upon the order of the UTI Beneficiary. The UTI Beneficiary will then sell, transfer and assign its interests in the SUBI represented by the 2015-B SUBI Certificate to Nissan Auto Leasing LLC II (the “Depositor”). The Depositor will in turn sell, transfer and assign the 2015-B SUBI Certificate to Nissan Auto Lease Trust 2015-B, a Delaware statutory trust (the “Issuing Entity”). The Issuing Entity will issue notes (the “Notes”) in an aggregate principal amount of $820,000,000 (the “Initial Note Balance”) and one class of asset backed certificates (the “Certificates”) in the aggregate amount of at least $156,190,476.20 (the “Initial Certificate Balance”) to the Depositor in consideration for the 2015-B SUBI Certificate and will pledge the 2015-B SUBI Certificate to the indenture trustee as security therefor. The holders of the Notes are referred to in this Prospectus Supplement as the “Noteholders,” and the holders of the Certificates are referred to herein as the “Certificateholders.” The Notes and the Certificates are collectively referred to in this Prospectus Supplement as the “Securities,” and the holders of the Securities are referred to as “Securityholders.” Each Note will represent an obligation of, and each Certificate will represent a fractional beneficial interest in, the Issuing Entity. Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described in this Prospectus Supplement.

The Notes, other than the Notes, if any, retained by the Depositor or conveyed to affiliates of the Depositor (the “Retained Notes,” which will be issued as Definitive Notes), are the only securities being offered hereby. The Depositor initially will retain all of the Certificates.

The sponsor expects that the Notes will receive credit ratings from two hired NRSROs (each, a “Hired NRSRO”). See “Ratings of the Notes” in this Prospectus Supplement for further information concerning the ratings assigned to the Notes, including the limitations of such ratings.

THE ISSUING ENTITY

Formation

The Issuing Entity was formed as a statutory trust under the laws of Delaware solely for the purposes of the transactions described in this Prospectus Supplement and the accompanying Prospectus. The Issuing Entity will be governed by an amended and restated trust agreement, to be dated as of the Closing Date (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).

The Issuing Entity will issue the Notes pursuant to an indenture, to be dated as of the Closing Date (the “Indenture”), between the Issuing Entity and U.S. Bank National Association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee” and, together with the Owner Trustee, the “Trustees”), and will issue the Certificates pursuant to the Trust Agreement.

The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:

•	issuing the Securities,

•	acquiring the 2015-B SUBI Certificate and the other property of the Issuing Entity with the net proceeds from the sale of the Notes and certain capital contributions,

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee,

•	making payments on the Notes and the Certificates,

•	entering into and performing its obligations under the Basic Documents (as defined herein) to which it is a party,

•	engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities, and

•	subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the property of the Issuing Entity (the “Issuing Entity’s Estate”) and the making of distributions to the holders of the Notes and the Certificates.

The term “Basic Documents” refers to the Indenture, together with the SUBI Trust Agreement, the Servicing Agreement, the Trust Agreement, the Trust Administration Agreement (as defined under “Description of the Trust Administration Agreement” in the accompanying Prospectus), the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the 2015-B SUBI Certificate, and the Agreement of Definitions dated as of the Closing Date among the Titling Trust, NMAC, the Depositor, the Issuing Entity, the UTI Beneficiary, NILT, Inc., the Owner Trustee and the Indenture Trustee (the “Agreement of Definitions”).

On the Closing Date, NMAC will make a capital contribution to the Depositor to pay for a portion of the cost of the Depositor’s acquisition of the 2015-B SUBI Certificate from the UTI Beneficiary.

The Issuing Entity may not engage in any additional activities other than in connection with the foregoing purposes or other than as required or authorized by the terms of the Basic Documents.

Securities owned by the Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all benefits afforded to the Securities except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents unless all outstanding Securities are owned by the Issuing Entity, the Depositor, the Servicer or their respective affiliates.

The Issuing Entity’s principal office will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under “The Owner Trustee, the Indenture Trustee and the Titling Trustee.” The fiscal year of the Issuing Entity begins on April 1 of each year. The Depositor, on behalf of the Issuing Entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the Issuing Entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information” in the accompanying Prospectus.

Capitalization of the Issuing Entity

On the Closing Date, the Issuing Entity will initially be capitalized with $820,000,000 aggregate principal amount of Notes and with at least $156,190,476.20 aggregate balance of Certificates. In exchange for the 2015-B SUBI Certificate, the Issuing Entity will transfer the Notes and Certificates to the Depositor, who will then sell the Notes (other than the Retained Notes) to the Noteholders. The Depositor initially will retain all of the Certificates, which represent all of the beneficial interests in the Issuing Entity. The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Securities had taken place on that date:

		Amount
Class A-1 Notes		$111,000,000.00
Class A-2a Notes	}	$346,000,000.00
Class A-2b Notes
Class A-3 Notes		$230,000,000.00
Class A-4 Notes(1)		$133,000,000.00
Certificates(2)		$156,190,476.20

Subtotal		$976,190,476.20
Reserve Account(2)		$4,880,952.38

Total		$981,071,428.58

(1)	$70,000,000 of the Class A-4 Notes are not being offered hereby.
(2)	At least.

Property of the Issuing Entity

On the Closing Date, the Depositor will transfer the 2015-B SUBI Certificate to the Issuing Entity pursuant to the SUBI Certificate Transfer Agreement. The Issuing Entity will then pledge its interest in the 2015-B SUBI Certificate to the Indenture Trustee under the Indenture. See “The SUBI — Underwriting and Transfers of the SUBI Certificate” in this Prospectus Supplement.

After giving effect to the transactions described in this Prospectus Supplement, the property of the Issuing Entity’s Estate will include:

•	the 2015-B SUBI Certificate, evidencing a 100% beneficial interest in the SUBI Assets, including the lease payments and right to payments received thereunder from the sale or other disposition of the Leased Vehicles after October 31, 2015 (the “Cutoff Date”), the SUBI Collection Account and the rights of the Issuing Entity to funds on deposit from time to time in the SUBI Collection Account and investment earnings, net of losses and investment expenses, on those amounts,

•	the Reserve Account and the rights of the Issuing Entity to funds on deposit from time to time in the Reserve Account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•	the Note Distribution Account, the rights of the Issuing Entity to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture,

•	the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity, as transferee, under the Trust SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement,

•	all proceeds and other property from and relating to the foregoing; provided that actual sales proceeds will not constitute part of the Issuing Entity’s Estate (as described under “Nissan Motor Acceptance Corporation — Like Kind Exchange” in the accompanying Prospectus).

The Issuing Entity will pledge the Issuing Entity’s Estate to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

Holders of the Notes and Certificates will be dependent on payments made on the Leases and proceeds received in connection with the sale or other disposition of the related Leased Vehicles for payments on the Notes and Certificates. Because the SUBI will represent a beneficial interest in the related SUBI Assets, the Issuing Entity will not have a direct ownership interest in the Leases or a direct ownership interest or perfected security interest in the Leased Vehicles — which will be titled in the name of the Titling Trust or the titling trustee on behalf of the Titling Trust. It is therefore possible that a claim or lien in respect of the Leased Vehicles or the Titling Trust could limit the amounts payable in respect of the 2015-B SUBI Certificate to less than the amounts received from the lessees of the Leased Vehicles or received from the sale or other disposition of the Leased Vehicles. To the extent that a claim or lien were to delay the disposition of the Leased Vehicles or reduce the amount paid to the holder of the 2015-B SUBI Certificate in respect of its beneficial interest in the SUBI Assets, you could experience delays in payment or losses on your investment. See “Risk Factors — A depositor or servicer bankruptcy could delay or limit payments to you,” “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “The SUBI,” “Additional Legal Aspects of the Titling Trust and the SUBI — The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Security Interests” in the accompanying Prospectus.

THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE TITLING TRUSTEE

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) —also referred to herein as “issuing entity owner trustee” or the “owner trustee”—is a national banking association with trust powers incorporated in 1995. The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile leases.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The fees and expenses of the Owner Trustee will be paid by the Administrative Agent under the Trust Agreement or by the Issuing Entity from the SUBI Collection Account solely to the extent described in “Distributions on the Notes – Indenture Defaults” and “Distributions on the Notes – Deposits to the Distribution Accounts; Priority of Payments” in this Prospectus Supplement.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” and “Description of the Trust Administration Agreement” in the accompanying Prospectus.

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, registrar and paying agent under the Indenture. U.S. Bancorp, with total assets exceeding $419 billion as of June 30, 2015, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

The Indenture Trustee has one of the largest corporate trust businesses in the country with offices in 51 Domestic and 2 International cities. The Indenture will be administered from the Indenture Trustee’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2015, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $3.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2015, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 72 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $33,583,700,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

There can be no assurance as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The Indenture Trustee may resign at any time and the Issuing Entity shall remove the Indenture Trustee if it ceases to be eligible to continue in its capacity under the Indenture. In each of those circumstances, the Issuing Entity will be obligated to appoint a successor thereto.

For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.

NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Administrative Agent under the Indenture or by the Issuing Entity from the SUBI Collection Account solely to the extent described in “Description of the Notes – Indenture Defaults” and “Distributions on the Notes – Deposits to the Distribution Accounts; Priority of Payments” in this Prospectus Supplement.

NILT, Inc. acts as titling trustee of Nissan-Infiniti LT under the titling trust agreement. NILT, Inc. is a Delaware corporation and a wholly-owned subsidiary of U.S. Bank National Association, which is a wholly-owned subsidiary of U.S. Bancorp. U.S. Bank has provided origination trustee services for auto lease-backed securities since 1993. It has one of the largest origination trustee businesses in the country. As of June 30, 2015, U.S. Bank, or a subsidiary thereof, was providing origination trustee services for over 20 issuers of auto lease-backed securities. The titling trust will be administered from U.S. Bank’s trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes — proceeds from the sale of the Notes minus the underwriting discount in the amount of $        , payable to the underwriters — to acquire the 2015-B SUBI Certificate from NILT Trust. No expenses incurred in connection with the selection and acquisition of the pool assets will be payable from the proceeds from the sale of the Notes.

THE SUBI

General

The SUBI will be issued by the Titling Trust under a 2015-B SUBI supplement (the “SUBI Supplement”) to the Titling Trust Agreement dated as of August 26, 1998 (the “Titling Trust Agreement,” and together with the SUBI Supplement, the “SUBI Trust Agreement”), among the UTI Beneficiary, NMAC as servicer (the “Servicer”), NILT, Inc. as trustee (the “Titling Trustee”), Wilmington Trust Company, as Delaware trustee, and U.S. Bank National Association, as trust agent (in that capacity, the “Trust Agent”). To provide for the servicing of the SUBI Assets, the Titling Trust, the Servicer and the UTI Beneficiary will enter into a supplement (the “Servicing Supplement”) to the Basic Servicing Agreement dated as of March 1, 1999 (the “Basic Servicing Agreement,” and together with the Servicing Supplement, the “Servicing Agreement”).

The SUBI will represent an indirect beneficial interest, rather than a direct legal interest, in the Leases and the Leased Vehicles allocated to that SUBI, all proceeds of or payments on or in respect of the Leases or Leased Vehicles received or due after the close of business on the Cutoff Date, and all other related SUBI Assets, including:

•	amounts in the SUBI Collection Account received in respect of the Leases or the sale of the Leased Vehicles,

•	certain monies due under or payable in respect of the Leases and the Leased Vehicles after the Cutoff Date, including the right to receive payments made under insurance policies relating to the Leases, the Leased Vehicles or the related lessees, and

•	all proceeds of the foregoing.

The SUBI will not represent a beneficial interest in any Titling Trust assets other than the related SUBI Assets. None of the Issuing Entity, the Noteholders and the Certificateholder, in such capacity, will have an interest in the UTI, any Other SUBI or any assets of the Titling Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Titling Trust assets not represented by the SUBI will not be available to make payments on the Notes or the Certificates.

On the Closing Date, the Titling Trust will issue the 2015-B SUBI Certificate evidencing the SUBI to or upon the order of NILT Trust, as UTI Beneficiary. For more information regarding the Titling Trust, the UTI Beneficiary and the Titling Trustee, you should refer to “The Titling Trust” in the accompanying Prospectus.

Underwriting and Transfers of the SUBI Certificate

Upon issuance by the Titling Trust, the 2015-B SUBI Certificate will be transferred by the UTI Beneficiary to the Depositor and then transferred by the Depositor to the Issuing Entity. Such transfers will be made by the UTI Beneficiary and the Depositor in their capacities as the underwriters of the 2015-B SUBI Certificate.

Transfer of the 2015-B SUBI Certificate by the UTI Beneficiary to the Depositor will be made pursuant to a transfer agreement, to be dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat the conveyance of the 2015-B SUBI Certificate to the Depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the transfer of the 2015-B SUBI Certificate to the Depositor, the Depositor will:

•	sell, transfer and assign to the Issuing Entity, without recourse, all of its right, title and interest in and to the 2015-B SUBI Certificate under a transfer agreement, to be dated as of the Closing Date (the “Trust SUBI Certificate Transfer Agreement”) and

•	deliver the 2015-B SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and the Certificates.

Immediately following the transfer of the 2015-B SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the Issuing Entity’s Estate, which includes the 2015-B SUBI Certificate, to the Indenture Trustee as security for the Notes.

THE LEASES

General

The Leases allocated to the statistical pool consist of 60,812 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles. Each Lease was originated by a Dealer in the ordinary course of such Dealer’s business and assigned to the Titling Trust in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in the accompanying Prospectus. For more information regarding NMAC’s leasing business, you should refer to “Nissan Motor Acceptance Corporation – Loan and Lease Underwriting Procedures” in the accompanying Prospectus. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Leases or the Leased Vehicles for inclusion in the SUBI Assets; however, it is nonetheless possible that the delinquencies or losses on the Leases could exceed those on other leases included in NMAC’s portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC. Approximately 55.06% of the Leases in the statistical pool described in this Prospectus Supplement (by aggregate Securitization Value as of September 30, 2015, which we refer to as the “Statistical Cutoff Date”) were originated as electronic contracts. See “The Leases” in the accompanying Prospectus for more information.

Each Lease is a closed-end lease. Over the term of the Lease (the “Lease Term”), the lessee is required to make level monthly payments intended to cover the cost of financing the related Leased Vehicle, scheduled depreciation of the Leased Vehicle and certain sales, use or lease taxes. From each payment billed with respect to a Leased Vehicle, the amounts that represent the financing cost and depreciation of the Leased Vehicle (including any capitalized amounts, such as insurance and warranty premiums) (the “Monthly Payment”) will be available to the Issuing Entity to make payments in respect of the Notes and the Certificates.

A Lease may terminate (a) at the scheduled end of the Lease Term (the “Lease Maturity Date”), or (b) prior to the related Lease Maturity Date (an “Early Lease Termination”). An Early Lease Termination may occur if (i) the related lessee defaults under the Lease (a “Credit Termination”), (ii) a lessee who is not in default elects to terminate the lease prior to the Lease Maturity Date (a “Lessee Initiated Early Termination”), or (iii) the related Leased Vehicle has been lost, stolen or damaged beyond economic repair (a “Casualty Termination”). In connection with certain types of Early Lease Terminations, the lessee will be required to pay early termination charges and fees described under “The Leases — Early Termination” in the accompanying Prospectus. For more information regarding scheduled and early termination of the Leases, you should refer to “The Leases — General,” “— Early Termination” in the accompanying Prospectus.

The information concerning the Leases and the related Leased Vehicles presented throughout this Prospectus Supplement is based on the Leases and the related Leased Vehicles in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date. The statistical pool consists of a portion of the Leases and the related Leased Vehicles owned by the Titling Trust that met the criteria below as of the Statistical Cutoff Date. The Leases and the related Leased Vehicles allocated to the SUBI on the Closing Date will be the same Leases and Leased Vehicles included in the statistical pool.

Characteristics of the Leases

The portfolio information presented in this Prospectus Supplement is stated as of the Statistical Cutoff Date and is calculated based on the Securitization Value of the Leases and the related Leased Vehicles in the statistical pool. As of the Statistical Cutoff Date, the Leases and related Leased Vehicles in the statistical pool had an aggregate Securitization Value of approximately $1,233,545,250.57. On the Closing Date, the Leases and related Leased Vehicles allocated to the SUBI will have an aggregate Securitization Value, as of the Cutoff Date, of not less than $976,190,476.20. For more information regarding how the Securitization Value for each Lease is calculated, you should refer to “— Calculation of the Securitization Value” below.

General

The Leases were selected from a pool of eligible leases that all met several criteria. The criteria for the Leases include, among others, that, as of the Cutoff Date, each Lease:

•	relates to a Nissan or an Infiniti automobile, light duty truck, minivan or sport utility vehicle, of a model year of 2011 or later,

•	is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan or Infiniti motor vehicle,

•	is a U.S. dollar-denominated obligation,

•	has a remaining term to maturity, as of the Cutoff Date, of not less than 12 months and not greater than 59 months,

•	had an original term of not less than 24 months and not greater than 60 months;

•	provides for level payments (exclusive of taxes) that fully amortize the Adjusted Capitalized Cost of the Contract Residual at a rate implicit in the Lease (the “Lease Rate”) and corresponding to the disclosed rent charge and, in the event of a Lessee Initiated Early Termination, provides for payment of an Early Termination Charge,

•	the related lessee of which is a person located in any state within the United States or the District of Columbia and is not (a) NMAC or any of its affiliates, or (b) the United States of America or any state or local government or any agency or potential subdivision thereof,

•	together with the related Leased Vehicle, has a Securitization Value, as of the Cutoff Date, of no greater than $148,319.47.

•	was originated in the United States on or after October 8, 2011, by a Dealer (a) for a lessee with a United States address, (b) in the ordinary course of such Dealer’s business, (c) in compliance with NMAC’s customary credit and collection policies and practices, and (d) pursuant to a Dealer agreement that provides for recourse to the Dealer in the event of certain defects in the Lease, but not for default by the lessee,

•	is owned, and the related Leased Vehicle is owned by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens that arise by operation of law), other than any lien upon a certificate of title of any Leased Vehicles deemed necessary and useful by the Servicer solely to provide for delivery of title documentation to the Titling Trustee,

•	was originated in compliance with, and complies in all material respect with, all applicable federal and state laws, including, to the extent applicable, truth in lending, equal credit opportunity and applicable disclosure laws, the Federal Consumer Credit Protection Act, Regulation M of the Consumer Financial Protection Bureau, all state leasing and consumer protection laws and all state and federal usury laws,

•	as of the Cutoff Date, (a) is the valid, legal, and binding full-recourse payment obligation of the related lessee, enforceable against such lessee in accordance with its terms, as amended, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of credits’ rights in general or general principles of equity, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) is a lease as to which no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing, (d) is a lease as to which no default (other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date), breach or violation shall have occurred and no continuing condition that, with notice or lapse of time or both, would constitute a default, breach or violation, and (e) is a lease as to which none of the foregoing shall have been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement),

•	is a Lease for which the related documentation is located in the United States,

•	constitutes either “tangible chattel paper” or “electronic chattel paper” as defined in the Uniform Commercial Code,

•	the Servicer has determined at the time of origination that the lessee has agreed to obtain and maintain physical damage insurance covering the related Leased Vehicle as required under the Lease, and

•	is not more than 29 days past due as of the Cutoff Date.

The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the value of the vehicle agreed upon between the Dealer and the lessee, plus (b) the cost of any items that the lessee pays over the Lease Term, such as taxes, fees, service contracts and insurance, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee.

“Contingent and Excess Liability Insurance” means the insurance maintained by NMAC for the benefit of among others, NMAC, the Titling Trustee, on behalf of the Titling Trust, the UTI Beneficiary, the Depositor and the Issuing Entity, against third party claims that may be raised against the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, with respect to any leased vehicle owned by the Titling Trust. For more information regarding the Contingent and Excess Liability Insurance, you should refer to “Nissan Motor Acceptance Corporation — Insurance on the Leased Vehicles” in the accompanying Prospectus.

An “Early Termination Charge” means, with respect to any Lease that is terminated prior to its Lease Maturity Date, an amount equal to the lesser of (a) the present value (discounted at the implicit rate of such Lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted Lease balance over the related Leased Vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Trust, and the Lessee).

Pool Underwriting

As described in “Nissan Motor Acceptance Corporation — Loan and Lease Underwriting Procedures” in the accompanying Prospectus, under NMAC’s origination process, credit applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not automatically approved or rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority. 31,337 leases, having an aggregate Securitization Value of $636,134,975.30 (approximately 51.57% of the Securitization Value as of the Statistical Cutoff Date) were automatically approved by NMAC’s auto-decisioning system, while 29,475 leases, having an aggregate Securitization Value of $597,410,275.27 (approximately 48.43% of the aggregate Securitization Value as of the Statistical Cutoff Date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described in the accompanying Prospectus, NMAC does not consider any of the Leases in the statistical pool to constitute exceptions to NMAC’s written underwriting guidelines.

Credit Scores

As of the Statistical Cutoff Date, the weighted average FICO® score1 of the lessees is approximately 748.

NMAC/IFS, like most of the industry, utilizes a generic score developed by Fair, Isaac and Company. This FICO® score is sold through the three major credit reporting agencies, each using a different trade name for the product. NMAC purchases the automobile specific version of FICO®. This score is one of several factors used by NMAC in its application processing system to assess the credit risk associated with each applicant. See “Nissan Motor Acceptance Corporation — Loan and Lease Underwriting Procedures” in the accompanying Prospectus. FICO® scores are based solely on independent third party information from the credit reporting agency. The accuracy of independent third party information provided to the credit reporting agency cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Leases. See “Risk Factors — Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases” in this Prospectus Supplement. The table below illustrates the distribution of the Leases in the statistical pool described in the Prospectus Supplement as of the Statistical Cutoff Date by FICO® score.

[1]	FICO® is a federally registered trademark of Fair Isaac Corporation.

FICO® Score Range	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)
600	46	0.08%	$906,557.40	0.07%
601 to 650	5,298	8.71	107,375,116.16	8.70
651 to 700	12,308	20.24	246,185,012.77	19.96
701 to 750	14,456	23.77	287,611,453.19	23.32
751 to 800	11,913	19.59	241,240,110.79	19.56
801 to 850	12,362	20.33	252,388,558.64	20.46
851 to 900	4,429	7.28	97,838,441.62	7.93

Total:	60,812	100.00%	$1,233,545,250.57	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Balances and percentages may not add to total due to rounding.

The Leases in the statistical pool described in this Prospectus Supplement in the aggregate possess the following characteristics as of the Statistical Cutoff Date:

	Average	Minimum	Maximum
Securitization Value	$20,284.57	$7,661.91	$148,319.47
Base Residual	$14,053.50	$5,328.00	$62,680.80
Seasoning (Months)(1)(2)	12	1	48
Remaining Term (Months)(1)	26	12	59
Original Term (Months)(1)	37	24	60
Discounted Base Residual as a % of Securitization Value	59.58%
Base Residual as a % of MSRP	47.15%
Percentage of Securitization Value Financed through Nissan or Infiniti Dealers	Nissan 86.05%
	Infiniti 13.95%

(1)	Weighted average by Securitization Value as of the Statistical Cutoff Date.
(2)	Seasoning is the number of months elapsed since origination of a Lease.

For more information regarding the methodology used to determine the Base Residual, you should refer to “— Calculation of the Securitization Value” below.

We have not provided delinquency, repossession and loss data on the Leases, because none of the Leases in the statistical pool described in this Prospectus Supplement, as of the Statistical Cutoff Date, was more than 29 days delinquent. See “— Characteristics of the Leases — General” above.

Representations, Warranties and Covenants

In the Servicing Agreement, NMAC will make representations and warranties with respect to each Lease and related Leased Vehicle as described under “— Characteristics of the Leases — General” in this Prospectus Supplement.

The Servicing Agreement will also provide that if the Titling Trustee, NMAC, the Owner Trustee, the Indenture Trustee or the Depositor discovers a breach of any representation or warranty referred to in the first paragraph under “— Characteristics of the Leases — General” above, that materially and adversely affects the Securityholders’ interest in the related Lease or Leased Vehicle, which breach is not cured in all material respects prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, the end of the first Collection Period following discovery) after the date that the Servicer discovers such breach (whether pursuant to such notice or otherwise), the Lease and related Leased Vehicle (and any other related SUBI Assets) will be reallocated to the UTI or transferred to the Servicer on the Business Day immediately preceding the Payment Date (each a “Deposit Date”) related to such Collection Period. In connection with this reallocation, the Servicer will be required to deposit (or cause to be deposited) into the SUBI Collection Account the Repurchase Payment on the

Deposit Date following the end of the Collection Period. Any such breach will be deemed not to materially and adversely affect the Securityholders’ interest in that Lease and the Leased Vehicles if it does not affect the ability of the Issuing Entity to receive and retain timely payments in full on such Lease and receive and retain the proceeds of such Leased Vehicle.

The “Repurchase Payment” with respect of any Lease and the related Leased Vehicle required to be purchased by the Servicer pursuant to the Servicing Agreement will mean the Securitization Value of such Lease as of the end of the last Collection Period plus any delinquent monthly payments that have not been paid by the related lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made. For more information regarding the reallocation and related payment obligations of the Servicer, you should refer to “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” and “— Sale and Disposition of Leased Vehicles” in the accompanying Prospectus.

Calculation of the Securitization Value

Under the Servicing Agreement, the Servicer will calculate a “Securitization Value” for each Lease equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its Lease Maturity Date:	the present value, calculated using the Securitization Rate, of the sum of (a) the aggregate Monthly Payments remaining on the Lease, and (b) the Base Residual of the related Leased Vehicle and

as of its Lease Maturity Date:	the Base Residual of the related Leased Vehicle.

The present value calculations will be made using a discount rate of 7.00% (the “Securitization Rate”). The Securitization Rate was selected by the Depositor with input from the underwriters and is determined based on prevailing interest rates at the time of the transaction. The Securitization Rate takes into consideration, among other items, losses and other payments contemplated by the transaction.

The “Base Residual” means the lowest of (i) the ALG Residual (“ALG Residual”) established in October 2015 as a “mark-to-market” value, (ii) the Maximum Residualized MSRP ALG Residual (“MRM Residual”) established in October 2015 as a “mark-to-market” value and (iii) the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease or at the date the lease was terminated by the lessee (the “Contract Residual”). The ALG Residual and the MRM Residual are residual value estimates established by a third-party source, Automotive Lease Guide (“ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. For more information on how residual values of the Leased Vehicles are determined, you should refer to “Nissan Motor Acceptance Corporation — Determination of Residual Values” in this Prospectus Supplement.

Distribution of the Leased Vehicles by Model

The distribution of the Leased Vehicles in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date by Nissan and Infiniti model was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(1)		Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)
Rogue	11,797	19.40%		$208,780,332.61	16.93%
Altima	11,860	19.50		201,342,044.31	16.32
Murano	6,009	9.88		164,671,054.62	13.35
Sentra	11,604	19.08		163,712,811.98	13.27
Maxima	3,419	5.62		91,484,024.29	7.42
Pathfinder	3,530	5.80		83,824,569.60	6.80
Q50	2,277	3.74		67,722,856.27	5.49
QX60	1,656	2.72		57,689,140.77	4.68
Frontier	1,842	3.03		43,114,331.24	3.50
Juke	2,227	3.66		42,257,416.50	3.43
Versa	2,268	3.73		28,156,798.63	2.28
QX80	250	0.41		14,249,420.05	1.16
M37	367	0.60		12,117,582.26	0.98
QX70	237	0.39		8,520,539.09	0.69
370Z	284	0.47		8,188,204.77	0.66
Armada	215	0.35		8,008,593.13	0.65
JX35	210	0.35		6,706,896.26	0.54
Quest	292	0.48		6,634,891.10	0.54
GT-R	60	0.10		5,263,663.21	0.43
Xterra	179	0.29		4,099,296.25	0.33
Q60	116	0.19		3,574,274.28	0.29
Titan	56	0.09		1,618,932.22	0.13
Q70	15	0.02		636,300.54	0.05
QX50	13	0.02		380,528.95	0.03
QX56	6	0.01		289,230.03	0.02
Cube	16	0.03		249,430.93	0.02
M56	3	0.00	(2)	121,003.99	0.01
M35	2	0.00	(2)	70,174.85	0.01
FX37	1	0.00	(2)	37,375.06	0.00	(2)
Crew Cab	1	0.00	(2)	23,532.78	0.00	(2)

Total	60,812	100.00%		$1,233,545,250.57	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Balances and percentages may not add to total due to rounding.
(2)	Less than 0.005% but greater than 0.000%.

Distribution of the Leased Vehicles by Vehicle Type

The distribution of the Leased Vehicles in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date by Nissan and Infiniti vehicle type was as follows:

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)
Car	32,291	53.10%	$582,639,170.31	47.23%
Crossover	25,678	42.23	572,830,596.65	46.44
Truck	1,899	3.12	44,756,796.24	3.63
SUV	652	1.07	26,683,796.27	2.16
Van	292	0.48	6,634,891.10	0.54

Total:	60,812	100.00%	$1,233,545,250.57	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Original Lease Term (Months)

The distribution of the Leases in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date by original lease term was as follows:

Original Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)
24 to 36	44,869	73.78%	$831,595,571.18	67.42%
37 to 42	14,787	24.32	371,433,700.19	30.11
43 to 48	150	0.25	4,664,347.95	0.38
49 to 60	1,006	1.65	25,851,631.25	2.10

Total:	60,812	100.00%	$1,233,545,250.57	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Remaining Lease Term (Months)

The distribution of the Leases in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date by remaining lease term was as follows:

Remaining Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)
12	500	0.82%	$8,830,221.10	0.72%
13 to 18	7,968	13.10	145,815,564.02	11.82
19 to 24	21,469	35.30	402,242,845.50	32.61
25 to 30	18,058	29.69	373,455,719.97	30.27
31 to 36	11,811	19.42	275,723,204.17	22.35
37 to 42	118	0.19	3,262,628.25	0.26
43 to 48	473	0.78	12,767,841.89	1.04
49 to 54	399	0.66	10,912,325.37	0.88
55 to 60	16	0.03	534,900.30	0.04

Total:	60,812	100.00%	$1,233,545,250.57	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

The distribution of the Leases in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date by quarter of maturity was as follows:

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Aggregate Base Residual(1)	Percentage of Aggregate Base Residual(1)
Fourth Quarter 2016	1,861	3.06%	$32,613,679.50	2.64%	$26,255,684.24	3.07%
First Quarter 2017	4,175	6.87	77,380,346.63	6.27	60,850,703.36	7.12
Second Quarter 2017	8,769	14.42	159,862,228.20	12.96	120,821,754.09	14.14
Third Quarter 2017	11,244	18.49	212,684,915.01	17.24	152,638,003.02	17.86
Fourth Quarter 2017	11,678	19.20	240,349,916.76	19.48	165,645,510.91	19.38
First Quarter 2018	8,075	13.28	165,690,386.21	13.43	111,952,262.12	13.10
Second Quarter 2018	8,557	14.07	177,503,283.71	14.39	116,482,243.50	13.63
Third Quarter 2018	5,421	8.91	139,320,852.56	11.29	88,602,435.37	10.37
Fourth Quarter 2018	64	0.11	1,898,634.09	0.15	1,009,863.55	0.12
First Quarter 2019	43	0.07	1,198,851.85	0.10	588,780.55	0.07
Second Quarter 2019	111	0.18	2,711,516.01	0.22	1,187,560.20	0.14
Third Quarter 2019	245	0.40	6,809,410.01	0.55	2,758,579.74	0.32
Fourth Quarter 2019	428	0.70	11,216,184.98	0.91	4,261,832.85	0.50
First Quarter 2020	104	0.17	2,985,136.03	0.24	1,096,889.15	0.13
Second Quarter 2020	32	0.05	1,126,538.55	0.09	407,137.75	0.05
Third Quarter 2020	5	0.01	193,370.47	0.02	62,348.95	0.01

Total	60,812	100.00%	$1,233,545,250.57	100.00%	$854,621,589.35	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Location

The geographic distribution of the Leases in the statistical pool described in this Prospectus Supplement as of the Statistical Cutoff Date was as follows:

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)	Percentage of Aggregate Securitization Value(2)
New Jersey	7,101	11.68%	$134,140,522.11	10.87%
Florida	6,247	10.27	129,364,222.71	10.49
New York	7,381	12.14	128,660,942.83	10.43
California	5,059	8.32	106,702,185.57	8.65
Pennsylvania	4,286	7.05	85,820,080.39	6.96
Ohio	3,912	6.43	78,440,415.06	6.36
Texas	2,339	3.85	58,243,046.87	4.72
Massachusetts	3,001	4.93	57,724,682.19	4.68
Connecticut	2,748	4.52	53,986,038.17	4.38
Illinois	1,972	3.24	44,642,358.55	3.62
Minnesota	1,461	2.40	29,130,738.35	2.36
Michigan	1,281	2.11	26,824,516.91	2.17
Indiana	1,076	1.77	22,504,862.76	1.82
Wisconsin	1,093	1.80	21,236,548.48	1.72
Colorado	830	1.36	17,956,639.79	1.46
North Carolina	777	1.28	17,537,483.92	1.42
New Hampshire	857	1.41	16,303,225.45	1.32
Georgia	627	1.03	14,733,808.08	1.19
Virginia	644	1.06	14,365,336.41	1.16
Arizona	626	1.03	13,439,657.29	1.09
Maryland	519	0.85	12,514,958.43	1.01
Iowa	555	0.91	11,322,686.04	0.92
Missouri	502	0.83	11,073,119.20	0.90
Washington	454	0.75	10,024,278.91	0.81
South Carolina	425	0.70	9,558,566.57	0.77
Tennessee	393	0.65	8,782,473.77	0.71
Nevada	422	0.69	8,672,159.84	0.70
Maine	448	0.74	8,301,441.41	0.67
Utah	370	0.61	7,862,452.22	0.64
Nebraska	375	0.62	7,730,602.00	0.63
Louisiana	304	0.50	7,555,545.10	0.61
Rhode Island	368	0.61	7,288,005.07	0.59
Kentucky	350	0.58	7,223,019.26	0.59
Alabama	212	0.35	5,101,680.44	0.41
Delaware	227	0.37	4,660,224.62	0.38
Hawaii	242	0.40	4,654,210.64	0.38
Oregon	210	0.35	4,325,615.81	0.35
Vermont	215	0.35	3,933,650.58	0.32
Kansas	162	0.27	3,536,400.37	0.29
Oklahoma	96	0.16	2,593,660.24	0.21
West Virginia	112	0.18	2,562,757.37	0.21
North Dakota	90	0.15	2,147,448.27	0.17
Mississippi	89	0.15	2,085,568.16	0.17
South Dakota	80	0.13	1,912,427.03	0.16
Idaho	66	0.11	1,474,884.36	0.12
Montana	59	0.10	1,356,017.06	0.11
New Mexico	50	0.08	1,232,752.39	0.10
District of Columbia	50	0.08	1,172,525.29	0.10
Wyoming	32	0.05	732,421.81	0.06
Arkansas	11	0.02	267,224.36	0.02
Alaska	6	0.01	129,162.06	0.01

Total:	60,812	100.00%	$1,233,545,250.57	100.00%

Based on a Securitization Rate of 7.00%.

(1)	Based on the billing addresses of lessees.
(2)	Balances and percentages may not add to total due to rounding.

As of the Statistical Cutoff Date, no state other than New Jersey, Florida, New York, California, Pennsylvania and Ohio accounted for 5.00% or more of the aggregate Securitization Value of the Leases and related Leased Vehicles. Adverse economic or other conditions in any of these states may have a disproportionate impact on the performance of the Leases and the Leased Vehicles. See “Risk Factors — The geographic concentration of the leases could negatively affect the pool assets” in this Prospectus Supplement.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Leases in the pool of Leases and the related Leased Vehicles and the disclosure regarding those Leases required to be included in this Prospectus Supplement and the accompanying Prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Leases or payments on the notes.

In addition, NMAC also performed a review of the Leases in the pool of Leases and related Leased Vehicles to confirm that those Leases satisfied the criteria set forth under “The Leases – Characteristics of the Leases” in this Prospectus Supplement. The first aspect of that review tested the accuracy of the individual Leases data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the Leases. NMAC ensured that a random sample of 140 files, all of which relate to the Leases in the statistical pool, were selected to confirm certain data points in each file such as money factor, FICO® score, remaining term to maturity and contract residual value conformed to the applicable information on the data tape. Of the approximately 2,800 aggregate data points checked, a discrepancy was noted in a total of one of the data points. The discrepancy related to an immaterial difference between the file and the data tape. The Depositor believes that the discrepancy does not indicate any systemic errors in the Lease data or other errors that could result in the Rule 193 Information not being accurate in all material respects. A second aspect of that review consisted of a comparison of the statistical information contained under “The Leases” to data in, or derived from, the data tape. Statistical information relating to the Leases in the pool was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the Depositor. The Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this Prospectus Supplement and the accompanying Prospectus is accurate in all material respects.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” beginning on page B-1 in this Prospectus Supplement sets forth in graphic format static pool information regarding delinquencies, cumulative losses, servicer advances and prepayments for NMAC’s securitized portfolios of leases, and also sets forth in tabular format, as of the relevant cutoff date, certain characteristics of these leases for the past six years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Weighted Average Life of the Notes” in this Prospectus Supplement and “Risk Factors — Returns on your investment may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in the accompanying Prospectus. No principal payments will be made on the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable) until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full. No principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. However, upon a default under the Indenture (an “Indenture Default”) and the acceleration of the Notes following an Indenture Default, principal payments will be made as follows: first, to the Class A-1 Notes until the Class A-1 Notes have been paid in full, and then to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes and the Class A-4 Notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of Notes, until the outstanding principal balances of those classes of Notes have been paid in full. See “Description of the Notes — Principal” in this Prospectus Supplement.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) on the Leases and the Leased Vehicles, final payment of any class of Notes could occur later or significantly earlier than their respective Final Scheduled Payment Dates set forth in “Description of the Notes — Principal” in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes if final payment on such Notes occurs significantly earlier than such Notes’ respective Final Scheduled Payment Dates. No prediction can be made as to the rate of prepayments on the Leases in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors —Returns on your investment may be reduced by prepayments on the leases, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in the accompanying Prospectus.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the Leases and the related Leased Vehicles on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Leases. It is expected that at the time the redemption option becomes available to the Servicer, only the Certificates will be outstanding.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this Prospectus Supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption (the “100% Prepayment Assumption” or “Prepayment Assumption”) assumes that the original principal balance of the leases will prepay as follows:

(1) In month one, prepayments will occur at 0.31% ABS and increase by 0.04% ABS each month until reaching 1.47% ABS in the 30th month of the life of the lease.

(2) In month 31, prepayments increase to 1.80% ABS and remain at that level until the 36th month of the life of the lease.

(3) In month 37, prepayments decrease to 1.45% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the Leases. We cannot assure you that the Leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	as of the Cutoff Date, 12 months have elapsed since the origination of the Leases,

•	all Monthly Payments are timely received and no Lease is ever delinquent,

•	all Monthly Payments are made and all Base Residual Values are received according to the schedule set forth in Appendix D to this Prospectus Supplement,

•	no Repurchase Payment is made in respect of any Lease,

•	there are no losses in respect of the Leases,

•	payments on the Notes and the Certificates are made on the 15th day of each month, whether or not the day is a Business Day,

•	the servicing fee rate is 1.00% per annum,

•	all prepayments on the Leases are prepayments in full (and the residual values of the related Leased Vehicles are paid in full),

•	the Reserve Account is initially funded with an amount equal to $4,880,952.38,

•	the aggregate Securitization Value as of the Cutoff Date is $976,190,476.20, based on a Securitization Rate of 7.00%,

•	the Closing Date is assumed to be November 12, 2015,

•	the first payment will be made on December 15, 2015,

•	the Class A-1 Notes and Class A-2b Notes, if any, accrue interest on an actual/360 basis and the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes accrue interest on a 30/360 basis, and

•	the Servicer does not exercise its option to purchase the assets of the Issuing Entity on or after the payment date on which the aggregate unpaid principal amount of the Securities is less than or equal to 10% of the aggregate initial principal amount of the Securities.

No representation is made as to what the actual levels of losses and delinquencies on the Leases will be. Because payments on the Leases and the Leased Vehicles will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 25%, 50%, 75%, 100% and 125% of the Prepayment Assumption. As used in the table, “25% Prepayment Assumption” assumes that a lease will prepay at 25% of the Prepayment Assumption, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	87.95%	86.11%	84.17%	82.12%	79.97%
January 2016	75.80%	72.05%	68.10%	63.94%	59.56%
February 2016	63.53%	57.83%	51.82%	45.47%	38.75%
March 2016	51.17%	43.46%	35.31%	26.70%	17.57%
April 2016	38.70%	28.94%	18.60%	7.65%	0.00%
May 2016	26.14%	14.27%	1.69%	0.00%	0.00%
June 2016	13.49%	0.00%	0.00%	0.00%	0.00%
July 2016	0.74%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)	0.39	0.34	0.31	0.28	0.25

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-2 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	98.72%
May 2016	100.00%	100.00%	100.00%	96.25%	91.69%
June 2016	100.00%	99.83%	95.05%	89.97%	84.54%
July 2016	100.00%	95.04%	89.51%	83.60%	77.27%
August 2016	96.12%	90.21%	83.90%	77.14%	69.88%
September 2016	91.97%	85.34%	78.24%	70.60%	62.37%
October 2016	87.80%	80.43%	72.52%	63.99%	54.75%
November 2016	82.05%	73.99%	65.31%	55.91%	45.69%
December 2016	76.07%	67.32%	57.88%	47.61%	36.39%
January 2017	69.56%	60.16%	49.97%	38.85%	26.63%
February 2017	61.26%	51.31%	40.47%	28.60%	15.46%
March 2017	52.84%	42.37%	30.92%	18.31%	4.26%
April 2017	44.29%	33.34%	21.32%	7.99%	0.00%
May 2017	33.08%	21.86%	9.48%	0.00%	0.00%
June 2017	21.87%	10.18%	0.00%	0.00%	0.00%
July 2017	7.09%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.36	1.27	1.17	1.07	0.98

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-3 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	89.51%
May 2017	100.00%	100.00%	100.00%	93.48%	69.93%
June 2017	100.00%	100.00%	95.61%	73.04%	46.13%
July 2017	100.00%	92.98%	72.92%	49.47%	20.44%
August 2017	88.95%	71.41%	51.31%	27.42%	0.00%
September 2017	68.51%	51.30%	31.39%	7.40%	0.00%
October 2017	48.36%	31.71%	12.31%	0.00%	0.00%
November 2017	28.39%	12.56%	0.00%	0.00%	0.00%
December 2017	6.58%	0.00%	0.00%	0.00%	0.00%
January 2018	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.96	1.89	1.81	1.72	1.61

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-4 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	94.78%
September 2017	100.00%	100.00%	100.00%	100.00%	58.74%
October 2017	100.00%	100.00%	100.00%	80.40%	26.11%
November 2017	100.00%	100.00%	89.59%	50.07%	0.00%
December 2017	100.00%	86.72%	57.86%	22.60%	0.00%
January 2018	77.48%	55.47%	29.78%	0.00%	0.00%
February 2018	44.32%	25.22%	0.00%	0.00%	0.00%
March 2018	26.84%	0.00%	0.00%	0.00%	0.00%
April 2018	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	2.30	2.23	2.16	2.05	1.91

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of leases for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations — Prepayment Information” in Appendix B in this Prospectus Supplement.

Delinquency, Repossession and Net Loss Information

Set forth below is information concerning NMAC’s experience in the United States with respect to its entire portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the Titling Trust and leases, if any, that have been sold but are still being serviced by NMAC. The dollar amounts of the leases outstanding is NMAC’s book value. NMAC believes credit losses are an expected cost in the business of extending credit. NMAC’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a lease against the allowance for credit losses upon the related vehicle’s sale date. For losses related to uncollected end of term charges such as charges for excess mileage or excess wear and tear (“Excess Mileage and Excess Wear and Tear Charges”) on early, full and over termination leases, NMAC charges the account balance to the related allowance 120 days after the initial customer billing statement is due. NMAC credits any recoveries from charge-offs related to a lease to the allowance. For more information regarding the Excess Mileage and Excess Wear and Tear Charges and other charges that may be payable by the related lessee upon termination of the Lease, you should refer to “Nissan Motor Acceptance Corporation — Leased Vehicle Maintenance” and “The Leases — Early Termination” in the accompanying Prospectus.

Gains or losses associated with the sale of off-lease inventory are recorded and charged to the corresponding allowance on the vehicle sale date.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the Issuing Entity with respect to the Leases and the Leased Vehicles, will be similar to that set forth below.

We have not provided similar delinquency, repossession and loss data on the Leases, because none of the Leases in the statistical pool described in this Prospectus Supplement, as of the Statistical Cutoff Date, was more than 29 days delinquent in payments. See “The Leases — Characteristics of the Leases — General” in this Prospectus Supplement.

Nissan Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Dollar Amount of Net Receivables Outstanding(3)	$12,229,129	$11,355,030	$11,568,693	$10,814,104	$9,355,369	$8,488,473	$7,421,407
Ending Number of Lease Contracts Outstanding	582,982	537,880	549,473	506,778	435,450	392,823	354,300
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.83%	0.76%	0.62%	0.64%	0.74%	0.60%	0.90%
61-90 Days	0.19%	0.16%	0.14%	0.14%	0.16%	0.11%	0.19%
91 Days or more	0.08%	0.07%	0.05%	0.05%	0.05%	0.03%	0.04%

Total	1.09%	0.98%	0.81%	0.84%	0.95%	0.74%	1.13%

(1)	Includes leases, if any, for Nissan motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

Infiniti Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Dollar Amount of Net Receivables Outstanding(3)	$6,275,264	$6,236,067	$6,100,121	$6,111,095	$5,526,030	$4,443,850	$4,067,707
Ending Number of Lease Contracts Outstanding	170,659	170,889	166,527	167,720	154,733	127,196	122,715
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.70%	0.55%	0.49%	0.52%	0.49%	0.46%	0.74%
61-90 Days	0.13%	0.10%	0.11%	0.11%	0.12%	0.10%	0.16%
91 Days or more	0.05%	0.05%	0.04%	0.05%	0.04%	0.03%	0.05%

Total	0.88%	0.70%	0.64%	0.67%	0.65%	0.58%	0.96%

(1)	Includes leases, if any, for Infiniti motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

NMAC Total Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Dollar Amount of Net Receivables Outstanding(3)	$18,504,393	$17,591,096	$17,668,813	$16,925,199	$14,881,399	$12,932,322	$11,489,113
Ending Number of Lease Contracts Outstanding	753,641	708,769	716,000	674,498	590,183	520,019	477,015
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.80%	0.71%	0.59%	0.61%	0.67%	0.56%	0.86%
61-90 Days	0.18%	0.15%	0.13%	0.13%	0.15%	0.11%	0.18%
91 Days or more	0.07%	0.06%	0.05%	0.05%	0.05%	0.03%	0.05%

Total	1.04%	0.91%	0.77%	0.80%	0.87%	0.71%	1.09%

(1)	Includes leases, if any, for Nissan and Infiniti motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

Nissan Lease Repossession and Credit Loss Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Ending Number of Lease Contracts Outstanding	582,982	537,880	549,473	506,778	435,450	392,823	354,300
Average Number of Lease Contracts Outstanding(3)	564,189	510,291	529,352	472,984	417,145	374,396	348,563
Repossessions:
Number of Repossessions	2,455	2,172	4,509	4,033	3,220	3,371	4,555
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	0.84%	0.81%	0.82%	0.80%	0.74%	0.86%	1.29%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	0.87%	0.85%	0.85%	0.85%	0.77%	0.90%	1.31%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$12,229,129	$11,355,030	$11,568,693	$10,814,104	$9,355,369	$8,488,473	$7,421,407
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$11,821,125	$10,981,793	$11,173,780	$10,113,341	$8,967,395	$8,029,420	$7,194,160
Gross Repossession Losses(5)	$23,589	$18,071	$43,162	$40,176	$20,308	$24,282	$74,098
Repossession Recoveries(5)	$5,514	$5,308	$9,563	$10,405	$11,614	$15,691	$37,005

Net Repossession Losses	$18,075	$12,764	$33,599	$29,772	$8,694	$8,591	$37,093
Average Net Repossession Loss per Liquidated Contract(6)	$7,363	$5,876	$7,452	$7,382	$2,700	$2,549	$8,143
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.31%	0.23%	0.30%	0.29%	0.10%	0.11%	0.52%

(1)	Includes leases, if any, for Nissan motor vehicles that the Titling Trust has sold to third parties but NMAC continues to service.
(2)	Numbers may not add to total due to rounding.
(3)	Average amounts calculated based on month-end data for the periods indicated.
(4)	Dollar amounts based on net book value of vehicles.
(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(6)	Dollars not in thousands.

Infiniti Lease Repossession and Credit Loss Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Ending Number of Lease Contracts Outstanding	170,659	170,889	166,527	167,720	154,733	127,196	122,715
Average Number of Lease Contracts Outstanding(3)	168,427	167,855	167,599	163,072	143,597	124,188	120,575
Repossessions:
Number of Repossessions	486	430	913	843	700	808	1,301
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	0.57%	0.50%	0.55%	0.50%	0.45%	0.64%	1.06%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	0.58%	0.51%	0.54%	0.52%	0.49%	0.65%	1.08%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$6,275,264	$6,236,067	$6,100,121	$6,111,095	$5,526,030	$4,443,850	$4,067,707
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$6,181,134	$6,153,016	$6,130,345	$5,876,135	$5,091,848	$4,225,020	$3,874,975
Gross Repossession Losses(5)	$9,855	$8,038	$17,278	$14,321	$7,774	$13,923	$52,127
Repossession Recoveries(5)	$2,338	$2,110	$5,712	$5,788	$5,326	$7,579	$38,372

Net Repossession Losses	$7,517	$5,928	$11,566	$8,532	$2,448	$6,345	$13,755
Average Net Repossession Loss per Liquidated Contract(6)	$15,466	$13,787	$12,668	$10,121	$3,497	$7,852	$10,573
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.24%	0.19%	0.19%	0.15%	0.05%	0.15%	0.35%

(1)	Includes leases, if any, for Infiniti motor vehicles that the Titling Trust has sold to third parties but NMAC continues to service.
(2)	Numbers may not add to total due to rounding.
(3)	Average amounts calculated based on month-end data for the periods indicated.
(4)	Dollar amounts based on net book value of vehicles.
(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(6)	Dollars not in thousands.

NMAC Total Lease Repossession and Credit Loss Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Ending Number of Lease Contracts Outstanding	753,641	708,769	716,000	674,498	590,183	520,019	477,015
Average Number of Lease Contracts Outstanding(3)	732,616	678,146	696,951	636,057	560,742	498,584	469,138
Repossessions:
Number of Repossessions	2,941	2,602	5,422	4,876	3,920	4,179	5,856
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	0.78%	0.73%	0.76%	0.72%	0.66%	0.80%	1.23%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	0.80%	0.77%	0.78%	0.77%	0.70%	0.84%	1.25%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$18,504,393	$17,591,096	$17,668,813	$16,925,199	$14,881,399	$12,932,322	$11,489,113
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$18,002,259	$17,134,809	$17,304,126	$15,989,476	$14,059,242	$12,254,439	$11,069,135
Gross Repossession Losses(5)	$33,444	$26,110	$60,440	$54,497	$28,082	$38,205	$126,226
Repossession Recoveries(5)	$7,852	$7,418	$15,275	$16,193	$16,939	$23,270	$75,377

Net Repossession Losses	$25,592	$18,692	$45,165	$38,304	$11,143	$14,936	$50,849
Average Net Repossession Loss per Liquidated Contract(6)	$8,702	$7,184	$8,330	$7,856	$2,842	$3,574	$8,683
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.28%	0.22%	0.26%	0.24%	0.08%	0.12%	0.46%

(1)	Includes leases, if any, for Nissan and Infiniti motor vehicles that the Titling Trust has sold to third parties but NMAC continues to service.
(2)	Numbers may not add to total due to rounding.
(3)	Average amounts calculated based on month-end data for the periods indicated.
(4)	Dollar amounts based on net book value of vehicles.
(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(6)	Dollars not in thousands.

Residual Value Loss Experience

Set forth below is information concerning residual value loss experience and return rates for Nissan and Infiniti motor vehicles at termination. The residual value loss rates are indicated as the difference between the Initial ALG Residual and the actual amounts received for the off-lease vehicles (customer purchases and auction proceeds). In general, Contract Residuals reflect Initial ALG Residuals plus a small number of percentage points. See “Nissan Motor Acceptance Corporation — Determination of Residual Values” in this Prospectus Supplement.

Nissan Residual Value Loss Experience(1)(2)

	At or For the Three Months Ended June 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Total Number of Vehicles Scheduled to Terminate(1)	47,389	41,179	161,467	132,855	107,248	112,392	127,416
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$676,342,093	$599,603,064	$2,314,608,308	$1,876,605,616	$1,494,281,701	$1,526,844,655	$1,706,661,731
Number of Vehicles Returned to NMAC(4)	28,435	26,995	101,708	83,667	60,804	54,074	69,132
Vehicles Returned to NMAC Ratio	60.00%	65.56%	62.99%	62.98%	56.69%	48.11%	54.26%
Number of Vehicles going to Full Termination(5)	19,462	16,491	65,652	51,733	37,173	35,612	52,066
Full Termination Ratio(6)	41.07%	40.05%	40.66%	38.94%	34.66%	31.69%	40.86%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	($27,793,374)	($7,856,957)	($61,151,593)	($4,677,294)	$33,334,632	$41,266,530	$43,385,400
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	($977)	($291)	($601)	($56)	$548	$763	$628
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$409,050,802	$393,974,118	$1,474,513,341	$1,181,239,776	$844,659,043	$739,494,850	$938,775,298
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	(6.79%)	(1.99%)	(4.15%)	(0.40%)	3.95%	5.58%	4.62%
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	(4.11%)	(1.31%)	(2.64%)	(0.25%)	2.23%	2.70%	2.54%
Average Contract Residual Percentage of Adjusted MSRP	54.68%	57.76%	56.58%	56.29%	56.06%	55.75%	54.68%
Average Initial ALG Residual Percentage of Adjusted MSRP	49.62%	52.28%	51.08%	50.96%	50.54%	50.75%	49.56%
Percentage Difference	5.06%	5.48%	5.49%	5.33%	5.52%	5.00%	5.12%

(1)	Includes leases, if any, for Nissan motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).
(2)	Numbers may not add to total due to rounding.
(3)	ALG Residual for Standard Mileage Leases (15,000 miles/year) (not adjusted Maximum Residualized MSRP).
(4)	Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for Dealer add-ins in accordance with NMAC policy. Includes lessee initiated early terminations.
(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.
(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.
(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

Infiniti Residual Value Loss Experience(1)(2)

	At or For the Three Months Ended June 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Total Number of Vehicles Scheduled to Terminate(1)	16,425	13,524	57,923	50,841	32,158	39,410	48,364
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$410,968,014	$334,655,908	$1,456,003,325	$1,249,084,507	$676,557,576	$849,809,429	$1,064,866,000
Number of Vehicles Returned to NMAC(4)	11,901	9,156	43,243	32,567	16,935	22,346	33,315
Vehicles Returned to NMAC Ratio	72.46%	67.70%	74.66%	64.06%	52.66%	56.70%	68.88%
Number of Vehicles going to Full Termination(5)	9,662	7,284	35,285	26,261	10,231	16,613	28,272
Full Termination Ratio(6)	58.82%	53.86%	60.92%	51.65%	31.81%	42.15%	58.46%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	($38,814,115)	($19,331,606)	($117,550,297)	($64,988,188)	$8,410,061	$6,801,313	($8,087,408)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	($3,261)	($2,111)	($2,718)	($1,996)	$497	$304	($243)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$295,834,436	$222,980,449	$1,078,020,513	$803,406,466	$363,696,266	$486,952,050	$749,450,361
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	(13.12%)	(8.67%)	(10.90%)	(8.09%)	2.31%	1.40%	(1.08%)
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	(9.44%)	(5.78%)	(8.07%)	(5.20%)	1.24%	0.80%	(0.76%)
Average Contract Residual Percentage of Adjusted MSRP	60.40%	60.23%	62.38%	61.01%	53.73%	55.05%	57.00%
Average Initial ALG Residual Percentage of Adjusted MSRP	54.68%	54.79%	55.88%	55.80%	49.16%	50.91%	52.72%
Percentage Difference	5.72%	5.44%	6.50%	5.21%	4.58%	4.15%	4.28%

(1)	Includes leases, if any, for Infiniti motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).
(2)	Numbers may not add to total due to rounding.
(3)	Excludes vehicles for which no ALG Residual is available due to the absence of an equivalent vehicle or contract term on the ALG tables.
(4)	Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for Dealer add-ins in accordance with IFS policy. Includes lessee initiated early terminations.
(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.
(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.
(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

NOTE FACTORS AND TRADING INFORMATION
The “Note Factor” for a class of Notes will be a six-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal amount of each class of Notes, as of such Payment Date (after giving effect to payments made on such Payment Date), expressed as a fraction of the initial outstanding principal amount of such class of Notes or the initial outstanding balance of the Certificates, as the case may be. Each Note Factor will initially be 1.000000 and will thereafter decline to reflect reductions in the principal amount of the related class of Notes. A Noteholder’s portion of the principal amount of the Notes will be the product of (i) the original denomination of the Note and (ii) the applicable Note Factor, as the case may be.

On each Payment Date, the Indenture Trustee, pursuant to the Indenture, and the Owner Trustee, pursuant to the Trust Agreement, will provide to all registered holders of Notes and the Certificates, respectively (which, in the case of the Notes, other than the Retained Notes, if any, will be Cede & Co. (“Cede”) as the nominee of the Depository Trust Company (“DTC”), except for any Notes issued in definitive fully registered form (the “Definitive Notes”), if issued under the limited circumstances described under “Additional Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus), unaudited reports concerning payments received on or in respect of the Leases and the Leased Vehicles, the Note Factor for each class of Notes and various other items of information. Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee at its corporate trust office. In addition, Note Owners and the Certificateholder will be furnished information for tax reporting purposes during each calendar year, not later than the latest date permitted by law. For further details concerning information furnished to Noteholders and Note Owners and the Certificateholder, the Servicer’s compliance statement, the Servicer’s assessment of compliance with servicing criteria and the annual attestation report prepared by the independent registered public accounts as to the Servicer’s assessment of compliance with servicing criteria, you should refer to “Additional Information Regarding the Securities — Statements to Securityholders” and “Distributions on the Notes — Payment Date Certificate” in this Prospectus Supplement and “Additional Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes,” “Description of the Servicing Agreement — Evidence as to Compliance” and “Description of the Indenture — Reports and Documents by Indenture Trustee to Noteholders” in the accompanying Prospectus.

THE DEPOSITOR

Information regarding the Depositor is set forth under the caption “The Depositor” in the accompanying Prospectus.

NISSAN MOTOR ACCEPTANCE CORPORATION

Financing

NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Nissan and Infiniti dealers in the United States. As of September 30, 2015, approximately 18% of NMAC’s total revenues came from retail loans, approximately 76% from retail lease financing and approximately 3% from wholesale financing.

The following chart provides, respectively, market penetration information regarding Nissan and Infiniti motor vehicles leased in the United States and NMAC’s total revenues from leasing for the fiscal years ended March 31, 2011, 2012, 2013, 2014 and 2015 and for the six month periods ending September 30, 2015 and September 30, 2014.

Overview of NMAC Lease Financing Operations

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Number of leased vehicle contracts purchased by NMAC	168,509	150,450	284,519	296,460	238,350	255,061	196,210
Leasing Revenues(1)	$1,922,944	$1,790,514	$3,642,238	$3,326,072	$3,029,333	$2,724,936	$2,589,352

(1)	Dollars in thousands.

For more information regarding the financing business of NMAC, you should refer to “Nissan Motor Acceptance Corporation — Financing Operations” in the accompanying Prospectus.

Securitization

General

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of loans and leases through asset-backed securitization transactions. These loans and leases are purchased by NMAC from Nissan and Infiniti dealers or are loans made by NMAC to dealers. NMAC generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an asset-backed securitization transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities, and sometimes as repurchase agreements.

For the fiscal years ended March 31, 2011, 2012, 2013, 2014 and 2015 and for the six month period ended September 30, 2015, NMAC securitized approximately $2.9 billion, $7.0 billion, $5.8 billion, $5.3 billion, $3.5 billion and $3.5 billion respectively, through asset-backed debt offerings. No public securitizations sponsored by NMAC have defaulted or experienced an early amortization triggering event.

A significant portion of NMAC’s financial assets are sold in asset-backed securitization transactions. These assets support payments on the asset-backed securities and are not available to NMAC’s creditors generally. At September 30, 2015, NMAC had approximately $24.2 billion, or 39% of its assets pledged in connection with asset-backed securitization transactions. NMAC expects that asset-backed debt offerings will continue to be a material funding source for NMAC. For information regarding NMAC’s experience in securitizing other types of assets, including retail loans and loans to dealers, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus.

Lease Securitization

NMAC’s auto lease asset-backed program was first established and utilized for the Nissan Auto Lease Trust 2000-A (“NALT 2000-A”) transaction. Prior to 2000, NMAC had acquired the leases and titled the related leased vehicles in its own name. In connection with the establishment of the lease asset-backed program, NMAC formed Nissan-Infiniti LT, a Delaware statutory trust, which began titling leased vehicles into it in November 1998. As discussed under “Overview of the Transaction” in this Prospectus Supplement, creating the Titling Trust allowed NMAC to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.

NMAC is the servicer for all of the loans and leases that it finances. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases financed in an asset-backed securitization transaction for the life of that transaction. The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the Servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the Servicer or its financial condition. For more information regarding the circumstances under which

NMAC may be replaced or removed or may resign as servicer of the Leases and the Leased Vehicles, you should refer to “Description of the Servicing Agreement” in the accompanying Prospectus. If the servicing of any Leases and the Leased Vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Leases and the Leased Vehicles as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.

For more information regarding NMAC’s experience with respect to its entire portfolio of new and used Nissan motor vehicle leases, including leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this Prospectus Supplement.

Determination of Residual Values

The value of the Notes being issued is based on the aggregate Securitization Value of the Leases and the related Leased Vehicles. The ALG Residual and the MRM Residual are residual value calculations produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. The MRM Residual is the expected residual value of the related Leased Vehicle at the scheduled termination of the lease established by ALG in October 2015 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualized MSRP,” which consists of the Manufacturer’s Suggested Retail Price (“MSRP”) of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that ALG understands add little or no value to the resale price of the vehicle. This has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. The ALG Residual is the expected residual value of the related Leased Vehicle at the scheduled termination of the lease established by ALG in October 2015 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the total MSRP of the base vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

The following discussion relates to NMAC’s Contract Residuals, which will affect the return rates of vehicles to NMAC. Each lease sets forth a Contract Residual, which is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease. In establishing the Contract Residual of leased vehicles, NMAC uses residual value estimates produced by ALG. In general, NMAC establishes the Contract Residual by adding a small number of percentage points to the Initial ALG Residual as requested by NMAC’s parent company, Nissan North America, Inc. (“NNA”) as part of NNA’s marketing programs. The “Initial ALG Residual” is the expected value provided by ALG of the related leased vehicle at the time of scheduled termination of the lease and is determined at the time of origination of the lease. The difference between the Contract Residual specified in a lease and the Initial ALG Residual represents marketing incentives offered to customers. NMAC has fully reserved funds for the difference between the Contract Residual and the Initial ALG Residual.

The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the Contract Residual of a vehicle over its then actual market value represents a residual loss at lease termination. NMAC believes that this difference between the Contract Residual and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, NMAC believes that return rates may decline as the difference between the Contract Residual and actual value declines. As it specifically pertains to this transaction, the residual loss at lease termination in respect of a Leased Vehicle will be determined by the excess, if any, of the Base Residual of the Leased Vehicle, which is the lowest of the related Contract Residual, the ALG Residual and the MRM Residual of such vehicle, over its then actual market value (based on the price at which the vehicle is sold at lease termination).

Repurchases and Replacements

In the three-year period ending June 30, 2015, no assets securitized by NMAC were the subject of a demand to repurchase for breach of representations and warranties. Please refer to the Form ABS-15G filed by NMAC on February 13, 2015. The CIK number of NMAC is 0001540639.

DESCRIPTION OF THE NOTES

General

The Notes will be issued under the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the finalized Indenture, together with the other Basic Documents, will be filed with the SEC simultaneously with or prior to the filing of the final prospectus by post-effective amendment or Form 8-K. The summaries of the material provisions of the Basic Documents and the summaries of material provisions included under “The SUBI,” “The Titling Trust,” “The Leases — Characteristics of the Leases,” “— General,” “— Representations, Warranties and Covenants” and “Security for the Notes” in this Prospectus Supplement and the accompanying Prospectus, as applicable, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. Where particular provisions of, or terms used in, a Basic Document are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries.

The Notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any Retained Notes will be issued as Definitive Notes. The Notes issued in book-entry form initially will be registered in the name of Cede, the nominee of DTC. No investor acquiring an interest in the Notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes (other than Retained Notes, if any) are issued in Definitive Form under the limited circumstances described in “Additional Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “Additional Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in the accompanying Prospectus.

Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the limited extent described under “Description of the Notes — Principal” and “Distributions on the Notes” in this Prospectus Supplement.

Interest

The Class A-1 Notes, the Class A-3 Notes, the Class A-4 Notes, and, if issued, the Class A-2a Notes will constitute “Fixed Rate Notes” as that term is defined under “Additional Information Regarding the Notes — Fixed Rate Notes” in the accompanying Prospectus. If issued, the Class A-2b Notes will constitute “Floating Rate Notes” as that term is defined under “Additional Information Regarding the Notes — Floating Rate Notes” in the accompanying Prospectus. The Class A-2a Notes and the Class A-2b Notes are referred to herein collectively as the “Class A-2 Notes.” Interest on the unpaid principal amount of each class of Notes will be paid in monthly installments on the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning on December 15, 2015 (each, a “Payment Date”), to holders of record of the Notes as of the Business Day immediately preceding the Payment Date (each such date, a “Record Date”), with the final interest payment on each class of the Notes due on the earlier of (a) the Payment Date on which the principal amount of such class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date. A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in Wilmington, Delaware, Franklin, Tennessee, Irving, Texas, New York, New York or the city and state where the corporate trust office of the Indenture Trustee is located are authorized or obligated by law, executive order or government decree to be closed.

Interest payments on the Notes will be made after the Total Servicing Fee has been paid and certain Advances and expenses have been reimbursed to the Servicer. See “Security for the Notes — The Accounts — The Reserve Account” and “Distributions on the Notes” in this Prospectus Supplement.

Interest payments to each class of Notes will have the same priority. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive their ratable share (based upon the aggregate amount of interest due to that class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.

Until the principal amount of the Notes has been paid in full, interest will accrue (a) on the Class A-1 Notes and the Floating Rate Notes, if any, from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date, and (b) on each class of Fixed Rate Notes other than the Class A-1 Notes, from and including the 15th day of each month, to but excluding the 15th day of the immediately succeeding month, or with respect to the first Payment Date, from and including the Closing Date, to but excluding December 15, 2015 (each, an “Accrual Period”), at the rate specified below (each, a “Note Rate”):

•	for the Class A-1 Notes, % per annum,

•	for the Class A-2a Notes, % per annum,

•	for the Class A-2b Notes, LIBOR + % per annum,

•	for the Class A-3 Notes, % per annum, and

•	for the Class A-4 Notes, % per annum.

Interest on the Class A-1 Notes and each class of Floating Rate Notes, if any, will be calculated on the basis of the actual number of days elapsed and a 360-day year. Interest on each class of Fixed Rate Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first Payment Date, the related Accrual Period shall be days for the Class A-1 Notes and each class of Floating Rate Notes, if any, and      days for each class of Fixed Rate Notes other than the Class A-1 Notes.

The Certificates will be subordinated to the Notes so that, if other sources available to make payments of principal and interest on the Notes are insufficient, amounts that otherwise would be distributed to the Certificateholder generally will be available for that purpose, as more fully described under “Description of the Notes — Principal” and “Distributions on the Notes” in this Prospectus Supplement. Further, no distributions on the Certificate will reduce the Certificate Balance until all classes of Notes have been paid in full. On any Payment Date, the “Certificate Balance” will equal the Initial Certificate Balance reduced by all payments made to the Certificateholders to reduce the certificate balance on or prior to such Payment Date.

Calculation of Floating Rate Interest

Each class of Floating Rate Notes, if any, will bear interest during each applicable Accrual Period at a rate per annum determined by the London Interbank Offer Rate for one-month U.S. dollar deposits (“LIBOR”) plus a Spread. A “Spread” is the number of basis points to be added or subtracted to the related LIBOR applicable to such class of Floating Rate Notes.

The rate of interest on any Floating Rate Notes will be reset for each Accrual Period on the first day of the applicable Accrual Period (each such date, an “Interest Reset Date”).

LIBOR will be calculated for each Accrual Period on the day that is two London Business Days prior to the related Interest Reset Date (each such date, an “Interest Determination Date”). LIBOR for each Accrual Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR 01 Page, or any successor service or any other page as may replace that page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

U.S. Bank National Association will be designated as the calculation agent (the “Calculation Agent”) and, as such will, on each Interest Determination Date, (a) calculate the interest rates on any Floating Rate Notes if the Note Balance of the Floating Rate Notes is greater than zero on that Interest Determination Date and (b) deliver to the Servicer written notice of the interest rate on any Floating Rate Notes. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of any Floating Rate Notes. All percentages resulting from any calculation on any Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Floating Rate Note will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent may be removed by the Issuing Entity at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuing Entity, the Issuing Entity will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits and which does not control or is not controlled by or under common control with the Issuing Entity or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

Principal

The allocation of the principal balance between the Class A-2a Notes and the Class A-2b Notes will be determined on the day of pricing of the Notes. The principal balance of the Class A-2 Notes may be allocated in a number of different ways, including a scenario in which the principal balance is allocated entirely to the Class A-2a Notes, with no principal balance allocated to the Class A-2b Notes, in which case no Class A-2b Notes would be issued.

Until the Notes have been paid in full, principal payments to Securityholders will be made on each Payment Date in the amount and order of priority described under “Distributions on the Notes” in this Prospectus Supplement. Generally, on each Payment Date, Securityholders will be entitled to receive an amount (the “Principal Distribution Amount”) equal to the sum of (i) the Optimal Principal Distributable Amount, and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Final Scheduled Payment Date for any class of Notes, and so long as no Indenture Default has been declared, the Principal Distribution Amount will equal, until the principal balance of such class is reduced to zero, the greater of (a) such principal balance, and (b) the sum of (A) the Optimal Principal Distributable Amount, and (B) any Principal Carryover Shortfall as of the preceding Payment Date; provided, further, that if the amount on deposit in the Reserve Account after giving effect to all deposits and withdrawals on such Payment Date is greater than or equal to the balance of the Notes then outstanding and all accrued and unpaid interest, such amount will be used to retire the then outstanding Notes.

Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the sum of the then-outstanding Note Balance and Certificate Balance and the aggregate amount of principal paid in respect of a class of Notes will not exceed its Initial Note Balance.

The funds available to make principal distributions on a Payment Date (the “Available Principal Distribution Amount”) will be an amount equal to the excess, if any, of (a) the sum of (i) Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods) and (ii) the Reserve Account Draw Amount over (b) accrued interest paid on the Notes on such Payment Date. Principal payments will be made to Securityholders on each Payment Date in an amount equal to (i) the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount or (ii) upon the occurrence of an Indenture Default that results in an acceleration of the Notes, and unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the Notes (the “Monthly Principal Distributable Amount”).

The “Principal Carryover Shortfall” will mean, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

On each Payment Date, unless the maturity of the Notes has been accelerated following an Indenture Default, principal payments shall be made sequentially so that no principal will be paid on any class of Notes until each class of Notes with a lower numerical designation has been paid in full. Thus, no principal will be paid on the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable) until the principal of the Class A-1 Notes has been paid in full, no principal will be paid on the Class A-3 Notes until the principal of the Class A-1 Notes and the Class A-2 Notes has been paid in full and no principal will be paid on the Class A-4 Notes until the principal of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes has been paid in full.

On any Payment Date, the “Note Balance” will equal the Initial Note Balance reduced by all payments of principal made on or prior to such Payment Date on the Notes.

On each Payment Date after the maturity of the Notes has been accelerated following an Indenture Default, principal will be allocated first to the Class A-1 Notes, until they have been paid in full, second, pro rata among all other classes of the Notes until they have been paid in full, and third, to the Certificates. See “Distributions on the Notes” in this Prospectus Supplement and “Description of the Indenture — Indenture Defaults” in the accompanying Prospectus.

The “Optimal Principal Distributable Amount” for any Payment Date and the related Collection Period will equal the sum of the following amounts:

•	for each Leased Vehicle for which the related Lease did not terminate during that Collection Period, the difference between the Securitization Value of the Lease at the beginning and at the end of that Collection Period,

•	for each Leased Vehicle for which the related Lease reached its Lease Maturity Date during that Collection Period, the Securitization Value of the Lease as of the Lease Maturity Date,

•	for each Leased Vehicle purchased by the Servicer before its Lease Maturity Date during that Collection Period, the Repurchase Payment, and

•	for each Lease terminated prior to its Lease Maturity Date that becomes a defaulted Lease during that Collection Period or that became subject to an Early Lease Termination or Casualty Termination during that Collection Period, the Securitization Value of the Lease as of the effective date of the termination of such Lease.

“Reallocation Payments” will mean the payments deposited by the UTI Beneficiary to the SUBI Collection Account in connection with any reallocation of a Matured Vehicle or Defaulted Vehicle from the SUBI to the UTI, which will be in an amount equal to the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.

“Net Liquidation Proceeds” will mean Liquidation Proceeds reduced by the related expenses.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

To the extent not previously paid prior to such dates, the outstanding principal amount of each class of Notes will be payable in full on the Payment Date in the months specified below (each, a “Final Scheduled Payment Date”):

•	for the Class A-1 Notes, November 2016,

•	for the Class A-2a Notes, if any, December 2017,

•	for the Class A-2b Notes, if any, December 2017,

•	for the Class A-3 Notes, April 2018, and

•	for the Class A-4 Notes, April 2021.

The actual date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this Prospectus Supplement and under “Maturity, Prepayment and Yield Considerations” in this Prospectus Supplement and the accompanying Prospectus.

Optional Purchase

The Notes may be redeemed in whole, but not in part, on any Payment Date when an Optional Purchase can be exercised. The Redemption Price will equal the outstanding principal balance of the Notes plus accrued and unpaid interest thereon at the applicable Note Rate through the related Accrual Period. See “Additional Information Regarding the Securities — Optional Purchase” in this Prospectus Supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued under the Trust Agreement in definitive form. Payments on the Certificates will be subordinated to payments on the Notes. The Certificates will not bear interest.

Principal

Payments will be made to the Certificateholders on each Payment Date in the priority and in the amount set forth under “Distributions on the Notes” in this Prospectus Supplement. No payment will be made to the Certificateholders on any Payment Date until all principal of and interest on the Notes that is due and payable on that Payment Date has been paid in full. However, no distributions to the Certificateholders will reduce the Certificate Balance until the Notes have been paid in full and any necessary deposits to the Reserve Account have been made. See “Description of the Notes — Principal” and “Additional Information Regarding the Notes — Subordination of Certificates to Notes” in this Prospectus Supplement.

SECURITY FOR THE NOTES

General

On the Closing Date, the Issuing Entity will pledge the 2015-B SUBI Certificate, the Reserve Account and the other property of the Issuing Entity’s Estate to the Indenture Trustee for the benefit of the Noteholders to secure the Issuing Entity’s obligations under the Notes. See “The Issuing Entity — Property of the Issuing Entity” in this Prospectus Supplement.

The Accounts

The SUBI Collection Account

On or prior to the Closing Date, the Servicer will establish a trust account in the name of the Indenture Trustee until the principal amount of the Notes has been reduced to zero, and thereafter, in the name of the Issuing Entity, for the benefit of the holders of interests in the SUBI, into which Collections on or in respect of the Leases and the Leased Vehicles, and other payments received, will generally be deposited (the “SUBI Collection Account”) within two Business Days after identification unless the Monthly Remittance Condition is met. As of the Closing Date, the Monthly Remittance Condition will not be met. In addition, the Servicer may, pursuant to the Servicing Supplement, elect to deduct Reimbursable Expenses prior to depositing amounts distributable to the Issuing Entity into the SUBI Collection Account.

“Reimbursable Expenses” means, with respect to each Lease or Leased Vehicle allocated to the SUBI, the costs or expenses incurred by the Servicer (including a legal proceeding to repossess the Leased Vehicle) to protect or otherwise enforce the interests of the Titling Trust, the Titling Trustee on behalf of the Titling Trust or the holder of the 2015-B SUBI Certificate in that Lease or Leased Vehicle. See “Description of the Servicing Agreement — Servicing Compensation” in the accompanying Prospectus.

Deposits into the SUBI Collection Account. As more fully described under “Description of the Servicing Agreement — Collections,” “— Monthly Remittance Condition,” and “Nissan Motor Acceptance Corporation — Like Kind Exchange” in the accompanying Prospectus, the Servicer may reallocate a Leased Vehicle returned to the Servicer at the Lease Maturity Date and in connection with a Lessee Initiated Early Termination or a Casualty Termination (each, a “Matured Vehicle”) or a Leased Vehicle returned to, or repossessed by, the Servicer in connection with a Credit Termination (a “Defaulted Vehicle”) from the SUBI to the UTI for purposes of implementing NMAC’s LKE program. In connection with such reallocation, the UTI Beneficiary will cause to be deposited into the SUBI Collection Account any Reallocation Payments no later than two Business Days after the reallocation, unless the Monthly Remittance Condition is satisfied. If NMAC is the Servicer and no Servicer default has occurred and is continuing, the “Monthly Remittance Condition” will be satisfied if (a) NMAC’s short-term unsecured debt obligations are rated at least “Prime-1” by Moody’s and “F-1” by Fitch; (b) NMAC obtains a letter of credit or certain other arrangements are made and the Rating Agency Condition is satisfied; (c) NMAC otherwise satisfies each Hired NRSRO’s requirements; or (d) if the aggregate principal amount of the applicable Notes outstanding on the Closing Date reduced by all payments of principal made in respect thereof on or prior to such date (the “Outstanding Amount”) is reduced to zero and 100% of the outstanding Certificates are owned by the Trust, the Depositor, the Servicer (so long as NMAC or an affiliate is the Servicer) and their respective affiliates. If the Monthly Remittance Condition is satisfied, the Servicer will be permitted to retain the Reallocation Payments and all Collections received during a Collection Period until the Business Day preceding the Payment Date on which such amounts are required to be disbursed. Notwithstanding the foregoing, if a subsequent Public ABS Transaction (defined below) sets forth alternative conditions to making monthly deposits to the related collection account, then, if the Rating Agency Condition is satisfied, the Servicer will no longer be bound by the conditions to making monthly deposits as required by the Servicing Supplement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. For purposes of this paragraph, “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor. In addition, on each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and Payment Date will be deposited into the SUBI Collection Account: Advances made by the Servicer and, in the case of an Optional Purchase, the Optional Purchase Price. See “Description of the Servicing Agreement — Collections” in the accompanying Prospectus.

Withdrawals from the SUBI Collection Account. On each Payment Date, pursuant to instructions from the Servicer, the Indenture Trustee shall transmit or shall cause to be transmitted the sum of all Available Funds from the SUBI Collection Account for the related Collection Period in the amounts and in the priority, and to such accounts as set forth under “Distributions on the Notes” in this Prospectus Supplement.

Unless the Servicer elects to deduct Reimbursable Expenses as described above in “— The SUBI Collection Account,” if, on any date, the Servicer supplies the Titling Trustee and the Indenture Trustee with an officer’s certificate setting forth the calculations for Reimbursable Expenses, the Titling Trustee shall remit to the Servicer, without interest and before any other distribution from the SUBI Collection Account on that date, monies from the SUBI Collection Account representing such Reimbursable Expenses.

The Reserve Account

On or before the Closing Date the Servicer, on behalf of the Issuing Entity, will establish a trust account in the name of the Indenture Trustee (the “Reserve Account”). The Reserve Account will be established to provide additional security for payments on the Notes. On each Payment Date, amounts on deposit in the Reserve Account, together with Available Funds, will be available to make the distributions described under “Distributions on the Notes” in this Prospectus Supplement.

The Reserve Account initially will be funded by the Issuing Entity with a deposit of at least $4,880,952.38, representing approximately 0.50% of the aggregate Securitization Value of the actual pool of Leases and the related Leased Vehicles as of the Cutoff Date, and the amounts on deposit in the Reserve Account will be pledged to the Indenture Trustee for the benefit of the Noteholders. To the extent the amount deposited in the Reserve Account is less than the Reserve Account Requirement, on each Payment Date, monies on deposit in the Reserve Account will be supplemented by the deposit of the amount remaining in the SUBI Collection Account after the payments in clauses (a) through (c) under “Distributions on the Notes – Deposits to the Distribution Accounts; Priority of Payments” have been made on such Payment Date (the “Excess Amounts”), if any, until the amount on deposit in the Reserve Account equals the Reserve Account Requirement.

On each Payment Date, a withdrawal will be made from the Reserve Account in an amount (the “Reserve Account Draw Amount”) equal to (a) the lesser of (1) the Available Funds Shortfall Amount for that Payment Date, calculated as described under “Distributions on the Notes — Determination of Available Funds,” or (2) the amount on deposit in the Reserve Account; or (b) upon the occurrence of an Indenture Default that results in the acceleration of the Notes, and unless and until such acceleration has been rescinded, the entire amount on deposit in the Reserve Account.

On any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Account Requirement, any such excess shall be paid to the Certificateholders, as beneficial owners of the Issuing Entity. In addition, if on any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding and all accrued and unpaid interest, such amount will be used to retire the then outstanding Notes.

The “Reserve Account Requirement” on any Payment Date will equal at least $14,642,857.14 which represents not less than 1.50% of the aggregate Securitization Value of the actual pool of Leases and the related Leased Vehicles as of the Cutoff Date.

“Rating Agency Condition” means, with respect to any event or action and each Hired NRSRO, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired NRSRO’s published ratings criteria to this effect) by such Hired NRSRO that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes, or (b) that such Hired NRSRO shall have been given notice of such event or action at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Hired NRSRO shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Hired NRSRO has any duty to review any notice given with respect to any event or action, and it is understood that such Hired NRSRO may not actually review notices received by it prior to or after the expiration of the ten day period described in (b) above. Further, each Hired NRSRO retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

The Distribution Accounts

On or before the Closing Date, (a) the Depositor, on behalf of the Issuing Entity, will establish a trust account in the name of the Indenture Trustee for the benefit of the Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”) and together with the SUBI Collection Account and the Reserve Account, collectively, the “Accounts”), and (b) the Owner Trustee, at the direction of the Depositor, will establish a trust account in the name of the Owner Trustee on behalf of the Certificateholder, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the Certificateholder will be deposited and from which all distributions to the Certificateholder will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution Accounts”). For further information regarding these deposits and payments, you should refer to “— The SUBI Collection Account” and “— The Reserve Account” in this Prospectus Supplement.

On or before each Payment Date, (a) the Indenture Trustee shall deposit or cause to be deposited from the SUBI Collection Account and (b) the Indenture Trustee shall deposit or cause to be deposited from the Reserve Account, if necessary, the amounts allocable to the Noteholders and the Certificateholder, as set forth in “Distributions on the Notes” in this Prospectus Supplement for the related Payment Date in the Note Distribution Account and the Certificate Distribution Account, respectively. On each Payment Date, the Trustees will distribute the allocated amounts for the related Collection Period to the Securityholders.

Maintenance of the Accounts

The Accounts and the Certificate Distribution Account generally will be maintained with the Indenture Trustee or the Owner Trustee, as the case may be, so long as either (a) the short-term unsecured debt obligations of the Indenture Trustee or the Owner Trustee, as the case may be, are rated in the highest short-term rating category by each of the Hired NRSROs (excluding any “+” signs associated with such rating) or (b) the Indenture Trustee or the Owner Trustee, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Hired NRSRO and corporate trust powers and the related Account or Certificate Distribution Account, as the case may be, is maintained in a segregated trust account of the Indenture Trustee or the Owner Trustee, as the case may be (the “Required Deposit Rating”). Each of the Accounts and the Certificate Distribution Account will be segregated trust accounts. If the Indenture Trustee at any time does not have the Required Deposit Rating or if the Servicer notifies the Indenture Trustee that an Account should be moved, the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any constituent state of the United States that has the Required Deposit Rating. If the Owner Trustee, or such other party holding the Certificate Distribution Account does not at any time have the Required Deposit Rating or if a majority of Certificateholders notify the Owner Trustee that the Certificate Distribution Account should be moved, the Owner Trustee, or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof, shall establish a new account at a depository institution or trust company meeting such Required Deposit Rating and move any funds.

On the Payment Date on which all of the Notes have been paid in full and following payment of any remaining obligations of the Issuing Entity under the Basic Documents, any amounts remaining on deposit in the Accounts — after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date — will be paid to the holder of the Certificates.

Permitted Investments

When funds are deposited in (a) the SUBI Collection Account of the related series of Notes and (b) the Reserve Account of such series of Notes, they will be invested at the direction of the Servicer in one or more Permitted Investments. “Permitted Investments” will be limited to highly rated obligations or obligations backed by the full faith and credit of the U.S. government, certificates of deposit fully insured by the Federal Deposit Insurance Corporation, and instruments or securities that meet the criteria of each Hired NRSRO from time to time as being consistent with its then-current ratings of the Notes which mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents. On each Payment Date, all net income or other gain from the investment of funds on deposit in the Reserve Account and the SUBI Collection Account in respect of the related Collection Period will be deposited into the Reserve Account or the SUBI Collection Account, as applicable, and thereafter paid to the Servicer on any Business Day on or after which such amount is deposited in such account.

DISTRIBUTIONS ON THE NOTES

As more fully described under “The SUBI” in this Prospectus Supplement, the 2015-B SUBI Certificate will evidence a beneficial interest in the related SUBI Assets, which are comprised of Leases and related Leased Vehicles having an aggregate Securitization Value as of the Statistical Cutoff Date of $1,233,545,250.57 (based on a Securitization Rate of 7.00%). On the Closing Date, the Leases and related Leased Vehicles allocated to the SUBI will have an aggregate Securitization Value, as of the Cutoff Date, of not less than $976,190,476.20. On or prior to the tenth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a “Determination Date”), the Servicer will inform the Trustees of, among other things, the amount of (a) Collections described in clauses (1) through (12) under “Description of the Servicing Agreement — Collections” in the accompanying Prospectus, (the “Collections”), (b) Advances to be made by the Servicer, (c) the Servicing Fee payable to the Servicer, in each case with respect to the calendar month immediately preceding the month in which the related Payment Date occurs (each, a “Collection Period”), (d) the Optimal Principal Distributable Amount, and (e) based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Trustees will make distributions to the Securityholders out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the Servicer and the Securityholders will be determined in the manner described below.

Determination of Available Funds

The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and amounts on deposit in the Reserve Account.

“Available Funds” for a Payment Date and the related Collection Period will equal the sum of: (a) Collections, (b) Advances required to be made by the Servicer, and (c) in the case of an Optional Purchase, the Optional Purchase Price.

The “Available Funds Shortfall Amount” for a Payment Date and the related Collection Period will equal the amount by which Available Funds are less than the amount necessary to make the distributions in clauses (a) through (d) of the first paragraph under “— Deposits to the Distribution Accounts; Priority of Payments — SUBI Collection Account” in this Prospectus Supplement, except that the Principal Distribution Amount rather than the Monthly Principal Distributable Amount will be used for purposes of clause (d).

Deposits to the Distribution Accounts; Priority of Payments

SUBI Collection Account. On each Payment Date (so long as the maturity of the Notes has not been accelerated, or, if the maturity of the Notes has been accelerated, such acceleration has been rescinded), the Servicer will allocate amounts on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to cause the following deposits and distributions to be made in the following amounts and order of priority:

(a)	to the Servicer, the Payment Date Advance Reimbursement,

(b)	to the Servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)	to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of Notes, to pay (x) interest due on the outstanding Notes on that Payment Date (including any overdue interest) and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate,

(d)	to the Note Distribution Account, (i) the Monthly Principal Distributable Amount, which will be allocated to pay principal first, to the Class A-1 Notes, until they have been paid in full, second, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), until they have been paid in full, third, to the Class A-3 Notes, until they have been paid in full and fourth, to the Class A-4 Notes, until they have been paid in full, unless the maturity of the Notes has been accelerated following an Indenture Default, or (ii) if the maturity of the Notes has been accelerated following an Indenture Default (unless and until such acceleration has been rescinded), the Monthly Principal Distributable Amount, first to the Class A-1 Notes until they have been paid in full and then second, pro rata, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes and the Class A-4 Notes until they have been paid in full,

(e)	while any of the Notes remain outstanding and unless the maturity of the Notes has been accelerated following an Indenture Default, to the Reserve Account, the Excess Amounts,

(f)	to the Indenture Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days,

(g)	to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days,

(h)	after all classes of Notes have been paid in full, to the Certificate Distribution Account, any remaining funds for distribution to the Certificateholders until the Certificate Balance is reduced to zero, and

(i)	to the Certificate Distribution Account, for distribution to the Certificateholders, as beneficial owners of the Issuing Entity.

The “Payment Date Advance Reimbursement” for a Payment Date will equal the sum of all (a) outstanding Sales Proceeds Advances (1) in respect of Leased Vehicles that were sold during the related Collection Period (other than a sale to the Servicer pursuant to the Servicing Supplement) and (2) that have been outstanding as of the end of that Collection Period for at least 90 days and (b) Monthly Payment Advances as to which the related lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days.

Reserve Account. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the Servicer will allocate the Reserve Account Draw Amount on deposit in the Reserve Account with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts (but not to exceed the Reserve Account Draw Amount) and order of priority:

(a)	to the Note Distribution Account, to pay, on a pro rata basis based on the amount distributable to each class of Notes, any remaining interest due on the outstanding Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the applicable Note Rate; and

(b)	to the Note Distribution Account, the remaining Monthly Principal Distributable Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “— Deposits to the Distribution Accounts; Priority of Payments — SUBI Collection Account” above or, if applicable, as provided in “—Deposits to the Distribution Account; Priority of Payments — Indenture Defaults.”

On each Payment Date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Account exceeds the Reserve Account Requirement, any such excess shall be released to the Certificate Distribution Account for distribution to the Certificateholders, as beneficial owners of the Issuing Entity. In addition, if on any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding, such amount will be used to retire the then outstanding Notes. Upon any such distributions, the Noteholders will have no further rights in, or claims to such amounts.

Amounts distributed to the Depositor and to any holder of the Certificates will not be available in later periods to fund charge offs or the Reserve Account. See “Risk Factors — Payment priorities increase risk of loss or delay in payment to certain notes” in this Prospectus Supplement. Amounts distributed to the Depositor may be distributed to NMAC, the sole member of the Depositor, for general corporate purposes.

The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination.

None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Depositor or the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Securityholders.

Indenture Defaults

Indenture Defaults as well as the rights and remedies available to the Indenture Trustee and the Noteholders when an Indenture Default occurs, are described under “Description of the Indenture — Indenture Defaults” and “— Remedies Upon an Indenture Default” in the accompanying Prospectus.

Following the occurrence of an Indenture Default that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Payment Date, the Indenture Trustee shall make the following payments and distributions from the SUBI Collection Account in the following priority:

(a)	pro rata, to the Indenture Trustee and the Owner Trustee, for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture and the Trust Agreement, respectively,

(b)	to the Servicer, the Payment Date Advance Reimbursement,

(c)	to the Servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(d)	to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of Notes, to pay (x) interest due on the outstanding Notes on that Payment Date (including any overdue interest) and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate,

(e)	to the Note Distribution Account, the Monthly Principal Distributable Amount, which will be allocated to pay principal, first, to the Class A-1 Notes, until they have been paid in full, and second, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes and the Class A-4 Notes, pro rata, until all such Notes have been paid in full,

(f)	after all classes of Notes have been paid in full, to the Certificate Distribution Account, any remaining funds for distribution to the Certificateholders until the Certificate Balance is reduced to zero, and

(g)	to the Certificate Distribution Account, for distribution to the Certificateholders, as beneficial owners of the Issuing Entity.

Upon the sale of the Issuing Entity’s Estate under the circumstances described in the accompanying Prospectus under “Description of the Indenture – Remedies Upon an Indenture Default” following an Indenture Default, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be paid in the priority of payments and distributions described above in this section.

If an Indenture Default occurs, the Indenture Trustee or the holders of at least a majority of the aggregate principal amount of the Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. If the Notes are accelerated, you may receive principal before the Final Scheduled Payment Date for your notes.

Payment Date Certificate

The Issuing Entity will cause the Servicer to agree to deliver to the Indenture Trustee, the Owner Trustee and each paying agent, if any, on each Determination Date, a certificate (the “Payment Date Certificate”) including, among other things, the following information with respect to such Payment Date and the related Collection Period and Accrual Period:

(i)	the amount of Collections allocable to the 2015-B SUBI Certificate,

(ii)	the amount of Available Funds,

(iii)	the amount of interest accrued during the related Accrual Period on each class of Notes and, for any classes of Floating Rate Notes, the applicable Note Rate for the related Accrual Period for such Payment Date for such classes of Floating Rate Notes, if any, respectively,

(iv)	the Note Balance for each class of Notes and the Certificate Balance, in each case on the day immediately preceding such Payment Date,

(v)	(A) the Reserve Account Requirement, (B) the amount deposited in the Reserve Account, if any, (C) the Reserve Account Draw Amount, if any, (D) the balance on deposit in the Reserve Account after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date,

(vi)	the amount being distributed to each class of the Noteholders (the “Note Distribution Amount”) and to the Certificateholder (the “Certificate Distribution Amount”),

(vii)	the amount of the Note Distribution Amount allocable to interest on and principal of each class of the Notes and any Principal Carryover Shortfall for each class of the Notes,

(viii)	the amount paid to reduce the Certificate Balance of, and to pay the Principal Carryover Shortfall for, the Certificates,

(ix)	the Monthly Principal Distributable Amount and the Optimal Principal Distributable Amount,

(x)	the Note Factor for each class of the Notes and the certificate factor for the Certificates after giving effect to the distribution of the Note Distribution Amount and the Certificate Distribution Amount, respectively,

(xi)	the aggregate amount of Residual Value Losses and Residual Value Surplus for such Collection Period,

(xii)	the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds,

(xiii)	the amount of any Payment Date Advance Reimbursement for such Collection Period,

(xiv)	the Servicing Fee for such Collection Period,

(xv)	delinquency and loss information for the Collection Period,

(xvi)	any material change in practices with respect to charge-offs, collection and management of delinquent Leases, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience,

(xvii)	any material modifications, extensions or waivers to Lease terms, fees, penalties or payments during the Collection Period,

(xviii)	any material breaches of representations, warranties or covenants contained in the Leases,

(xix)	any new issuance of notes or other securities backed by the SUBI Assets (if applicable),

(xx)	any material additions, removals or substitutions of SUBI Assets, repurchases of SUBI Assets, and

(xxi)	any material change in the underwriting, origination or acquisition of Leases.

On any Payment Date, the Note Balance will equal the Initial Note Balance reduced by all payments of principal made on or prior to such Payment Date on the Notes.

“Residual Value Loss” for each Leased Vehicle that is returned to the Servicer following the termination of the related Lease at its Lease Maturity Date or an Early Lease Termination, will mean the excess, if any, of (a) the Base Residual of such Leased Vehicle, over (b) the sum of (without duplication) the related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” for each Leased Vehicle that is returned to the Servicer following the termination of the related Lease at its Lease Maturity Date or an Early Lease Termination, will mean the excess, if any, of (a) the sum of (without duplication) the Net Auction Proceeds from the sale of the Leased Vehicle and all Net Insurance Proceeds over (b) the Securitization Value of such Leased Vehicle at the date of termination.

“Net Auction Proceeds” will mean with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than insurance proceeds, reduced by the related disposition expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advances.

“Net Insurance Proceeds” means, with respect to any Leased Vehicle, Lease or lessee, all related insurance proceeds, net of the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the Servicer under the Titling Trust Agreement.

“Insurance Expenses” means, with respect to any Leased Vehicle, Lease or lessee, the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the Servicer under the Titling Trust Agreement. Insurance Expenses will be reimbursable to the Servicer as a deduction from Net Insurance Proceeds.

Each amount set forth pursuant to clauses (iii), (iv), (vi), (vii) and (viii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or Certificate.

The Indenture Trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon the Payment Date Certificate.

ADDITIONAL INFORMATION REGARDING THE SECURITIES

Statements to Securityholders

On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record, as of the close of business on the related Record Date (which, for the Notes other than Retained Notes, if any, (and unless Definitive Notes are issued under the limited circumstances described in “Additional Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus) shall be Cede as the nominee of DTC) and each Hired NRSRO, an unaudited report (which may or may not be based on the Payment Date Certificate prepared by the Servicer), setting forth with respect to such Payment Date or the related Record Date or Collection Period, as the case may be, among other things, the items listed under clauses (i) through (xviii) in the first paragraph of “Distributions on the Notes — Payment Date Certificate” above.

Copies of such statements may be obtained by the Noteholders or Note Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee (during the term of the Indenture) will mail to each person who at any time during such calendar year was a Noteholder a statement containing such information as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes.

Optional Purchase

In order to avoid excessive administrative expenses, the Servicer will be permitted at its option to purchase the 2015-B SUBI Certificate from the Issuing Entity on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, (a) the sum of the then-outstanding Note Balance and the then-outstanding Certificate Balance is less than or equal to 10% of the sum of the Initial Note Balance and the Initial Certificate Balance, or (b) the then-outstanding Note Balance is reduced to zero and the holders of 100% of the outstanding Certificates consent thereto. The exercise of that option by the Servicer is referred to in this Prospectus Supplement as an “Optional Purchase.” The purchase price for the 2015-B SUBI Certificate (which, with the consent of the Servicer and 100% of the Certificateholders, may be deemed to be the aggregate Securitization Value of the SUBI Assets on such Payment Date) (the “Optional Purchase Price”) will equal the greater of (i) the fair market value of the SUBI Assets, and (ii) the sum of the Redemption Price for the Notes, the Servicing Fee (including any unpaid Servicing Fees for prior Collection Periods), and unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances (in each case, after giving effect to any payments made on such Payment Date). In connection with an Optional Purchase, the Servicer will deposit the Optional Purchase Price into the SUBI Collection Account on the Deposit Date relating to the date of such redemption. The “Redemption Price” for the Notes will equal the aggregate outstanding Note Balance, plus accrued and unpaid interest thereon at the related Note Rates (including, to the extent allowed by law, interest on overdue interest, if applicable), to but not including the Payment Date fixed for redemption. The Owner Trustee and the Indenture Trustee (to the extent the Notes are still outstanding), will give written notice of redemption to each Securityholder. On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after such Payment Date.

It is expected that at such time as the Optional Purchase becomes available to the Servicer, only the Certificates will be outstanding.

Advances

On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of certain Leased Vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of Leases relating to certain Matured Vehicles. As used in this Prospectus Supplement, the term “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance.

Monthly Payment Advances. If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the Servicer will advance the difference between (a) the amount of the Monthly Payment due and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes (each, a “Monthly Payment Advance”).

Sales Proceeds Advances. If the Servicer does not sell or otherwise dispose of a Leased Vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date the Servicer will advance to the Issuing Entity an amount equal to, if the related Lease (i) terminated early but is not a Lease in default, the Securitization Value, and (ii) relates to a Leased Vehicle that matured on its scheduled termination date, the Base Residual (each, a “Sales Proceeds Advance”).

The Servicer will be entitled to reimbursement of Monthly Payment Advances and Sales Proceeds Advance to the extent described in “Description of the Servicing Agreement — Advances” in the accompanying Prospectus. For more information regarding the Servicer’s obligation to deposit Advances into the SUBI Collection Account and right to be reimbursed for Advances, you should refer to “Description of the Servicing Agreement — Advances” in the accompanying Prospectus.

Compensation for Servicer and Administrative Agent

As Servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the SUBI Assets under the Servicing Agreement. Pursuant to the Trust Administration Agreement, NMAC, as Administrative Agent (the “Administrative Agent”) will also perform the administrative obligations required to be performed by the Issuing Entity or the Owner Trustee under the Indenture and the Trust Agreement. As Servicer, NMAC will be entitled to receive a fee in respect of the SUBI Assets equal to, for each Collection Period, one-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all Leases as of the first day of that Collection Period (the “Servicing Fee”). The Servicer will also be entitled to receive any interest and other investment earnings (net of losses and expenses) earned during the Collection Period from the investment of monies on deposit in the SUBI Collection Account and the Reserve Account. See “Description of the Servicing Agreement – Servicing Compensation” in the accompanying Prospectus. The Servicing Fee will be payable on each Payment Date and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. For performance of its obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the Administrative Agent will be entitled to a monthly payment of compensation in an amount to be agreed to between the Administrative Agent and the Servicer, which will be solely an obligation of the Servicer.

As Servicer, NMAC will also be entitled to additional compensation as described under “Description of the Servicing Agreement — Servicing Compensation” in the accompanying Prospectus.

Fees and Expenses

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee	One-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all Leases as of the first day of the Collection Period or, in the case of the first Payment Date, as of the Cutoff Date	Servicer	Payable prior to payment of interest on and principal of the Notes

Reimbursable Expenses(1)	Costs and expenses incurred by the Servicer in a legal proceeding to protect or otherwise enforce the rights of the Titling Trust or the Titling Trustee in a Lease or Leased Vehicle	Servicer	Payable prior to payment of interest on and principal of the Notes

Indenture Trustee and Owner Trustee Expenses	So long as no Indenture Default has occurred and is continuing, to the extent unpaid by the Administrative Agent for at least 60 days (as required by the Indenture and Trust Agreement, as applicable), any amounts due to the Indenture Trustee and the Owner Trustee for accrued and unpaid fees, expenses and indemnity payments	Indenture Trustee and Owner Trustee	Payable after payments of interest on and principal of the Notes and after any required deposits in the Reserve Account

	If an Indenture Default has occurred and is continuing, resulting in an acceleration of the Notes which has not been rescinded, any amounts due to the Indenture Trustee and the Owner Trustee for accrued and unpaid fees, expenses and indemnity payments		Payable prior to payment of interest on and principal of the Notes

(1)	Reimbursable Expenses will be paid to the Servicer on any day after the Servicer supplies the Titling Trustee with an officer’s certificate setting forth the calculations for such Reimbursable Expenses. See “Security for the Notes — The Accounts — The SUBI Collection Account — Withdrawals from the SUBI Collection Account” in this Prospectus Supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP, tax counsel to the Issuing Entity, is of the opinion that for federal income tax purposes, the Notes (other than Notes retained by the Depositor or transferred to any affiliate that is treated as the same person as the Depositor for U.S. federal income tax purposes) will be characterized as debt and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.

The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Notes purchased by the Underwriters, at the applicable prices set forth on the cover page of this Prospectus Supplement. If all of the Notes purchased by the Underwriters are not sold at the initial offering price, the Underwriters may change the offering price and other selling terms.

Assuming the Underwriters do not change the prices of Notes as set forth in the immediately preceding paragraph, it is anticipated that no class of Notes offered hereunder will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of Notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of Notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of Notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of Notes are sold to the public) will constitute OID. A Noteholder must include OID in income over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Notes. It is unclear whether those provisions would be applicable to the Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Noteholders regarding OID, if any, will be based on the assumption that the leases will prepay at a rate based on the assumption used in pricing the Notes offered hereunder. However, no representation will be made regarding the prepayment rate of the leases. See “Maturity, Prepayment and Yield Considerations” in this Prospectus Supplement. Accordingly, Noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the leases (and the OID rules) if the Notes offered hereunder are issued with OID.

In the case of a Note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the Note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the Note. Such income generally is capital gain. Special OID rules would apply to Notes issued with an original issue date to maturity of one year or less. See “Material Federal Income Tax Consequence – Short Term Debt” in the accompanying Prospectus. If the Notes are not issued with OID but a holder purchases a Note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such Note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

See the discussion under “Material Federal Income Tax Consequences — Tax Consequences to Owners of the Notes” in the accompanying Prospectus.

CERTAIN U.S. EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Subject to important considerations described below and in the accompanying prospectus, the Notes are eligible for purchase by Plans. Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan Investor from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties or liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to Title I of ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are “governmental plans” (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under state, local or other laws that are similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan Investor that acquired a Note if the assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets treatment contained in the Regulation were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, it is anticipated that, at the time of their issuance, the Notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination that the Notes should be treated as indebtedness without substantial equity features is based upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features and the assignment of an “investment grade” rating to the likelihood of payment of the stated principal and interest on the Notes at the time of issuance. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.

However, without regard to whether the Notes are treated as an equity interest of the Issuing Entity for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a non-exempt prohibited transaction if the Issuing Entity, the Servicer, the Sponsor, the Administrative Agent, the Owner Trustee, the Depositor, the Titling Trustee, the Indenture Trustee, the Trust Agent or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor, is the sponsor of such Benefit Plan Investor or is a fiduciary acting on behalf of the Benefit Plan Investor in connection with the acquisition or holding of the Notes. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan Investor, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes and the relationship of the party in interest to the Benefit Plan Investor. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan

Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption. Furthermore, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions may not cover all acts that might be construed as prohibited transactions. For example, to the extent the Administrative Agent, Issuing Entity, the Servicer, the Sponsor, the Owner Trustee, the Depositor, the Titling Trustee, the Indenture Trustee, the Trust Agent or any of their respective affiliates has investment discretion to invest the assets of a Benefit Plan Investor in the Notes, gives investment advice with respect to the Benefit Plan Investor’s investment in the Notes or is an employer maintaining or contributing to the Benefit Plan Investor, the above exemptions likely would not cover the Benefit Plan Investor’s investment in the Notes and, as a result, the investment in the Notes might give rise to a non-exempt prohibited transaction.

By acquiring a Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary or trustee) is deemed to represent and warrant that either (a) such purchaser or transferee is not acquiring the Note (or interest therein) with the assets of a Plan or (b) (i) the Note is rated at least “investment grade” by an NRSRO at the time of acquisition and (ii) the acquisition and holding of the Note (or interest therein) will not, in the case of a Benefit Plan Investor, give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, result in a violation of any Similar Law. Benefit Plan Investors and Plans that are subject to Similar Law may not acquire the Notes (or interest therein) at any time that the rating on such Notes is below “investment grade.”

A Plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other applicable legal requirements.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the Depositor has agreed to sell to each of the Underwriters (the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes, if and when issued, set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.
Mizuho Securities USA Inc.
SG Americas Securities, LLC

Total

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes listed in the table above if any of the Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Notes purchased by the Underwriters, at the applicable prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of     % of the principal

amount of the Notes per Class A-1 Note,     % per Class A-2a Note,     % per Class A-2b Note,     % per Class A-3 Note and     % per Class A-4 Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of     % per Class A-1 Note,     % per Class A-2a Note,     % per Class A-2b Note,     % per Class A-3 Note and     % per Class A-4 Note to some other dealers. After the initial public offering of the Notes, the public offering price and those concessions may be changed.

Any Retained Notes will not be sold to the Underwriters under the Underwriting Agreement. Subject to certain conditions, Retained Notes may be subsequently sold from time to time to purchasers directly by the Depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the Depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor and NMAC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NMAC and its affiliates.

The Notes are new issues of securities with no established trading markets. The Depositor has been advised by the Underwriters that they intend to make a market in the Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

The Issuing Entity may, from time to time, invest funds in the Accounts in Permitted Investments acquired from the Underwriters.

NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the 2015-B SUBI Certificate to the Depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a lease purchase facility. One or more of the Underwriters, their respective affiliates, or entities for which their respective affiliates act as administrative agent and/or provide liquidity lines may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as repurchase proceeds.

Additionally, certain of the Underwriters and their affiliates engage in transactions with and perform services for NMAC and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with NMAC and its affiliates.

The Underwriters have advised the Depositor that in connection with the offering to the public of the Notes purchased by the Underwriters, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the 1934 Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. Neither the Depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of the foregoing on the prices for the Notes. Neither the Depositor nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the 1934 Act generally requires trades in the secondary market to settle in three Business Days, unless the parties to such trade expressly agree otherwise.

Because delivery of Notes to purchasers hereunder will settle more than three Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof are encouraged to consult their own advisors.

Offering Restrictions

United Kingdom

Each Underwriter has represented and agreed that (i) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom; and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor.

European Economic Area

In relation to each Relevant Member State, each Underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of Notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of Notes shall require the Issuing Entity, the Depositor or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision: (a) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and (b) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

In connection with any sales of Securities outside of the United States, the Underwriters may act through one or more of their affiliates.

In addition, the UTI Beneficiary and the Depositor are the underwriters with respect to the 2015-B SUBI Certificate, which is not offered hereby.

Requirements for Certain European Regulated Investors and Affiliates

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (EEA) and by certain affiliates of those institutions. These Articles are supplemented by (i) regulatory technical standards set forth in Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014, which came into effect on July 3, 2014, and (ii) implementing technical standards set forth in Commission Delegated Regulation (EU) No 602/2014, which came into effect on June 25, 2014. CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a material net economic interest of not less than 5 percent in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Requirements similar to those set forth in CRR Articles 405-406 apply to investments in securitizations by alternative investment fund managers (“AIFMs”) required to become authorized under EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”), pursuant to Article 17 of AIFMD and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD (the “AIFM Regulation”), will apply from January 1, 2016 to investments in securitizations by insurance and reinsurance undertakings regulated under EU Directive 2009/138/EU, as amended, known as the Solvency II Directive, pursuant to Article 135(2) of that Directive and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35, and are expected to be implemented in the future for other types of investors which are regulated by national authorities of EEA member states, such as undertakings for collective investments in transferrable securities (UCITS) funds (those existing and similar requirements together, “EU Retention Rules”). When implemented, such requirements may apply to investments in securities already issued, including the notes being offered by this prospectus supplement. The EU Retention Rules for different types of regulated investors are not identical to those in CRR Articles 405-406, and, in particular, additional due diligence obligations apply to AIFMs and will apply to insurance and reinsurance undertakings.

None of the Sponsor, the Depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of any EU Retention Rules.

Failure by an investor or investment manager to comply with any applicable EU Retention Rules with respect to an investment in the notes offered by this prospectus supplement may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus supplement. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL LITIGATION

No litigation or governmental proceeding is pending, or has been threatened, against the UTI Beneficiary, the Depositor or the Issuing Entity.

NMAC and the Titling Trust are parties to, and are vigorously defending, numerous legal proceedings, all of which NMAC and the Titling Trust, as applicable, believe constitute ordinary routine litigation incidental to the business and activities conducted by NMAC and the Titling Trust. Some of the actions naming NMAC and/or the Titling Trust are or purport to be class action suits. In the opinion of management of NMAC, the amount of ultimate liability on pending claims and actions as of the date of this Prospectus Supplement should not have a material adverse effect on its condition, financial or otherwise, or on the Titling Trust, the Titling Trust Assets or the SUBI. However, there can be no assurance in this regard or that future litigation will not adversely affect NMAC or the Titling Trust. See “Risk Factors — Risks associated with legal proceedings relating to leases” in this Prospectus Supplement.

CERTAIN RELATIONSHIPS

The Depositor is a wholly-owned subsidiary of NMAC. The sole beneficiary of the Titling Trust is the UTI Beneficiary. The sole beneficiary of the UTI Beneficiary is NMAC. In addition to the agreements described in the accompanying prospectus and this Prospectus Supplement, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with NNA. The Owner Trustee and the Indenture Trustee are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the Owner Trustee and the Indenture Trustee may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types.

LEGAL MATTERS

In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Depositor and the Servicer by the general counsel of the Servicer and Mayer Brown LLP. Richards, Layton & Finger, P.A. will act as Delaware counsel to the Depositor. Orrick, Herrington & Sutcliffe LLP will act as counsel for the Underwriters.

INDEX OF PRINCIPAL TERMS

100% Prepayment Assumption	S-41
1934 Act	S-26
2015-B SUBI Certificate	S-24
50% Prepayment Assumption	S-42
ABS	S-41
Accounts	S-65
Accrual Period	S-59
Adjusted Capitalized Cost	S-32
Administrative Agent	S-72
Advance	S-71
Agreement of Definitions	S-25
AIFM Regulation	S-79
AIFMD	S-79
AIFMs	S-79
ALG	S-35
ALG Residual	S-35
Available Funds	S-66
Available Funds Shortfall Amount	S-66
Available Principal Distribution Amount	S-61
Base Residual	S-35
Basic Documents	S-25
Basic Servicing Agreement	S-29
Benefit Plan Investor	S-14
Business Day	S-58
Calculation Agent	S-60
Casualty Termination	S-31
Cede	S-55
Certificate Balance	S-59
Certificate Distribution Account	S-65
Certificate Distribution Amount	S-69
Certificateholders	S-24
Certificates	S-24
CFPB	S-21
Class A-2 notes	S-8
Class A-2 Notes	S-58
Clearstream Banking Luxembourg	A-1
Closing Date	S-24
Code	S-14, S-74
Collection Period	S-66
Collections	S-66
Contingent and Excess Liability Insurance	S-33
Contract Residual	S-35
covered financial companies	S-21
covered subsidiaries	S-21
Credit Termination	S-31
CRR	S-78
Cutoff Date	S-26
Dealers	S-24
Defaulted Vehicle	S-63
Definitive Notes	S-55
Deposit Date	S-34
Depositor	S-24
Designated LIBOR Page	S-60

Determination Date	S-66
Distribution Accounts	S-65
Dodd-Frank Act	S-21
DTC	S-55
DTC Participants	A-1
Early Lease Termination	S-31
Early Termination Charge	S-33
ERISA	S-14
EU Retention Rules	S-79
Euroclear	A-1
Excess Amounts	S-64
Excess Mileage and Excess Wear and Tear Charges	S-47
Final Scheduled Payment Date	S-62
Fixed Rate Notes	S-58
Floating Rate Notes	S-58
FSMA	S-1
Global Securities	A-1
hired NRSRO	S-13
Hired NRSRO	S-25
IFS	S-24
Indenture	S-25
Indenture Default	S-41
Indenture Trustee	S-25
Initial ALG Residual	S-57
Initial Certificate Balance	S-24
Initial Note Balance	S-24
Insurance Expenses	S-70
Interest Determination Date	S-59
Interest Reset Date	S-59
Issuing Entity	S-24
Issuing Entity’s Estate	S-25
Lease Maturity Date	S-31
Lease Rate	S-32
Lease Term	S-31
Leased Vehicles	S-24
Leases	S-24
Lessee Initiated Early Termination	S-31
LIBOR	S-59
Liquidation Proceeds	S-62
London Business Day	S-60
M&T	S-27
Matured Vehicle	S-63
Monthly Payment	S-31
Monthly Payment Advance	S-72
Monthly Principal Distributable Amount	S-61
Monthly Remittance Condition	S-63
MRM Residual	S-35
MSRP	S-57
NALT 2000-A	S-56
Net Auction Proceeds	S-70
Net Insurance Proceeds	S-70
Net Liquidation Proceeds	S-62

NMAC	S-24
NNA	S-57
Non-U.S. Person	A-4
Note Balance	S-61
Note Distribution Account	S-65
Note Distribution Amount	S-69
Note Factor	S-55
Note Owner	S-58
Note Rate	S-59
Noteholders	S-24
Notes	S-24
NRSRO	S-13
OID	S-74
Optimal Principal Distributable Amount	S-61
Optional Purchase	S-71
Optional Purchase Price	S-71
Order	S-1
Other SUBI	S-24
Outstanding Amount	S-63
Owner Trustee	S-25
Payment Date	S-58
Payment Date Advance Reimbursement	S-67
Payment Date Certificate	S-69
Permitted Investments	S-66
Plans	S-14
Prepayment Assumption	S-41, S-42
Principal Carryover Shortfall	S-61
Principal Distribution Amount	S-60
Prospectus Directive	S-2, S-78
PTCE	S-75
Public ABS Transaction	S-63
Rating Agency Condition	S-64
Reallocation Payments	S-61
Record Date	S-58
Redemption Price	S-71
Regulation	S-75
Reimbursable Expenses	S-63
Relevant Member State	S-1
Repurchase Payment	S-35
Required Deposit Rating	S-65

Reserve Account	S-64
Reserve Account Draw Amount	S-64
Reserve Account Requirement	S-64
Residual Value Loss	S-70
Residual Value Surplus	S-70
Retained Notes	S-24
RMBS	S-28
Rule 193 Information	S-40
Sales Proceeds Advance	S-72
SEC	S-26
Securities	S-24
Securitization Rate	S-35
Securitization Value	S-35
Securityholders	S-24
Servicer	S-29
Servicing Agreement	S-29
Servicing Fee	S-72
Servicing Supplement	S-29
Similar Laws	S-75
Spread	S-59
Statistical Cutoff Date	S-31
SUBI	S-24
SUBI Assets	S-24
SUBI Certificate Transfer Agreement	S-30
SUBI Collection Account	S-63
SUBI Supplement	S-29
SUBI Trust Agreement	S-29
Titling Trust	S-24
Titling Trust Agreement	S-29
Titling Trustee	S-29
Trust Agent	S-29
Trust Agreement	S-25
Trust SUBI Certificate Transfer Agreement	S-30
Trustees	S-25
U.S. Bank	S-25, S-28
Underwriters	S-76
Underwriting Agreement	S-76
UTI	S-24
UTI Beneficiary	S-24
WTNA	S-27

APPENDIX A

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Systems (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Banking Luxembourg and Euroclear (in such capacity) and the participating members of DTC (“DTC Participants”).

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(3)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner (within the meaning of the Code) of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S. or certain other criteria are met) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (IRS Form W-8BEN or W-8BEN-E, as applicable). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the 30% withholding tax on interest (and back-up withholding tax) by filing a signed original IRS Form W-8BEN or W-8BEN-E, as applicable (Certificate of Foreign Status). If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E, as applicable, must be filed within 30 days of that change. A new IRS Form W-8BEN or W-8BEN-E, as applicable, must be provided if the form expires.

Exemption for Non-U.S. Persons with effectively connected income (IRS Form W-8ECI). A beneficial owner of Global Securities that is a Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the 30% withholding tax on interest (and back-up withholding tax) by filing a signed original IRS Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If there is a change in circumstances making any information on the form incorrect, a new IRS Form W-8ECI must be provided within 30 days. A new IRS Form W-8ECI must also be provided upon expiration.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (IRS Form W-8BEN or W-8BEN-E, as applicable). Beneficial owners of Global Securities that are Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, (claiming treaty benefits) and under certain circumstances, by providing a U.S. taxpayer identification number.

Exemption for U.S. Persons (IRS Form W-9). Beneficial owners of Global Securities that are U.S. Persons can obtain a complete exemption from the 30% withholding tax on interest (and back-up withholding tax if such person certifies that it is exempt) by filing IRS Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate tax form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). An IRS Form W-9 and an IRS Form W-8BEN or W-8BEN-E, as applicable, on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. An IRS Form W-8BEN or W-8BEN-E, as applicable, on which a U.S. taxpayer identification is not provided and an IRS Form W-8ECI generally remains in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. For example, under FATCA (defined in the accompanying Prospectus), a U.S. withholding tax is imposed on interest, and, after December 31, 2016, gross proceeds, including the return of principal, from the sale or other disposition, including redemptions, of interest-bearing obligations, to certain foreign financial institutions and non-financial foreign entities if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. See “Certain Material Federal Income Tax Consequences” in the accompanying Prospectus. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any jurisdiction where it is not permitted.

APPENDIX B

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Leases

The leases allocated to the SUBI in each of NMAC’s securitized portfolios consisted of leases originated by a Dealer in such Dealer’s ordinary course of business and assigned to the Titling Trust on or prior to the applicable Cutoff Date, in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in the accompanying Prospectus. As of the relevant Cutoff Date, the leases in the securitized portfolios consisted of the following characteristics:

Lease Static Pool Statistics - 2009-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	68,370
Aggregate Securitization Value	$1,410,566,560.08
Base Residual	$947,930,333.20
Securitization Rate	7.40%
Weighted Average Original Term (Months)	38	(2)
Weighted Average Remaining Term (Months)	25	(2)
Seasoning (Months)(1)	13	(2)
Reserve Fund Required Balance	$21,158,498.40
Range of FICO Scores	525 to 883
Weighted Average FICO Score	740

Cutoff Date	May 31, 2009
Discounted Base Residual as a % of Securitization Value	57.53%
Base Residual as a % of MSRP	46.19%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	78.47%
Infiniti	21.53%

	Average		Minimum	Maximum
Securitization Value	$20,631.37		$7,431.29	$95,095.38
Base Residual	$13,864.71		$4,186.05	$54,923.60
Seasoning (Months)(1)	13	(2)	2	51
Remaining Term (Months)	25	(2)	9	58
Original Term (Months)	38	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	18,349	26.84%	$305,772,093.57	21.68%
Rogue	10,017	14.65%	$200,660,303.10	14.23%
Maxima	6,396	9.35%	$162,326,395.70	11.51%
Murano	6,752	9.88%	$139,857,981.89	9.92%
Pathfinder	5,587	8.17%	$110,324,576.96	7.82%
G35	4,096	5.99%	$103,727,846.21	7.35%
G37	1,912	2.80%	$58,675,767.75	4.16%
Sentra	3,718	5.44%	$50,283,278.45	3.56%
FX35	1,394	2.04%	$44,980,889.38	3.19%
Altima Coupe	2,195	3.21%	$43,161,728.78	3.06%
M35	1,317	1.93%	$37,308,520.08	2.64%
QX56	935	1.37%	$32,987,907.00	2.34%
Armada	609	0.89%	$17,620,216.11	1.25%
Xterra	978	1.43%	$15,802,037.19	1.12%
Crew Cab	899	1.31%	$15,596,073.90	1.11%
EX35	506	0.74%	$14,811,086.18	1.05%
Versa	1,001	1.46%	$13,065,423.47	0.93%
350Z	383	0.56%	$9,077,459.03	0.64%
M45	271	0.40%	$9,003,454.97	0.64%
Quest	340	0.50%	$6,351,147.80	0.45%
GT-R	67	0.10%	$5,043,012.59	0.36%
Frontier	316	0.46%	$4,691,174.17	0.33%
Titan	173	0.25%	$3,713,970.85	0.26%
370Z	102	0.15%	$3,580,422.44	0.25%
FX50	24	0.04%	$1,151,573.58	0.08%
FX45	18	0.03%	$636,238.75	0.05%
G35 Coupe	15	0.02%	$355,980.18	0.03%

Total	68,370	100.00%	$1,410,566,560.08	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Registration(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	11,172	16.34%	$204,963,929.26	14.53%
Florida	8,877	12.98%	$180,797,834.88	12.82%
New Jersey	8,216	12.02%	$171,862,115.91	12.18%
California	6,259	9.15%	$139,628,718.99	9.90%
Texas	3,576	5.23%	$80,940,744.54	5.74%
Pennsylvania	3,682	5.39%	$74,627,947.77	5.29%
Ohio	2,591	3.79%	$52,577,737.25	3.73%
Massachusetts	2,418	3.54%	$48,257,500.50	3.42%
Connecticut	2,341	3.42%	$46,800,757.63	3.32%
Illinois	1,947	2.85%	$43,190,565.89	3.06%
Georgia	1,399	2.05%	$31,525,424.40	2.23%
Michigan	1,464	2.14%	$29,519,526.23	2.09%
North Carolina	988	1.45%	$21,088,736.88	1.50%
Indiana	1,013	1.48%	$20,180,201.22	1.43%
Virginia	914	1.34%	$20,048,391.19	1.42%
Arizona	907	1.33%	$19,896,270.59	1.41%
Minnesota	963	1.41%	$19,625,235.26	1.39%
Colorado	794	1.16%	$17,073,640.05	1.21%
Louisiana	676	0.99%	$15,390,270.07	1.09%
Wisconsin	707	1.03%	$14,604,752.17	1.04%
Maryland	556	0.81%	$13,398,551.76	0.95%
Nevada	601	0.88%	$12,448,673.54	0.88%
Missouri	533	0.78%	$11,826,531.83	0.84%
New Hampshire	555	0.81%	$10,973,051.03	0.78%
Washington	472	0.69%	$10,288,960.62	0.73%
Alabama	471	0.69%	$9,903,163.33	0.70%
Utah	370	0.54%	$8,173,196.97	0.58%
Kentucky	386	0.56%	$7,995,769.35	0.57%
Rhode Island	397	0.58%	$7,973,495.36	0.57%
South Carolina	364	0.53%	$7,794,761.18	0.55%
Iowa	365	0.53%	$7,645,835.30	0.54%
Nebraska	376	0.55%	$7,174,859.61	0.51%
Kansas	252	0.37%	$5,361,017.66	0.38%
Maine	231	0.34%	$4,412,917.91	0.31%
Oklahoma	160	0.23%	$3,829,573.92	0.27%
Hawaii	188	0.27%	$3,733,140.30	0.26%
Delaware	184	0.27%	$3,721,271.91	0.26%
Mississippi	152	0.22%	$3,523,087.80	0.25%
Oregon	157	0.23%	$3,370,532.66	0.24%
Vermont	140	0.20%	$2,687,263.74	0.19%
North Dakota	103	0.15%	$1,876,980.00	0.13%
West Virginia	87	0.13%	$1,839,413.30	0.13%
New Mexico	76	0.11%	$1,794,070.20	0.13%
South Dakota	65	0.10%	$1,382,005.08	0.10%
Idaho	66	0.10%	$1,361,289.22	0.10%
Arkansas	60	0.09%	$1,319,305.61	0.09%
District of Columbia	51	0.07%	$1,169,098.96	0.08%
Montana	23	0.03%	$434,463.43	0.03%
Wyoming	19	0.03%	$422,855.64	0.03%
Alaska	6	0.01%	$131,122.18	0.01%

Total	68,370	100.00%	$1,410,566,560.08	100.00%

(1)	Excludes Tennessee.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Securitization Value(1)	Percentage of Aggregate Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
1st quarter 2010	557	0.81%		$12,746,397.11	0.90%		$11,257,892.83	1.19%
2nd quarter 2010	3,269	4.78%		$73,242,353.78	5.19%		$62,443,705.66	6.59%
3rd quarter 2010	4,499	6.58%		$74,485,522.98	5.28%		$58,910,111.35	6.21%
4th quarter 2010	3,546	5.19%		$66,398,571.19	4.71%		$48,977,039.48	5.17%
1st quarter 2011	8,497	12.43%		$188,869,430.63	13.39%		$133,087,951.07	14.04%
2nd quarter 2011	12,216	17.87%		$240,020,501.01	17.02%		$162,311,269.41	17.12%
3rd quarter 2011	11,757	17.20%		$220,113,564.55	15.60%		$143,066,504.26	15.09%
4th quarter 2011	10,561	15.45%		$209,221,003.43	14.83%		$129,996,483.54	13.71%
1st quarter 2012	5,734	8.39%		$127,467,786.90	9.04%		$81,686,802.39	8.62%
2nd quarter 2012	5,623	8.22%		$129,606,259.88	9.19%		$81,964,835.91	8.65%
3rd quarter 2012	1,249	1.83%		$38,590,310.90	2.74%		$21,723,735.01	2.29%
4th quarter 2012	212	0.31%		$7,184,790.66	0.51%		$3,229,818.38	0.34%
1st quarter 2013	278	0.41%		$9,798,617.90	0.69%		$4,485,633.00	0.47%
2nd quarter 2013	41	0.06%		$1,316,017.00	0.09%		$531,624.75	0.06%
3rd quarter 2013	24	0.04%		$815,181.07	0.06%		$301,334.97	0.03%
4th quarter 2013	153	0.22%		$5,138,735.67	0.36%		$1,844,298.71	0.19%
1st quarter 2014	153	0.22%		$5,533,091.03	0.39%		$2,105,213.28	0.22%
2nd quarter 2014	1	0.00	%(2)	$18,424.39	0.00	%(2)	$6,079.20	0.00	%(2)

Total	68,370	100.00%		$1,410,566,560.08	100.00%		$947,930,333.20	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Lease Static Pool Statistics - 2009-B

Original Pool Characteristics as of the Cutoff Date
Number of Leases	59,782
Aggregate Securitization Value	$1,311,398,557.00
Base Residual	$882,907,321.67
Securitization Rate	7.25%
Weighted Average Original Term (Months)	38	(2)
Weighted Average Remaining Term (Months)	26	(2)
Seasoning (Months)(1)	12	(2)
Reserve Fund Required Balance	$19,670,978.36
Range of FICO Scores	529 to 886
Weighted Average FICO Score	747

Cutoff Date	July 31, 2009
Discounted Base Residual as a % of Securitization Value	57.50%
Base Residual as a % of MSRP	46.95%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	71.21%
Infiniti	28.79%

	Average		Minimum	Maximum
Securitization Value	$21,936.34		$7,804.73	$98,676.77
Base Residual	$14,768.78		$4,776.00	$60,279.00
Seasoning (Months)(1)	12	(2)	1	56
Remaining Term (Months)	26	(2)	2	58
Original Term (Months)	38	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	22,275	37.26%	$382,561,159.32	29.17%
Murano	9,907	16.57%	$237,051,433.56	18.08%
G35	5,274	8.82%	$134,064,907.83	10.22%
Maxima	4,853	8.12%	$127,191,544.67	9.70%
Rogue	4,999	8.36%	$104,040,925.32	7.93%
G37	2,580	4.32%	$76,349,938.65	5.82%
M35	1,616	2.70%	$47,658,215.98	3.63%
QX56	1,341	2.24%	$44,369,870.27	3.38%
FX35	1,119	1.87%	$31,851,579.06	2.43%
EX35	1,088	1.82%	$30,641,280.89	2.34%
Pathfinder	1,275	2.13%	$24,693,796.91	1.88%
Altima Coupe	1,017	1.70%	$20,758,508.55	1.58%
Sentra	815	1.36%	$11,225,807.12	0.86%
M45	299	0.50%	$10,274,821.58	0.78%
Armada	164	0.27%	$4,312,014.26	0.33%
370Z	130	0.22%	$4,307,929.20	0.33%
GT-R	49	0.08%	$3,854,379.86	0.29%
Frontier	166	0.28%	$2,762,150.39	0.21%
Titan	163	0.27%	$2,593,506.95	0.20%
Xterra	176	0.29%	$2,565,909.03	0.20%
Versa	184	0.31%	$2,214,846.64	0.17%
Quest	91	0.15%	$1,483,478.33	0.11%
350Z	62	0.10%	$1,423,545.07	0.11%
G35 Coupe	54	0.09%	$1,213,318.51	0.09%
Cube	49	0.08%	$865,114.59	0.07%
FX45	23	0.04%	$754,180.60	0.06%
Q45	13	0.02%	$314,393.85	0.02%

Total	59,782	100.00%	$1,311,398,557.00	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	9,457	15.82%	$187,323,256.21	14.28%
New Jersey	7,257	12.14%	$162,666,317.87	12.40%
Florida	7,467	12.49%	$162,330,065.78	12.38%
California	5,260	8.80%	$122,145,796.33	9.31%
Texas	3,297	5.52%	$77,150,828.86	5.88%
Pennsylvania	3,157	5.28%	$69,033,754.24	5.26%
Ohio	2,469	4.13%	$53,603,836.72	4.09%
Connecticut	1,894	3.17%	$41,263,034.83	3.15%
Illinois	1,672	2.80%	$40,222,479.50	3.07%
Massachusetts	1,861	3.11%	$40,107,927.58	3.06%
Tennessee	1,750	2.93%	$35,564,021.44	2.71%
Michigan	1,364	2.28%	$29,113,599.45	2.22%
Georgia	1,202	2.01%	$27,549,422.73	2.10%
Minnesota	885	1.48%	$19,355,482.89	1.48%
North Carolina	856	1.43%	$19,077,006.54	1.45%
Indiana	854	1.43%	$18,002,420.98	1.37%
Arizona	745	1.25%	$17,520,929.37	1.34%
Virginia	737	1.23%	$17,432,662.79	1.33%
Colorado	626	1.05%	$14,482,492.53	1.10%
Maryland	523	0.87%	$13,557,850.81	1.03%
Louisiana	564	0.94%	$13,031,772.82	0.99%
Wisconsin	553	0.93%	$12,130,264.05	0.92%
Missouri	485	0.81%	$11,447,209.66	0.87%
Nevada	461	0.77%	$10,243,116.42	0.78%
New Hampshire	394	0.66%	$8,150,376.59	0.62%
Washington	333	0.56%	$8,133,539.46	0.62%
Alabama	362	0.61%	$7,773,662.86	0.59%
Rhode Island	312	0.52%	$6,646,159.29	0.51%
South Carolina	291	0.49%	$6,616,509.66	0.50%
Utah	267	0.45%	$6,172,595.76	0.47%
Iowa	260	0.43%	$5,850,445.41	0.45%
Kentucky	276	0.46%	$5,799,851.54	0.44%
Nebraska	278	0.47%	$5,656,782.83	0.43%
Kansas	216	0.36%	$4,871,626.16	0.37%
Mississippi	174	0.29%	$3,970,420.94	0.30%
Oklahoma	136	0.23%	$3,305,214.73	0.25%
Delaware	141	0.24%	$3,198,970.27	0.24%
Oregon	134	0.22%	$3,104,001.85	0.24%
Maine	143	0.24%	$2,938,010.83	0.22%
Hawaii	129	0.22%	$2,685,146.17	0.20%
North Dakota	95	0.16%	$2,002,833.44	0.15%
Vermont	78	0.13%	$1,699,558.70	0.13%
New Mexico	55	0.09%	$1,508,335.19	0.12%
District of Columbia	53	0.09%	$1,301,031.20	0.10%
South Dakota	59	0.10%	$1,270,260.56	0.10%
West Virginia	55	0.09%	$1,184,103.41	0.09%
Arkansas	50	0.08%	$1,158,910.35	0.09%
Idaho	48	0.08%	$998,647.12	0.08%
Wyoming	26	0.04%	$596,965.64	0.05%
Montana	18	0.03%	$389,192.64	0.03%
Alaska	3	0.01%	$59,854.00	0.00	%(3)

Total	59,782	100.00%	$1,311,398,557.00	100.00%

(1)	Based on the billing address of the lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Securitization Value(1)	Percentage of Aggregate Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2009	296	0.50%		$5,238,040.05	0.40%		$4,771,282.85	0.54%
1st quarter 2010	1,203	2.01%		$24,762,678.39	1.89%		$21,602,225.93	2.45%
2nd quarter 2010	925	1.55%		$22,767,950.25	1.74%		$19,363,905.72	2.19%
3rd quarter 2010	1,226	2.05%		$27,531,366.59	2.10%		$22,774,250.58	2.58%
4th quarter 2010	3,424	5.73%		$57,872,612.85	4.41%		$43,302,898.57	4.90%
1st quarter 2011	3,343	5.59%		$67,264,705.97	5.13%		$49,011,744.30	5.55%
2nd quarter 2011	7,000	11.71%		$171,469,808.78	13.08%		$121,296,046.10	13.74%
3rd quarter 2011	11,738	19.63%		$252,907,681.22	19.29%		$172,862,285.21	19.58%
4th quarter 2011	10,296	17.22%		$197,306,676.04	15.05%		$129,623,448.07	14.68%
1st quarter 2012	5,514	9.22%		$124,210,472.27	9.47%		$79,141,304.22	8.96%
2nd quarter 2012	4,087	6.84%		$100,384,540.12	7.65%		$62,300,393.67	7.06%
3rd quarter 2012	10,495	17.56%		$253,101,238.78	19.30%		$153,660,459.52	17.40%
4th quarter 2012	139	0.23%		$3,525,756.69	0.27%		$1,979,591.73	0.22%
1st quarter 2013	40	0.07%		$1,023,681.06	0.08%		$409,226.50	0.05%
2nd quarter 2013	20	0.03%		$700,633.02	0.05%		$301,220.85	0.03%
3rd quarter 2013	4	0.01%		$108,164.78	0.01%		$47,020.30	0.01%
4th quarter 2013	1	0.00	%(2)	$32,753.49	0.00	%(2)	$10,750.35	0.00	%(2)
1st quarter 2014	4	0.01%		$129,828.08	0.01%		$46,302.15	0.01%
2nd quarter 2014	27	0.05%		$1,059,968.56	0.08%		$402,965.05	0.05%

Total	59,782	100.00%		$1,311,398,557.00	100.00%		$882,907,321.67	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Lease Static Pool Statistics - 2010-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	46,032
Aggregate Securitization Value	$947,568,199.56
Base Residual	$667,403,639.32
Securitization Rate	6.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	23	(2)
Seasoning (Months)(1)	16	(2)
Reserve Fund Required Balance	$14,213,523.00
Range of FICO Scores	548 to 884
Weighted Average FICO Score	752

Cutoff Date	April 30, 2010
Discounted Base Residual as a % of Securitization Value	62.85%
Base Residual as a % of MSRP	48.02%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	81.19%
Infiniti	18.81%

	Average		Minimum	Maximum
Securitization Value	$20,584.99		$6,655.09	$92,856.99
Base Residual	$14,498.69		$5,136.25	$55,068.00
Seasoning (Months)(1)	16	(2)	2	41
Remaining Term (Months)	23	(2)	4	58
Original Term (Months)	39	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	15,422	33.50%	$285,756,273.06	30.16%
Murano	7,149	15.53%	$147,662,286.66	15.58%
Maxima	4,128	8.97%	$94,555,031.95	9.98%
Rogue	3,987	8.66%	$77,416,364.54	8.17%
G37	2,174	4.72%	$73,590,307.84	7.77%
Pathfinder	3,155	6.85%	$58,371,847.64	6.16%
Sentra	2,313	5.02%	$29,842,987.87	3.15%
G35	1,035	2.25%	$25,842,170.22	2.73%
FX35	684	1.49%	$24,422,914.06	2.58%
Altima Coupe	1,371	2.98%	$23,719,046.76	2.50%
M35	681	1.48%	$22,373,201.63	2.36%
EX35	731	1.59%	$20,178,557.24	2.13%
Armada	530	1.15%	$13,763,041.46	1.45%
QX56	187	0.41%	$8,546,108.31	0.90%
Frontier	566	1.23%	$8,424,965.75	0.89%
Xterra	473	1.03%	$7,034,078.13	0.74%
Quest	316	0.69%	$5,345,913.23	0.56%
Versa	492	1.07%	$4,925,613.77	0.52%
350Z	187	0.41%	$3,633,606.60	0.38%
370Z	100	0.22%	$3,240,108.28	0.34%
Titan	154	0.33%	$2,579,674.72	0.27%
M45	56	0.12%	$2,017,314.57	0.21%
GT-R	21	0.05%	$1,637,139.25	0.17%
Cube	89	0.19%	$1,403,813.28	0.15%
FX50	28	0.06%	$1,209,101.41	0.13%
G35 Coupe	3	0.01%	$76,731.35	0.01%

Total	46,032	100.00%	$947,568,199.56	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	6,199	13.47%		$130,193,527.78	13.74%
New Jersey	6,143	13.35%		$128,742,858.36	13.59%
New York	4,579	9.95%		$83,762,749.66	8.84%
California	3,733	8.11%		$77,977,866.64	8.23%
Pennsylvania	3,078	6.69%		$62,094,848.04	6.55%
Texas	2,379	5.17%		$53,848,693.33	5.68%
Ohio	2,185	4.75%		$44,590,675.79	4.71%
Massachusetts	1,996	4.34%		$39,114,848.32	4.13%
Connecticut	1,711	3.72%		$34,287,433.71	3.62%
Illinois	1,412	3.07%		$31,877,123.50	3.36%
Michigan	1,277	2.77%		$25,625,435.83	2.70%
Georgia	953	2.07%		$20,833,963.55	2.20%
Indiana	849	1.84%		$16,869,374.13	1.78%
Minnesota	826	1.79%		$16,775,865.45	1.77%
North Carolina	714	1.55%		$15,313,755.56	1.62%
Arizona	618	1.34%		$12,984,967.84	1.37%
Virginia	629	1.37%		$12,974,547.24	1.37%
Wisconsin	516	1.12%		$10,545,700.40	1.11%
Colorado	471	1.02%		$9,848,093.07	1.04%
Missouri	434	0.94%		$9,471,188.34	1.00%
Maryland	399	0.87%		$9,262,152.94	0.98%
New Hampshire	416	0.90%		$7,956,085.43	0.84%
Louisiana	361	0.78%		$7,802,559.81	0.82%
Nevada	386	0.84%		$7,641,771.77	0.81%
South Carolina	305	0.66%		$6,448,297.18	0.68%
Rhode Island	320	0.70%		$6,203,704.49	0.65%
Iowa	262	0.57%		$5,383,329.34	0.57%
Washington	241	0.52%		$5,219,440.61	0.55%
Kentucky	262	0.57%		$5,213,021.12	0.55%
Alabama	247	0.54%		$5,059,042.07	0.53%
Nebraska	258	0.56%		$4,930,167.01	0.52%
Tennessee	181	0.39%		$4,317,245.14	0.46%
Kansas	206	0.45%		$4,295,962.55	0.45%
Utah	202	0.44%		$4,251,751.98	0.45%
Delaware	141	0.31%		$2,931,240.11	0.31%
Oklahoma	130	0.28%		$2,846,316.54	0.30%
Maine	144	0.31%		$2,715,165.91	0.29%
Mississippi	114	0.25%		$2,429,423.00	0.26%
Hawaii	121	0.26%		$2,396,258.72	0.25%
Vermont	110	0.24%		$2,154,496.08	0.23%
Oregon	98	0.21%		$2,030,620.86	0.21%
North Dakota	94	0.20%		$1,812,134.94	0.19%
West Virginia	61	0.13%		$1,174,725.34	0.12%
South Dakota	54	0.12%		$1,093,521.11	0.12%
New Mexico	50	0.11%		$987,230.66	0.10%
Arkansas	46	0.10%		$929,826.64	0.10%
Idaho	53	0.12%		$914,238.62	0.10%
District of Columbia	37	0.08%		$791,920.16	0.08%
Montana	19	0.04%		$396,367.93	0.04%
Wyoming	10	0.02%		$214,962.76	0.02%
Alaska	2	0.00	%(3)	$31,702.21	0.00	%(3)

Total	46,032	100.00%		$947,568,199.56	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
3rd quarter 2010	1,403	3.05%	$21,795,951.21	2.30%	$20,287,320.71	3.04%
4th quarter 2010	3,715	8.07%	$57,507,668.30	6.07%	$51,290,848.97	7.69%
1st quarter 2011	4,197	9.12%	$70,719,218.76	7.46%	$58,702,799.47	8.80%
2nd quarter 2011	3,327	7.23%	$58,097,974.60	6.13%	$45,549,222.29	6.82%
3rd quarter 2011	1,192	2.59%	$20,469,756.75	2.16%	$15,678,904.02	2.35%
4th quarter 2011	2,978	6.47%	$67,177,139.67	7.09%	$48,365,443.02	7.25%
1st quarter 2012	5,017	10.90%	$104,379,496.04	11.02%	$74,810,185.57	11.21%
2nd quarter 2012	5,506	11.96%	$108,510,257.04	11.45%	$76,100,039.49	11.40%
3rd quarter 2012	5,415	11.76%	$105,983,588.94	11.18%	$71,547,627.17	10.72%
4th quarter 2012	5,026	10.92%	$105,808,423.44	11.17%	$67,182,591.36	10.07%
1st quarter 2013	4,823	10.48%	$109,098,264.60	11.51%	$68,162,158.42	10.21%
2nd quarter 2013	2,812	6.11%	$94,270,590.16	9.95%	$57,546,239.45	8.62%
3rd quarter 2013	318	0.69%	$12,331,424.39	1.30%	$7,030,811.55	1.05%
4th quarter 2013	113	0.25%	$4,104,688.34	0.43%	$1,970,445.40	0.30%
1st quarter 2014	59	0.13%	$2,255,273.46	0.24%	$1,097,863.50	0.16%
2nd quarter 2014	32	0.07%	$1,248,738.26	0.13%	$517,143.25	0.08%
3rd quarter 2014	41	0.09%	$1,522,388.67	0.16%	$651,736.45	0.10%
4th quarter 2014	38	0.08%	$1,472,384.12	0.16%	$597,170.55	0.09%
1st quarter 2015	20	0.04%	$814,972.82	0.09%	$315,088.68	0.05%

Total	46,032	100.00%	$947,568,199.56	100.00%	$667,403,639.32	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2010-B

Original Pool Characteristics as of the Cutoff Date
Number of Leases	39,413
Aggregate Securitization Value	$892,857,143.26
Base Residual	$592,421,789.76
Securitization Rate	6.00%
Weighted Average Original Term (Months)	40	(2)
Weighted Average Remaining Term (Months)	29	(2)
Seasoning (Months)(1)	10	(2)
Reserve Fund Required Balance	$4,464,285.71
Range of FICO Scores	600 to 886
Weighted Average FICO Score	750

Cutoff Date	October 31, 2010
Discounted Base Residual as a % of Securitization Value	57.28%
Base Residual as a % of MSRP	50.13%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	83.69%
Infiniti	16.31%

	Average		Minimum	Maximum
Securitization Value	$22,653.87		$8,223.38	$96,269.82
Base Residual	$15,031.13		$4,996.20	$64,500.00
Seasoning (Months)(1)	10	(2)	2	31
Remaining Term (Months)	29	(2)	16	58
Original Term (Months)	40	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	13,779	34.96%		$276,090,230.93	30.92%
Maxima	5,524	14.02%		$146,033,382.89	16.36%
Rogue	4,873	12.36%		$97,174,164.86	10.88%
Murano	3,332	8.45%		$87,754,657.00	9.83%
G37	1,905	4.83%		$56,458,314.41	6.32%
Sentra	3,631	9.21%		$54,821,939.05	6.14%
FX35	720	1.83%		$23,500,911.77	2.63%
G35	929	2.36%		$21,756,152.34	2.44%
Pathfinder	827	2.10%		$21,174,141.68	2.37%
Altima Coupe	904	2.29%		$19,308,510.82	2.16%
Armada	419	1.06%		$15,336,702.99	1.72%
M35	493	1.25%		$14,976,130.72	1.68%
EX35	527	1.34%		$12,956,045.93	1.45%
QX56	237	0.60%		$11,966,377.77	1.34%
370Z	274	0.70%		$9,133,951.48	1.02%
Frontier	365	0.93%		$8,051,450.58	0.90%
Cube	386	0.98%		$5,721,661.08	0.64%
GT-R	58	0.15%		$4,517,613.14	0.51%
M45	42	0.11%		$1,466,668.98	0.16%
Versa	101	0.26%		$1,379,534.14	0.15%
FX50	33	0.08%		$1,343,028.28	0.15%
M37	22	0.06%		$1,069,408.34	0.12%
Xterra	24	0.06%		$573,482.48	0.06%
Titan	4	0.01%		$114,121.07	0.01%
M56	2	0.01%		$109,340.76	0.01%
G25	1	0.00	%(2)	$37,363.29	0.00	%(2)
350Z	1	0.00	%(2)	$31,856.48	0.00	%(2)

Total	39,413	100.00%		$892,857,143.26	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	7,393	18.76%		$151,846,449.66	17.01%
New Jersey	5,255	13.33%		$120,122,950.14	13.45%
Florida	5,049	12.81%		$115,743,999.50	12.96%
California	2,352	5.97%		$57,428,346.01	6.43%
Pennsylvania	2,538	6.44%		$56,422,638.16	6.32%
Texas	1,752	4.45%		$45,005,364.89	5.04%
Ohio	1,999	5.07%		$44,320,966.80	4.96%
Massachusetts	1,674	4.25%		$35,231,575.96	3.95%
Connecticut	1,486	3.77%		$32,658,875.57	3.66%
Illinois	1,047	2.66%		$26,302,056.20	2.95%
Michigan	992	2.52%		$21,789,507.42	2.44%
Minnesota	715	1.81%		$16,055,788.95	1.80%
Georgia	637	1.62%		$14,955,032.85	1.67%
Indiana	647	1.64%		$14,434,776.60	1.62%
North Carolina	437	1.11%		$10,556,934.44	1.18%
Wisconsin	440	1.12%		$9,823,567.86	1.10%
Virginia	358	0.91%		$9,271,142.09	1.04%
Maryland	321	0.81%		$8,684,336.54	0.97%
Arizona	347	0.88%		$8,509,117.51	0.95%
Missouri	336	0.85%		$7,834,512.28	0.88%
Colorado	301	0.76%		$7,573,867.05	0.85%
New Hampshire	343	0.87%		$7,361,644.66	0.82%
Tennessee	267	0.68%		$6,524,657.63	0.73%
Nevada	283	0.72%		$6,475,060.75	0.73%
Rhode Island	234	0.59%		$5,241,357.38	0.59%
Louisiana	200	0.51%		$5,175,930.42	0.58%
Iowa	211	0.54%		$4,835,448.36	0.54%
South Carolina	174	0.44%		$4,119,411.41	0.46%
Alabama	162	0.41%		$3,956,486.02	0.44%
Washington	142	0.36%		$3,678,343.55	0.41%
Nebraska	153	0.39%		$3,451,017.96	0.39%
Kentucky	147	0.37%		$3,311,515.65	0.37%
Kansas	132	0.33%		$3,129,252.29	0.35%
Utah	124	0.31%		$2,933,267.96	0.33%
Delaware	110	0.28%		$2,465,904.43	0.28%
Maine	105	0.27%		$2,251,145.43	0.25%
Mississippi	76	0.19%		$1,804,704.04	0.20%
Vermont	76	0.19%		$1,713,554.37	0.19%
Oklahoma	63	0.16%		$1,673,593.63	0.19%
Hawaii	61	0.15%		$1,534,114.72	0.17%
Oregon	54	0.14%		$1,402,066.13	0.16%
North Dakota	47	0.12%		$1,124,534.74	0.13%
West Virginia	44	0.11%		$1,012,591.21	0.11%
South Dakota	26	0.07%		$641,073.25	0.07%
District of Columbia	28	0.07%		$631,737.70	0.07%
New Mexico	18	0.05%		$501,548.46	0.06%
Idaho	22	0.06%		$496,621.29	0.06%
Arkansas	21	0.05%		$490,022.53	0.05%
Wyoming	8	0.02%		$200,546.62	0.02%
Montana	5	0.01%		$130,790.28	0.01%
Alaska	1	0.00	%(3)	$17,393.98	0.00	%(3)

Total	39,413	100.00%		$892,857,143.26	100.00%

(1)	Based on the billing address of the lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
1st quarter 2012	552	1.40%	$14,254,866.49	1.60%	$10,789,381.59	1.82%
2nd quarter 2012	2,212	5.61%	$58,893,425.13	6.60%	$43,142,774.15	7.28%
3rd quarter 2012	3,632	9.22%	$89,310,841.19	10.00%	$64,085,841.73	10.82%
4th quarter 2012	5,230	13.27%	$104,143,083.72	11.66%	$72,527,395.78	12.24%
1st quarter 2013	6,550	16.62%	$138,925,073.14	15.56%	$95,130,372.78	16.06%
2nd quarter 2013	6,742	17.11%	$149,013,221.93	16.69%	$99,458,876.08	16.79%
3rd quarter 2013	6,665	16.91%	$148,653,876.23	16.65%	$94,801,551.83	16.00%
4th quarter 2013	6,769	17.17%	$153,464,428.45	17.19%	$94,340,650.53	15.92%
1st quarter 2014	226	0.57%	$9,814,695.51	1.10%	$5,287,617.75	0.89%
2nd quarter 2014	136	0.35%	$5,122,723.95	0.57%	$2,630,581.11	0.44%
3rd quarter 2014	500	1.27%	$13,487,336.39	1.51%	$7,040,503.15	1.19%
4th quarter 2014	19	0.05%	$682,964.70	0.08%	$282,711.60	0.05%
1st quarter 2015	18	0.05%	$778,088.72	0.09%	$325,360.95	0.05%
2nd quarter 2015	65	0.16%	$2,343,297.76	0.26%	$943,046.69	0.16%
3rd quarter 2015	97	0.25%	$3,969,219.96	0.44%	$1,635,124.04	0.28%

Total	39,413	100.00%	$892,857,143.26	100.00%	$592,421,789.76	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2011-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	45,906
Aggregate Securitization Value	$1,054,216,867.63
Base Residual	$732,955,136.04
Securitization Rate	7.00%
Weighted Average Original Term (Months)	40	(2)
Weighted Average Remaining Term (Months)	27	(2)
Seasoning (Months)(1)	13	(2)
Reserve Account Required Balance	$5,271,084.34
Range of FICO Scores	600 to 886
Weighted Average FICO Score	751

Cutoff Date	June 30, 2011
Discounted Base Residual as a % of Securitization Value	59.17%
Base Residual as a % of MSRP	50.03%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	70.06%
Infiniti	29.94%

	Average		Minimum	Maximum
Securitization Value	$22,964.69		$7,630.51	$86,873.99
Base Residual	$15,966.43		$4,116.80	$58,816.00
Seasoning (Months)(1)	13	(2)	3	39
Remaining Term (Months)	27	(2)	16	56
Original Term (Months)	40	(2)	36	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	9,400	20.48%	$174,819,735.13	16.58%
G37	5,467	11.91%	$168,417,739.75	15.98%
Maxima	6,441	14.03%	$160,407,013.54	15.22%
Rogue	7,260	15.81%	$139,859,090.59	13.27%
Murano	3,867	8.42%	$93,663,327.76	8.88%
Sentra	4,834	10.53%	$67,694,887.40	6.42%
FX35	1,170	2.55%	$38,334,195.18	3.64%
M37	862	1.88%	$34,006,897.97	3.23%
QX56	552	1.20%	$28,369,845.75	2.69%
Pathfinder	1,102	2.40%	$26,023,281.32	2.47%
EX35	783	1.71%	$21,651,018.91	2.05%
Altima Coupe	1,046	2.28%	$20,623,939.17	1.96%
Armada	570	1.24%	$19,657,172.56	1.86%
G25	400	0.87%	$11,092,922.17	1.05%
Frontier	464	1.01%	$9,548,196.09	0.91%
370Z	306	0.67%	$9,245,747.43	0.88%
M35	249	0.54%	$7,818,835.50	0.74%
Cube	409	0.89%	$5,546,427.17	0.53%
Juke	193	0.42%	$3,875,742.87	0.37%
Versa	257	0.56%	$3,185,729.83	0.30%
M56	61	0.13%	$3,036,824.18	0.29%
GT-R	26	0.06%	$1,804,518.38	0.17%
FX50	43	0.09%	$1,801,103.32	0.17%
Xterra	47	0.10%	$1,062,349.59	0.10%
G35	40	0.09%	$962,715.22	0.09%
Quest	30	0.07%	$906,513.50	0.09%
Titan	22	0.05%	$621,997.00	0.06%
M45	5	0.01%	$179,100.34	0.02%

Total	45,906	100.00%	$1,054,216,867.63	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	6,027	13.13%		$133,586,778.67	12.67%
Florida	5,764	12.56%		$130,931,102.72	12.42%
New York	6,279	13.68%		$122,519,781.25	11.62%
California	3,022	6.58%		$77,836,414.06	7.38%
Texas	2,600	5.66%		$73,391,493.43	6.96%
Pennsylvania	3,130	6.82%		$69,186,219.65	6.56%
Ohio	2,410	5.25%		$52,463,540.93	4.98%
Massachusetts	2,156	4.70%		$46,647,164.27	4.42%
Connecticut	1,993	4.34%		$43,834,582.44	4.16%
Illinois	1,379	3.00%		$34,388,340.88	3.26%
Georgia	1,065	2.32%		$28,379,354.81	2.69%
Michigan	1,296	2.82%		$28,286,814.38	2.68%
Minnesota	832	1.81%		$18,501,109.94	1.75%
Indiana	720	1.57%		$15,468,902.45	1.47%
North Carolina	563	1.23%		$15,062,523.40	1.43%
Maryland	470	1.02%		$13,708,436.05	1.30%
Wisconsin	594	1.29%		$13,054,996.05	1.24%
Virginia	488	1.06%		$12,093,448.93	1.15%
Arizona	410	0.89%		$10,659,757.84	1.01%
Colorado	376	0.82%		$9,625,873.05	0.91%
Missouri	364	0.79%		$8,966,404.50	0.85%
New Hampshire	374	0.81%		$7,923,821.83	0.75%
Louisiana	286	0.62%		$7,874,353.70	0.75%
Rhode Island	335	0.73%		$7,323,303.76	0.69%
Nevada	311	0.68%		$7,217,138.73	0.68%
Tennessee	243	0.53%		$6,784,759.51	0.64%
Washington	242	0.53%		$6,523,090.52	0.62%
Iowa	251	0.55%		$5,572,567.42	0.53%
South Carolina	215	0.47%		$5,387,238.51	0.51%
Alabama	180	0.39%		$4,684,590.19	0.44%
Kentucky	184	0.40%		$4,330,912.17	0.41%
Utah	144	0.31%		$3,783,563.46	0.36%
Nebraska	171	0.37%		$3,624,353.04	0.34%
Delaware	154	0.34%		$3,552,900.02	0.34%
Kansas	131	0.29%		$3,174,150.94	0.30%
Maine	120	0.26%		$2,394,737.89	0.23%
Hawaii	86	0.19%		$2,231,111.15	0.21%
Mississippi	76	0.17%		$1,992,367.16	0.19%
Vermont	96	0.21%		$1,963,786.72	0.19%
Oregon	68	0.15%		$1,836,621.54	0.17%
Oklahoma	52	0.11%		$1,544,338.77	0.15%
West Virginia	65	0.14%		$1,430,248.55	0.14%
District of Columbia	46	0.10%		$1,174,193.65	0.11%
North Dakota	37	0.08%		$823,604.74	0.08%
New Mexico	29	0.06%		$818,108.66	0.08%
Arkansas	22	0.05%		$543,880.47	0.05%
Idaho	17	0.04%		$359,379.82	0.03%
South Dakota	14	0.03%		$274,981.59	0.03%
Wyoming	9	0.02%		$223,099.40	0.02%
Montana	9	0.02%		$219,460.96	0.02%
Alaska	1	0.00	%(3)	$37,163.09	0.00	%(3)

Total	45,906	100.00%		$1,054,216,867.63	100.00%

(1)	Based on the billing addresses of the lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2012	2,715	5.91%	$53,252,914.10	5.05%	$40,514,584.70	5.53%
1st quarter 2013	5,101	11.11%	$109,312,932.28	10.37%	$81,629,641.27	11.14%
2nd quarter 2013	6,139	13.37%	$137,653,789.26	13.06%	$100,460,900.34	13.71%
3rd quarter 2013	7,610	16.58%	$170,422,255.19	16.17%	$120,491,836.11	16.44%
4th quarter 2013	8,329	18.14%	$190,057,793.78	18.03%	$129,769,579.32	17.70%
1st quarter 2014	7,924	17.26%	$192,131,822.80	18.23%	$129,730,601.12	17.70%
2nd quarter 2014	6,916	15.07%	$168,323,509.84	15.97%	$113,228,327.75	15.45%
3rd quarter 2014	556	1.21%	$10,907,212.71	1.03%	$6,443,388.06	0.88%
4th quarter 2014	214	0.47%	$7,891,742.24	0.75%	$4,103,795.99	0.56%
1st quarter 2015	134	0.29%	$4,909,678.42	0.47%	$2,472,515.98	0.34%
2nd quarter 2015	15	0.03%	$523,012.97	0.05%	$244,457.50	0.03%
3rd quarter 2015	32	0.07%	$1,112,246.21	0.11%	$508,301.80	0.07%
4th quarter 2015	143	0.31%	$4,860,812.42	0.46%	$2,146,174.85	0.29%
1st quarter 2016	78	0.17%	$2,857,145.40	0.27%	$1,211,031.25	0.17%

Total	45,906	100.00%	$1,054,216,867.63	100.00%	$732,955,136.04	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2011-B

Original Pool Characteristics as of the Cutoff Date
Number of Leases	52,337
Aggregate Securitization Value	$1,168,693,999.35
Base Residual	$792,996,464.28
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	29	(2)
Seasoning (Months)(1)	11	(2)
Reserve Account Required Balance	$5,843,470.00
Range of FICO Scores	600 to 881
Weighted Average FICO Score	750

Cutoff Date	August 31, 2011
Discounted Base Residual as a % of Securitization Value	57.32%
Base Residual as a % of MSRP	48.12%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	72.27%
Infiniti	27.73%

	Average		Minimum	Maximum
Securitization Value	$22,330.17		$7,211.55	$94,655.34
Base Residual	$15,151.74		$4,991.30	$55,098.00
Seasoning (Months)(1)	11	(2)	2	39
Remaining Term (Months)	29	(2)	12	58
Original Term (Months)	39	(2)	36	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	12,992	24.82%		$239,047,783.27	20.45%
G37	5,875	11.23%		$176,522,723.72	15.10%
Maxima	6,969	13.32%		$175,839,722.06	15.05%
Rogue	7,216	13.79%		$137,716,745.10	11.78%
Sentra	6,156	11.76%		$86,845,646.31	7.43%
Murano	3,672	7.02%		$85,462,026.48	7.31%
M37	1,092	2.09%		$41,502,669.93	3.55%
QX56	614	1.17%		$32,089,575.60	2.75%
Pathfinder	1,206	2.30%		$28,108,838.44	2.41%
FX35	745	1.42%		$24,717,584.72	2.11%
Armada	702	1.34%		$23,558,360.62	2.02%
Altima Coupe	1,164	2.22%		$23,250,249.12	1.99%
G25	761	1.45%		$20,326,652.58	1.74%
EX35	661	1.26%		$17,935,791.70	1.53%
Frontier	647	1.24%		$13,323,387.07	1.14%
370Z	233	0.45%		$7,183,037.82	0.61%
M35	195	0.37%		$5,847,190.43	0.50%
Juke	279	0.53%		$5,569,105.61	0.48%
Cube	399	0.76%		$5,190,201.04	0.44%
Versa	357	0.68%		$4,825,656.22	0.41%
M56	87	0.17%		$4,035,923.18	0.35%
Quest	127	0.24%		$3,694,722.52	0.32%
Xterra	102	0.19%		$2,229,927.92	0.19%
GT-R	28	0.05%		$2,179,621.08	0.19%
FX50	21	0.04%		$802,634.14	0.07%
Titan	22	0.04%		$557,536.66	0.05%
G35	14	0.03%		$292,015.34	0.02%
M45	1	0.00	%(2)	$38,670.69	0.00	%(2)

Total	52,337	100.00%		$1,168,693,999.35	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	7,626	14.57%	$174,746,412.72	14.95%
Florida	7,115	13.59%	$165,838,016.67	14.19%
New York	7,339	14.02%	$143,554,975.14	12.28%
California	3,326	6.35%	$80,618,468.07	6.90%
Pennsylvania	3,561	6.80%	$75,074,205.01	6.42%
Texas	2,550	4.87%	$65,195,552.40	5.58%
Ohio	2,616	5.00%	$56,088,121.98	4.80%
Massachusetts	2,369	4.53%	$48,636,433.86	4.16%
Connecticut	1,936	3.70%	$40,720,702.82	3.48%
Illinois	1,480	2.83%	$35,168,785.66	3.01%
Michigan	1,436	2.74%	$29,596,467.31	2.53%
Georgia	968	1.85%	$23,668,509.75	2.03%
Minnesota	876	1.67%	$18,209,758.00	1.56%
Indiana	797	1.52%	$16,476,947.14	1.41%
North Carolina	646	1.23%	$15,714,415.09	1.34%
Virginia	602	1.15%	$14,890,910.17	1.27%
Wisconsin	657	1.26%	$13,715,480.42	1.17%
Arizona	499	0.95%	$12,262,191.33	1.05%
Maryland	453	0.87%	$12,044,819.99	1.03%
Missouri	441	0.84%	$10,220,337.70	0.87%
New Hampshire	463	0.88%	$9,618,047.00	0.82%
Tennessee	342	0.65%	$8,902,734.18	0.76%
Colorado	369	0.71%	$8,628,007.22	0.74%
Nevada	366	0.70%	$8,112,718.35	0.69%
Rhode Island	356	0.68%	$7,525,613.94	0.64%
Iowa	345	0.66%	$7,392,094.70	0.63%
Louisiana	281	0.54%	$7,272,713.99	0.62%
Washington	270	0.52%	$6,853,676.05	0.59%
South Carolina	243	0.46%	$5,719,835.30	0.49%
Alabama	220	0.42%	$5,599,141.04	0.48%
Kentucky	195	0.37%	$4,382,409.61	0.37%
Nebraska	193	0.37%	$3,910,847.22	0.33%
Utah	156	0.30%	$3,778,142.76	0.32%
Kansas	160	0.31%	$3,775,266.04	0.32%
Delaware	161	0.31%	$3,633,754.16	0.31%
Maine	143	0.27%	$2,912,451.60	0.25%
Oregon	97	0.19%	$2,741,405.48	0.23%
Mississippi	99	0.19%	$2,303,429.39	0.20%
Vermont	116	0.22%	$2,210,256.17	0.19%
Hawaii	96	0.18%	$2,179,934.78	0.19%
Oklahoma	74	0.14%	$1,979,108.34	0.17%
West Virginia	58	0.11%	$1,266,316.60	0.11%
District of Columbia	48	0.09%	$1,261,955.27	0.11%
North Dakota	46	0.09%	$942,375.84	0.08%
South Dakota	43	0.08%	$906,289.36	0.08%
New Mexico	31	0.06%	$757,197.05	0.06%
Arkansas	23	0.04%	$590,182.09	0.05%
Idaho	23	0.04%	$464,038.27	0.04%
Wyoming	13	0.02%	$318,176.41	0.03%
Montana	11	0.02%	$258,345.17	0.02%
Alaska	3	0.01%	$56,024.75	0.00	%(3)

Total	52,337	100.00%	$1,168,693,999.35	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarters of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
3rd quarter 2012	452	0.86%	$8,200,074.13	0.70%	$6,629,433.65	0.84%
4th quarter 2012	1,533	2.93%	$28,032,810.70	2.40%	$21,936,871.46	2.77%
1st quarter 2013	2,461	4.70%	$48,105,448.31	4.12%	$36,657,289.45	4.62%
2nd quarter 2013	4,076	7.79%	$86,935,515.30	7.44%	$64,347,788.32	8.11%
3rd quarter 2013	7,481	14.29%	$158,000,302.88	13.52%	$112,392,958.94	14.17%
4th quarter 2013	7,089	13.54%	$159,118,271.49	13.62%	$109,582,219.51	13.82%
1st quarter 2014	7,471	14.27%	$172,622,491.97	14.77%	$117,037,737.46	14.76%
2nd quarter 2014	8,086	15.45%	$189,895,911.37	16.25%	$126,861,804.81	16.00%
3rd quarter 2014	9,151	17.48%	$211,888,044.94	18.13%	$134,460,459.95	16.96%
4th quarter 2014	4,147	7.92%	$91,302,690.46	7.81%	$56,224,373.23	7.09%
1st quarter 2015	103	0.20%	$3,984,715.24	0.34%	$2,089,614.79	0.26%
2nd quarter 2015	118	0.23%	$4,792,128.10	0.41%	$2,366,549.25	0.30%
3rd quarter 2015	12	0.02%	$365,655.47	0.03%	$156,419.05	0.02%
4th quarter 2015	14	0.03%	$509,906.74	0.04%	$217,911.30	0.03%
1st quarter 2016	50	0.10%	$1,837,400.20	0.16%	$776,268.40	0.10%
2nd quarter 2016	87	0.17%	$2,933,562.61	0.25%	$1,190,557.61	0.15%
3rd quarter 2016	6	0.01%	$169,069.45	0.01%	$68,207.10	0.01%

Total	52,337	100.00%	$1,168,693,999.35	100.00%	$792,996,464.28	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2012-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	63,835
Aggregate Securitization Value	$1,338,405,600.85
Base Residual	$914,251,733.82
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	27	(2)
Seasoning (Months)(1)	12	(2)
Reserve Account Required Balance	$6,692,028.00
Range of FICO Scores	600 to 883
Weighted Average FICO Score	749

Cutoff Date	February 29, 2012
Discounted Base Residual as a % of Securitization Value	58.26%
Base Residual as a % of MSRP	45.74%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	74.88%
Infiniti	25.12%

	Average		Minimum	Maximum
Securitization Value	$20,966.64		$6,933.33	$98,185.78
Base Residual	$14,322.11		$4,399.30	$54,221.00
Seasoning (Months)(1)	12	(2)	3	42
Remaining Term (Months)	27	(2)	18	56
Original Term (Months)	39	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	16,114	25.24%		$278,935,975.55	20.84%
G37	7,459	11.68%		$212,551,312.52	15.88%
Maxima	8,627	13.51%		$204,600,373.59	15.29%
Rogue	9,291	14.55%		$170,209,995.25	12.72%
Murano	4,634	7.26%		$106,658,440.36	7.97%
Sentra	7,415	11.62%		$100,372,441.58	7.50%
M37	941	1.47%		$34,073,874.01	2.55%
Pathfinder	1,391	2.18%		$31,215,230.54	2.33%
QX56	605	0.95%		$30,459,372.04	2.28%
Armada	929	1.46%		$29,071,415.78	2.17%
G25	1,065	1.67%		$25,849,712.97	1.93%
Altima Coupe	1,319	2.07%		$24,280,622.77	1.81%
Frontier	1,072	1.68%		$20,671,198.53	1.54%
FX35	560	0.88%		$18,898,121.00	1.41%
EX35	372	0.58%		$10,303,835.81	0.77%
Versa	695	1.09%		$8,607,893.11	0.64%
Juke	363	0.57%		$6,504,251.57	0.49%
Quest	219	0.34%		$5,618,799.90	0.42%
370Z	174	0.27%		$4,975,049.36	0.37%
GT-R	48	0.08%		$3,450,094.74	0.26%
Xterra	168	0.26%		$3,291,437.91	0.25%
Cube	257	0.40%		$3,248,586.31	0.24%
M56	67	0.10%		$2,928,377.05	0.22%
M35	17	0.03%		$766,708.45	0.06%
Titan	24	0.04%		$529,417.71	0.04%
FX50	7	0.01%		$290,438.98	0.02%
G35	2	0.00	%(2)	$42,623.47	0.00	%(2)

Total	63,835	100.00%		$1,338,405,600.85	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	10,196	15.97%	$183,562,205.37	13.71%
New Jersey	8,417	13.19%	$182,277,769.03	13.62%
Florida	7,875	12.34%	$171,163,706.14	12.79%
California	4,264	6.68%	$96,411,335.54	7.20%
Pennsylvania	4,151	6.50%	$83,634,734.29	6.25%
Texas	3,120	4.89%	$76,637,762.65	5.73%
Ohio	3,430	5.37%	$69,448,452.45	5.19%
Massachusetts	3,021	4.73%	$59,503,517.17	4.45%
Connecticut	2,258	3.54%	$45,921,804.81	3.43%
Illinois	1,797	2.82%	$40,787,233.55	3.05%
Michigan	1,504	2.36%	$30,061,300.58	2.25%
Georgia	1,149	1.80%	$26,590,878.21	1.99%
Minnesota	1,230	1.93%	$24,676,822.66	1.84%
North Carolina	880	1.38%	$19,850,624.24	1.48%
Indiana	912	1.43%	$18,276,775.90	1.37%
Wisconsin	835	1.31%	$17,031,608.05	1.27%
Virginia	725	1.14%	$16,698,111.74	1.25%
Maryland	555	0.87%	$13,738,401.89	1.03%
New Hampshire	698	1.09%	$13,367,326.14	1.00%
Arizona	567	0.89%	$12,813,948.23	0.96%
Missouri	526	0.82%	$11,495,123.82	0.86%
Colorado	497	0.78%	$10,840,376.09	0.81%
Iowa	508	0.80%	$10,081,888.33	0.75%
Tennessee	373	0.58%	$9,268,585.34	0.69%
Rhode Island	423	0.66%	$8,418,128.44	0.63%
Louisiana	340	0.53%	$8,368,370.74	0.63%
Nevada	362	0.57%	$7,697,265.97	0.58%
Washington	316	0.50%	$7,432,343.67	0.56%
South Carolina	340	0.53%	$7,369,280.40	0.55%
Alabama	275	0.43%	$6,477,018.89	0.48%
Kentucky	263	0.41%	$5,475,794.19	0.41%
Nebraska	260	0.41%	$5,134,830.07	0.38%
Utah	213	0.33%	$4,591,921.82	0.34%
Kansas	202	0.32%	$4,296,649.17	0.32%
Maine	207	0.32%	$4,045,532.30	0.30%
Delaware	184	0.29%	$3,943,371.06	0.29%
Hawaii	125	0.20%	$2,672,674.66	0.20%
Vermont	146	0.23%	$2,654,928.95	0.20%
Mississippi	116	0.18%	$2,579,916.00	0.19%
Oklahoma	94	0.15%	$2,375,354.78	0.18%
Oregon	91	0.14%	$2,210,440.16	0.17%
North Dakota	76	0.12%	$1,561,637.27	0.12%
West Virginia	71	0.11%	$1,429,663.33	0.11%
District of Columbia	54	0.08%	$1,240,723.48	0.09%
New Mexico	42	0.07%	$1,106,113.30	0.08%
South Dakota	41	0.06%	$907,367.29	0.07%
Arkansas	33	0.05%	$785,960.70	0.06%
Idaho	30	0.05%	$633,094.18	0.05%
Montana	19	0.03%	$361,943.53	0.03%
Wyoming	17	0.03%	$353,281.03	0.03%
Alaska	7	0.01%	$141,703.26	0.01%

Total	63,835	100.00%	$1,338,405,600.85	100.00%

(1)	Based on the billing addresses of the lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
3rd quarter 2013	3,297	5.16%	$60,615,456.89	4.53%	$46,238,556.27	5.06%
4th quarter 2013	10,169	15.93%	$195,288,438.08	14.59%	$142,692,791.17	15.61%
1st quarter 2014	10,770	16.87%	$220,703,774.55	16.49%	$158,628,531.00	17.35%
2nd quarter 2014	11,441	17.92%	$240,071,267.78	17.94%	$167,337,396.80	18.30%
3rd quarter 2014	11,890	18.63%	$254,285,175.67	19.00%	$167,536,470.56	18.32%
4th quarter 2014	11,625	18.21%	$259,126,477.01	19.36%	$165,962,662.55	18.15%
1st quarter 2015	4,366	6.84%	$97,578,377.99	7.29%	$60,805,471.37	6.65%
2nd quarter 2015	52	0.08%	$2,076,743.34	0.16%	$1,064,646.55	0.12%
3rd quarter 2015	99	0.16%	$4,068,515.10	0.30%	$2,043,284.50	0.22%
4th quarter 2015	24	0.04%	$754,473.04	0.06%	$343,110.95	0.04%
1st quarter 2016	5	0.01%	$170,140.61	0.01%	$71,209.25	0.01%
2nd quarter 2016	27	0.04%	$1,094,740.29	0.08%	$480,503.95	0.05%
3rd quarter 2016	49	0.08%	$2,007,166.82	0.15%	$829,300.05	0.09%
4th quarter 2016	21	0.03%	$564,853.69	0.04%	$217,798.85	0.02%

Total	63,835	100.00%	$1,338,405,600.85	100.00%	$914,251,733.82	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2012-B

Original Pool Characteristics as of the Cutoff Date
Number of Leases	40,104
Aggregate Securitization Value	$903,616,273.65
Base Residual	$627,132,358.72
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	28	(2)
Seasoning (Months)(1)	11	(2)
Reserve Account Required Balance	$4,518,081.37
Range of FICO Scores	600 to 884
Weighted Average FICO Score	745

Cutoff Date	September 30, 2012
Discounted Base Residual as a % of Securitization Value	58.91%
Base Residual as a % of MSRP	49.22%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	76.06%
Infiniti	23.94%

	Average		Minimum	Maximum
Securitization Value	$22,531.82		$8,255.90	$75,484.26
Base Residual	$15,637.65		$5,383.50	$55,654.20
Seasoning (Months)(1)	11	(2)	2	46
Remaining Term (Months)	28	(2)	12	58
Original Term (Months)	39	(2)	24	60

(1)	Seasoning is the number of months elapsed since origination of a Lease.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	11,040	27.53%		$202,820,511.29	22.45%
Maxima	4,844	12.08%		$124,593,512.47	13.79%
Rogue	6,245	15.57%		$121,814,243.18	13.48%
G37	3,457	8.62%		$109,838,674.65	12.16%
Murano	2,854	7.12%		$71,919,472.97	7.96%
Sentra	3,909	9.75%		$59,778,098.11	6.62%
M37	669	1.67%		$25,625,886.21	2.84%
QX56	491	1.22%		$24,761,511.36	2.74%
Frontier	1,106	2.76%		$23,905,688.60	2.65%
G25	731	1.82%		$18,703,629.04	2.07%
Pathfinder	745	1.86%		$17,728,053.75	1.96%
FX35	505	1.26%		$16,988,562.51	1.88%
Altima Coupe	806	2.01%		$16,773,494.55	1.86%
Armada	452	1.13%		$14,664,583.75	1.62%
JX35	249	0.62%		$10,691,165.42	1.18%
Quest	302	0.75%		$7,694,757.56	0.85%
Versa	571	1.42%		$7,422,314.71	0.82%
Juke	354	0.88%		$6,865,588.03	0.76%
EX35	236	0.59%		$6,783,096.55	0.75%
370Z	203	0.51%		$6,103,404.30	0.68%
Xterra	203	0.51%		$4,117,020.31	0.46%
M56	32	0.08%		$1,420,904.08	0.16%
M35	23	0.06%		$994,795.88	0.11%
Cube	51	0.13%		$695,783.22	0.08%
FX50	12	0.03%		$495,989.41	0.05%
Titan	12	0.03%		$299,015.75	0.03%
GT-R	2	0.00	%(2)	$116,515.98	0.01%

Total	40,104	100.00%		$903,616,273.65	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	4,302	10.73%	$89,463,861.27	9.90%
Florida	4,016	10.01%	$83,364,944.34	9.23%
California	3,266	8.14%	$79,358,854.39	8.78%
New York	3,708	9.25%	$71,385,803.66	7.90%
Pennsylvania	2,940	7.33%	$65,065,713.94	7.20%
Texas	2,344	5.84%	$62,507,632.29	6.92%
Ohio	2,586	6.45%	$57,036,720.98	6.31%
Massachusetts	1,996	4.98%	$43,701,487.10	4.84%
Connecticut	1,677	4.18%	$36,828,747.78	4.08%
Illinois	1,474	3.68%	$36,514,301.04	4.04%
Georgia	868	2.16%	$21,873,938.37	2.42%
Michigan	965	2.41%	$21,808,052.05	2.41%
Minnesota	948	2.36%	$21,095,572.16	2.33%
North Carolina	667	1.66%	$16,783,667.99	1.86%
Virginia	625	1.56%	$15,808,531.54	1.75%
Indiana	697	1.74%	$15,265,122.25	1.69%
Wisconsin	674	1.68%	$14,641,394.81	1.62%
Maryland	517	1.29%	$14,640,030.82	1.62%
Arizona	489	1.22%	$11,936,864.43	1.32%
Colorado	468	1.17%	$10,591,717.68	1.17%
New Hampshire	477	1.19%	$10,078,187.79	1.12%
Missouri	389	0.97%	$9,341,423.45	1.03%
Iowa	387	0.96%	$8,478,613.71	0.94%
Tennessee	306	0.76%	$8,229,244.24	0.91%
Louisiana	269	0.67%	$7,180,115.41	0.79%
Nevada	305	0.76%	$6,851,917.37	0.76%
Rhode Island	310	0.77%	$6,554,555.59	0.73%
Washington	227	0.57%	$6,038,102.09	0.67%
South Carolina	227	0.57%	$5,273,774.38	0.58%
Kentucky	231	0.58%	$5,071,017.05	0.56%
Alabama	187	0.47%	$4,437,768.79	0.49%
Nebraska	190	0.47%	$4,228,900.59	0.47%
Kansas	169	0.42%	$3,977,277.61	0.44%
Maine	191	0.48%	$3,941,754.46	0.44%
Utah	142	0.35%	$3,495,495.08	0.39%
Delaware	142	0.35%	$3,248,860.73	0.36%
Vermont	110	0.27%	$2,234,291.04	0.25%
Hawaii	94	0.23%	$2,225,205.99	0.25%
Mississippi	86	0.21%	$2,064,549.05	0.23%
Oregon	77	0.19%	$2,025,568.34	0.22%
Oklahoma	61	0.15%	$1,790,804.00	0.20%
West Virginia	61	0.15%	$1,404,120.35	0.16%
North Dakota	53	0.13%	$1,177,280.67	0.13%
South Dakota	45	0.11%	$983,592.88	0.11%
New Mexico	36	0.09%	$981,580.20	0.11%
District of Columbia	33	0.08%	$911,986.10	0.10%
Arkansas	25	0.06%	$685,288.66	0.08%
Idaho	21	0.05%	$421,506.55	0.05%
Wyoming	15	0.04%	$344,885.93	0.04%
Montana	11	0.03%	$265,646.63	0.03%

Total	40,104	100.00%	$903,616,273.65	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2013	657	1.64%	$13,020,510.83	1.44%	$10,642,803.58	1.70%
1st quarter 2014	1,305	3.25%	$27,285,375.27	3.02%	$21,638,882.30	3.45%
2nd quarter 2014	4,031	10.05%	$85,891,341.80	9.51%	$65,589,881.40	10.46%
3rd quarter 2014	4,735	11.81%	$102,803,457.11	11.38%	$75,022,633.43	11.96%
4th quarter 2014	6,601	16.46%	$144,357,842.89	15.98%	$101,576,749.98	16.20%
1st quarter 2015	7,392	18.43%	$165,264,571.32	18.29%	$114,084,668.63	18.19%
2nd quarter 2015	6,044	15.07%	$142,595,528.02	15.78%	$96,719,442.49	15.42%
3rd quarter 2015	6,015	15.00%	$142,935,633.46	15.82%	$92,759,782.87	14.79%
4th quarter 2015	3,145	7.84%	$72,692,748.46	8.04%	$45,775,617.34	7.30%
1st quarter 2016	50	0.12%	$1,789,770.59	0.20%	$991,734.35	0.16%
2nd quarter 2016	27	0.07%	$1,194,798.06	0.13%	$621,090.40	0.10%
3rd quarter 2016	25	0.06%	$719,616.77	0.08%	$381,002.00	0.06%
4th quarter 2016	33	0.08%	$1,311,133.36	0.15%	$583,637.60	0.09%
1st quarter 2017	14	0.03%	$536,946.74	0.06%	$222,012.30	0.04%
2nd quarter 2017	18	0.04%	$811,564.59	0.09%	$346,275.85	0.06%
3rd quarter 2017	12	0.03%	$405,434.37	0.04%	$176,144.20	0.03%

Total	40,104	100.00%	$903,616,273.65	100.00%	$627,132,358.72	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2013-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	66,441
Aggregate Securitization Value	$1,517,865,698.77
Base Residual	$1,079,757,469.88
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	26	(2)
Seasoning (Months)(1)	13	(2)
Reserve Account Required Balance	$7,589,328.49
Range of FICO Scores	600 to 886
Weighted Average FICO Score	743

Cutoff Date	April 30, 2013
Discounted Base Residual as a % of Securitization Value	61.00%
Base Residual as a % of MSRP	49.26%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	70.50%
Infiniti	29.50%

	Average		Minimum	Maximum
Securitization Value	$22,845.32		$8,567.82	$109,668.05
Base Residual	$16,251.37		$4,801.50	$66,708.00
Seasoning (Months)(1)	13	(2)	2	44
Remaining Term (Months)	26	(2)	12	58
Original Term (Months)	39	(2)	24	60

(1)	Seasoning is the number of months elapsed since origination of a Lease.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	15,770	23.74%	$282,183,042.35	18.59%
Rogue	12,588	18.95%	$237,845,632.96	15.67%
G37	6,171	9.29%	$199,363,419.89	13.13%
Maxima	6,768	10.19%	$169,657,037.76	11.18%
M37	3,040	4.58%	$114,789,913.62	7.56%
Murano	4,477	6.74%	$109,585,877.94	7.22%
Sentra	6,479	9.75%	$92,432,788.70	6.09%
QX56	1,025	1.54%	$56,463,694.22	3.72%
Frontier	1,985	2.99%	$41,497,006.38	2.73%
Pathfinder	1,496	2.25%	$38,479,511.51	2.54%
FX37	673	1.01%	$26,553,913.00	1.75%
Altima Coupe	1,038	1.56%	$20,419,267.69	1.35%
Armada	553	0.83%	$17,512,013.06	1.15%
Versa	1,011	1.52%	$12,530,038.06	0.83%
Quest	527	0.79%	$12,244,789.41	0.81%
FX35	341	0.51%	$11,936,052.65	0.79%
JX35	274	0.41%	$11,289,117.76	0.74%
Juke	549	0.83%	$10,734,662.27	0.71%
G25	356	0.54%	$9,378,843.13	0.62%
370Z	314	0.47%	$9,352,121.37	0.62%
Xterra	393	0.59%	$7,939,609.54	0.52%
GT-R	78	0.12%	$6,395,692.21	0.42%
M56	137	0.21%	$5,938,743.36	0.39%
M35	128	0.19%	$5,312,408.02	0.35%
EX35	141	0.21%	$4,380,944.38	0.29%
EX37	44	0.07%	$1,588,407.05	0.10%
FX50	14	0.02%	$757,391.64	0.05%
Cube	47	0.07%	$690,871.72	0.05%
Titan	24	0.04%	$612,887.12	0.04%

Total	66,441	100.00%	$1,517,865,698.77	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
California	5,819	8.76%	$156,059,581.48	10.28%
New Jersey	7,267	10.94%	$151,550,873.55	9.98%
Florida	6,972	10.49%	$151,543,439.70	9.98%
New York	7,079	10.65%	$132,747,525.05	8.75%
Texas	3,673	5.53%	$104,179,053.85	6.86%
Pennsylvania	4,692	7.06%	$103,453,030.38	6.82%
Ohio	3,835	5.77%	$84,014,863.59	5.54%
Massachusetts	3,133	4.72%	$67,776,244.60	4.47%
Connecticut	2,808	4.23%	$60,747,289.62	4.00%
Illinois	2,469	3.72%	$60,618,308.78	3.99%
Georgia	1,337	2.01%	$35,217,267.47	2.32%
Michigan	1,489	2.24%	$33,043,767.27	2.18%
Minnesota	1,409	2.12%	$30,530,265.42	2.01%
North Carolina	1,121	1.69%	$28,653,229.86	1.89%
Indiana	1,090	1.64%	$23,687,829.54	1.56%
Maryland	792	1.19%	$23,234,797.47	1.53%
Virginia	892	1.34%	$22,497,264.82	1.48%
Wisconsin	981	1.48%	$20,968,184.51	1.38%
Colorado	855	1.29%	$19,320,462.47	1.27%
Arizona	751	1.13%	$19,077,522.07	1.26%
Missouri	620	0.93%	$14,568,238.46	0.96%
New Hampshire	698	1.05%	$14,524,373.25	0.96%
Tennessee	488	0.73%	$13,493,461.81	0.89%
Louisiana	456	0.69%	$12,694,076.36	0.84%
Iowa	562	0.85%	$12,334,287.48	0.81%
Washington	417	0.63%	$11,269,058.20	0.74%
Nevada	448	0.67%	$10,448,074.90	0.69%
Rhode Island	467	0.70%	$10,339,949.33	0.68%
South Carolina	386	0.58%	$9,342,305.31	0.62%
Kentucky	398	0.60%	$8,670,249.79	0.57%
Alabama	309	0.47%	$7,903,986.84	0.52%
Utah	303	0.46%	$7,576,198.02	0.50%
Nebraska	329	0.50%	$6,934,349.53	0.46%
Maine	337	0.51%	$6,395,734.35	0.42%
Delaware	226	0.34%	$5,117,605.04	0.34%
Kansas	210	0.32%	$4,823,781.34	0.32%
Vermont	219	0.33%	$4,326,234.98	0.29%
Mississippi	161	0.24%	$4,170,764.77	0.27%
Hawaii	169	0.25%	$3,998,987.75	0.26%
Oregon	128	0.19%	$3,535,170.26	0.23%
Oklahoma	95	0.14%	$2,888,613.34	0.19%
New Mexico	81	0.12%	$2,520,510.66	0.17%
West Virginia	110	0.17%	$2,491,300.15	0.16%
District of Columbia	76	0.11%	$2,104,622.59	0.14%
South Dakota	87	0.13%	$2,001,689.86	0.13%
North Dakota	89	0.13%	$1,943,511.21	0.13%
Arkansas	37	0.06%	$937,888.09	0.06%
Idaho	30	0.05%	$674,911.20	0.04%
Montana	21	0.03%	$478,448.58	0.03%
Wyoming	15	0.02%	$326,530.91	0.02%
Alaska	5	0.01%	$109,982.91	0.01%

Total	66,441	100.00%	$1,517,865,698.77	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
2nd quarter 2014	4,389	6.61%	$80,094,685.67	5.28%	$66,191,144.91	6.13%
3rd quarter 2014	2,097	3.16%	$45,574,794.05	3.00%	$36,905,154.87	3.42%
4th quarter 2014	8,203	12.35%	$169,947,815.04	11.20%	$132,158,650.73	12.24%
1st quarter 2015	7,885	11.87%	$163,091,026.46	10.74%	$121,899,803.36	11.29%
2nd quarter 2015	8,139	12.25%	$180,231,196.51	11.87%	$132,395,649.73	12.26%
3rd quarter 2015	11,606	17.47%	$264,230,674.19	17.41%	$186,005,932.28	17.23%
4th quarter 2015	11,195	16.85%	$262,231,194.95	17.28%	$177,219,422.63	16.41%
1st quarter 2016	9,697	14.59%	$251,025,443.16	16.54%	$164,880,303.34	15.27%
2nd quarter 2016	2,639	3.97%	$83,039,930.86	5.47%	$53,070,780.46	4.92%
3rd quarter 2016	144	0.22%	$4,163,210.15	0.27%	$2,308,882.35	0.21%
4th quarter 2016	125	0.19%	$3,807,171.17	0.25%	$2,017,509.00	0.19%
1st quarter 2017	47	0.07%	$1,675,120.39	0.11%	$810,664.80	0.08%
2nd quarter 2017	37	0.06%	$1,640,645.59	0.11%	$738,300.55	0.07%
3rd quarter 2017	86	0.13%	$2,683,905.53	0.18%	$1,225,984.46	0.11%
4th quarter 2017	102	0.15%	$2,971,323.30	0.20%	$1,303,485.66	0.12%
1st quarter 2018	50	0.08%	$1,457,561.75	0.10%	$625,800.75	0.06%

Total	66,441	100.00%	$1,517,865,698.77	100.00%	$1,079,757,469.88	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2013-B

Original Pool Characteristics as of the Cutoff Date
Number of Leases	43,593
Aggregate Securitization Value	$963,859,720.12
Base Residual	$687,569,434.55
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	26	(2)
Seasoning (Months)(1)	13	(2)
Reserve Account Required Balance	$4,819,298.60
Range of FICO Scores	600 to 884
Weighted Average FICO Score	744

Cutoff Date	August 31, 2013
Discounted Base Residual as a % of Securitization Value	61.24%
Base Residual as a % of MSRP	49.41%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	79.20%
Infiniti	20.80%

	Average		Minimum	Maximum
Securitization Value	$22,110.42		$8,285.41	$95,125.89
Base Residual	$15,772.47		$5,122.10	$55,919.85
Seasoning (Months)(1)	13	(2)	2	48
Remaining Term (Months)	26	(2)	12	58
Original Term (Months)	39	(2)	24	60

(1)	Seasoning is the number of months elapsed since origination of a Lease.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	10,451	23.97%	$194,130,990.61	20.14%
Rogue	9,334	21.41%	$174,757,531.95	18.13%
G37	3,688	8.46%	$116,415,433.58	12.08%
Maxima	4,055	9.30%	$102,470,266.85	10.63%
Murano	2,950	6.77%	$74,441,750.70	7.72%
Sentra	4,300	9.86%	$63,799,504.34	6.62%
Pathfinder	2,124	4.87%	$57,910,393.29	6.01%
Frontier	1,099	2.52%	$23,617,640.14	2.45%
QX56	383	0.88%	$20,439,206.48	2.12%
M37	461	1.06%	$17,773,960.14	1.84%
JX35	352	0.81%	$13,663,713.15	1.42%
Juke	691	1.59%	$13,542,148.98	1.40%
Altima Coupe	686	1.57%	$13,425,880.78	1.39%
Armada	330	0.76%	$11,274,102.17	1.17%
Quest	416	0.95%	$9,715,762.27	1.01%
FX37	246	0.56%	$9,554,648.47	0.99%
G25	384	0.88%	$9,386,415.31	0.97%
370Z	270	0.62%	$7,978,152.01	0.83%
FX35	233	0.53%	$7,618,738.02	0.79%
Versa	606	1.39%	$7,467,483.94	0.77%
Xterra	267	0.61%	$5,423,215.84	0.56%
EX35	93	0.21%	$2,579,571.71	0.27%
GT-R	33	0.08%	$2,069,793.01	0.21%
M35	23	0.05%	$940,575.23	0.10%
M56	17	0.04%	$837,275.39	0.09%
EX37	22	0.05%	$755,400.75	0.08%
Cube	42	0.10%	$692,633.73	0.07%
Titan	24	0.06%	$615,719.77	0.06%
FX50	13	0.03%	$561,811.51	0.06%

Total	43,593	100.00%	$963,859,720.12	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	4,705	10.79%	$101,021,604.83	10.48%
New Jersey	4,753	10.90%	$98,564,193.17	10.23%
New York	4,635	10.63%	$84,759,755.01	8.79%
California	3,208	7.36%	$79,726,495.69	8.27%
Pennsylvania	3,370	7.73%	$72,919,750.51	7.57%
Texas	2,197	5.04%	$58,383,176.33	6.06%
Ohio	2,589	5.94%	$56,662,156.59	5.88%
Massachusetts	2,327	5.34%	$48,769,831.23	5.06%
Connecticut	1,950	4.47%	$41,856,650.39	4.34%
Illinois	1,633	3.75%	$39,449,111.49	4.09%
Michigan	1,072	2.46%	$23,363,616.32	2.42%
Minnesota	975	2.24%	$20,889,578.54	2.17%
Georgia	731	1.68%	$18,194,186.42	1.89%
North Carolina	684	1.57%	$16,571,268.07	1.72%
Indiana	741	1.70%	$15,896,787.13	1.65%
Wisconsin	658	1.51%	$13,840,285.83	1.44%
Maryland	484	1.11%	$13,225,927.36	1.37%
Virginia	540	1.24%	$13,040,126.75	1.35%
Colorado	586	1.34%	$13,018,145.84	1.35%
Arizona	460	1.06%	$11,193,742.82	1.16%
New Hampshire	515	1.18%	$10,750,912.42	1.12%
Missouri	392	0.90%	$9,227,595.51	0.96%
Iowa	363	0.83%	$8,105,918.44	0.84%
Tennessee	310	0.71%	$8,002,231.88	0.83%
Washington	278	0.64%	$7,082,658.34	0.73%
Rhode Island	316	0.72%	$6,608,956.68	0.69%
Louisiana	245	0.56%	$6,533,439.69	0.68%
South Carolina	249	0.57%	$5,993,064.09	0.62%
Kentucky	262	0.60%	$5,801,899.09	0.60%
Nevada	245	0.56%	$5,666,020.40	0.59%
Nebraska	258	0.59%	$5,395,201.52	0.56%
Maine	258	0.59%	$5,276,038.25	0.55%
Utah	212	0.49%	$5,138,054.06	0.53%
Alabama	171	0.39%	$4,318,511.61	0.45%
Delaware	162	0.37%	$3,727,455.46	0.39%
Kansas	161	0.37%	$3,702,818.26	0.38%
Vermont	152	0.35%	$3,019,588.42	0.31%
Oregon	101	0.23%	$2,550,845.49	0.26%
Oklahoma	85	0.19%	$2,449,161.25	0.25%
Mississippi	94	0.22%	$2,324,492.38	0.24%
Hawaii	97	0.22%	$2,187,951.81	0.23%
New Mexico	53	0.12%	$1,553,913.05	0.16%
West Virginia	70	0.16%	$1,533,781.22	0.16%
North Dakota	53	0.12%	$1,214,935.00	0.13%
District of Columbia	50	0.11%	$1,191,749.67	0.12%
South Dakota	50	0.11%	$1,137,486.73	0.12%
Idaho	40	0.09%	$801,486.88	0.08%
Montana	21	0.05%	$419,118.70	0.04%
Arkansas	14	0.03%	$370,898.63	0.04%
Wyoming	14	0.03%	$329,131.70	0.03%
Alaska	4	0.01%	$98,013.17	0.01%

Total	43,593	100.00%	$963,859,720.12	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2014	669	1.53%	$11,917,431.77	1.24%	$9,606,468.16	1.40%
1st quarter 2015	3,921	8.99%	$77,434,484.07	8.03%	$61,464,806.23	8.94%
2nd quarter 2015	5,362	12.30%	$110,341,087.42	11.45%	$85,745,894.24	12.47%
3rd quarter 2015	7,040	16.15%	$150,210,048.14	15.58%	$111,881,332.77	16.27%
4th quarter 2015	8,814	20.22%	$176,293,096.03	18.29%	$124,859,236.88	18.16%
1st quarter 2016	6,418	14.72%	$139,208,409.31	14.44%	$96,747,066.41	14.07%
2nd quarter 2016	7,137	16.37%	$177,348,527.00	18.40%	$118,837,875.22	17.28%
3rd quarter 2016	4,040	9.27%	$113,776,543.40	11.80%	$74,726,633.83	10.87%
4th quarter 2016	58	0.13%	$2,268,946.69	0.24%	$1,363,450.06	0.20%
1st quarter 2017	33	0.08%	$1,399,961.44	0.15%	$706,851.35	0.10%
2nd quarter 2017	32	0.07%	$1,284,205.77	0.13%	$613,877.40	0.09%
3rd quarter 2017	7	0.02%	$342,523.07	0.04%	$164,329.75	0.02%
4th quarter 2017	5	0.01%	$145,353.68	0.02%	$61,876.60	0.01%
1st quarter 2018	30	0.07%	$877,831.42	0.09%	$392,248.55	0.06%
2nd quarter 2018	24	0.06%	$838,971.47	0.09%	$332,598.65	0.05%
3rd quarter 2018	3	0.01%	$172,299.44	0.02%	$64,888.45	0.01%

Total	43,593	100.00%	$963,859,720.12	100.00%	$687,569,434.55	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2014-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	43,572
Aggregate Securitization Value	$1,011,912,858.76
Base Residual	$709,510,529.94
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	26	(2)
Seasoning (Months)(1)	13	(2)
Reserve Account Required Balance	$5,059,564.29
Range of FICO Scores	600 to 884
Weighted Average FICO Score	741

Cutoff Date	May 31, 2014
Discounted Base Residual as a % of Securitization Value	60.20%
Base Residual as a % of MSRP	48.48%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	78.09%
Infiniti	21.91%

	Average		Minimum	Maximum
Securitization Value	$23,223.92		$8,493.76	$104,240.10
Base Residual	$16,283.63		$5,218.85	$56,632.50
Seasoning (Months)(1)	13	(2)	3	32
Remaining Term (Months)	26	(2)	12	57
Original Term (Months)	39	(2)	24	60

(1)	Seasoning is the number of months elapsed since origination of a Lease.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	7,331	16.83%		$139,658,085.41	13.80%
Maxima	5,495	12.61%		$139,406,871.86	13.78%
Rogue	6,623	15.20%		$122,702,078.24	12.13%
G37	3,166	7.27%		$102,652,741.67	10.14%
Murano	4,037	9.27%		$100,599,592.50	9.94%
Pathfinder	3,232	7.42%		$79,671,506.87	7.87%
Juke	3,566	8.18%		$68,168,919.21	6.74%
JX35	1,299	2.98%		$46,819,506.82	4.63%
Sentra	2,939	6.75%		$44,452,469.25	4.39%
Q50	524	1.20%		$19,439,139.26	1.92%
Frontier	886	2.03%		$18,851,667.89	1.86%
Quest	794	1.82%		$18,618,547.74	1.84%
QX56	286	0.66%		$15,519,127.89	1.53%
370Z	510	1.17%		$15,064,936.05	1.49%
Armada	394	0.90%		$14,092,485.14	1.39%
M37	283	0.65%		$10,495,128.38	1.04%
QX60	251	0.58%		$9,908,033.70	0.98%
Versa	749	1.72%		$9,768,767.39	0.97%
Xterra	386	0.89%		$8,370,090.83	0.83%
QX80	123	0.28%		$7,415,096.97	0.73%
Altima Coupe	310	0.71%		$5,756,641.08	0.57%
FX37	116	0.27%		$4,165,717.46	0.41%
GT-R	42	0.10%		$3,475,845.30	0.34%
QX70	55	0.13%		$2,212,764.60	0.22%
Cube	61	0.14%		$950,940.18	0.09%
EX37	26	0.06%		$832,747.90	0.08%
Q60	14	0.03%		$557,339.44	0.06%
Titan	17	0.04%		$412,338.02	0.04%
G25	16	0.04%		$389,259.69	0.04%
FX35	11	0.03%		$368,340.79	0.04%
M56	8	0.02%		$367,586.95	0.04%
EX35	11	0.03%		$300,627.30	0.03%
M35	6	0.01%		$258,676.84	0.03%
QX50	3	0.01%		$96,938.99	0.01%
FX50	2	0.00	%(2)	$92,301.15	0.01%

Total	43,572	100.00%		$1,011,912,858.76	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	5,096	11.70%	$110,668,574.38	10.94%
Florida	4,378	10.05%	$95,640,982.56	9.45%
New York	4,644	10.66%	$84,353,006.66	8.34%
California	3,158	7.25%	$82,368,981.54	8.14%
Pennsylvania	3,150	7.23%	$72,302,216.14	7.15%
Texas	2,460	5.65%	$69,956,430.67	6.91%
Ohio	2,681	6.15%	$61,790,747.08	6.11%
Illinois	1,792	4.11%	$45,854,934.09	4.53%
Massachusetts	1,974	4.53%	$44,033,822.34	4.35%
Connecticut	1,843	4.23%	$41,644,410.61	4.12%
Michigan	1,075	2.47%	$24,879,626.19	2.46%
Minnesota	1,004	2.30%	$22,432,418.21	2.22%
Georgia	728	1.67%	$20,236,674.46	2.00%
Indiana	806	1.85%	$18,542,857.70	1.83%
North Carolina	640	1.47%	$16,493,277.22	1.63%
Wisconsin	620	1.42%	$14,463,226.88	1.43%
Maryland	490	1.12%	$13,970,868.60	1.38%
Colorado	587	1.35%	$13,879,113.13	1.37%
Virginia	527	1.21%	$13,661,593.81	1.35%
New Hampshire	576	1.32%	$12,684,436.71	1.25%
Arizona	417	0.96%	$11,006,464.80	1.09%
Missouri	410	0.94%	$10,393,807.27	1.03%
Tennessee	354	0.81%	$10,187,068.60	1.01%
Iowa	401	0.92%	$9,288,684.36	0.92%
Washington	283	0.65%	$7,653,229.36	0.76%
Louisiana	253	0.58%	$7,044,460.87	0.70%
Nevada	266	0.61%	$6,415,834.43	0.63%
Maine	291	0.67%	$6,273,756.29	0.62%
Utah	250	0.57%	$5,924,299.39	0.59%
Rhode Island	256	0.59%	$5,633,343.58	0.56%
South Carolina	225	0.52%	$5,616,277.45	0.56%
Nebraska	247	0.57%	$5,612,379.00	0.55%
Kentucky	232	0.53%	$5,467,389.67	0.54%
Alabama	197	0.45%	$5,207,521.30	0.51%
Kansas	156	0.36%	$3,525,312.35	0.35%
Delaware	155	0.36%	$3,507,120.37	0.35%
Vermont	152	0.35%	$3,088,616.30	0.31%
Oklahoma	94	0.22%	$2,934,282.78	0.29%
Oregon	103	0.24%	$2,585,712.91	0.26%
Hawaii	114	0.26%	$2,536,516.55	0.25%
Mississippi	81	0.19%	$2,137,445.83	0.21%
West Virginia	82	0.19%	$1,860,018.77	0.18%
New Mexico	53	0.12%	$1,550,262.67	0.15%
District of Columbia	54	0.12%	$1,432,515.01	0.14%
North Dakota	51	0.12%	$1,233,611.98	0.12%
South Dakota	45	0.10%	$1,100,229.31	0.11%
Idaho	43	0.10%	$949,585.05	0.09%
Montana	32	0.07%	$746,781.49	0.07%
Arkansas	19	0.04%	$529,678.77	0.05%
Wyoming	21	0.05%	$481,713.15	0.05%
Alaska	6	0.01%	$130,740.12	0.01%

Total	43,572	100.00%	$1,011,912,858.76	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
2nd quarter 2015	164	0.38%		$3,321,602.24	0.33%	$2,580,776.94	0.36%
3rd quarter 2015	1,559	3.58%		$30,033,531.86	2.97%	$23,214,092.41	3.27%
4th quarter 2015	4,127	9.47%		$82,943,657.05	8.20%	$63,030,501.76	8.88%
1st quarter 2016	6,460	14.83%		$144,120,769.98	14.24%	$107,693,618.97	15.18%
2nd quarter 2016	6,773	15.54%		$151,522,204.64	14.97%	$110,768,659.73	15.61%
3rd quarter 2016	7,924	18.19%		$185,343,069.50	18.32%	$130,474,010.08	18.39%
4th quarter 2016	7,485	17.18%		$195,757,611.25	19.35%	$130,488,629.03	18.39%
1st quarter 2017	7,201	16.53%		$174,840,473.57	17.28%	$116,047,407.13	16.36%
2nd quarter 2017	1,517	3.48%		$32,525,407.46	3.21%	$20,689,415.00	2.92%
3rd quarter 2017	61	0.14%		$1,975,761.87	0.20%	$1,032,226.52	0.15%
4th quarter 2017	51	0.12%		$2,000,781.57	0.20%	$988,705.95	0.14%
1st quarter 2018	24	0.06%		$811,290.42	0.08%	$411,768.90	0.06%
2nd quarter 2018	2	0.00	%(2)	$72,401.85	0.01%	$24,361.20	0.00	%(2)
3rd quarter 2018	35	0.08%		$1,151,583.66	0.11%	$364,662.50	0.05%
4th quarter 2018	85	0.20%		$2,463,109.58	0.24%	$760,546.75	0.11%
1st quarter 2019	104	0.24%		$3,029,602.26	0.30%	$941,147.07	0.13%

Total	43,572	100.00%		$1,011,912,858.76	100.00%	$709,510,529.94	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Lease Static Pool Statistics - 2014-B

Original Pool Characteristics as of the Cutoff Date
Number of Leases	50,582
Aggregate Securitization Value	$1,147,955,544.36
Base Residual	$775,709,147.78
Securitization Rate	7.00%
Weighted Average Original Term (Months)	39	(2)
Weighted Average Remaining Term (Months)	31	(2)
Seasoning (Months)(1)	8	(2)
Reserve Account Required Balance	$5,631,288.09
Range of FICO Scores	600 to 900
Weighted Average FICO Score	743

Cutoff Date	August 31, 2014
Discounted Base Residual as a % of Securitization Value	56.45%
Base Residual as a % of MSRP	48.46%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	81.90%
Infiniti	18.10%

	Average		Minimum	Maximum
Securitization Value	$22,694.94		$7,961.96	$128,498.13
Base Residual	$15,335.68		$4,024.35	$68,904.00
Seasoning (Months)(1)	8	(2)	1	37
Remaining Term (Months)	31	(2)	13	59
Original Term (Months)	39	(2)	24	60

(1)	Seasoning is the number of months elapsed since origination of a Lease.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	11,030	21.81%		$223,245,458.65	19.45%
Maxima	6,550	12.95%		$166,635,186.53	14.52%
Altima	8,951	17.70%		$166,281,856.95	14.49%
Murano	4,554	9.00%		$117,428,456.69	10.23%
JX35	2,102	4.16%		$71,924,942.21	6.27%
Sentra	3,983	7.87%		$57,848,256.02	5.04%
Pathfinder	2,022	4.00%		$51,303,817.98	4.47%
Juke	2,529	5.00%		$49,214,915.14	4.29%
Q50	1,499	2.96%		$49,127,832.71	4.28%
Frontier	1,831	3.62%		$39,824,925.30	3.47%
QX60	742	1.47%		$28,849,882.00	2.51%
G37	950	1.88%		$25,086,254.41	2.19%
Versa	1,233	2.44%		$15,857,858.32	1.38%
370Z	472	0.93%		$13,800,229.93	1.20%
Quest	520	1.03%		$12,576,848.43	1.10%
QX80	184	0.36%		$10,861,525.42	0.95%
Armada	207	0.41%		$7,780,844.28	0.68%
Q60	209	0.41%		$7,206,381.33	0.63%
GT-R	67	0.13%		$5,849,747.89	0.51%
Xterra	237	0.47%		$5,617,412.75	0.49%
M37	137	0.27%		$4,892,780.63	0.43%
QX70	125	0.25%		$4,759,952.99	0.41%
Crew Cab	166	0.33%		$3,138,397.32	0.27%
Titan	102	0.20%		$2,946,365.98	0.26%
QX56	45	0.09%		$2,259,608.23	0.20%
QX50	43	0.09%		$1,407,647.58	0.12%
FX37	29	0.06%		$953,971.98	0.08%
Cube	34	0.07%		$575,045.16	0.05%
Altima Coupe	16	0.03%		$258,463.71	0.02%
EX37	6	0.01%		$187,638.91	0.02%
Q70	2	0.00	%(2)	$68,163.97	0.01%
FX35	2	0.00	%(2)	$57,325.63	0.00	%(2)
M35	1	0.00	%(2)	$52,288.47	0.00	%(2)
M56	1	0.00	%(2)	$47,010.51	0.00	%(2)
EX35	1	0.00	%(2)	$28,250.35	0.00	%(2)

Total	50,582	100.00%		$1,147,955,544.36	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	5,443	10.76%	$117,799,109.08	10.26%
New York	5,886	11.64%	$112,568,524.57	9.81%
California	4,337	8.57%	$108,369,050.23	9.44%
Florida	4,434	8.77%	$98,545,643.44	8.58%
Pennsylvania	4,199	8.30%	$92,936,496.65	8.10%
Massachusetts	3,076	6.08%	$66,580,598.84	5.80%
Texas	2,286	4.52%	$64,215,497.26	5.59%
Ohio	2,773	5.48%	$63,527,670.97	5.53%
Connecticut	2,482	4.91%	$55,659,603.60	4.85%
Illinois	1,677	3.32%	$41,857,429.35	3.65%
Minnesota	1,104	2.18%	$24,969,963.99	2.18%
Michigan	1,010	2.00%	$23,051,407.27	2.01%
Colorado	829	1.64%	$18,896,428.20	1.65%
Wisconsin	782	1.55%	$17,795,507.46	1.55%
Georgia	645	1.28%	$17,644,063.40	1.54%
Indiana	787	1.56%	$17,466,218.66	1.52%
North Carolina	699	1.38%	$17,285,399.28	1.51%
New Hampshire	798	1.58%	$17,026,568.58	1.48%
Maryland	495	0.98%	$13,887,308.76	1.21%
Virginia	576	1.14%	$13,713,092.43	1.19%
Missouri	467	0.92%	$11,030,392.33	0.96%
Arizona	473	0.94%	$10,787,849.13	0.94%
Washington	392	0.77%	$9,417,564.41	0.82%
Iowa	403	0.80%	$9,074,321.91	0.79%
Nevada	380	0.75%	$8,707,811.63	0.76%
Utah	366	0.72%	$8,585,948.42	0.75%
Tennessee	315	0.62%	$7,653,783.28	0.67%
Maine	359	0.71%	$7,383,928.92	0.64%
Nebraska	340	0.67%	$7,241,421.30	0.63%
Rhode Island	325	0.64%	$7,045,418.20	0.61%
South Carolina	278	0.55%	$6,705,681.22	0.58%
Kentucky	276	0.55%	$5,924,926.63	0.52%
Louisiana	233	0.46%	$5,894,922.92	0.51%
Alabama	206	0.41%	$5,407,376.70	0.47%
Delaware	229	0.45%	$5,347,167.77	0.47%
Vermont	186	0.37%	$3,920,118.60	0.34%
Kansas	141	0.28%	$3,269,591.46	0.28%
Hawaii	152	0.30%	$3,154,265.73	0.27%
Oregon	135	0.27%	$2,985,835.32	0.26%
West Virginia	105	0.21%	$2,334,332.36	0.20%
North Dakota	74	0.15%	$1,775,623.46	0.15%
Oklahoma	57	0.11%	$1,714,940.02	0.15%
South Dakota	67	0.13%	$1,537,233.65	0.13%
Idaho	68	0.13%	$1,401,038.54	0.12%
District of Columbia	47	0.09%	$1,222,856.39	0.11%
Montana	50	0.10%	$1,198,298.46	0.10%
Mississippi	51	0.10%	$1,154,582.92	0.10%
Wyoming	35	0.07%	$875,620.92	0.08%
New Mexico	29	0.06%	$746,179.42	0.07%
Arkansas	21	0.04%	$588,182.25	0.05%
Alaska	4	0.01%	$72,748.07	0.01%

Total	50,582	100.00%	$1,147,955,544.36	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2015	1,495	2.96%	$26,811,385.15	2.34%	$23,112,970.06	2.98%
1st quarter 2016	1,123	2.22%	$22,516,893.27	1.96%	$19,093,267.18	2.46%
2nd quarter 2016	1,225	2.42%	$28,532,921.57	2.49%	$23,301,933.10	3.00%
3rd quarter 2016	2,223	4.39%	$49,454,111.73	4.31%	$36,941,721.89	4.76%
4th quarter 2016	11,443	22.62%	$217,824,548.44	18.97%	$156,422,564.92	20.17%
1st quarter 2017	10,114	20.00%	$223,448,090.69	19.46%	$157,843,159.90	20.35%
2nd quarter 2017	9,285	18.36%	$218,429,205.49	19.03%	$147,172,395.81	18.97%
3rd quarter 2017	7,285	14.40%	$184,418,307.60	16.06%	$117,036,854.18	15.09%
4th quarter 2017	4,314	8.53%	$114,717,665.73	9.99%	$69,815,738.63	9.00%
1st quarter 2018	250	0.49%	$7,269,498.48	0.63%	$3,881,866.15	0.50%
2nd quarter 2018	64	0.13%	$2,213,548.63	0.19%	$1,037,321.85	0.13%
3rd quarter 2018	108	0.21%	$3,617,254.06	0.32%	$1,642,724.30	0.21%
4th quarter 2018	307	0.61%	$8,648,362.35	0.75%	$3,534,828.81	0.46%
1st quarter 2019	527	1.04%	$15,127,709.97	1.32%	$5,830,192.55	0.75%
2nd quarter 2019	598	1.18%	$18,179,683.62	1.58%	$6,660,208.66	0.86%
3rd quarter 2019	221	0.44%	$6,746,357.58	0.59%	$2,381,399.80	0.31%

Total	50,582	100.00%	$1,147,955,544.36	100.00%	$775,709,147.78	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2015-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	44,755
Aggregate Securitization Value	$892,857,285.72
Base Residual	$622,212,451.63
Securitization Rate	7.00%
Weighted Average Original Term (Months)	38	(2)
Weighted Average Remaining Term (Months)	26	(2)
Seasoning (Months)(1)	12	(2)
Reserve Account Required Balance	$4,464,286.43
Range of FICO Scores	600 to 900
Weighted Average FICO Score	747

Cutoff Date	May 31, 2015
Discounted Base Residual as a % of Securitization Value	59.82%
Base Residual as a % of MSRP	46.79%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	84.24%
Infiniti	15.76%

	Average		Minimum	Maximum
Securitization Value	$19,949.89		$7,086.55	$196,331.33
Base Residual	$13,902.64		$3,418.65	$66,827.20
Seasoning (Months)(1)	12	(2)	2	45
Remaining Term (Months)	26	(2)	12	58
Original Term (Months)	38	(2)	24	60

(1)	Seasoning is the number of months elapsed since origination of a Lease.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Altima	8,631	19.28%		$148,060,027.72	16.58%
Sentra	8,216	18.36%		$112,643,108.39	12.62%
Murano	4,114	9.19%		$104,961,299.48	11.76%
Rogue	5,958	13.31%		$102,228,054.58	11.45%
Maxima	3,298	7.37%		$79,613,155.75	8.92%
Pathfinder	2,241	5.01%		$54,356,896.10	6.09%
Q50	1,720	3.84%		$53,510,248.59	5.99%
Versa	3,470	7.75%		$42,302,256.55	4.74%
Juke	2,145	4.79%		$40,497,650.13	4.54%
QX60	836	1.87%		$31,510,437.89	3.53%
Frontier	1,341	3.00%		$29,399,687.09	3.29%
JX35	443	0.99%		$14,226,277.91	1.59%
M37	398	0.89%		$12,912,291.74	1.45%
QX80	180	0.40%		$10,591,815.14	1.19%
Armada	268	0.60%		$9,509,515.71	1.07%
Quest	341	0.76%		$7,927,834.02	0.89%
370Z	262	0.59%		$7,556,500.54	0.85%
Q60	187	0.42%		$5,876,738.33	0.66%
GT-R	67	0.15%		$5,530,097.68	0.62%
Xterra	214	0.48%		$4,881,361.39	0.55%
Q70	110	0.25%		$4,708,694.68	0.53%
QX70	117	0.26%		$4,553,304.13	0.51%
Titan	38	0.08%		$1,107,243.76	0.12%
Crew Cab	52	0.12%		$1,008,010.15	0.11%
QX50	28	0.06%		$1,001,575.08	0.11%
QX56	19	0.04%		$937,967.42	0.11%
Cube	23	0.05%		$340,969.95	0.04%
M56	8	0.02%		$327,140.80	0.04%
M35	9	0.02%		$321,046.36	0.04%
Altima Coupe	14	0.03%		$214,325.12	0.02%
FX37	3	0.01%		$100,273.18	0.01%
FX50	2	0.00	%(2)	$92,086.71	0.01%
EX37	2	0.00	%(2)	$49,393.65	0.01%

Total	44,755	100.00%		$892,857,285.72	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	4,493	10.04%	$92,279,460.66	10.34%
New Jersey	5,068	11.32%	$91,992,926.88	10.30%
California	4,171	9.32%	$86,242,309.27	9.66%
New York	4,129	9.23%	$74,178,259.28	8.31%
Pennsylvania	3,495	7.81%	$68,371,831.07	7.66%
Ohio	2,817	6.29%	$55,345,881.76	6.20%
Massachusetts	2,597	5.80%	$49,202,023.35	5.51%
Texas	1,882	4.21%	$47,509,924.89	5.32%
Connecticut	2,039	4.56%	$39,454,319.21	4.42%
Illinois	1,462	3.27%	$31,302,141.18	3.51%
Minnesota	1,115	2.49%	$21,880,480.16	2.45%
Michigan	997	2.23%	$20,329,106.27	2.28%
Indiana	766	1.71%	$15,295,436.12	1.71%
Colorado	683	1.53%	$14,270,621.15	1.60%
Wisconsin	757	1.69%	$14,231,880.20	1.59%
New Hampshire	687	1.54%	$12,640,536.96	1.42%
North Carolina	589	1.32%	$12,462,911.95	1.40%
Georgia	508	1.14%	$12,274,937.29	1.37%
Maryland	419	0.94%	$10,776,338.10	1.21%
Virginia	493	1.10%	$10,631,690.86	1.19%
Arizona	434	0.97%	$8,728,846.84	0.98%
Missouri	394	0.88%	$8,285,011.93	0.93%
Iowa	368	0.82%	$7,132,294.80	0.80%
Washington	330	0.74%	$7,069,002.18	0.79%
Rhode Island	336	0.75%	$6,277,175.19	0.70%
Maine	344	0.77%	$6,040,059.17	0.68%
Nebraska	311	0.69%	$5,977,566.21	0.67%
Tennessee	254	0.57%	$5,679,940.67	0.64%
Nevada	287	0.64%	$5,515,286.60	0.62%
Utah	276	0.62%	$5,495,039.42	0.62%
South Carolina	272	0.61%	$5,476,894.87	0.61%
Kentucky	251	0.56%	$4,785,798.37	0.54%
Louisiana	187	0.42%	$4,516,074.33	0.51%
Kansas	169	0.38%	$3,747,078.61	0.42%
Delaware	193	0.43%	$3,670,424.77	0.41%
Alabama	130	0.29%	$3,094,806.51	0.35%
Vermont	172	0.38%	$3,087,095.37	0.35%
Hawaii	165	0.37%	$2,841,879.54	0.32%
Oregon	152	0.34%	$2,836,104.06	0.32%
West Virginia	88	0.20%	$1,722,691.19	0.19%
Mississippi	63	0.14%	$1,428,452.83	0.16%
Oklahoma	53	0.12%	$1,373,199.48	0.15%
South Dakota	66	0.15%	$1,331,584.31	0.15%
North Dakota	61	0.14%	$1,324,518.39	0.15%
Idaho	63	0.14%	$1,051,978.52	0.12%
District of Columbia	44	0.10%	$988,097.08	0.11%
Montana	47	0.11%	$909,272.16	0.10%
New Mexico	38	0.08%	$867,838.31	0.10%
Arkansas	20	0.04%	$504,631.86	0.06%
Wyoming	17	0.04%	$376,026.19	0.04%
Alaska	3	0.01%	$49,599.35	0.01%

Total	44,755	100.00%	$892,857,285.72	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Securitization Value(1)	Percentage of Aggregate Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
2nd quarter 2016	225	0.50%	$4,468,165.39	0.50%	$3,749,806.47	0.60%
3rd quarter 2016	1,398	3.12%	$26,586,534.59	2.98%	$21,792,689.08	3.50%
4th quarter 2016	3,835	8.57%	$72,768,582.49	8.15%	$57,038,707.01	9.17%
1st quarter 2017	7,952	17.77%	$143,801,695.63	16.11%	$107,626,085.78	17.30%
2nd quarter 2017	9,843	21.99%	$176,794,128.53	19.80%	$127,293,392.05	20.46%
3rd quarter 2017	6,562	14.66%	$108,244,361.82	12.12%	$75,479,204.44	12.13%
4th quarter 2017	5,496	12.28%	$104,728,178.35	11.73%	$68,839,955.56	11.06%
1st quarter 2018	5,164	11.54%	$132,033,649.78	14.79%	$84,996,691.98	13.66%
2nd quarter 2018	3,674	8.21%	$105,687,210.18	11.84%	$67,094,093.05	10.78%
3rd quarter 2018	353	0.79%	$8,621,153.44	0.97%	$4,678,392.11	0.75%
4th quarter 2018	29	0.06%	$1,091,611.40	0.12%	$525,259.60	0.08%
1st quarter 2019	37	0.08%	$1,189,005.49	0.13%	$555,956.35	0.09%
2nd quarter 2019	15	0.03%	$420,803.97	0.05%	$174,091.90	0.03%
3rd quarter 2019	29	0.06%	$1,004,085.69	0.11%	$382,626.10	0.06%
4th quarter 2019	61	0.14%	$2,270,935.04	0.25%	$825,577.80	0.13%
1st quarter 2020	65	0.15%	$2,539,360.65	0.28%	$934,455.80	0.15%
2nd quarter 2020	17	0.04%	$607,823.28	0.07%	$225,466.55	0.04%

Total	44,755	100.00%	$892,857,285.72	100.00%	$622,212,451.63	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Offering Type Transaction	Public 2015-A	Public 2014-B	Public 2014-A	Public 2013-B	Public 2013-A	Public 2012-B
Aggregate Securitization Value	$892,857,286	$1,147,955,544	$1,011,912,859	$963,859,720	$1,517,865,699	$903,616,274
Aggregate Base Residual	$622,212,452	$775,709,148	$709,510,530	$687,569,435	$1,079,757,470	$627,132,359
Weighted Average(1)
Remaining Term (months)	26	31	26	26	26	28
Original Term (months)	38	39	39	39	39	39
Seasoning (months)(2)	12	8	13	13	13	11
Base Residual as a % of Initial Securitization Value	69.69%	67.57%	70.12%	71.34%	71.14%	69.40%
Original Lease Term(3)
24-36 months	50.67%	25.27%	16.96%	13.43%	6.22%	3.67%
37-42 months	47.63%	69.51%	81.78%	85.73%	92.49%	95.18%
43-48 months	0.36%	0.81%	0.59%	0.37%	0.64%	0.61%
49-60 months	1.35%	4.41%	0.67%	0.48%	0.66%	0.53%
Top 5 Models(3)
Maxima	8.92%	14.52%	13.78%	10.63%	11.18%	13.79%
Altima	16.58%	14.49%	13.80%	20.14%	18.59%	22.45%
Pathfinder	N/A	N/A	N/A	N/A	N/A	N/A
Murano	11.76%	10.23%	9.94%	7.72%	N/A	7.96%
M37	N/A	N/A	N/A	N/A	7.56%	N/A
Quest	N/A	N/A	N/A	N/A	N/A	N/A
Sentra	12.62%	N/A	N/A	N/A	N/A	N/A
G35	N/A	N/A	N/A	N/A	N/A	N/A
Rogue	11.45%	19.45%	12.13%	18.13%	15.67%	13.48%
G37	N/A	N/A	10.14%	12.08%	13.13%	12.16%
JX35	N/A	6.27%	N/A	N/A	N/A	N/A
Top 3 States(3)
New York	N/A	9.81%	8.34%	8.79%	N/A	N/A
New Jersey	10.30%	10.26%	10.94%	10.23%	9.98%	9.90%
Florida	10.34%	N/A	9.45%	10.48%	9.98%	9.23%
California	9.66%	9.44%	N/A	N/A	10.28%	8.78%
Weighted Average Credit Score(1)(4)	747	743	741	744	743	745
Range of Credit Scores(4)	900-600	900-600	884-600	884-600	886-600	884-600

Offering Type Transaction	Public 2012-A	Public 2011-B	Public 2011-A	Public 2010-B	Public 2010-A	Public 2009-B
Aggregate Securitization Value	$1,338,405,601	$1,168,693,999	$1,054,216,868	$892,857,143	$947,568,200	$1,311,398,557
Aggregate Base Residual	$914,251,734	$792,996,464	$732,955,136	$592,421,790	$667,403,639	$882,907,322
Weighted Average(1)
Remaining Term (months)	27	29	27	29	23	26
Original Term (months)	39	39	40	40	39	38
Seasoning (months)(2)	12	11	13	10	16	12
Base Residual as a % of Initial Securitization Value	68.31%	67.85%	69.53%	66.35%	70.43%	67.33%
Original Lease Term(3)
24-36 months	2.59%	0.40%	0.01%	1.19%	6.49%	14.19%
37-42 months	96.51%	98.11%	96.21%	95.58%	91.27%	84.09%
43-48 months	0.54%	1.00%	1.75%	1.59%	1.65%	0.23%
49-60 months	0.35%	0.50%	2.03%	1.63%	0.59%	0.68%
Top 5 Models(3)
Maxima	15.29%	15.05%	15.22%	16.36%	9.98%	9.70%
Altima	20.84%	20.45%	16.58%	30.92%	30.16%	29.17%
Pathfinder	N/A	N/A	N/A	N/A	N/A	N/A
Murano	7.97%	N/A	8.88%	9.83%	15.58%	18.08%
M37	N/A	N/A	N/A	N/A	N/A	N/A
Quest	N/A	N/A	N/A	N/A	N/A	N/A
Sentra	N/A	7.43%	N/A	N/A	N/A	N/A
G35	N/A	N/A	N/A	N/A	N/A	10.22%
Rogue	12.72%	11.78%	13.27%	10.88%	8.17%	7.93%
G37	15.88%	15.10%	15.98%	6.32%	7.77%	N/A
JX35	N/A	N/A	N/A	N/A	N/A	N/A
Top 3 States(3)
New York	13.71%	12.28%	11.62%	17.01%	8.84%	14.28%
New Jersey	13.62%	14.95%	12.67%	13.45%	13.59%	12.40%
Florida	12.79%	14.19%	12.42%	12.96%	13.74%	12.38%
California	N/A	N/A	N/A	N/A	N/A	N/A
Weighted Average Credit Score(1)(4)	749	750	751	750	752	747
Range of Credit Scores(4)	883-600	881-600	886-600	886-600	884-548	886-529

(1)	Weighted average by Securitization Value as of the Cutoff Date.

(2)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(3)	Percentage by Securitization Value as of the Cutoff Date.

(4)	From September 1996 through October 2001, NMAC utilized its own statistically derived empirical credit scoring process. In October of 2001, NMAC switched to FICO Scores.

LEASE SECURITIZATION 2009-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2009-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2010-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2010-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2011-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2011-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2012-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2012-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2013-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2013-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2014-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2014-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2015-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “pool Factors and Trading Information” in this prospectus.

Servicer Advances

The chart below shows the amounts advanced by NMAC relative to the total amount of collections received by NMAC on its prior lease securitized portfolios.

Advances as a Percentage of Total Collections

Delinquency Experience

Set forth below is delinquency information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

60+ Days Delinquency as a Percentage of Outstanding Aggregate Securitization Value(1)(2)

1)	Percentage based on outstanding securitization value of the delinquent leases, divided by outstanding aggregate securitization value of all leases.

2)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this prospectus supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the leases for each of the series represented in the above graph beginning on page B-1 of this prospectus supplement under “— Characteristics of the Leases.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the leases.

Credit Loss Experience

Set forth below is credit loss information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

Cumulative Net Credit Losses as a Percentage of Original Aggregate Securitization Value(1)

1)	Net losses are calculated based on gross losses, less the amount of recoveries received for each repossessed or charged-off vehicle.

Residual Value Loss Experience

Set forth below is residual value loss information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

Cumulative Residual Value Losses as a Percentage of Original

Aggregate Securitization Value(1)

1)	Residual value losses exclude repossessions, vehicles in inventory and NMAC Residual Percentage of less than 10% and greater than 95%. Includes lessee initiated early terminations.

APPENDIX C

HISTORICAL POOL PERFORMANCE

APPENDIX C

2009-A Static Pool Data

	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10
Prepayment Assumption
Class A-1	208,000,000.00	180,856,000.00	153,337,600.00	125,486,400.00	97,281,600.00	68,764,800.00	39,936,000.00	10,795,200.00	—	—
Class A-2	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	285,395,200.00	255,694,400.00
Class A-3	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00
Class A-4	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00
Overcollateralization	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08

	1,410,566,560.08	1,383,422,560.08	1,355,904,160.08	1,328,052,960.08	1,299,848,160.08	1,271,331,360.08	1,242,502,560.08	1,213,361,760.08	1,183,961,760.08	1,154,260,960.08
2009-A Prepayment Assumption	1.000000	0.980757	0.961248	0.941503	0.921508	0.901291	0.880854	0.860195	0.839352	0.818296
Actual prepayment
Class A-1	208,000,000.00	186,365,925.71	164,448,830.36	133,787,103.85	109,937,481.88	84,701,741.48	60,626,499.80	33,532,307.30	4,182,062.27	—
Class A-2	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	304,000,000.00	275,686,731.21
Class A-3	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00
Class A-4	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00
Overcollateralization	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08

	1,410,566,560.08	1,388,932,485.79	1,367,015,390.44	1,336,353,663.93	1,312,504,041.96	1,287,268,301.56	1,263,193,059.88	1,236,098,867.38	1,206,748,622.35	1,174,253,291.29
2009-A Pool Factor	1.000000	0.984663	0.969125	0.947388	0.930480	0.912590	0.895522	0.876314	0.855506	0.832469
Monthly Residual Losses	(33,381.01)	24,515.74	(28,554.79)	8,957.43	(58,603.78)	(48,645.25)	(56,594.85)	(83,309.44)	(144,647.15)	467,351.42
2009-A Cumulative Residual Losses	(33,381.01)	(8,865.27)	(37,420.06)	(28,462.63)	(87,066.41)	(135,711.66)	(192,306.51)	(275,615.95)	(420,263.10)	47,088.32
2009-A Residual Losses (as a % of Original Pool Balance)	0.002%	0.001%	0.003%	0.002%	0.006%	0.010%	0.014%	0.020%	0.030%	(0.003)%
Monthly Net Credit Losses	89,551.59	(78,737.33)	(138,498.00)	(1,257,421.85)	(391,778.57)	(144,091.49)	(470,488.18)	(543,604.29)	152,906.16	(145,109.79)
2009-A Cumulative Net Credit Losses	89,551.59	10,814.26	(127,683.74)	(1,385,105.59)	(1,776,884.16)	(1,920,975.65)	(2,391,463.83)	(2,935,068.12)	(2,782,161.96)	(2,927,271.75)
2009-A Net Credit Losses (as a % of Original Pool Balance)	(0.006)%	(0.001)%	0.009%	0.098%	0.126%	0.136%	0.170%	0.208%	0.197%	0.208%
Delinquencies ($)
31-60	5,832,048.41	7,676,651.09	8,702,563.06	9,588,337.78	10,340,199.71	10,777,906.57	11,878,057.65	11,557,834.04	11,309,713.79	9,992,234.76
61-90	47,780.19	1,667,750.39	2,476,529.68	2,468,732.82	2,449,920.44	2,777,298.52	2,851,200.91	3,594,753.53	3,155,899.77	2,336,705.10
91-120+	—	—	1,096,993.40	966,732.64	825,218.20	1,076,610.80	1,211,264.32	927,621.66	754,178.86	468,326.60

Total	5,879,828.60	9,344,401.48	12,276,086.14	13,023,803.24	13,615,338.35	14,631,815.89	15,940,522.88	16,080,209.23	15,219,792.42	12,797,266.46

	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10
Delinquencies (%)
31-60	0.41%	0.55%	0.64%	0.72%	0.79%	0.84%	0.94%	0.94%	0.94%	0.85%
61-90	0.00%*	0.12%	0.18%	0.18%	0.19%	0.22%	0.23%	0.29%	0.26%	0.20%
91-120+	—	—	0.08%	0.07%	0.06%	0.08%	0.10%	0.08%	0.06%	0.04%

Total	0.42%	0.67%	0.90%	0.97%	1.04%	1.14%	1.26%	1.30%	1.26%	1.09%
2009-A 60+	0.00%*	0.12%	0.26%	0.26%	0.25%	0.30%	0.32%	0.37%	0.32%	0.24%
Delinquencies (units)
31-60	273	363	420	474	524	565	611	604	606	544
61-90	3	71	117	121	115	136	147	197	162	128
91-120+	—	—	44	46	41	51	57	49	41	24

Total	276	434	581	641	680	752	815	850	809	696
Residual Advances
Beginning Balance of Residual Advance	—	244,663.48	242,710.57	345,819.92	431,067.83	513,871.31	490,132.34	697,755.75	4,803,474.40	8,601,271.97
Reimbursement of Outstanding Advance	—	93,593.92	204,860.33	268,635.68	322,836.16	306,354.17	262,597.57	435,407.99	3,102,709.30	6,725,410.74
Additional Advance for Current Period	244,663.48	91,641.01	307,969.68	353,883.59	405,639.64	282,615.20	470,220.98	4,541,126.64	6,900,506.87	13,584,250.50

Ending Residual Advances	244,663.48	242,710.57	345,819.92	431,067.83	513,871.31	490,132.34	697,755.75	4,803,474.40	8,601,271.97	15,460,111.73
Payment Advances
Beginning Balance of Payment Advance	—	2,080,615.96	2,085,445.66	2,426,806.90	2,539,075.45	2,485,937.49	2,767,727.73	2,669,292.71	2,874,154.88	3,389,504.33
Reimbursement of Outstanding Payment Advance	—	833,339.30	723,763.76	929,252.85	997,530.70	860,847.83	1,076,408.78	938,539.83	990,389.84	1,803,473.49
Additional Payment Advance for Current Period	2,080,615.96	838,169.00	1,065,125.00	1,041,521.40	944,392.74	1,142,638.07	977,973.76	1,143,402.00	1,505,739.29	673,191.60

Ending Balance of Payment Advance	2,080,615.96	2,085,445.66	2,426,806.90	2,539,075.45	2,485,937.49	2,767,727.73	2,669,292.71	2,874,154.88	3,389,504.33	2,259,222.44
Total Collections	33,062,508.23	32,303,538.23	39,734,738.69	32,173,287.64	34,732,055.10	33,080,646.88	35,906,849.20	39,382,191.82	46,166,430.40	65,272,079.60
2009-A
Total Advances as a % of Total Collections	7.033%	2.878%	3.456%	4.337%	3.887%	4.308%	4.033%	14.434%	18.209%	21.843%

*	less than 0.005%, greater than 0.000%

	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	215,657,600.00	163,552,000.00	112,601,600.00	72,443,200.00	23,012,800.00	—	—	—	—
Class A-3	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	464,872,500.00	422,920,000.00	370,006,500.00	332,613,000.00
Class A-4	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00
Overcollateralization	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08

	1,114,224,160.08	1,062,118,560.08	1,011,168,160.08	971,009,760.08	921,579,360.08	878,439,060.08	836,486,560.08	783,573,060.08	746,179,560.08
2009-A Prepayment Assumption	0.789913	0.752973	0.716852	0.688383	0.653340	0.622756	0.593015	0.555502	0.528993
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	230,809,120.52	180,025,136.63	134,052,476.45	92,331,921.38	45,224,999.35	—	—	—	—
Class A-3	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	485,000,000.00	483,081,425.01	435,303,883.49	393,298,200.90	355,844,049.45
Class A-4	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00
Overcollateralization	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08

	1,129,375,680.60	1,078,591,696.71	1,032,619,036.53	990,898,481.46	943,791,559.43	896,647,985.09	848,870,443.57	806,864,760.98	769,410,609.53
2009-A Pool Factor	0.800654	0.764651	0.732060	0.702483	0.669087	0.635665	0.601794	0.572015	0.545462
Monthly Residual Losses	1,199,238.46	1,722,468.04	1,188,097.32	1,235,921.21	1,824,085.72	1,260,981.02	509,512.46	613,895.46	787,571.79
2009-A Cumulative Residual Losses	1,246,326.78	2,968,794.82	4,156,892.14	5,392,813.35	7,216,899.07	8,477,880.09	8,987,392.55	9,601,288.01	10,388,859.80
2009-A Residual Losses (as a % of Original Pool Balance)	(0.088)%	(0.210)%	(0.295)%	(0.382)%	(0.512)%	(0.601)%	(0.637)%	(0.681)%	(0.737)%
Monthly Net Credit Losses	436,499.86	(4,657.41)	236,673.62	53,431.59	(23,823.22)	176,433.31	(126,013.62)	(12,298.18)	(261,806.37)
2009-A Cumulative Net Credit Losses	(2,490,771.89)	(2,495,429.30)	(2,258,755.68)	(2,205,324.09)	(2,229,147.31)	(2,052,714.00)	(2,178,727.62)	(2,191,025.80)	(2,452,832.17)
2009-A Net Credit Losses (as a % of Original Pool Balance)	0.177%	0.177%	0.160%	0.156%	0.158%	0.146%	0.154%	0.155%	0.174%
Delinquencies ($)
31-60	10,149,111.04	12,084,755.18	10,524,263.21	11,132,571.14	9,654,873.95	9,736,559.32	10,840,673.20	10,415,883.13	10,194,148.28
61-90	2,175,131.32	2,558,391.99	2,690,228.34	2,534,682.59	2,867,175.93	2,333,022.98	2,438,266.96	2,591,683.31	2,396,248.51
91-120+	722,127.99	696,631.84	687,401.41	943,064.85	774,954.66	807,132.46	712,001.05	559,320.39	819,514.51

Total	13,046,370.35	15,339,779.01	13,901,892.96	14,610,318.58	13,297,004.54	12,876,714.76	13,990,941.21	13,566,886.83	13,409,911.30

	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
Delinquencies (%)
31-60	0.90%	1.12%	1.02%	1.12%	1.02%	1.09%	1.28%	1.29%	1.32%
61-90	0.19%	0.24%	0.26%	0.26%	0.30%	0.26%	0.29%	0.32%	0.31%
91-120+	0.06%	0.06%	0.07%	0.10%	0.08%	0.09%	0.08%	0.07%	0.11%

Total	1.16%	1.42%	1.35%	1.47%	1.41%	1.44%	1.65%	1.68%	1.74%
2009-A 60+	0.26%	0.30%	0.33%	0.35%	0.39%	0.35%	0.37%	0.39%	0.42%
Delinquencies (units)
31-60	548	689	609	655	578	588	665	645	648
61-90	116	136	151	145	167	141	148	156	150
91-120+	41	40	36	57	47	47	44	34	51

Total	705	865	796	857	792	776	857	835	849
Residual Advances
Beginning Balance of Residual Advance	15,460,111.73	21,842,868.00	20,818,103.13	16,828,546.82	19,430,292.80	18,401,150.55	19,817,594.82	19,093,455.28	18,056,567.86
Reimbursement of Outstanding Advance	11,329,658.80	14,874,680.36	13,517,741.64	10,653,725.51	13,386,314.93	12,450,420.36	12,511,808.05	10,925,403.27	9,835,991.42
Additional Advance for Current Period	17,712,415.07	13,849,915.49	9,528,185.33	13,255,471.49	12,357,172.68	13,866,864.63	11,787,668.51	9,888,515.85	16,229,585.76

Ending Residual Advances	21,842,868.00	20,818,103.13	16,828,546.82	19,430,292.80	18,401,150.55	19,817,594.82	19,093,455.28	18,056,567.86	24,450,162.20
Payment Advances
Beginning Balance of Payment Advance	2,259,222.44	2,375,894.56	2,851,148.21	2,422,608.10	2,450,707.74	2,313,035.38	2,344,730.93	2,481,754.43	2,399,788.19
Reimbursement of Outstanding Payment Advance	860,372.50	783,120.63	1,222,898.77	880,112.66	949,427.44	842,921.68	818,989.85	936,347.42	974,820.66
Additional Payment Advance for Current Period	977,044.62	1,258,374.28	794,358.66	908,212.30	811,755.08	874,617.23	956,013.35	854,381.18	719,969.88

Ending Balance of Payment Advance	2,375,894.56	2,851,148.21	2,422,608.10	2,450,707.74	2,313,035.38	2,344,730.93	2,481,754.43	2,399,788.19	2,144,937.41
Total Collections	76,485,768.22	72,493,174.39	67,174,477.44	69,729,372.28	71,819,369.90	71,088,377.71	63,558,104.38	57,739,658.27	65,449,293.90
2009-A
Total Advances as a % of Total Collections	24.435%	20.841%	15.367%	20.312%	18.336%	20.737%	20.050%	18.606%	25.897%

	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—
Class A-3	294,880,000.00	249,726,500.00	180,808,000.00	114,848,000.00	53,350,000.00	—	—
Class A-4	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	84,967,925.00	33,892,999.00
Overcollateralization	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08

	708,446,560.08	663,293,060.08	594,374,560.08	528,414,560.08	466,916,560.08	412,924,485.08	361,849,559.08
2009-A Prepayment Assumption	0.502243	0.470232	0.421373	0.374612	0.331013	0.292737	0.256528
Actual prepayment
Class A-1	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—
Class A-3	310,606,821.69	259,200,683.09	180,749,101.43	89,775,921.74	32,184,423.07	—	—
Class A-4	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	85,610,000.00	73,122,022.47	27,638,560.88
Overcollateralization	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08	327,956,560.08

	724,173,381.77	672,767,243.17	594,315,661.51	503,342,481.82	445,750,983.15	401,078,582.55	355,595,120.96
2009-A Pool Factor	0.513392	0.476948	0.421331	0.356837	0.316008	0.284339	0.252094
Monthly Residual Losses	1,132,798.07	3,495,531.73	8,497,319.14	6,465,495.42	4,749,788.98	3,698,468.13	2,641,285.16
2009-A Cumulative Residual Losses	11,521,657.87	15,017,189.60	23,514,508.74	29,980,004.16	34,729,793.14	38,428,261.27	41,069,546.43
2009-A Residual Losses (as a % of Original Pool Balance)	(0.817)%	(1.065)%	(1.667)%	(2.125)%	(2.462)%	(2.724)%	(2.912)%
Monthly Net Credit Losses	237,298.48	(61,601.05)	184,260.45	542,590.05	199,321.89	252,965.67	376,716.95
2009-A Cumulative Net Credit Losses	(2,215,533.69)	(2,277,134.74)	(2,092,874.29)	(1,550,284.24)	(1,350,962.35)	(1,097,996.68)	(721,279.73)
2009-A Net Credit Losses (as a % of Original Pool Balance)	0.157%	0.161%	0.148%	0.110%	0.096%	0.078%	0.051%
Delinquencies ($)
31-60	8,365,584.52	9,110,699.54	6,960,570.07	6,736,344.37	5,777,843.59	5,061,708.61	4,395,919.33
61-90	3,027,734.41	2,079,683.09	1,531,002.95	1,448,646.60	1,411,484.13	1,251,403.52	1,134,433.64
91-120+	930,111.20	656,352.07	453,531.71	479,884.58	232,199.60	218,932.10	359,622.53

Total	12,323,430.13	11,846,734.70	8,945,104.73	8,664,875.55	7,421,527.32	6,532,044.23	5,889,975.50

	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11
Delinquencies (%)
31-60	1.16%	1.35%	1.17%	1.34%	1.30%	1.26%	1.24%
61-90	0.42%	0.31%	0.26%	0.29%	0.32%	0.31%	0.32%
91-120+	0.13%	0.10%	0.08%	0.10%	0.05%	0.05%	0.10%

Total	1.70%	1.76%	1.51%	1.72%	1.66%	1.63%	1.66%
2009-A 60+	0.55%	0.41%	0.33%	0.38%	0.37%	0.37%	0.42%
Delinquencies (units)
31-60	537	586	457	456	385	354	301
61-90	193	136	105	99	100	79	80
91-120+	57	42	29	34	17	17	21

Total	787	764	591	589	502	450	402
Residual Advances
Beginning Balance of Residual Advance	24,450,162.20	30,224,296.02	48,766,919.36	47,250,572.64	34,730,327.81	21,713,769.95	14,954,595.06
Reimbursement of Outstanding Advance	14,119,452.61	18,155,107.64	37,437,738.54	30,373,096.49	21,815,413.02	15,714,122.41	24,329,420.63
Additional Advance for Current Period	19,893,586.43	36,697,730.98	35,921,391.82	17,852,851.66	8,798,855.16	8,954,947.52	9,374,825.57

Ending Residual Advances	30,224,296.02	48,766,919.36	47,250,572.64	34,730,327.81	21,713,769.95	14,954,595.06	—
Payment Advances
Beginning Balance of Payment Advance	2,144,937.41	2,100,655.50	2,341,013.79	1,543,360.73	1,523,782.77	1,353,196.68	1,187,897.16
Reimbursement of Outstanding Payment Advance	826,534.44	837,663.98	1,327,596.25	684,657.85	699,198.40	626,459.75	1,640,417.05
Additional Payment Advance for Current Period	782,252.53	1,078,022.27	529,943.19	665,079.89	528,612.31	461,160.23	452,519.89

Ending Balance of Payment Advance	2,100,655.50	2,341,013.79	1,543,360.73	1,523,782.77	1,353,196.68	1,187,897.16	—
Total Collections	77,081,183.00	111,451,188.81	150,542,960.98	104,686,052.69	79,563,667.24	73,369,234.38	64,835,433.94
2009-A
Total Advances as a % of Total Collections	26.823%	33.894%	24.213%	17.689%	11.723%	12.834%	15.157%

2009-B Static Pool Data

	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10
Prepayment Assumption
Class A-1	213,000,000.00	163,818,300.00	138,237,000.00	112,229,700.00	83,176,500.00	52,951,800.00	19,020,900.00
Class A-2	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00
Class A-3	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00
Class A-4	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00
Overcollateralization	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00

	1,311,398,557.00	1,262,216,857.00	1,236,635,557.00	1,210,628,257.00	1,181,575,057.00	1,151,350,357.00	1,117,419,457.00
2009-B Prepayment Assumption	1.000000	0.962497	0.942990	0.923158	0.901004	0.877956	0.852082
Actual prepayment
Class A-1	213,000,000.00	172,865,221.73	150,570,244.13	128,953,651.57	104,856,075.52	78,210,080.02	51,003,995.80
Class A-2	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00	308,000,000.00
Class A-3	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00
Class A-4	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00
Overcollateralization	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00

	1,311,398,557.00	1,271,263,778.73	1,248,968,801.13	1,227,352,208.57	1,203,254,632.52	1,176,608,637.02	1,149,402,552.80
2009-B Pool Factor	1.000000	0.969395	0.952395	0.935911	0.917535	0.897217	0.876471
Monthly Residual Losses	44,121.31	(46,831.62)	(40,706.44)	47,540.15	66,468.87	186,948.27	240,508.69
2009-B Cumulative Residual Losses	44,121.31	(2,710.31)	(43,416.75)	4,123.40	70,592.27	257,540.54	498,049.23
2009-B Residual Losses (as a % of Original Pool Balance)	(0.003)%	0.000%*	0.003%	0.000%*	(0.005)%	(0.020)%	(0.038)%
Monthly Net Credit Losses	(83,219.86)	(40,736.94)	(241,147.00)	(428,487.59)	(613,836.28)	(121,991.01)	(167,656.32)
2009-B Cumulative Net Credit Losses	(83,219.86)	(123,956.80)	(365,103.80)	(793,591.39)	(1,407,427.67)	(1,529,418.68)	(1,697,075.00)
2009-B Net Credit Losses (as a % of Original Pool Balance)	0.006%	0.009%	0.028%	0.061%	0.107%	0.117%	0.129%
Delinquencies ($)
31-60	6,165,779.02	7,674,826.35	8,532,635.42	9,989,668.86	8,575,382.20	9,138,817.20	8,178,133.04
61-90	843,538.76	1,236,169.50	1,990,178.59	1,677,439.36	2,900,920.80	1,978,320.59	1,757,699.37
91-120+	—	372,178.48	574,039.19	1,063,217.09	871,231.98	922,581.37	440,821.58

Total	7,009,317.78	9,283,174.33	11,096,853.20	12,730,325.31	12,347,534.98	12,039,719.16	10,376,653.99

*	less than 0.0005%, greater than 0.0000%

	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10
Delinquencies (%)
31-60	0.47%	0.60%	0.68%	0.81%	0.71%	0.78%	0.71%
61-90	0.06%	0.10%	0.16%	0.14%	0.24%	0.17%	0.15%
91-120+	—	0.03%	0.05%	0.09%	0.07%	0.08%	0.04%

Total	0.53%	0.73%	0.89%	1.04%	1.03%	1.02%	0.90%
2009-B 60+	0.06%	0.13%	0.21%	0.22%	0.31%	0.25%	0.19%
Delinquencies (units)
31-60	292	382	413	502	442	463	412
61-90	39	58	95	80	143	102	88
91-120+	—	17	28	50	43	44	24

Total	331	457	536	632	628	609	524
Residual Advances
Beginning Balance of Residual Advance	—	346,179.72	612,799.13	733,513.65	1,849,372.55	4,962,287.62	6,163,889.70
Reimbursement of Outstanding Advance	78,343.43	271,114.39	350,558.16	367,772.76	1,205,043.68	3,490,596.89	4,726,891.53
Additional Advance for Current Period	424,523.15	537,733.80	471,272.68	1,483,631.66	4,317,958.75	4,692,198.97	4,555,523.22

Ending Residual Advances	346,179.72	612,799.13	733,513.65	1,849,372.55	4,962,287.62	6,163,889.70	5,992,521.39
Payment Advances
Beginning Balance of Payment Advance	—	2,007,314.86	2,071,462.33	2,346,154.44	2,251,040.86	2,414,819.17	2,996,259.65
Reimbursement of Outstanding Payment Advance	681,375.36	749,336.79	720,450.04	953,712.77	833,202.43	833,558.31	1,642,918.28
Additional Payment Advance for Current Period	2,688,690.22	813,484.26	995,142.15	858,599.19	996,980.74	1,414,998.79	576,945.54

Ending Balance of Payment Advance	2,007,314.86	2,071,462.33	2,346,154.44	2,251,040.86	2,414,819.17	2,996,259.65	1,930,286.91
Total Collections	57,621,762.71	31,560,042.10	30,236,500.72	32,927,067.49	37,114,235.61	40,054,126.45	44,667,297.99
2009-B
Total Advances as a % of Total Collections	5.403%	4.281%	4.850%	7.113%	14.320%	15.247%	11.490%

	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	293,647,200.00	266,235,200.00	236,451,600.00	198,105,600.00	161,145,600.00	129,452,400.00	100,192,400.00	66,220,000.00	16,108,400.00
Class A-3	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00
Class A-4	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00
Overcollateralization	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00

	1,084,045,757.00	1,056,633,757.00	1,026,850,157.00	988,504,157.00	951,544,157.00	919,850,957.00	890,590,957.00	856,618,557.00	806,506,957.00
2009-B Prepayment Assumption	0.826633	0.805730	0.783019	0.753779	0.725595	0.701427	0.679115	0.653210	0.614998
Actual prepayment
Class A-1	21,783,983.75	—	—	—	—	—	—	—	—
Class A-2	308,000,000.00	303,314,953.94	275,903,521.55	240,437,034.77	201,868,604.84	165,405,878.18	130,087,724.06	97,334,860.76	64,444,222.85
Class A-3	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00	423,000,000.00
Class A-4	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00
Overcollateralization	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00

	1,120,182,540.75	1,093,713,510.94	1,066,302,078.55	1,030,835,591.77	992,267,161.84	955,804,435.18	920,486,281.06	887,733,417.76	854,842,779.85
2009-B Pool Factor	0.854189	0.834005	0.813103	0.786058	0.756648	0.728844	0.701912	0.676936	0.651856
Monthly Residual Losses	186,766.26	88,704.71	350,277.37	797,779.83	870,043.96	504,175.89	55,253.34	280,169.59	515,452.88
2009-B Cumulative Residual Losses	684,815.49	773,520.20	1,123,797.57	1,921,577.40	2,791,621.36	3,295,797.25	3,351,050.59	3,631,220.18	4,146,673.06
2009-B Residual Losses (as a % of Original Pool Balance)	(0.052)%	(0.059)%	(0.086)%	(0.147)%	(0.213)%	(0.251)%	(0.256)%	(0.277)%	(0.316)%
Monthly Net Credit Losses	80,400.98	36,284.79	(101,668.51)	(73,430.68)	(4,280.19)	(93,808.08)	20,703.63	83,402.06	(164,258.16)
2009-B Cumulative Net Credit Losses	(1,616,674.02)	(1,580,389.23)	(1,682,057.74)	(1,755,488.42)	(1,759,768.61)	(1,853,576.69)	(1,832,873.06)	(1,749,471.00)	(1,913,729.16)
2009-B Net Credit Losses (as a % of Original Pool Balance)	0.123%	0.121%	0.128%	0.134%	0.134%	0.141%	0.140%	0.133%	0.146%
Delinquencies ($)
31-60	8,203,553.90	10,398,972.11	9,002,487.13	9,380,147.41	8,420,994.50	9,414,901.59	8,573,629.60	8,804,735.03	9,081,812.60
61-90	1,898,822.76	1,852,592.98	2,267,604.88	1,805,445.12	2,717,585.39	1,762,948.12	1,891,600.52	2,112,484.56	1,940,385.27
91-120+	533,000.35	898,778.69	623,144.70	651,973.21	828,971.21	767,141.08	618,224.33	603,836.29	644,765.38

Total	10,635,377.01	13,150,343.78	11,893,236.71	11,837,565.74	11,967,551.10	11,944,990.79	11,083,454.45	11,521,055.88	11,666,963.25

	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
Delinquencies (%)
31-60	0.73%	0.95%	0.84%	0.91%	0.85%	0.99%	0.93%	0.99%	1.06%
61-90	0.17%	0.17%	0.21%	0.18%	0.27%	0.18%	0.21%	0.24%	0.23%
91-120+	0.05%	0.08%	0.06%	0.06%	0.08%	0.08%	0.07%	0.07%	0.08%

Total	0.95%	1.20%	1.12%	1.15%	1.21%	1.25%	1.20%	1.30%	1.36%
2009-B 60+	0.22%	0.25%	0.27%	0.24%	0.36%	0.26%	0.27%	0.31%	0.30%
Delinquencies (units)
31-60	428	559	492	515	472	546	505	528	552
61-90	96	95	118	99	154	104	110	123	115
91-120+	29	46	33	36	44	41	39	36	37

Total	553	700	643	650	670	691	654	687	704
Residual Advances
Beginning Balance of Residual Advance	5,992,521.39	4,929,808.61	6,951,556.85	12,309,033.38	15,373,521.56	13,681,184.62	12,953,917.82	14,039,768.04	15,578,694.14
Reimbursement of Outstanding Advance	4,106,241.84	2,951,602.27	4,397,980.93	8,800,411.79	10,706,522.00	8,556,333.96	6,843,397.86	7,409,120.61	8,627,930.19
Additional Advance for Current Period	3,043,529.06	4,973,350.51	9,755,457.46	11,864,899.97	9,014,185.06	7,829,067.16	7,929,248.08	8,948,046.71	9,203,865.04

Ending Residual Advances	4,929,808.61	6,951,556.85	12,309,033.38	15,373,521.56	13,681,184.62	12,953,917.82	14,039,768.04	15,578,694.14	16,154,628.99
Payment Advances
Beginning Balance of Payment Advance	1,930,286.91	1,991,742.50	2,476,957.46	2,162,746.49	2,156,289.37	2,088,393.20	2,085,797.37	2,174,921.94	2,104,281.75
Reimbursement of Outstanding Payment Advance	732,179.10	608,508.79	1,046,933.01	832,489.33	841,216.36	771,724.10	737,577.12	817,053.16	862,907.24
Additional Payment Advance for Current Period	793,634.69	1,093,723.75	732,722.04	826,032.21	773,320.19	769,128.27	826,701.69	746,412.97	654,553.14

Ending Balance of Payment Advance	1,991,742.50	2,476,957.46	2,162,746.49	2,156,289.37	2,088,393.20	2,085,797.37	2,174,921.94	2,104,281.75	1,895,927.65
Total Collections	39,553,720.98	38,157,055.34	50,899,712.49	57,664,668.13	56,822,454.07	53,192,254.21	48,241,205.54	49,013,130.85	50,819,362.23
2009-B
Total Advances as a % of Total Collections	9.701%	15.900%	20.606%	22.008%	17.225%	16.164%	18.150%	19.779%	19.399%

	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—	—
Class A-3	410,098,500.00	365,091,300.00	328,924,800.00	290,135,700.00	250,162,200.00	190,942,200.00	126,350,100.00	62,181,000.00	8,713,800.00	—
Class A-4	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	39,349,695.00
Overcollateralization	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00

	777,497,057.00	732,489,857.00	696,323,357.00	657,534,257.00	617,560,757.00	558,340,757.00	493,748,657.00	429,579,557.00	376,112,357.00	325,898,252.00
2009-B Prepayment Assumption	0.592876	0.558556	0.530978	0.501399	0.470918	0.425760	0.376505	0.327574	0.286802	0.248512
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—	—
Class A-2	30,799,339.63	—	—	—	—	—	—	—	—	—
Class A-3	423,000,000.00	419,215,039.90	371,956,787.27	307,200,827.06	255,141,039.72	203,881,811.25	143,242,296.18	82,295,540.14	5,719,840.86	—
Class A-4	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	80,850,000.00	28,680,089.04
Overcollateralization	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00	286,548,557.00

	821,197,896.63	786,613,596.90	739,355,344.27	674,599,384.06	622,539,596.72	571,280,368.25	510,640,853.18	449,694,097.14	373,118,397.86	315,228,646.04
2009-B Pool Factor	0.626200	0.599828	0.563791	0.514412	0.474714	0.435627	0.389386	0.342912	0.284519	0.240376
Monthly Residual Losses	397,786.43	1,262,489.37	3,343,968.46	2,724,834.69	2,820,554.90	2,809,304.83	2,551,142.51	3,835,736.32	2,160,946.66	429,037.59
2009-B Cumulative Residual Losses	4,544,459.49	5,806,948.86	9,150,917.32	11,875,752.01	14,696,306.91	17,505,611.74	20,056,754.25	23,892,490.57	26,053,437.23	26,482,474.82
2009-B Residual Losses (as a % of Original Pool Balance)	(0.347)%	(0.443)%	(0.698)%	(0.906)%	(1.121)%	(1.335)%	(1.529)%	(1.822)%	(1.987)%	(2.019)%
Monthly Net Credit Losses	422,234.60	86,181.00	(140,169.25)	233,841.98	251,467.23	14,072.14	213,643.03	173,016.54	196,650.91	97,004.79
2009-B Cumulative Net Credit Losses	(1,491,494.56)	(1,405,313.56)	(1,545,482.81)	(1,311,640.83)	(1,060,173.60)	(1,046,101.46)	(832,458.43)	(659,441.89)	(462,790.98)	(365,786.19)
2009-B Net Credit Losses (as a % of Original Pool Balance)	0.114%	0.107%	0.118%	0.100%	0.081%	0.080%	0.063%	0.050%	0.035%	0.028%
Delinquencies ($)
31-60	7,485,457.19	7,498,522.91	6,363,902.41	6,078,208.57	5,970,608.26	5,279,393.62	4,484,286.37	3,381,610.42	3,771,549.22	3,042,218.77
61-90	2,404,667.16	1,830,810.64	1,176,880.54	1,571,740.63	1,232,665.52	1,354,991.40	1,030,859.97	993,487.54	805,939.58	684,955.39
91-120+	671,322.62	640,524.74	351,068.16	297,709.52	415,027.43	302,499.63	510,433.96	377,400.37	125,304.76	225,234.21

Total	10,561,446.97	9,969,858.29	7,891,851.11	7,947,658.72	7,618,301.21	6,936,884.65	6,025,580.30	4,752,498.33	4,702,793.56	3,952,408.37

	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11
Delinquencies (%)
31-60	0.91%	0.95%	0.86%	0.90%	0.96%	0.92%	0.88%	0.75%	1.01%	0.97%
61-90	0.29%	0.23%	0.16%	0.23%	0.20%	0.24%	0.20%	0.22%	0.22%	0.22%
91-120+	0.08%	0.08%	0.05%	0.04%	0.07%	0.05%	0.10%	0.08%	0.03%	0.07%

Total	1.29%	1.27%	1.07%	1.18%	1.22%	1.21%	1.18%	1.06%	1.26%	1.25%
2009-B 60+	0.37%	0.31%	0.21%	0.28%	0.26%	0.29%	0.30%	0.30%	0.25%	0.29%
Delinquencies (units)
31-60	448	457	393	383	378	339	305	226	253	203
61-90	153	108	71	97	79	90	69	70	57	46
91-120+	39	42	21	20	26	19	34	25	8	15

Total	640	607	485	500	483	448	408	321	318	264
Residual Advances
Beginning Balance of Residual Advance	16,154,628.99	17,660,948.74	25,633,079.88	28,403,382.66	27,307,145.36	22,523,829.38	21,206,707.98	23,406,451.77	32,463,465.00	30,112,656.04
Reimbursement of Outstanding Advance	9,335,457.48	10,692,934.31	19,442,283.28	17,703,816.97	17,781,996.62	16,430,490.12	16,509,518.25	17,782,267.66	24,760,344.82	45,705,387.43
Additional Advance for Current Period	10,841,777.23	18,665,065.45	22,212,586.06	16,607,579.67	12,998,680.64	15,113,368.72	18,709,262.04	26,839,280.89	22,409,535.86	15,592,731.39

Ending Residual Advances	17,660,948.74	25,633,079.88	28,403,382.66	27,307,145.36	22,523,829.38	21,206,707.98	23,406,451.77	32,463,465.00	30,112,656.04	—
Payment Advances
Beginning Balance of Payment Advance	1,895,927.65	1,829,330.97	2,141,015.77	1,482,709.80	1,589,057.97	1,486,938.18	1,389,659.73	1,280,129.24	1,032,265.90	907,926.14
Reimbursement of Outstanding Payment Advance	748,405.34	673,361.30	1,156,614.66	578,367.00	692,721.85	681,337.93	652,199.88	659,306.72	504,949.26	1,215,032.54
Additional Payment Advance for Current Period	681,808.66	985,046.10	498,308.69	684,715.17	590,602.06	584,059.48	542,669.39	411,443.38	380,609.50	307,106.40

Ending Balance of Payment Advance	1,829,330.97	2,141,015.77	1,482,709.80	1,589,057.97	1,486,938.18	1,389,659.73	1,280,129.24	1,032,265.90	907,926.14	—
Total Collections	52,494,578.54	67,416,259.87	98,386,315.19	82,347,281.11	81,950,755.98	90,808,862.04	90,700,466.13	108,877,924.75	93,401,370.69	72,059,554.44
2009-B
Total Advances as a % of Total Collections	21.952%	29.147%	23.083%	20.999%	16.582%	17.286%	21.226%	25.029%	24.400%	22.065%

2010-A Static Pool Data

	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11
Prepayment Assumption
Class A-1	201,000,000.00	180,839,700.00	160,478,400.00	139,896,000.00	119,112,600.00	78,812,100.00	37,767,900.00	—	—	—	—
Class A-2	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	241,226,100.00	214,253,100.00	176,806,800.00	143,710,200.00
Class A-3	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00
Class A-4	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
Overcollateralization	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56

	947,568,199.56	927,407,899.56	907,046,599.56	886,464,199.56	865,680,799.56	825,380,299.56	784,336,099.56	744,794,299.56	717,821,299.56	680,374,999.56	647,278,399.56
2010-A Prepayment Assumption	1.000000	0.978724	0.957236	0.935515	0.913582	0.871051	0.827736	0.786006	0.757541	0.718022	0.683094
Actual prepayment
Class A-1	201,000,000.00	182,043,419.75	160,801,573.11	133,841,136.62	101,557,462.29	63,521,026.49	29,665,221.38	321,402.66	—	—	—
Class A-2	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	243,000,000.00	214,919,748.35	184,878,652.38	151,642,403.30
Class A-3	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00
Class A-4	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
Overcollateralization	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56

	947,568,199.56	928,611,619.31	907,369,772.67	880,409,336.18	848,125,661.85	810,089,226.05	776,233,420.94	746,889,602.22	718,487,947.91	688,446,851.94	655,210,602.86
2010-A Pool Factor	1.000000	0.979994	0.957577	0.929125	0.895055	0.854914	0.819185	0.788217	0.758244	0.726541	0.691465
Monthly Residual Losses	18,041.98	(716.12)	277,869.75	759,603.08	822,869.04	609,688.84	605,031.42	547,380.19	635,034.95	1,203,203.03	2,097,221.31
2010-A Cumulative Residual Losses	18,041.98	17,325.86	295,195.61	1,054,798.69	1,877,667.73	2,487,356.57	3,092,387.99	3,639,768.18	4,274,803.13	5,478,006.16	7,575,227.47
2010-A Residual Losses (as a % of Original Pool Balance)	(0.002)%	(0.002)%	(0.031)%	(0.111)%	(0.198)%	(0.262)%	(0.326)%	(0.384)%	(0.451)%	(0.578)%	(0.799)%
Monthly Net Credit Losses	(10,102.29)	(38,349.62)	(143,942.74)	(159,825.77)	(126,604.11)	(100,452.72)	(80,890.60)	(147,931.57)	(189,411.22)	80,202.90	12,476.79
2010-A Cumulative Net Credit Losses	(10,102.29)	(48,451.91)	(192,394.65)	(352,220.42)	(478,824.53)	(579,277.25)	(660,167.85)	(808,099.42)	(997,510.64)	(917,307.74)	(904,830.95)
2010-A Net Credit Losses (as a % of Original Pool Balance)	0.001%	0.005%	0.020%	0.037%	0.051%	0.061%	0.070%	0.085%	0.105%	0.097%	0.095%
Delinquencies ($)
31-60	2,772,303.11	2,393,448.71	2,981,758.06	2,707,842.42	3,572,432.26	3,676,019.94	3,808,570.11	4,206,488.94	3,068,374.10	3,881,534.22	3,302,360.40
61-90	—	647,422.09	571,260.96	1,011,667.83	512,614.72	630,586.00	700,109.71	591,119.56	1,081,785.53	644,467.32	494,146.24
91-120+	—	—	309,156.25	269,666.26	356,337.71	365,300.72	236,194.90	343,824.11	207,617.21	272,674.28	228,034.62

Total	2,772,303.11	3,040,870.80	3,862,175.27	3,989,176.51	4,441,384.69	4,671,906.66	4,744,874.72	5,141,432.61	4,357,776.84	4,798,675.82	4,024,541.26

	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11
Delinquencies (%)
31-60	0.29%	0.26%	0.33%	0.31%	0.42%	0.45%	0.49%	0.56%	0.43%	0.56%	0.50%
61-90	—	0.07%	0.06%	0.11%	0.06%	0.08%	0.09%	0.08%	0.15%	0.09%	0.08%
91-120+	—	—	0.03%	0.03%	0.04%	0.05%	0.03%	0.05%	0.03%	0.04%	0.03%

Total	0.29%	0.33%	0.43%	0.45%	0.52%	0.58%	0.61%	0.69%	0.61%	0.70%	0.61%
2010-A 60+	—	0.07%	0.10%	0.15%	0.10%	0.12%	0.12%	0.13%	0.18%	0.13%	0.11%
Delinquencies (units)
31-60	137	123	152	144	184	192	200	221	162	214	175
61-90	—	33	27	48	26	32	37	32	55	32	29
91-120+	—	—	16	12	18	19	13	18	11	15	10

Total	137	156	195	204	228	243	250	271	228	261	214
Residual Advances
Beginning Balance of Residual Advance	—	1,002,732.98	1,978,029.84	4,770,928.81	6,787,855.70	10,598,633.31	10,991,169.13	10,157,205.53	9,956,216.20	10,593,964.70	12,254,920.55
Reimbursement of Outstanding Advance	—	659,648.12	1,655,246.61	3,835,598.05	5,021,518.20	6,718,203.72	6,687,162.59	6,238,222.59	6,141,169.67	6,806,378.01	9,804,462.68
Additional Advance for Current Period	1,002,732.98	1,634,944.98	4,448,145.58	5,852,524.94	8,832,295.81	7,110,739.54	5,853,198.99	6,037,233.26	6,778,918.17	8,467,333.86	7,078,442.03

Ending Residual Advances	1,002,732.98	1,978,029.84	4,770,928.81	6,787,855.70	10,598,633.31	10,991,169.13	10,157,205.53	9,956,216.20	10,593,964.70	12,254,920.55	9,528,899.90
Payment Advances
Beginning Balance of Payment Advance	—	1,224,283.37	1,088,633.29	1,102,453.12	1,068,154.86	1,098,145.81	1,193,175.16	1,144,282.29	1,010,033.01	964,586.89	1,170,614.82
Reimbursement of Outstanding Payment Advance	—	561,789.07	438,004.72	483,330.59	450,359.35	440,725.90	516,614.61	517,566.65	442,686.89	382,795.58	642,395.85
Additional Payment Advance for Current Period	1,224,283.37	426,138.99	451,824.55	449,032.33	480,350.30	535,755.25	467,721.74	383,317.37	397,240.77	588,823.51	278,713.89

Ending Balance of Payment Advance	1,224,283.37	1,088,633.29	1,102,453.12	1,068,154.86	1,098,145.81	1,193,175.16	1,144,282.29	1,010,033.01	964,586.89	1,170,614.82	806,932.86
Total Collections	24,201,506.17	28,559,422.94	34,826,637.89	43,355,366.86	50,914,221.58	47,376,588.63	42,997,689.09	41,621,736.46	42,642,903.35	46,865,478.28	53,699,463.37
2010-A
Total Advances as a % of Total Collections	9.202%	7.217%	14.070%	14.535%	18.291%	16.140%	14.701%	15.426%	16.828%	19.324%	13.701%

	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	105,826,500.00	69,959,700.00	41,674,500.00	15,284,700.00	—	—	—	—	—
Class A-3	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	244,915,200.00	220,595,200.00	202,035,200.00	183,884,800.00	148,864,000.00
Class A-4	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
Overcollateralization	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56

	609,394,699.56	573,527,899.56	545,242,699.56	518,852,899.56	492,483,399.56	468,163,399.56	449,603,399.56	431,452,999.56	396,432,199.56
2010-A Prepayment Assumption	0.643114	0.605263	0.575413	0.547563	0.519734	0.494068	0.474481	0.455327	0.418368
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	116,271,816.60	90,255,577.90	69,514,767.15	46,486,931.35	23,933,908.37	—	—	—	—
Class A-3	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	256,000,000.00	246,574,339.61	215,708,202.44	191,379,065.66	164,201,340.89
Class A-4	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
Overcollateralization	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56

	619,840,016.16	593,823,777.46	573,082,966.71	550,055,130.91	527,502,107.93	494,142,539.17	463,276,402.00	438,947,265.22	411,769,540.45
2010-A Pool Factor	0.654138	0.626682	0.604793	0.580491	0.556690	0.521485	0.488911	0.463236	0.434554
Monthly Residual Losses	1,275,091.65	692,412.15	450,652.89	387,056.09	643,350.63	287,907.59	(109,718.81)	(23,417.98)	206,495.15
2010-A Cumulative Residual Losses	8,850,319.12	9,542,731.27	9,993,384.16	10,380,440.25	11,023,790.88	11,311,698.47	11,201,979.66	11,178,561.68	11,385,056.83
2010-A Residual Losses (as a % of Original Pool Balance)	(0.934)%	(1.007)%	(1.055)%	(1.095)%	(1.163)%	(1.194)%	(1.182)%	(1.180)%	(1.202)%
Monthly Net Credit Losses	32,201.19	14,854.08	(253,213.22)	303,164.46	153,188.61	84,811.87	(45,593.74)	(149,573.48)	236,805.35
2010-A Cumulative Net Credit Losses	(872,629.76)	(857,775.68)	(1,110,988.90)	(807,824.44)	(654,635.83)	(569,823.96)	(615,417.70)	(764,991.18)	(528,185.83)
2010-A Net Credit Losses (as a % of Original Pool Balance)	0.092%	0.091%	0.117%	0.085%	0.069%	0.060%	0.065%	0.081%	0.056%
Delinquencies ($)
31-60	3,311,053.68	3,636,575.58	2,740,886.95	3,074,482.05	2,221,525.90	3,037,497.62	2,990,274.42	2,823,369.67	2,988,729.41
61-90	666,224.40	558,463.45	812,972.18	516,957.73	820,708.94	454,497.70	411,794.10	572,908.33	798,704.36
91-120+	111,014.63	266,777.10	85,747.78	289,855.10	185,703.17	234,142.25	331,957.95	52,301.50	247,753.48

Total	4,088,292.71	4,461,816.13	3,639,606.91	3,881,294.88	3,227,938.01	3,726,137.57	3,734,026.47	3,448,579.50	4,035,187.25

	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
Delinquencies (%)
31-60	0.53%	0.61%	0.48%	0.56%	0.42%	0.61%	0.65%	0.64%	0.73%
61-90	0.11%	0.09%	0.14%	0.09%	0.16%	0.09%	0.09%	0.13%	0.19%
91-120+	0.02%	0.04%	0.01%	0.05%	0.04%	0.05%	0.07%	0.01%	0.06%

Total	0.66%	0.75%	0.64%	0.71%	0.61%	0.75%	0.81%	0.79%	0.98%
2010-A 60+	0.13%	0.14%	0.16%	0.15%	0.19%	0.14%	0.16%	0.14%	0.25%
Delinquencies (units)
31-60	177	202	153	168	126	171	171	164	176
61-90	37	30	45	30	44	24	22	34	45
91-120+	6	14	5	16	9	13	16	3	15

Total	220	246	203	214	179	208	209	201	236
Residual Advances
Beginning Balance of Residual Advance	9,528,899.90	6,055,759.54	3,587,830.53	3,309,945.99	3,154,114.05	6,214,350.50	7,095,390.62	6,208,618.04	10,212,701.46
Reimbursement of Outstanding Advance	6,823,205.79	4,147,782.19	2,673,305.82	2,425,786.76	2,416,574.14	5,070,794.76	5,782,415.50	4,840,162.25	6,380,152.43
Additional Advance for Current Period	3,350,065.43	1,679,853.18	2,395,421.28	2,269,954.82	5,476,810.59	5,951,834.88	4,895,642.92	8,844,245.67	12,811,128.45

Ending Residual Advances	6,055,759.54	3,587,830.53	3,309,945.99	3,154,114.05	6,214,350.50	7,095,390.62	6,208,618.04	10,212,701.46	16,643,677.48
Payment Advances
Beginning Balance of Payment Advance	806,932.86	850,736.41	825,761.51	765,384.99	797,730.69	695,761.99	692,436.41	660,926.64	675,576.73
Reimbursement of Outstanding Payment Advance	343,310.27	360,096.30	368,065.61	307,325.73	377,794.38	290,367.79	298,693.58	288,841.34	281,687.53
Additional Payment Advance for Current Period	387,113.82	335,121.40	307,689.09	339,671.43	275,825.68	287,042.21	267,183.81	303,491.43	281,091.86

Ending Balance of Payment Advance	850,736.41	825,761.51	765,384.99	797,730.69	695,761.99	692,436.41	660,926.64	675,576.73	674,981.06
Total Collections	38,934,116.74	29,880,184.76	30,693,760.37	29,796,106.08	41,713,573.21	41,299,894.68	34,326,696.90	36,637,596.79	41,267,587.39
2010-A
Total Advances as a % of Total Collections	9.599%	6.744%	8.807%	8.758%	13.791%	15.106%	15.040%	24.968%	31.725%

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3	115,379,200.00	86,476,800.00	57,753,600.00	29,670,400.00	2,816,000.00	—
Class A-4	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	27,280,000.00
Overcollateralization	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56

	362,947,399.56	334,044,999.56	305,321,799.56	277,238,599.56	250,384,199.56	224,848,199.56
2010-A Prepayment Assumption	0.383030	0.352529	0.322216	0.292579	0.264239	0.237290
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3	134,718,878.59	102,552,367.58	60,428,187.99	17,671,570.39	—	—
Class A-4	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	40,859,020.45	19,538,631.06
Overcollateralization	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56	197,568,199.56

	382,287,078.15	350,120,567.14	307,996,387.55	265,239,769.95	238,427,220.01	217,106,830.62
2010-A Pool Factor	0.403440	0.369494	0.325039	0.279916	0.251620	0.229120
Monthly Residual Losses	532,410.39	437,536.67	892,673.28	215,353.56	(111,667.59)	(79,524.93)
2010-A Cumulative Residual Losses	11,917,467.22	12,355,003.89	13,247,677.17	13,463,030.73	13,351,363.14	13,271,838.21
2010-A Residual Losses (as a % of Original Pool Balance)	(1.258)%	(1.304)%	(1.398)%	(1.421)%	(1.409)%	(1.401)%
Monthly Net Credit Losses	(127,029.85)	118,590.08	9,853.78	109,402.38	(22,719.64)	20,774.73
2010-A Cumulative Net Credit Losses	(655,215.68)	(536,625.60)	(526,771.82)	(417,369.44)	(440,089.08)	(419,314.35)
2010-A Net Credit Losses (as a % of Original Pool Balance)	0.069%	0.057%	0.056%	0.044%	0.046%	0.044%
Delinquencies ($)
31-60	2,050,804.68	1,888,598.91	1,390,652.23	1,655,236.50	1,456,155.18	1,218,194.74
61-90	992,991.41	391,148.42	305,704.80	398,299.82	312,998.44	346,820.17
91-120+	155,717.82	170,477.28	79,005.33	12,038.95	92,349.76	42,233.25

Total	3,199,513.91	2,450,224.61	1,775,362.36	2,065,575.27	1,861,503.38	1,607,248.16

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Delinquencies (%)
31-60	0.54%	0.54%	0.45%	0.62%	0.61%	0.56%
61-90	0.26%	0.11%	0.10%	0.15%	0.13%	0.16%
91-120+	0.04%	0.05%	0.03%	0.00%*	0.04%	0.02%

Total	0.84%	0.70%	0.58%	0.78%	0.78%	0.74%
2010-A 60+	0.30%	0.16%	0.12%	0.15%	0.17%	0.18%
Delinquencies (units)
31-60	124	111	87	104	86	75
61-90	56	22	20	22	17	19
91-120+	10	11	4	1	6	3

Total	190	144	111	127	109	97
Residual Advances
Beginning Balance of Residual Advance	16,643,677.48	17,454,718.01	24,914,072.16	17,521,180.54	13,444,919.36	8,206,289.08
Reimbursement of Outstanding Advance	11,893,087.50	12,082,254.43	21,502,679.44	12,351,727.26	10,191,307.05	13,166,334.25
Additional Advance for Current Period	12,704,128.03	19,541,608.58	14,109,787.82	8,275,466.08	4,952,676.77	4,960,045.17

Ending Residual Advances	17,454,718.01	24,914,072.16	17,521,180.54	13,444,919.36	8,206,289.08	—
Payment Advances
Beginning Balance of Payment Advance	674,981.06	594,626.74	517,441.56	386,248.36	387,660.35	337,140.19
Reimbursement of Outstanding Payment Advance	331,590.52	292,634.88	290,817.99	182,303.14	190,543.57	488,741.88
Additional Payment Advance for Current Period	251,236.20	215,449.70	159,624.79	183,715.13	140,023.41	151,601.69

Ending Balance of Payment Advance	594,626.74	517,441.56	386,248.36	387,660.35	337,140.19	—
Total Collections	48,667,365.35	59,153,386.64	69,625,896.09	42,529,924.39	33,912,482.43	29,231,123.00
2010-A
Total Advances as a % of Total Collections	26.620%	33.400%	20.494%	19.890%	15.017%	17.487%

*	less than 0.005%, greater than 0.000%

2010-B Static Pool Data

	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11
Prepayment Assumption
Class A-1	112,000,000.00	97,081,600.00	81,928,000.00	66,550,400.00	50,960,000.00	35,145,600.00	19,129,600.00	2,923,200.00
Class A-2	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00
Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	892,857,142.86	877,938,742.86	862,785,142.86	847,407,542.86	831,817,142.86	816,002,742.86	799,986,742.86	783,780,342.86
2010-B Prepayment Assumption	1.000000	0.983291	0.966319	0.949096	0.931635	0.913923	0.895985	0.877834
Actual prepayment
Class A-1	112,000,000.00	99,462,823.35	86,693,350.72	73,239,655.13	59,415,110.01	44,396,318.47	29,009,042.41	14,790,718.18
Class A-2	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00	246,000,000.00
Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	892,857,142.86	880,319,966.21	867,550,493.58	854,096,797.99	840,272,252.87	825,253,461.33	809,866,185.27	795,647,861.04
2010-B Pool Factor	1.000000	0.985958	0.971657	0.956588	0.941105	0.924284	0.907050	0.891126
Monthly Residual Losses	(4,217.40)	(10,291.14)	(12,691.85)	(34,984.68)	(29,812.55)	(30,003.46)	(34,192.81)	(47,285.18)
2010-B Cumulative Residual Losses	(4,217.40)	(14,508.54)	(27,200.39)	(62,185.07)	(91,997.62)	(122,001.08)	(156,193.89)	(203,479.07)
2010-B Residual Losses (as a % of Original Pool Balance)	0.000%*	0.002%	0.003%	0.007%	0.010%	0.014%	0.017%	0.023%
Monthly Net Credit Losses	(86,862.46)	22,782.13	(127,904.01)	(320,530.59)	(170,314.74)	7,238.31	(133,970.42)	(124,447.72)
2010-B Cumulative Net Credit Losses	(86,862.46)	(64,080.33)	(191,984.34)	(512,514.93)	(682,829.67)	(675,591.36)	(809,561.78)	(934,009.50)
2010-B Net Credit Losses (as a % of Original Pool Balance)	0.010%	0.007%	0.022%	0.057%	0.076%	0.076%	0.091%	0.105%
Delinquencies ($)
31-60	2,346,282.44	2,614,414.39	2,594,776.14	3,073,577.57	2,754,617.32	3,005,694.21	3,303,613.13	3,017,176.52
61-90	—	424,342.09	760,332.46	576,965.43	416,786.19	499,775.70	499,229.87	740,537.73
91-120+	—	—	200,348.09	179,857.50	66,431.66	41,409.15	243,813.48	131,985.65

Total	2,346,282.44	3,038,756.48	3,555,456.69	3,830,400.50	3,237,835.17	3,546,879.06	4,046,656.48	3,889,699.90

*	less than 0.0005%, greater than 0.0000%

	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11
Delinquencies (%)
31-60	0.26%	0.30%	0.30%	0.36%	0.33%	0.36%	0.41%	0.38%
61-90	—	0.05%	0.09%	0.07%	0.05%	0.06%	0.06%	0.09%
91-120+	—	—	0.02%	0.02%	0.01%	0.01%	0.03%	0.02%

Total	0.26%	0.35%	0.41%	0.45%	0.39%	0.43%	0.50%	0.49%
2010-B 60+	—	0.05%	0.11%	0.09%	0.06%	0.07%	0.09%	0.11%
Delinquencies (units)
31-60	98	114	109	142	123	142	151	142
61-90	—	18	32	23	20	22	22	35
91-120+	—	—	9	8	3	2	12	6

Total	98	132	150	173	146	166	185	183
Residual Advances
Beginning Balance of Residual Advance	—	150,258.27	216,554.98	414,384.76	463,150.47	704,761.50	591,305.14	538,014.65
Reimbursement of Outstanding Advance	—	85,555.70	105,529.34	317,646.97	295,157.60	435,145.66	303,466.84	286,974.76
Additional Advance for Current Period	150,258.27	151,852.41	303,359.12	366,412.68	536,768.63	321,689.30	250,176.35	596,031.74

Ending Residual Advances	150,258.27	216,554.98	414,384.76	463,150.47	704,761.50	591,305.14	538,014.65	847,071.63
Payment Advances
Beginning Balance of Payment Advance	—	655,078.25	666,315.16	692,296.45	806,315.25	620,496.44	725,400.40	756,393.13
Reimbursement of Outstanding Payment Advance	—	297,205.46	286,744.41	294,531.46	438,470.41	265,386.83	305,798.30	329,693.35
Additional Payment Advance for Current Period	655,078.25	308,442.37	312,725.70	408,550.26	252,651.60	370,290.79	336,791.03	321,848.62

Ending Balance of Payment Advance	655,078.25	666,315.16	692,296.45	806,315.25	620,496.44	725,400.40	756,393.13	748,548.40
Total Collections	17,856,753.69	18,282,932.95	18,065,104.75	18,366,538.78	20,402,687.72	20,465,214.14	18,766,533.49	21,336,783.23
2010-B
Total Advances as a % of Total Collections	4.510%	2.518%	3.410%	4.219%	3.869%	3.381%	3.128%	4.302%

	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	232,519,200.00	215,938,800.00	199,161,600.00	182,212,200.00	165,115,200.00	147,821,400.00
Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	767,376,342.86	750,795,942.86	734,018,742.86	717,069,342.86	699,972,342.86	682,678,542.86
2010-B Prepayment Assumption	0.859462	0.840891	0.822101	0.803118	0.783969	0.764600
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	244,565,582.53	227,795,989.73	207,336,376.34	187,284,105.03	168,801,877.21	150,345,220.84
Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	779,422,725.39	762,653,132.59	742,193,519.20	722,141,247.89	703,659,020.07	685,202,363.70
2010-B Pool Factor	0.872953	0.854172	0.831257	0.808798	0.788098	0.767427
Monthly Residual Losses	(38,567.31)	(153,923.58)	(189,764.22)	(252,749.56)	(191,858.76)	(162,745.59)
2010-B Cumulative Residual Losses	(242,046.38)	(395,969.96)	(585,734.18)	(838,483.74)	(1,030,342.50)	(1,193,088.09)
2010-B Residual Losses (as a % of Original Pool Balance)	0.027%	0.044%	0.066%	0.094%	0.115%	0.134%
Monthly Net Credit Losses	291,683.33	122,935.97	(225,079.13)	10,990.35	(186,049.20)	(278,247.25)
2010-B Cumulative Net Credit Losses	(642,326.17)	(519,390.20)	(744,469.33)	(733,478.98)	(919,528.18)	(1,197,775.43)
2010-B Net Credit Losses (as a % of Original Pool Balance)	0.072%	0.058%	0.083%	0.082%	0.103%	0.134%
Delinquencies ($)
31-60	3,658,876.17	3,171,201.23	3,463,022.83	3,635,522.10	3,669,718.01	4,134,521.16
61-90	368,352.76	929,340.48	825,718.78	679,355.39	813,933.36	722,227.97
91-120+	247,744.19	211,747.19	168,084.51	263,279.21	271,959.32	197,755.79

Total	4,274,973.12	4,312,288.90	4,456,826.12	4,578,156.70	4,755,610.69	5,054,504.92

	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
Delinquencies (%)
31-60	0.47%	0.42%	0.47%	0.50%	0.52%	0.60%
61-90	0.05%	0.12%	0.11%	0.09%	0.12%	0.11%
91-120+	0.03%	0.03%	0.02%	0.04%	0.04%	0.03%

Total	0.55%	0.57%	0.60%	0.63%	0.68%	0.74%
2010-B 60+	0.08%	0.15%	0.13%	0.13%	0.15%	0.13%
Delinquencies (units)
31-60	177	154	168	179	185	214
61-90	18	45	38	34	38	36
91-120+	11	10	9	13	14	9

Total	206	209	215	226	237	259
Residual Advances
Beginning Balance of Residual Advance	847,071.63	1,049,715.08	1,358,424.43	1,943,289.42	2,289,799.87	3,008,355.61
Reimbursement of Outstanding Advance	488,909.98	724,507.49	936,269.43	1,382,813.63	1,478,262.85	1,916,641.36
Additional Advance for Current Period	691,553.43	1,033,216.84	1,521,134.42	1,729,324.08	2,196,818.59	2,733,063.87

Ending Residual Advances	1,049,715.08	1,358,424.43	1,943,289.42	2,289,799.87	3,008,355.61	3,824,778.12
Payment Advances
Beginning Balance of Payment Advance	748,548.40	797,295.85	758,485.08	767,400.29	782,174.50	861,715.01
Reimbursement of Outstanding Payment Advance	289,716.11	344,223.94	310,855.90	309,252.39	312,753.18	358,164.43
Additional Payment Advance for Current Period	338,463.56	305,413.17	319,771.11	324,026.60	392,293.69	351,928.58

Ending Balance of Payment Advance	797,295.85	758,485.08	767,400.29	782,174.50	861,715.01	855,479.16
Total Collections	21,888,610.75	26,550,550.75	25,710,787.60	24,113,884.85	23,841,380.46	25,398,688.84
2010-B
Total Advances as a % of Total Collections	4.706%	5.042%	7.160%	8.515%	10.860%	12.146%

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	130,404,600.00	112,815,600.00	95,103,600.00	68,166,600.00	41,623,200.00	11,217,600.00
Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	665,261,742.86	647,672,742.86	629,960,742.86	603,023,742.86	576,480,342.86	546,074,742.86
2010-B Prepayment Assumption	0.745093	0.725393	0.705556	0.675387	0.645658	0.611604
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	131,308,076.60	109,995,730.96	75,421,511.07	37,503,681.71	6,843,385.46	—
Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	258,606,758.26
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	666,165,219.46	644,852,873.82	610,278,653.93	572,360,824.57	541,700,528.32	513,463,901.12
2010-B Pool Factor	0.746105	0.722235	0.683512	0.641044	0.606705	0.575080
Monthly Residual Losses	(105,888.27)	(113,442.38)	(220,643.57)	(53,394.96)	(47,799.02)	(124,822.09)
2010-B Cumulative Residual Losses	(1,298,976.36)	(1,412,418.74)	(1,633,062.31)	(1,686,457.27)	(1,734,256.29)	(1,859,078.38)
2010-B Residual Losses (as a % of Original Pool Balance)	0.145%	0.158%	0.183%	0.189%	0.194%	0.208%
Monthly Net Credit Losses	58,752.45	122,852.91	(81,555.01)	(928.99)	125,621.97	80,328.10
2010-B Cumulative Net Credit Losses	(1,139,022.98)	(1,016,170.07)	(1,097,725.08)	(1,098,654.07)	(973,032.10)	(892,704.00)
2010-B Net Credit Losses (as a % of Original Pool Balance)	0.128%	0.114%	0.123%	0.123%	0.109%	0.100%
Delinquencies ($)
31-60	2,841,232.37	2,879,354.17	2,549,257.87	2,526,395.15	2,535,649.23	2,791,443.16
61-90	1,098,649.37	495,799.53	566,459.32	480,299.44	633,295.62	559,021.85
91-120+	305,683.13	139,626.92	48,572.81	91,025.46	163,868.78	217,351.50

Total	4,245,564.87	3,514,780.62	3,164,290.00	3,097,720.05	3,332,813.63	3,567,816.51

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Delinquencies (%)
31-60	0.43%	0.45%	0.42%	0.44%	0.47%	0.54%
61-90	0.16%	0.08%	0.09%	0.08%	0.12%	0.11%
91-120+	0.05%	0.02%	0.01%	0.02%	0.03%	0.04%

Total	0.64%	0.55%	0.52%	0.54%	0.62%	0.69%
2010-B 60+	0.21%	0.10%	0.10%	0.10%	0.15%	0.15%
Delinquencies (units)
31-60	151	150	138	141	144	160
61-90	54	25	28	26	32	31
91-120+	15	7	3	5	10	11

Total	220	182	169	172	186	202
Residual Advances
Beginning Balance of Residual Advance	3,824,778.12	4,562,753.10	10,994,048.58	9,578,623.50	8,973,777.83	8,220,525.90
Reimbursement of Outstanding Advance	2,604,311.99	2,688,301.41	9,296,433.47	6,693,112.62	6,375,912.98	6,596,909.41
Additional Advance for Current Period	3,342,286.97	9,119,596.89	7,881,008.39	6,088,266.95	5,622,661.05	5,472,697.39

Ending Residual Advances	4,562,753.10	10,994,048.58	9,578,623.50	8,973,777.83	8,220,525.90	7,096,313.88
Payment Advances
Beginning Balance of Payment Advance	855,479.16	771,380.53	685,694.43	613,052.58	652,086.51	645,706.20
Reimbursement of Outstanding Payment Advance	377,727.31	368,259.04	322,471.36	255,114.92	281,418.31	278,559.10
Additional Payment Advance for Current Period	293,628.68	282,572.94	249,829.51	294,148.85	275,038.00	295,634.85

Ending Balance of Payment Advance	771,380.53	685,694.43	613,052.58	652,086.51	645,706.20	662,781.95
Total Collections	28,380,424.57	42,943,677.37	52,934,160.66	42,031,359.41	39,416,687.71	40,015,428.83
2010-B
Total Advances as a % of Total Collections	12.811%	21.894%	15.360%	15.185%	14.962%	14.415%

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—	—	—
Class A-3	261,548,000.00	225,456,000.00	190,764,000.00	156,996,000.00	125,244,000.00	91,560,000.00	59,612,000.00	27,804,000.00	—	—	—
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	109,121,600.00	79,732,800.00	48,563,200.00
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	516,405,142.86	480,313,142.86	445,621,142.86	411,853,142.86	380,101,142.86	346,417,142.86	314,469,142.86	282,661,142.86	251,978,742.86	222,589,942.86	191,420,342.86
2010-B Prepayment Assumption	0.578374	0.537951	0.499096	0.461276	0.425713	0.387987	0.352205	0.316580	0.282216	0.249301	0.214391
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—	—	—
Class A-3	229,693,566.22	193,875,467.38	149,736,907.01	119,302,492.37	92,680,307.68	69,965,394.51	46,364,558.80	13,097,092.62	—	—	—
Class A-4	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	112,000,000.00	94,529,896.63	45,177,888.45	8,426,853.48
Overcollateralization	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86	142,857,142.86

	484,550,709.08	448,732,610.24	404,594,049.87	374,159,635.23	347,537,450.54	324,822,537.37	301,221,701.66	267,954,235.48	237,387,039.49	188,035,031.31	151,283,996.34
2010-B Pool Factor	0.542697	0.502581	0.453145	0.419059	0.389242	0.363801	0.337368	0.300109	0.265873	0.210599	0.169438
Monthly Residual Losses	(271,394.05)	(1,001,517.02)	(1,260,275.63)	(1,243,041.79)	(501,332.13)	(276,818.09)	(540,970.79)	(868,019.08)	(1,284,110.71)	(1,497,603.11)	(1,651,091.04)
2010-B Cumulative Residual Losses	(2,130,472.43)	(3,131,989.45)	(4,392,265.08)	(5,635,306.87)	(6,136,639.00)	(6,413,457.09)	(6,954,427.88)	(7,822,446.96)	(9,106,557.67)	(10,604,160.78)	(12,255,251.82)
2010-B Residual Losses (as a % of Original Pool Balance)	0.239%	0.351%	0.492%	0.631%	0.687%	0.718%	0.779%	0.876%	1.020%	1.188%	1.373%
Monthly Net Credit Losses	(67,407.30)	59,422.06	21,227.12	(17,755.58)	59,628.00	177,477.47	138,675.60	(51,924.95)	66,732.38	28,733.97	33,490.39
2010-B Cumulative Net Credit Losses	(960,111.30)	(900,689.24)	(879,462.12)	(897,217.70)	(837,589.70)	(660,112.23)	(521,436.63)	(573,361.58)	(506,629.20)	(477,895.23)	(444,404.84)
2010-B Net Credit Losses (as a % of Original Pool Balance)	0.108%	0.101%	0.098%	0.100%	0.094%	0.074%	0.058%	0.064%	0.057%	0.054%	0.050%
Delinquencies ($)
31-60	2,702,725.85	2,513,187.66	3,000,553.09	2,691,656.68	2,962,078.51	2,649,756.42	1,957,792.09	2,164,488.45	1,556,537.16	1,560,517.52	1,189,294.54
61-90	365,741.79	743,057.03	533,656.44	493,065.18	509,007.34	588,639.75	683,048.34	588,961.07	611,307.00	238,073.85	243,561.45
91-120+	230,501.33	285,706.20	217,184.47	150,265.02	104,887.28	73,731.95	188,448.64	79,227.23	134,032.76	111,014.67	118,663.22

Total	3,298,968.97	3,541,950.89	3,751,394.00	3,334,986.88	3,575,973.13	3,312,128.12	2,829,289.07	2,832,676.75	2,301,876.92	1,909,606.04	1,551,519.21

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13
Delinquencies (%)
31-60	0.56%	0.56%	0.74%	0.72%	0.85%	0.82%	0.65%	0.81%	0.66%	0.83%	0.79%
61-90	0.08%	0.17%	0.13%	0.13%	0.15%	0.18%	0.23%	0.22%	0.26%	0.13%	0.16%
91-120+	0.05%	0.06%	0.05%	0.04%	0.03%	0.02%	0.06%	0.03%	0.06%	0.06%	0.08%

Total	0.68%	0.79%	0.93%	0.89%	1.03%	1.02%	0.94%	1.06%	0.97%	1.02%	1.03%
2010-B 60+	0.12%	0.23%	0.19%	0.17%	0.18%	0.20%	0.29%	0.25%	0.31%	0.19%	0.24%
Delinquencies (units)
31-60	156	142	174	159	176	165	120	135	95	99	75
61-90	21	43	29	29	30	33	41	40	39	15	16
91-120+	13	17	13	8	7	6	11	3	9	7	7

Total	190	202	216	196	213	204	172	178	143	121	98
Residual Advances
Beginning Balance of Residual Advance	7,096,313.88	11,592,903.48	16,388,453.51	16,622,922.15	13,300,108.24	11,724,190.49	11,030,765.97	15,359,362.45	15,499,088.97	17,723,705.17	18,112,885.58
Reimbursement of Outstanding Advance	5,384,149.45	9,314,251.76	12,365,472.10	12,405,534.43	8,888,274.04	7,878,605.98	7,964,536.53	12,371,694.24	12,803,530.72	13,965,931.31	27,912,646.35
Additional Advance for Current Period	9,880,739.05	14,109,801.79	12,599,940.74	9,082,720.52	7,312,356.29	7,185,181.46	12,293,133.01	12,511,420.76	15,028,146.92	14,355,111.72	9,799,760.77

Ending Residual Advances	11,592,903.48	16,388,453.51	16,622,922.15	13,300,108.24	11,724,190.49	11,030,765.97	15,359,362.45	15,499,088.97	17,723,705.17	18,112,885.58	—
Payment Advances
Beginning Balance of Payment Advance	662,781.95	611,007.08	575,139.42	648,544.25	509,619.94	527,924.84	534,691.60	447,300.21	473,165.79	371,996.62	289,340.23
Reimbursement of Outstanding Payment Advance	314,018.54	278,311.86	242,874.64	329,182.23	210,951.37	232,595.27	266,712.32	192,181.12	254,957.39	201,857.73	383,738.14
Additional Payment Advance for Current Period	262,243.67	242,444.20	316,279.47	190,257.92	229,256.27	239,362.03	179,320.93	218,046.70	153,788.22	119,201.34	94,397.91

Ending Balance of Payment Advance	611,007.08	575,139.42	648,544.25	509,619.94	527,924.84	534,691.60	447,300.21	473,165.79	371,996.62	289,340.23	—
Total Collections	45,183,243.07	58,234,571.70	45,889,582.52	42,348,593.25	34,593,486.02	33,969,578.91	43,322,195.20	44,637,700.33	64,544,656.96	52,656,038.48	41,311,623.26
2010-B
Total Advances as a % of Total Collections	22.449%	24.646%	28.146%	21.897%	21.801%	21.856%	28.790%	28.517%	23.522%	27.488%	23.950%

2011-A Static Pool Data

	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
Prepayment Assumption
Class A-1	128,000,000.00	109,568,000.00	90,867,200.00	71,884,800.00	52,633,600.00	33,113,600.00
Class A-2a	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Class A-2b	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
Class A-3	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	1,054,216,867.47	1,035,784,867.47	1,017,084,067.47	998,101,667.47	978,850,467.47	959,330,467.47
2011-A Prepayment Assumption	1.000000	0.982516	0.964777	0.946771	0.928510	0.909993
Actual prepayment
Class A-1	128,000,000.00	111,234,225.14	90,348,714.99	71,251,219.98	53,313,244.96	35,518,965.95
Class A-2a	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Class A-2b	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
Class A-3	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	1,054,216,867.47	1,037,451,092.61	1,016,565,582.46	997,468,087.45	979,530,112.43	961,735,833.42
2011-A Pool Factor	1.000000	0.984096	0.964285	0.946170	0.929154	0.912275
Monthly Residual Losses	(2,527.91)	(44,493.24)	(107,203.57)	(72,324.32)	(156,144.34)	(79,094.75)
2011-A Cumulative Residual Losses	(2,527.91)	(47,021.15)	(154,224.72)	(226,549.04)	(382,693.38)	(461,788.13)
2011-A Residual Losses (as a % of Original Pool Balance)	0.000%*	0.004%	0.015%	0.021%	0.036%	0.044%
Monthly Net Credit Losses	(6,761.15)	(96,730.14)	(27,176.16)	75,614.48	(335,564.41)	(164,537.94)
2011-A Cumulative Net Credit Losses	(6,761.15)	(103,491.29)	(130,667.45)	(55,052.97)	(390,617.38)	(555,155.32)
2011-A Net Credit Losses (as a % of Original Pool Balance)	0.001%	0.010%	0.012%	0.005%	0.037%	0.053%
Delinquencies ($)
31-60	1,901,340.55	2,132,524.03	3,072,190.68	2,901,843.54	2,967,407.23	4,036,099.92
61-90	—	375,426.75	308,625.99	583,200.80	747,655.78	399,685.39
91-120+	—	77,210.53	108,182.39	170,308.26	104,018.24	274,742.02

Total	1,901,340.55	2,585,161.31	3,488,999.06	3,655,352.60	3,819,081.25	4,710,527.33

*	less than 0.0005%, greater than 0.0000%

	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
Delinquencies (%)
31-60	0.18%	0.21%	0.30%	0.29%	0.30%	0.42%
61-90	—	0.04%	0.03%	0.06%	0.08%	0.04%
91-120+	—	0.01%	0.01%	0.02%	0.01%	0.03%

Total	0.18%	0.25%	0.34%	0.37%	0.39%	0.49%
2011-A 60+	—	0.04%	0.04%	0.08%	0.09%	0.07%
Delinquencies (units)
31-60	83	101	138	131	144	191
61-90	—	18	14	26	31	20
91-120+	—	3	5	8	5	12

Total	83	122	157	165	180	223
Residual Advances
Beginning Balance of Residual Advance	—	388,198.26	998,214.88	903,814.44	1,240,649.39	1,438,321.95
Reimbursement of Outstanding Advance	—	219,492.44	808,715.68	578,420.76	818,750.27	891,134.61
Additional Advance for Current Period	388,198.26	829,509.06	714,315.24	915,255.71	1,016,422.83	790,270.09

Ending Residual Advances	388,198.26	998,214.88	903,814.44	1,240,649.39	1,438,321.95	1,337,457.43
Payment Advances
Beginning Balance of Payment Advance	—	730,775.98	688,486.58	729,271.47	765,034.66	887,319.91
Reimbursement of Outstanding Payment Advance	—	345,964.59	292,391.54	317,026.03	315,262.88	392,167.85
Additional Payment Advance for Current Period	730,775.98	303,675.19	333,176.43	352,789.22	437,548.13	369,107.19

Ending Balance of Payment Advance	730,775.98	688,486.58	729,271.47	765,034.66	887,319.91	864,259.25
Total Collections	23,468,112.87	28,816,850.00	27,274,543.96	24,830,293.90	24,540,328.50	25,351,555.37
2011-A
Total Advances as a % of Total Collections	4.768%	3.932%	3.841%	5.107%	5.925%	4.573%

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Prepayment Assumption
Class A-1	13,350,400.00	—	—	—	—	—
Class A-2a	100,000,000.00	98,100,000.00	92,310,000.00	86,450,000.00	80,530,000.00	74,550,000.00
Class A-2b	250,000,000.00	245,250,000.00	230,775,000.00	216,125,000.00	201,325,000.00	186,375,000.00
Class A-3	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	939,567,267.47	919,566,867.47	899,301,867.47	878,791,867.47	858,071,867.47	837,141,867.47
2011-A Prepayment Assumption	0.891247	0.872275	0.853052	0.833597	0.813942	0.794089
Actual prepayment
Class A-1	17,818,956.21	—	—	—	—	—
Class A-2a	100,000,000.00	99,539,277.18	92,932,383.49	85,368,053.50	78,639,178.32	72,130,240.82
Class A-2b	250,000,000.00	248,848,192.95	232,330,958.71	213,420,133.75	196,597,945.80	180,325,602.05
Class A-3	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	944,035,823.68	924,604,337.60	901,480,209.67	875,005,054.72	851,453,991.59	828,672,710.34
2011-A Pool Factor	0.895485	0.877053	0.855118	0.830005	0.807665	0.786055
Monthly Residual Losses	(54,880.29)	(167,738.64)	(241,355.07)	(174,458.21)	(119,700.12)	(168,107.70)
2011-A Cumulative Residual Losses	(516,668.42)	(684,407.06)	(925,762.13)	(1,100,220.34)	(1,219,920.46)	(1,388,028.16)
2011-A Residual Losses (as a % of Original Pool Balance)	0.049%	0.065%	0.088%	0.104%	0.116%	0.132%
Monthly Net Credit Losses	1,912.90	66,059.28	156,986.50	(146,347.39)	147,093.67	(72,328.22)
2011-A Cumulative Net Credit Losses	(553,242.42)	(487,183.14)	(330,196.64)	(476,544.03)	(329,450.36)	(401,778.58)
2011-A Net Credit Losses (as a % of Original Pool Balance)	0.052%	0.046%	0.031%	0.045%	0.031%	0.038%
Delinquencies ($)
31-60	2,848,217.23	2,945,469.59	2,580,663.30	3,046,705.52	2,880,693.39	3,037,120.41
61-90	1,049,170.97	355,491.51	410,975.77	359,733.32	488,790.31	648,575.11
91-120+	193,873.04	168,896.47	133,428.24	148,604.54	231,593.55	137,042.81

Total	4,091,261.24	3,469,857.57	3,125,067.31	3,555,043.38	3,601,077.25	3,822,738.33

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Delinquencies (%)
31-60	0.30%	0.32%	0.29%	0.35%	0.34%	0.37%
61-90	0.11%	0.04%	0.05%	0.04%	0.06%	0.08%
91-120+	0.02%	0.02%	0.01%	0.02%	0.03%	0.02%

Total	0.43%	0.38%	0.35%	0.41%	0.42%	0.46%
2011-A 60+	0.13%	0.06%	0.06%	0.06%	0.08%	0.09%
Delinquencies (units)
31-60	138	142	123	154	154	159
61-90	50	16	22	20	20	34
91-120+	9	8	6	7	11	7

Total	197	166	151	181	185	200
Residual Advances
Beginning Balance of Residual Advance	1,337,457.43	1,460,071.71	2,918,449.12	2,606,080.00	3,120,424.12	2,687,674.65
Reimbursement of Outstanding Advance	898,201.48	807,143.14	2,409,511.52	1,744,626.27	2,192,384.04	2,156,751.98
Additional Advance for Current Period	1,020,815.76	2,265,520.55	2,097,142.40	2,258,970.39	1,759,634.57	1,739,011.22

Ending Residual Advances	1,460,071.71	2,918,449.12	2,606,080.00	3,120,424.12	2,687,674.65	2,269,933.89
Payment Advances
Beginning Balance of Payment Advance	864,259.25	816,811.00	755,228.68	684,207.55	758,227.67	723,892.18
Reimbursement of Outstanding Payment Advance	396,517.03	384,505.81	349,520.36	271,063.77	332,924.52	296,279.38
Additional Payment Advance for Current Period	349,068.78	322,923.49	278,499.23	345,083.89	298,589.03	376,287.45

Ending Balance of Payment Advance	816,811.00	755,228.68	684,207.55	758,227.67	723,892.18	803,900.25
Total Collections	26,425,428.08	30,869,371.24	36,358,994.07	31,115,454.78	31,569,635.80	31,911,414.49
2011-A
Total Advances as a % of Total Collections	5.184%	8.385%	6.534%	8.369%	6.520%	6.629%

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—	—	—	—
Class A-2a	68,500,000.00	62,400,000.00	56,230,000.00	50,010,000.00	43,730,000.00	32,670,000.00	20,810,000.00	7,840,000.00	—	—	—	—
Class A-2b	171,250,000.00	156,000,000.00	140,575,000.00	125,025,000.00	109,325,000.00	81,675,000.00	52,025,000.00	19,600,000.00	—	—	—	—
Class A-3	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	322,829,700.00	280,827,600.00	236,011,800.00	193,263,900.00
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	815,966,867.47	794,616,867.47	773,021,867.47	751,251,867.47	729,271,867.47	690,561,867.47	649,051,867.47	603,656,867.47	560,046,567.47	518,044,467.47	473,228,667.47	430,480,767.47
2011-A Prepayment Assumption	0.774003	0.753751	0.733266	0.712616	0.691766	0.655047	0.615672	0.572612	0.531244	0.491402	0.448891	0.408342
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—	—	—	—
Class A-2a	65,450,110.75	57,254,851.70	47,575,495.38	39,954,657.13	32,302,114.66	23,755,802.07	14,885,029.43	2,634,501.33	—	—	—	—
Class A-2b	163,625,276.86	143,137,129.24	118,938,738.45	99,886,642.83	80,755,286.64	59,389,505.17	37,212,573.57	6,586,253.33	—	—	—	—
Class A-3	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	339,000,000.00	309,421,716.00	249,240,160.72	197,040,349.27	158,438,167.39
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	805,292,255.08	776,608,848.41	742,731,101.30	716,058,167.43	689,274,268.77	659,362,174.71	628,314,470.47	585,437,622.13	546,638,583.47	486,457,028.19	434,257,216.74	395,655,034.86
2011-A Pool Factor	0.763877	0.736669	0.704534	0.679232	0.653826	0.625452	0.596001	0.555329	0.518526	0.461439	0.411924	0.375307
Monthly Residual Losses	(256,862.41)	(411,317.02)	(435,037.26)	(348,334.20)	(100,748.74)	52,334.44	(10,037.55)	(171,578.66)	(685,733.82)	(1,020,082.76)	(1,275,544.91)	(669,408.80)
2011-A Cumulative Residual Losses	(1,644,890.57)	(2,056,207.59)	(2,491,244.85)	(2,839,579.05)	(2,940,327.79)	(2,887,993.35)	(2,898,030.90)	(3,069,609.56)	(3,755,343.38)	(4,775,426.14)	(6,050,971.05)	(6,720,379.85)
2011-A Residual Losses (as a % of Original Pool Balance)	0.156%	0.195%	0.236%	0.269%	0.279%	0.274%	0.275%	0.291%	0.356%	0.453%	0.574%	0.637%
Monthly Net Credit Losses	(98,104.23)	(279,688.15)	248,507.84	(119,971.26)	16,587.73	363,484.08	91,929.94	24,222.47	101,634.61	84,054.20	6,066.26	15,786.07
2011-A Cumulative Net Credit Losses	(499,882.81)	(779,570.96)	(531,063.12)	(651,034.38)	(634,446.65)	(270,962.57)	(179,032.63)	(154,810.16)	(53,175.55)	30,878.65	36,944.91	52,730.98
2011-A Net Credit Losses (as a % of Original Pool Balance)	0.047%	0.074%	0.050%	0.062%	0.060%	0.026%	0.017%	0.015%	0.005%	(0.003%)	(0.004%)	(0.005%)
Delinquencies ($)
31-60	3,270,629.77	2,826,761.97	3,998,800.96	3,856,170.88	3,991,285.77	4,113,990.55	3,042,810.88	3,563,268.92	3,140,776.03	2,216,664.02	2,439,168.91	2,557,539.92
61-90	571,183.96	1,204,939.17	484,495.63	537,253.82	751,777.35	510,603.96	1,228,613.25	819,848.69	659,452.43	558,095.99	403,668.75	556,199.76
91-120+	319,047.39	185,571.53	295,285.17	279,271.73	201,540.64	313,366.45	236,977.14	103,938.62	192,383.19	102,313.08	161,502.33	89,112.48

Total	4,160,861.12	4,217,272.67	4,778,581.76	4,672,696.43	4,944,603.76	4,937,960.96	4,508,401.27	4,487,056.23	3,992,611.65	2,877,073.09	3,004,339.99	3,202,852.16

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
Delinquencies (%)
31-60	0.41%	0.36%	0.54%	0.54%	0.58%	0.62%	0.48%	0.61%	0.57%	0.46%	0.56%	0.65%
61-90	0.07%	0.16%	0.07%	0.08%	0.11%	0.08%	0.20%	0.14%	0.12%	0.11%	0.09%	0.14%
91-120+	0.04%	0.02%	0.04%	0.04%	0.03%	0.05%	0.04%	0.02%	0.04%	0.02%	0.04%	0.02%

Total	0.52%	0.54%	0.64%	0.65%	0.72%	0.75%	0.72%	0.77%	0.73%	0.59%	0.69%	0.81%
2011-A 60+	0.11%	0.18%	0.10%	0.11%	0.14%	0.12%	0.23%	0.16%	0.16%	0.14%	0.13%	0.16%
Delinquencies (units)
31-60	168	143	208	202	214	225	172	189	175	129	137	149
61-90	30	62	26	31	40	29	68	47	32	27	24	34
91-120+	15	8	15	16	11	16	10	7	12	5	7	6

Total	213	213	249	249	265	270	250	243	219	161	168	189
Residual Advances
Beginning Balance of Residual Advance	2,269,933.89	4,484,393.69	7,154,218.19	6,057,144.59	6,252,463.41	8,009,095.21	8,350,711.14	14,115,891.09	14,625,506.93	18,196,429.90	21,583,110.55	16,744,680.92
Reimbursement of Outstanding Advance	1,703,908.07	3,615,769.29	5,660,780.52	4,818,872.91	4,697,379.32	6,272,918.00	6,333,212.20	11,390,551.68	12,452,249.18	14,534,523.12	16,886,845.42	11,588,523.41
Additional Advance for Current Period	3,918,367.87	6,285,593.79	4,563,706.92	5,014,191.73	6,454,011.12	6,614,533.93	12,098,392.15	11,900,167.52	16,023,172.15	17,921,203.77	12,048,415.79	9,032,382.38

Ending Residual Advances	4,484,393.69	7,154,218.19	6,057,144.59	6,252,463.41	8,009,095.21	8,350,711.14	14,115,891.09	14,625,506.93	18,196,429.90	21,583,110.55	16,744,680.92	14,188,539.89
Payment Advances
Beginning Balance of Payment Advance	803,900.25	766,399.53	694,019.30	888,314.80	753,112.03	788,195.77	765,955.61	705,386.07	742,371.41	610,691.59	506,203.89	465,838.64
Reimbursement of Outstanding Payment Advance	355,146.23	365,269.28	255,155.14	411,524.38	300,645.59	346,018.49	351,084.66	309,457.62	382,680.19	323,146.42	243,026.06	204,454.16
Additional Payment Advance for Current Period	317,645.51	292,889.05	449,450.64	276,321.61	335,729.33	323,778.33	290,515.12	346,442.96	251,000.37	218,658.72	202,660.81	250,840.36

Ending Balance of Payment Advance	766,399.53	694,019.30	888,314.80	753,112.03	788,195.77	765,955.61	705,386.07	742,371.41	610,691.59	506,203.89	465,838.64	512,224.84
Total Collections	36,654,286.53	44,623,461.05	37,472,885.77	38,047,862.45	40,930,150.95	43,430,724.60	55,471,947.92	56,367,472.87	79,249,311.70	72,061,426.21	60,685,383.85	48,563,837.64
2011-A
Total Advances as a % of Total Collections	11.557%	14.742%	13.378%	13.905%	16.589%	15.976%	22.334%	21.726%	20.535%	25.173%	20.188%	19.116%

	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13
Prepayment Assumption
Class A-1	—	—	—	—	—
Class A-2a	—	—	—	—	—
Class A-2b	—	—	—	—	—
Class A-3	156,414,600.00	121,497,600.00	79,970,100.00	40,307,100.00	3,051,000.00
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00	58,000,000.00
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	393,631,467.47	358,714,467.47	317,186,967.47	277,523,967.47	240,267,867.47
2011-A Prepayment Assumption	0.373388	0.340266	0.300874	0.263251	0.227911
Actual prepayment
Class A-1	—	—	—	—	—
Class A-2a	—	—	—	—	—
Class A-2b	—	—	—	—	—
Class A-3	124,705,058.28	80,570,822.33	34,420,288.96	—	—
Class A-4	58,000,000.00	58,000,000.00	58,000,000.00	52,379,220.61	17,701,225.09
Overcollateralization	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47	179,216,867.47

	361,921,925.75	317,787,689.80	271,637,156.43	231,596,088.08	196,918,092.56
2011-A Pool Factor	0.343309	0.301444	0.257667	0.219685	0.186791
Monthly Residual Losses	(130,515.52)	(952,663.32)	(1,740,711.69)	(2,344,380.59)	(1,278,025.03)
2011-A Cumulative Residual Losses	(6,850,895.37)	(7,803,558.69)	(9,544,270.38)	(11,888,650.97)	(13,166,676.00)
2011-A Residual Losses (as a % of Original Pool Balance)	0.650%	0.740%	0.905%	1.128%	1.249%
Monthly Net Credit Losses	15,308.47	(94,913.78)	40,493.25	(1,547.05)	(11,967.91)
2011-A Cumulative Net Credit Losses	68,039.45	(26,874.33)	13,618.92	12,071.87	103.96
2011-A Net Credit Losses (as a % of Original Pool Balance)	(0.0065%)	0.0025%	(0.0013%)	(0.0011%)	—
Delinquencies ($)
31-60	2,521,553.12	1,932,389.60	2,445,607.27	2,004,050.79	2,006,085.05
61-90	296,972.28	757,729.28	475,681.23	448,759.10	462,416.42
91-120+	246,842.98	148,101.27	239,861.03	150,603.82	176,795.12

Total	3,065,368.38	2,838,220.15	3,161,149.53	2,603,413.71	2,645,296.59

	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13
Delinquencies (%)
31-60	0.70%	0.61%	0.90%	0.87%	1.02%
61-90	0.08%	0.24%	0.18%	0.19%	0.23%
91-120+	0.07%	0.05%	0.09%	0.07%	0.09%

Total	0.85%	0.89%	1.16%	1.12%	1.34%
2011-A 60+	0.15%	0.29%	0.26%	0.26%	0.32%
Delinquencies (units)
31-60	147	114	147	123	122
61-90	18	43	27	27	29
91-120+	15	9	14	7	10

Total	180	166	188	157	161
Residual Advances
Beginning Balance of Residual Advance	14,188,539.89	22,683,637.23	23,433,734.16	24,523,679.92	22,286,211.77
Reimbursement of Outstanding Advance	8,805,425.82	17,322,530.26	17,225,642.66	17,006,799.61	37,413,711.70
Additional Advance for Current Period	17,300,523.16	18,072,627.19	18,315,588.42	14,769,331.46	15,127,499.93

Ending Residual Advances	22,683,637.23	23,433,734.16	24,523,679.92	22,286,211.77	—
Payment Advances
Beginning Balance of Payment Advance	512,224.84	419,882.21	392,660.08	405,583.04	321,364.77
Reimbursement of Outstanding Payment Advance	258,873.82	196,501.96	165,351.36	201,551.02	467,411.56
Additional Payment Advance for Current Period	166,531.19	169,279.83	178,274.32	117,332.75	146,046.79

Ending Balance of Payment Advance	419,882.21	392,660.08	405,583.04	321,364.77	—
Total Collections	57,841,481.60	68,144,611.86	60,214,004.49	54,305,671.02	43,052,993.02
2011-A
Total Advances as a % of Total Collections	30.198%	26.769%	30.714%	27.413%	35.476%

2011-B Static Pool Data

	Sep-11	Oct-11	Nov-11	Dec-11
Prepayment Assumption
Class A-1	156,000,000.00	136,468,800.00	116,625,600.00	96,470,400.00
Class A-2	378,000,000.00	378,000,000.00	378,000,000.00	378,000,000.00
Class A-3	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	1,168,693,999.35	1,149,162,799.35	1,129,319,599.35	1,109,164,399.35
2011-B Prepayment Assumption	1.000000	0.983288	0.966309	0.949063
Actual prepayment
Class A-1	156,000,000.00	137,019,558.93	119,799,087.85	101,587,002.99
Class A-2	378,000,000.00	378,000,000.00	378,000,000.00	378,000,000.00
Class A-3	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	1,168,693,999.35	1,149,713,558.28	1,132,493,087.20	1,114,281,002.34
2011-B Pool Factor	1.000000	0.983759	0.969024	0.953441
Monthly Residual Losses	(18,024.16)	(43,534.89)	(80,229.91)	(24,089.30)
2011-B Cumulative Residual Losses	(18,024.16)	(61,559.05)	(141,788.96)	(165,878.26)
2011-B Residual Losses (as a % of Original Pool Balance)	0.002%	0.005%	0.012%	0.014%
Monthly Net Credit Losses	65,027.84	11,877.09	(117,449.89)	(92,503.70)
2011-B Cumulative Net Credit Losses	65,027.84	76,904.93	(40,544.96)	(133,048.66)
2011-B Net Credit Losses (as a % of Original Pool Balance)	(0.006%)	(0.007%)	0.003%	0.011%
Delinquencies ($)
31-60	2,700,252.33	3,411,592.02	4,899,878.93	5,406,731.52
61-90	—	514,416.13	454,862.39	910,353.03
91-120+	—	—	170,559.97	243,513.29

Total	2,700,252.33	3,926,008.15	5,525,301.29	6,560,597.84

	Sep-11	Oct-11	Nov-11	Dec-11
Delinquencies (%)
31-60	0.23%	0.30%	0.43%	0.49%
61-90	—	0.04%	0.04%	0.08%
91-120+	—	—	0.02%	0.02%

Total	0.23%	0.34%	0.49%	0.59%
2011-B 60+	—	0.04%	0.06%	0.10%
Delinquencies (units)
31-60	128	160	230	268
61-90	—	26	22	42
91-120+	—	—	9	13

Total	128	186	261	323
Residual Advances
Beginning Balance of Residual Advance	—	549,237.42	649,243.88	810,908.99
Reimbursement of Outstanding Advance	—	434,159.30	456,214.20	486,517.63
Additional Advance for Current Period	549,237.42	534,165.76	617,879.31	600,193.26

Ending Residual Advances	549,237.42	649,243.88	810,908.99	924,584.62
Payment Advances
Beginning Balance of Payment Advance	—	1,010,840.56	1,075,984.23	1,451,370.19
Reimbursement of Outstanding Payment Advance	—	424,496.14	383,590.99	665,523.06
Additional Payment Advance for Current Period	1,010,840.56	489,639.81	758,976.95	558,679.07

Ending Balance of Payment Advance	1,010,840.56	1,075,984.23	1,451,370.19	1,344,526.20
Total Collections	27,878,003.91	25,089,702.60	25,988,513.10	26,621,467.50
2011-B
Total Advances as a % of Total Collections	5.596%	4.081%	5.298%	4.353%

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Prepayment Assumption
Class A-1	76,018,800.00	55,270,800.00	34,257,600.00	12,948,000.00	—	—
Class A-2	378,000,000.00	378,000,000.00	378,000,000.00	378,000,000.00	369,381,600.00	347,571,000.00
Class A-3	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	1,088,712,799.35	1,067,964,799.35	1,046,951,599.35	1,025,641,999.35	1,004,075,599.35	982,264,999.35
2011-B Prepayment Assumption	0.931564	0.913810	0.895830	0.877597	0.859143	0.840481
Actual prepayment
Class A-1	83,418,071.41	64,550,400.80	41,261,241.67	16,339,848.06	—	—
Class A-2	378,000,000.00	378,000,000.00	378,000,000.00	378,000,000.00	370,476,664.03	347,969,712.42
Class A-3	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	1,096,112,070.76	1,077,244,400.15	1,053,955,241.02	1,029,033,847.41	1,005,170,663.38	982,663,711.77
2011-B Pool Factor	0.937895	0.921751	0.901823	0.880499	0.860080	0.840822
Monthly Residual Losses	(35,278.50)	(62,595.87)	(94,925.75)	(32,984.90)	(49,068.74)	(124,691.44)
2011-B Cumulative Residual Losses	(201,156.76)	(263,752.63)	(358,678.38)	(391,663.28)	(440,732.02)	(565,423.46)
2011-B Residual Losses (as a % of Original Pool Balance)	0.017%	0.023%	0.031%	0.034%	0.038%	0.048%
Monthly Net Credit Losses	(28,390.82)	(311,335.41)	169,169.31	(26,765.73)	75,594.52	221,461.33
2011-B Cumulative Net Credit Losses	(161,439.48)	(472,774.89)	(303,605.58)	(330,371.31)	(254,776.79)	(33,315.46)
2011-B Net Credit Losses (as a % of Original Pool Balance)	0.014%	0.040%	0.026%	0.028%	0.022%	0.003%
Delinquencies ($)
31-60	4,772,080.15	3,686,506.03	3,597,203.31	3,567,269.23	4,244,006.66	4,325,018.58
61-90	1,028,812.00	746,404.71	822,889.65	585,540.72	677,309.75	975,196.80
91-120+	393,965.96	235,388.66	127,846.32	288,034.49	90,558.44	168,367.72

Total	6,194,858.11	4,668,299.40	4,547,939.28	4,440,844.44	5,011,874.85	5,468,583.10

	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
Delinquencies (%)
31-60	0.44%	0.34%	0.34%	0.35%	0.42%	0.44%
61-90	0.09%	0.07%	0.08%	0.06%	0.07%	0.10%
91-120+	0.04%	0.02%	0.01%	0.03%	0.01%	0.02%

Total	0.57%	0.43%	0.43%	0.43%	0.50%	0.56%
2011-B 60+	0.13%	0.09%	0.09%	0.08%	0.08%	0.12%
Delinquencies (units)
31-60	229	180	174	187	212	223
61-90	50	35	36	25	35	46
91-120+	17	11	6	13	4	8

Total	296	226	216	225	251	277
Residual Advances
Beginning Balance of Residual Advance	924,584.62	1,152,477.66	2,451,886.25	2,035,076.73	2,829,851.01	2,175,368.92
Reimbursement of Outstanding Advance	510,595.33	732,023.63	2,099,847.86	1,143,281.10	1,985,488.70	1,799,622.42
Additional Advance for Current Period	738,488.37	2,031,432.22	1,683,038.34	1,938,055.38	1,331,006.61	1,595,601.89

Ending Residual Advances	1,152,477.66	2,451,886.25	2,035,076.73	2,829,851.01	2,175,368.92	1,971,348.39
Payment Advances
Beginning Balance of Payment Advance	1,344,526.20	1,268,164.65	1,194,199.16	1,064,784.06	1,174,433.42	1,195,270.08
Reimbursement of Outstanding Payment Advance	587,906.56	573,671.95	541,415.14	434,664.41	475,850.36	465,605.70
Additional Payment Advance for Current Period	511,545.01	499,706.46	412,000.04	544,313.77	496,687.02	543,000.88

Ending Balance of Payment Advance	1,268,164.65	1,194,199.16	1,064,784.06	1,174,433.42	1,195,270.08	1,272,665.26
Total Collections	26,842,310.11	31,981,760.94	35,543,728.05	32,487,451.84	32,293,326.35	32,947,786.87
2011-B
Total Advances as a % of Total Collections	4.657%	7.914%	5.894%	7.641%	5.660%	6.491%

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—	—	—	—
Class A-2	325,495,800.00	303,156,000.00	280,589,400.00	252,050,400.00	222,982,200.00	193,762,800.00	165,034,800.00	132,564,600.00	99,943,200.00	67,397,400.00	24,267,600.00	—
Class A-3	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	334,432,800.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	960,189,799.35	937,849,999.35	915,283,399.35	886,744,399.35	857,676,199.35	828,456,799.35	799,728,799.35	767,258,599.35	734,637,199.35	702,091,399.35	658,961,599.35	618,126,799.35
2011-B Prepayment Assumption	0.821592	0.802477	0.783168	0.758748	0.733876	0.708874	0.684293	0.656509	0.628597	0.600749	0.563844	0.528904
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—	—	—	—
Class A-2	324,689,841.64	298,415,415.88	268,297,083.28	242,461,738.82	215,794,930.51	190,380,123.08	164,371,254.88	129,841,342.87	97,919,883.76	45,533,889.45	—	—
Class A-3	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	351,000,000.00	348,879,320.82	309,793,473.07
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	959,383,840.99	933,109,415.23	902,991,082.63	877,155,738.17	850,488,929.86	825,074,122.43	799,065,254.23	764,535,342.22	732,613,883.11	680,227,888.80	632,573,320.17	593,487,472.42
2011-B Pool Factor	0.820903	0.798421	0.772650	0.750544	0.727726	0.705980	0.683725	0.654179	0.626865	0.582041	0.541265	0.507821
Monthly Residual Losses	(8,202.11)	(13,193.39)	(138,233.57)	(48,116.00)	1,156.49	104,689.16	163,693.94	128,103.96	476,074.88	10,158.48	(516,973.13)	(2,052.62)
2011-B Cumulative Residual Losses	(573,625.57)	(586,818.96)	(725,052.53)	(773,168.53)	(772,012.04)	(667,322.88)	(503,628.94)	(375,524.98)	100,549.90	110,708.38	(406,264.75)	(408,317.37)
2011-B Residual Losses (as a % of Original Pool Balance)	0.049%	0.050%	0.062%	0.066%	0.066%	0.057%	0.043%	0.032%	(0.009%)	(0.009%)	0.035%	0.035%
Monthly Net Credit Losses	(284,855.43)	43,360.31	(38,092.46)	(60,173.98)	67,810.08	304,044.61	(84,166.54)	(197,323.87)	(20,271.10)	268,842.68	125,697.07	(139,574.23)
2011-B Cumulative Net Credit Losses	(318,170.89)	(274,810.58)	(312,903.04)	(373,077.02)	(305,266.94)	(1,222.33)	(85,388.87)	(282,712.74)	(302,983.84)	(34,141.16)	91,555.91	(48,018.32)
2011-B Net Credit Losses (as a % of Original Pool Balance)	0.027%	0.024%	0.027%	0.032%	0.026%	0.000%*	0.007%	0.024%	0.026%	0.003%	(0.008%)	0.004%
Delinquencies ($)
31-60	5,421,469.31	4,787,817.36	5,499,524.61	5,614,209.07	5,588,893.99	6,220,366.42	5,030,064.24	4,724,632.24	4,231,889.35	3,361,576.60	3,501,775.50	3,610,807.77
61-90	580,375.19	1,303,903.96	1,112,592.60	954,672.08	1,626,841.51	1,467,750.60	1,255,318.52	1,074,101.60	876,824.93	709,309.81	673,195.77	984,864.88
91-120+	376,803.38	146,600.97	469,236.76	375,444.32	187,070.69	650,833.90	597,006.66	264,981.47	277,615.11	223,283.07	266,605.44	147,262.17

Total	6,378,647.88	6,238,322.29	7,081,353.97	6,944,325.47	7,402,806.19	8,338,950.92	6,882,389.42	6,063,715.31	5,386,329.39	4,294,169.48	4,441,576.71	4,742,934.82

*	less than 0.0005%, greater than 0.0000%

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
Delinquencies (%)
31-60	0.57%	0.51%	0.61%	0.64%	0.66%	0.75%	0.63%	0.62%	0.58%	0.49%	0.55%	0.61%
61-90	0.06%	0.14%	0.12%	0.11%	0.19%	0.18%	0.16%	0.14%	0.12%	0.10%	0.11%	0.17%
91-120+	0.04%	0.02%	0.05%	0.04%	0.02%	0.08%	0.07%	0.03%	0.04%	0.03%	0.04%	0.02%

Total	0.66%	0.67%	0.78%	0.79%	0.87%	1.01%	0.86%	0.79%	0.74%	0.63%	0.70%	0.80%
2011-B 60+	0.10%	0.16%	0.18%	0.15%	0.21%	0.26%	0.23%	0.18%	0.16%	0.14%	0.15%	0.19%
Delinquencies (units)
31-60	275	253	299	296	305	342	273	273	245	195	209	221
61-90	33	63	61	52	86	82	72	56	49	38	38	58
91-120+	17	8	20	22	12	34	31	15	14	12	14	9

Total	325	324	380	370	403	458	376	344	308	245	261	288
Residual Advances
Beginning Balance of Residual Advance	1,971,348.39	3,176,442.41	5,228,028.13	5,212,167.98	4,589,508.33	4,163,472.32	4,414,908.19	8,660,225.52	9,453,951.01	13,140,659.36	17,833,210.28	14,599,529.86
Reimbursement of Outstanding Advance	1,524,645.48	2,394,874.83	3,956,867.14	4,025,340.32	3,510,391.60	3,207,849.67	3,065,384.15	7,002,126.56	8,341,746.85	10,918,501.52	14,174,485.42	10,420,808.71
Additional Advance for Current Period	2,729,739.50	4,446,460.55	3,941,006.99	3,402,680.67	3,084,355.59	3,459,285.54	7,310,701.48	7,795,852.05	12,028,455.20	15,611,052.44	10,940,805.00	9,277,506.78

Ending Residual Advances	3,176,442.41	5,228,028.13	5,212,167.98	4,589,508.33	4,163,472.32	4,414,908.19	8,660,225.52	9,453,951.01	13,140,659.36	17,833,210.28	14,599,529.86	13,456,227.93
Payment Advances
Beginning Balance of Payment Advance	1,272,665.26	1,197,519.19	1,180,108.33	1,419,664.65	1,231,356.49	1,270,812.29	1,342,206.00	1,189,026.38	1,254,872.48	1,085,496.08	936,530.29	839,684.07
Reimbursement of Outstanding Payment Advance	556,737.58	506,058.85	425,756.39	630,031.43	491,613.40	491,573.49	602,784.72	499,936.27	610,271.36	539,671.39	444,800.62	322,528.40
Additional Payment Advance for Current Period	481,591.51	488,647.99	665,312.71	441,723.27	531,069.20	562,967.20	449,605.10	565,782.37	440,894.96	390,705.60	347,954.40	470,953.64

Ending Balance of Payment Advance	1,197,519.19	1,180,108.33	1,419,664.65	1,231,356.49	1,270,812.29	1,342,206.00	1,189,026.38	1,254,872.48	1,085,496.08	936,530.29	839,684.07	988,109.31
Total Collections	35,302,561.82	40,986,705.43	36,444,342.63	38,629,696.69	36,040,100.49	36,434,660.92	45,192,303.07	45,946,037.29	70,486,993.12	66,707,093.42	61,176,310.06	50,423,632.87
2011-B
Total Advances as a % of Total Collections	9.097%	12.041%	12.639%	9.952%	10.032%	11.040%	17.172%	18.199%	17.690%	23.988%	18.453%	19.333%

	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—
Class A-3	294,278,400.00	246,366,900.00	201,298,500.00	150,824,700.00	111,091,500.00	73,534,500.00	37,627,200.00	1,298,700.00	—
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	51,697,000.00
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	577,972,399.35	530,060,899.35	484,992,499.35	434,518,699.35	394,785,499.35	357,228,499.35	321,321,199.35	284,992,699.35	250,390,999.35
2011-B Prepayment Assumption	0.494546	0.453550	0.414987	0.371799	0.337801	0.305665	0.274940	0.243856	0.214249
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—
Class A-3	275,675,161.89	229,187,460.69	180,100,914.66	133,227,420.90	95,586,136.06	64,205,636.83	27,914,302.45	—	—
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	77,508,619.31	34,466,182.11
Overcollateralization	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35	198,693,999.35

	559,369,161.24	512,881,460.04	463,794,914.01	416,921,420.25	379,280,135.41	347,899,636.18	311,608,301.80	276,202,618.66	233,160,181.46
2011-B Pool Factor	0.478628	0.438850	0.396849	0.356741	0.324533	0.297682	0.266630	0.236334	0.199505
Monthly Residual Losses	485,461.10	104,115.86	(803,702.32)	(1,685,994.62)	(985,572.56)	(519,145.86)	(693,621.83)	16,843.56	1,348,468.13
2011-B Cumulative Residual Losses	77,143.73	181,259.59	(622,442.73)	(2,308,437.35)	(3,294,009.91)	(3,813,155.77)	(4,506,777.60)	(4,489,934.04)	(3,141,465.91)
2011-B Residual Losses (as a % of Original Pool Balance)	(0.007%)	(0.016%)	0.053%	0.198%	0.282%	0.326%	0.386%	0.384%	0.269%
Monthly Net Credit Losses	189,681.81	53,079.65	(37,194.26)	20,638.67	124,202.80	(216,400.92)	68,947.79	58,343.34	21,050.01
2011-B Cumulative Net Credit Losses	141,663.49	194,743.14	157,548.88	178,187.55	302,390.35	85,989.43	154,937.22	213,280.56	234,330.57
2011-B Net Credit Losses (as a % of Original Pool Balance)	(0.0121%)	(0.0167%)	(0.0135%)	(0.0152%)	(0.0259%)	(0.0074%)	(0.0133%)	(0.0182%)	(0.0201%)
Delinquencies ($)
31-60	3,638,893.54	3,390,081.16	3,488,078.42	3,273,015.44	3,258,147.02	3,562,500.67	2,303,191.58	2,200,156.75	1,780,559.65
61-90	688,650.87	1,068,781.16	708,304.60	483,211.09	1,012,394.61	570,284.45	932,153.65	568,063.09	354,426.35
91-120+	218,699.32	217,016.63	261,908.53	188,838.32	195,744.14	343,256.54	168,086.48	156,540.57	160,889.74

Total	4,546,243.73	4,675,878.95	4,458,291.55	3,945,064.85	4,466,285.77	4,476,041.66	3,403,431.71	2,924,760.41	2,295,875.74

	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Delinquencies (%)
31-60	0.65%	0.66%	0.75%	0.79%	0.86%	1.02%	0.74%	0.80%	0.76%
61-90	0.12%	0.21%	0.15%	0.12%	0.27%	0.16%	0.30%	0.21%	0.15%
91-120+	0.04%	0.04%	0.06%	0.05%	0.05%	0.10%	0.05%	0.06%	0.07%

Total	0.81%	0.91%	0.96%	0.95%	1.18%	1.29%	1.09%	1.06%	0.98%
2011-B 60+	0.16%	0.25%	0.21%	0.16%	0.32%	0.26%	0.35%	0.26%	0.22%
Delinquencies (units)
31-60	222	206	217	199	212	231	146	149	117
61-90	41	64	44	29	56	38	59	35	23
91-120+	13	14	17	12	13	22	11	12	10

Total	276	284	278	240	281	291	216	196	150
Residual Advances
Beginning Balance of Residual Advance	13,456,227.93	23,418,695.74	23,286,466.57	28,462,200.95	24,295,893.86	26,385,305.58	37,383,620.17	38,712,903.42	45,264,429.64
Reimbursement of Outstanding Advance	8,877,115.74	18,642,140.64	17,248,148.23	20,402,602.08	13,940,209.29	12,231,927.21	19,546,753.17	20,180,470.03	25,997,685.72
Additional Advance for Current Period	18,839,583.55	18,509,911.47	22,423,882.61	16,236,294.99	16,029,621.01	23,230,241.80	20,876,036.42	26,731,996.25	28,107,770.99

Ending Residual Advances	23,418,695.74	23,286,466.57	28,462,200.95	24,295,893.86	26,385,305.58	37,383,620.17	38,712,903.42	45,264,429.64	47,374,514.91
Payment Advances
Beginning Balance of Payment Advance	988,109.31	787,899.26	797,008.99	763,137.17	639,308.53	706,102.38	640,203.16	506,302.64	478,298.99
Reimbursement of Outstanding Payment Advance	489,198.74	347,430.11	355,748.37	362,622.63	253,551.66	346,447.29	329,951.22	253,393.36	273,210.03
Additional Payment Advance for Current Period	288,988.69	356,539.84	321,876.55	238,793.99	320,345.51	280,548.07	196,050.70	225,389.71	147,244.55

Ending Balance of Payment Advance	787,899.26	797,008.99	763,137.17	639,308.53	706,102.38	640,203.16	506,302.64	478,298.99	352,333.51
Total Collections	63,590,561.38	76,091,157.74	70,940,151.09	63,629,611.07	50,280,625.79	53,004,664.35	59,016,628.40	66,368,579.56	78,302,771.83
2011-B
Total Advances as a % of Total Collections	30.081%	24.795%	32.063%	25.892%	32.517%	44.356%	35.705%	40.618%	36.084%

2012-A Static Pool Data

	Mar-12	Apr-12		May-12	Jun-12
Prepayment Assumption
Class A-1	170,000,000.00	146,489,000.00		122,621,000.00	98,413,000.00
Class A-2a	150,000,000.00	150,000,000.00		150,000,000.00	150,000,000.00
Class A-2b	350,000,000.00	350,000,000.00		350,000,000.00	350,000,000.00
Class A-3	380,000,000.00	380,000,000.00		380,000,000.00	380,000,000.00
Class A-4	60,870,000.00	60,870,000.00		60,870,000.00	60,870,000.00
Overcollateralization	227,535,600.85	227,535,600.85		227,535,600.85	227,535,600.85

	1,338,405,600.85	1,314,894,600.85		1,291,026,600.85	1,266,818,600.85
2012-A Prepayment Assumption	1.000000	0.982434		0.964600	0.946513
Actual prepayment
Class A-1	170,000,000.00	146,805,789.51		124,215,618.43	101,099,923.19
Class A-2a	150,000,000.00	150,000,000.00		150,000,000.00	150,000,000.00
Class A-2b	350,000,000.00	350,000,000.00		350,000,000.00	350,000,000.00
Class A-3	380,000,000.00	380,000,000.00		380,000,000.00	380,000,000.00
Class A-4	60,870,000.00	60,870,000.00		60,870,000.00	60,870,000.00
Overcollateralization	227,535,600.85	227,535,600.85		227,535,600.85	227,535,600.85

	1,338,405,600.85	1,315,211,390.36		1,292,621,219.28	1,269,505,524.04
2012-A Pool Factor	1.000000	0.982670		0.965792	0.948521
Monthly Residual Losses	(4,133.97)	17,559.81		20,500.37	(61,616.03)
2012-A Cumulative Residual Losses	(4,133.97)	13,425.84		33,926.21	(27,689.82)
2012-A Residual Losses (as a % of Original Pool Balance)	0.000%*	(0.001%)		(0.003%)	0.002%
Monthly Net Credit Losses	(6,235.28)	12,312.30		(115,679.77)	(106,156.94)
2012-A Cumulative Net Credit Losses	(6,235.28)	6,077.02		(109,602.75)	(215,759.69)
2012-A Net Credit Losses (as a % of Original Pool Balance)	0.000%*	0.000	%*	0.008%	0.016%
Delinquencies ($)
31-60	2,806,137.81	3,403,386.66		3,863,954.59	4,877,525.54
61-90	—	720,736.06		544,236.64	749,575.43
91-120+	—	—		284,279.19	138,605.45

Total	2,806,137.81	4,124,122.72		4,692,470.42	5,765,706.42

*	less than 0.0005%, greater than 0.0000%

	Mar-12	Apr-12	May-12	Jun-12
Delinquencies (%)
31-60	0.21%	0.26%	0.30%	0.38%
61-90	—	0.05%	0.04%	0.06%
91-120+	—	—	0.02%	0.01%

Total	0.21%	0.31%	0.36%	0.45%
2012-A 60+	—	0.05%	0.06%	0.07%
Delinquencies (units)
31-60	144	172	192	248
61-90	—	32	26	37
91-120+	—	—	13	7

Total	144	204	231	292
Residual Advances
Beginning Balance of Residual Advance	—	925,492.49	1,129,194.58	1,351,417.92
Reimbursement of Outstanding Advance	—	703,232.45	734,168.64	1,200,324.02
Additional Advance for Current Period	925,492.49	906,934.54	956,391.98	853,685.34

Ending Residual Advances	925,492.49	1,129,194.58	1,351,417.92	1,004,779.24
Payment Advances
Beginning Balance of Payment Advance	—	1,349,320.66	1,586,856.37	1,565,089.62
Reimbursement of Outstanding Payment Advance	—	489,359.14	629,626.63	572,026.56
Additional Payment Advance for Current Period	1,349,320.66	726,894.85	607,859.88	761,783.82

Ending Balance of Payment Advance	1,349,320.66	1,586,856.37	1,565,089.62	1,754,846.88
Total Collections	34,023,807.88	32,378,496.48	33,246,261.58	33,397,973.87
2012-A
Total Advances as a % of Total Collections	6.686%	5.046%	4.705%	4.837%

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
Prepayment Assumption
Class A-1	73,865,000.00	48,994,000.00	23,817,000.00	—	—	—	—	—	—	—	—	—
Class A-2a	150,000,000.00	150,000,000.00	150,000,000.00	149,505,000.00	141,765,000.00	133,935,000.00	126,030,000.00	118,050,000.00	109,995,000.00	101,850,000.00	93,645,000.00	85,365,000.00
Class A-2b	350,000,000.00	350,000,000.00	350,000,000.00	348,845,000.00	330,785,000.00	312,515,000.00	294,070,000.00	275,450,000.00	256,655,000.00	237,650,000.00	218,505,000.00	199,185,000.00
Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00
Class A-4	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00
Overcollateralization	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85

	1,242,270,600.85	1,217,399,600.85	1,192,222,600.85	1,166,755,600.85	1,140,955,600.85	1,114,855,600.85	1,088,505,600.85	1,061,905,600.85	1,035,055,600.85	1,007,905,600.85	980,555,600.85	952,955,600.85
2012-A Prepayment Assumption	0.928172	0.909589	0.890778	0.871750	0.852474	0.832973	0.813285	0.793411	0.773350	0.753064	0.732630	0.712008
Actual prepayment
Class A-1	78,210,806.21	53,849,838.19	29,820,117.78	7,800,511.13	—	—	—	—	—	—	—	—
Class A-2a	150,000,000.00	150,000,000.00	150,000,000.00	150,000,000.00	145,502,296.01	138,359,765.84	130,483,574.01	122,569,050.09	114,823,609.32	102,552,970.70	89,716,194.18	79,011,666.46
Class A-2b	350,000,000.00	350,000,000.00	350,000,000.00	350,000,000.00	339,505,357.37	322,839,453.63	304,461,672.69	285,994,450.20	267,921,755.09	239,290,264.96	209,337,786.43	184,360,555.06
Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00
Class A-4	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00
Overcollateralization	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85

	1,246,616,407.06	1,222,255,439.04	1,198,225,718.63	1,176,206,111.98	1,153,413,254.23	1,129,604,820.32	1,103,350,847.55	1,076,969,101.14	1,051,150,965.26	1,010,248,836.50	967,459,581.46	931,777,822.37
2012-A Pool Factor	0.931419	0.913218	0.895264	0.878811	0.861782	0.843993	0.824377	0.804666	0.785375	0.754815	0.722845	0.696185
Monthly Residual Losses	(57,322.66)	(45,804.65)	(53,172.05)	(91,503.75)	(81,709.29)	(42,731.35)	(7,685.99)	69,220.59	319,128.90	230,084.50	51,189.09	145,478.16
2012-A Cumulative Residual Losses	(85,012.48)	(130,817.13)	(183,989.18)	(275,492.93)	(357,202.22)	(399,933.57)	(407,619.56)	(338,398.97)	(19,270.07)	210,814.43	262,003.52	407,481.68
2012-A Residual Losses (as a % of Original Pool Balance)	0.006%	0.010%	0.014%	0.021%	0.027%	0.030%	0.030%	0.025%	0.001%	(0.016%)	(0.020%)	(0.030%)
Monthly Net Credit Losses	62,668.96	120,555.45	13,181.45	(21,771.90)	66,406.77	714,390.79	127,633.28	(140,175.74)	24,360.12	257,063.48	232,764.97	136,328.43
2012-A Cumulative Net Credit Losses	(153,090.73)	(32,535.28)	(19,353.83)	(41,125.73)	25,281.04	739,671.83	867,305.11	727,129.37	751,489.49	1,008,552.97	1,241,317.94	1,377,646.37
2012-A Net Credit Losses (as a % of Original Pool Balance)	0.011%	0.002%	0.001%	0.003%	(0.002%)	(0.055%)	(0.065%)	(0.054%)	(0.056%)	(0.075%)	(0.093%)	(0.103%)
Delinquencies ($)
31-60	4,987,890.96	4,969,407.69	7,524,753.21	7,086,636.24	6,542,005.64	7,685,267.52	6,383,928.60	6,184,896.32	5,775,659.89	5,234,486.44	5,747,323.87	6,035,691.13
61-90	620,678.61	868,310.23	1,202,807.71	858,105.44	1,436,268.31	1,290,460.18	1,983,235.40	1,354,128.18	1,264,520.51	1,076,032.97	1,145,912.60	1,551,715.43
91-120+	164,077.16	390,597.77	317,088.59	350,481.14	313,672.06	519,638.86	447,973.83	273,727.62	199,111.87	219,145.77	336,579.48	361,791.79

Total	5,772,646.73	6,228,315.69	9,044,649.51	8,295,222.82	8,291,946.01	9,495,366.56	8,815,137.83	7,812,752.12	7,239,292.27	6,529,665.18	7,229,815.95	7,949,198.35

	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
Delinquencies (%)
31-60	0.40%	0.41%	0.63%	0.60%	0.57%	0.68%	0.58%	0.57%	0.55%	0.52%	0.59%	0.65%
61-90	0.05%	0.07%	0.10%	0.07%	0.12%	0.11%	0.18%	0.13%	0.12%	0.11%	0.12%	0.17%
91-120+	0.01%	0.03%	0.03%	0.03%	0.03%	0.05%	0.04%	0.03%	0.02%	0.02%	0.03%	0.04%

Total	0.46%	0.51%	0.75%	0.71%	0.72%	0.84%	0.80%	0.73%	0.69%	0.65%	0.75%	0.85%
2012-A 60+	0.06%	0.10%	0.13%	0.10%	0.15%	0.16%	0.22%	0.15%	0.14%	0.13%	0.15%	0.21%
Delinquencies (units)
31-60	257	258	390	374	353	425	358	346	334	302	340	361
61-90	30	43	64	48	77	74	105	74	67	62	68	92
91-120+	9	18	15	17	16	25	22	14	11	11	20	21

Total	296	319	469	439	446	524	485	434	412	375	428	474
Residual Advances
Beginning Balance of Residual Advance	1,004,779.24	1,331,634.52	1,033,307.33	1,264,721.89	1,220,511.32	885,029.48	1,156,748.07	1,783,033.90	2,480,072.18	6,463,662.57	9,788,919.72	7,571,523.27
Reimbursement of Outstanding Advance	710,672.60	1,033,677.75	576,319.05	919,345.84	953,090.12	585,968.90	824,059.36	1,524,617.82	2,268,128.90	5,684,274.81	8,535,443.81	5,909,652.40
Additional Advance for Current Period	1,037,527.88	735,350.56	807,733.61	875,135.27	617,608.28	857,687.49	1,450,345.19	2,221,656.10	6,251,719.29	9,009,531.96	6,318,047.36	5,806,626.59

Ending Residual Advances	1,331,634.52	1,033,307.33	1,264,721.89	1,220,511.32	885,029.48	1,156,748.07	1,783,033.90	2,480,072.18	6,463,662.57	9,788,919.72	7,571,523.27	7,468,497.46
Payment Advances
Beginning Balance of Payment Advance	1,754,846.88	1,550,948.84	1,549,161.37	2,087,741.76	1,722,124.19	1,830,006.51	1,898,410.99	1,764,387.43	1,947,682.78	1,762,668.04	1,587,153.15	1,478,428.40
Reimbursement of Outstanding Payment Advance	756,290.31	593,666.09	464,994.46	917,254.28	615,008.52	683,094.49	767,254.50	635,459.66	821,088.04	759,109.90	651,749.99	476,922.26
Additional Payment Advance for Current Period	552,392.27	591,878.62	1,003,574.85	551,636.71	722,890.84	751,498.97	633,230.94	818,755.01	636,073.30	583,595.01	543,025.24	776,319.83

Ending Balance of Payment Advance	1,550,948.84	1,549,161.37	2,087,741.76	1,722,124.19	1,830,006.51	1,898,410.99	1,764,387.43	1,947,682.78	1,762,668.04	1,587,153.15	1,478,428.40	1,777,825.97
Total Collections
2012-A	34,584,253.85	34,773,624.66	30,129,589.63	33,163,334.54	33,488,601.56	36,016,189.92	36,083,397.31	35,881,909.99	54,645,627.11	59,504,784.09	55,000,354.98	46,794,143.24
Total Advances as a % of Total Collections	4.597%	3.817%	6.012%	4.302%	4.003%	4.468%	5.774%	8.473%	12.604%	16.122%	12.475%	14.068%

	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—
Class A-2a	77,010,000.00	68,595,000.00	60,120,000.00	39,255,000.00	19,260,000.00	—	—
Class A-2b	179,690,000.00	160,055,000.00	140,280,000.00	91,595,000.00	44,940,000.00	—	—
Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	379,430,000.00	316,844,000.00
Class A-4	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00
Overcollateralization	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85

	925,105,600.85	897,055,600.85	868,805,600.85	799,255,600.85	732,605,600.85	667,835,600.85	605,249,600.85
2012-A Prepayment Assumption	0.691200	0.670242	0.649135	0.597170	0.547372	0.498978	0.452217
Actual prepayment
Class A-1	—	—	—	—	—	—	—
Class A-2a	69,293,832.48	54,544,463.25	37,612,970.42	19,098,413.84	2,085,905.84	—	—
Class A-2b	161,685,609.12	127,270,414.24	87,763,597.64	44,562,965.63	4,867,113.62	—	—
Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	340,957,822.74	287,440,802.87
Class A-4	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00
Overcollateralization	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85

	899,385,042.45	850,220,478.34	793,782,168.91	732,066,980.32	675,358,620.30	629,363,423.59	575,846,403.72
2012-A Pool Factor	0.671982	0.635249	0.593080	0.546969	0.504599	0.470234	0.430248
Monthly Residual Losses	874,158.40	1,272,712.52	202,781.66	(725,577.81)	(290,646.20)	(36,141.31)	232,456.44
2012-A Cumulative Residual Losses	1,281,640.08	2,554,352.60	2,757,134.26	2,031,556.45	1,740,910.25	1,704,768.94	1,937,225.38
2012-A Residual Losses (as a % of Original Pool Balance)	(0.096%)	(0.191%)	(0.206%)	(0.152%)	(0.130%)	(0.127%)	(0.145%)
Monthly Net Credit Losses	(235,312.30)	22,232.25	142,764.05	(135,319.58)	22,519.53	271.74	267,750.05
2012-A Cumulative Net Credit Losses	1,142,334.07	1,164,566.32	1,307,330.37	1,172,010.79	1,194,530.32	1,194,802.06	1,462,552.11
2012-A Net Credit Losses (as a % of Original Pool Balance)	(0.0854%)	(0.0870%)	(0.0977%)	(0.0876%)	(0.0893%)	(0.0893%)	(0.1093%)
Delinquencies ($)
31-60	5,778,224.42	5,871,415.47	6,579,599.81	5,472,936.74	5,662,045.65	4,987,058.72	4,113,923.10
61-90	1,166,184.14	1,464,327.35	1,248,100.26	1,467,830.70	1,447,158.52	1,479,997.50	1,729,160.05
91-120+	499,215.01	431,329.49	424,323.47	352,246.09	322,669.48	454,400.57	386,486.41

Total	7,443,623.57	7,767,072.31	8,252,023.54	7,293,013.53	7,431,873.65	6,921,456.79	6,229,569.56

	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14
Delinquencies (%)
31-60	0.64%	0.69%	0.83%	0.75%	0.84%	0.79%	0.71%
61-90	0.13%	0.17%	0.16%	0.20%	0.21%	0.24%	0.30%
91-120+	0.06%	0.05%	0.05%	0.05%	0.05%	0.07%	0.07%

Total	0.83%	0.91%	1.04%	1.00%	1.10%	1.10%	1.08%
2012-A 60+	0.19%	0.22%	0.21%	0.25%	0.26%	0.31%	0.37%
Delinquencies (units)
31-60	358	372	414	346	361	328	277
61-90	69	94	81	94	92	92	108
91-120+	30	24	26	23	20	29	26

Total	457	490	521	463	473	449	411
Residual Advances
Beginning Balance of Residual Advance	7,468,497.46	17,514,484.07	21,605,011.08	31,324,955.77	31,940,797.38	33,792,244.64	49,553,752.55
Reimbursement of Outstanding Advance	5,211,010.72	15,061,033.73	18,187,152.38	24,288,861.87	21,018,433.84	16,572,291.96	26,411,900.37
Additional Advance for Current Period	15,256,997.33	19,151,560.74	27,907,097.07	24,904,703.48	22,869,881.10	32,333,799.87	30,766,636.90

Ending Residual Advances	17,514,484.07	21,605,011.08	31,324,955.77	31,940,797.38	33,792,244.64	49,553,752.55	53,908,489.08
Payment Advances
Beginning Balance of Payment Advance	1,777,825.97	1,475,591.27	1,491,941.66	1,528,755.00	1,285,103.56	1,413,359.88	1,250,170.97
Reimbursement of Outstanding Payment Advance	788,981.39	577,246.97	591,305.63	705,246.62	494,693.55	649,621.93	594,595.72
Additional Payment Advance for Current Period	486,746.69	593,597.36	628,118.97	461,595.18	622,949.87	486,433.02	393,912.21

Ending Balance of Payment Advance	1,475,591.27	1,491,941.66	1,528,755.00	1,285,103.56	1,413,359.88	1,250,170.97	1,049,487.46
Total Collections	65,022,157.60	84,761,185.63	92,612,743.31	92,449,980.16	76,741,274.56	80,325,830.57	91,030,421.79
2012-A
Total Advances as a % of Total Collections	24.213%	23.295%	30.811%	27.438%	30.613%	40.859%	34.231%

	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14
Prepayment Assumption
Class A-1	—	—	—	—	—	—	—
Class A-2a	—	—	—	—	—	—	—
Class A-2b	—	—	—	—	—	—	—
Class A-3	257,526,000.00	191,938,000.00	141,892,000.00	90,820,000.00	39,596,000.00	—	—
Class A-4	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	51,976,893.00	—
Overcollateralization	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85

	545,931,600.85	480,343,600.85	430,297,600.85	379,225,600.85	328,001,600.85	279,512,493.85	227,535,600.85
2012-A Prepayment Assumption	0.407897	0.358892	0.321500	0.283341	0.245069	0.208840	0.170005
Actual prepayment
Class A-1	—	—	—	—	—	—	—
Class A-2a	—	—	—	—	—	—	—
Class A-2b	—	—	—	—	—	—	—
Class A-3	233,288,512.92	166,019,894.81	95,983,607.22	40,035,178.15	—	—	—
Class A-4	60,870,000.00	60,870,000.00	60,870,000.00	60,870,000.00	55,248,386.53	12,064,062.24	—
Overcollateralization	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	227,535,600.85	195,405,638.42

	521,694,113.77	454,425,495.66	384,389,208.07	328,440,779.00	282,783,987.38	239,599,663.09	195,405,638.42
2012-A Pool Factor	0.389788	0.339527	0.287199	0.245397	0.211284	0.179019	0.145999
Monthly Residual Losses	1,388,600.59	4,040,182.64	2,427,227.34	534,520.97	(87,214.76)	(97,699.01)	(397,421.04)
2012-A Cumulative Residual Losses	3,325,825.97	7,366,008.61	9,793,235.95	10,327,756.92	10,240,542.16	10,142,843.15	9,745,422.11
2012-A Residual Losses (as a % of Original Pool Balance)	(0.248%)	(0.550%)	(0.732%)	(0.772%)	(0.765%)	(0.758%)	(0.728%)
Monthly Net Credit Losses	59,519.72	194,971.95	227,178.58	11,539.83	103,399.58	4,148.98	35,796.82
2012-A Cumulative Net Credit Losses	1,522,071.83	1,717,043.78	1,944,222.36	1,955,762.19	2,059,161.77	2,063,310.75	2,099,107.57
2012-A Net Credit Losses (as a % of Original Pool Balance)	(0.1137%)	(0.1283%)	(0.1453%)	(0.1461%)	(0.1539%)	(0.1542%)	(0.1568%)
Delinquencies ($)
31-60	4,041,279.82	3,585,273.56	2,997,523.01	2,918,170.31	2,479,305.97	2,086,983.49	1,560,098.45
61-90	949,750.36	900,007.21	652,141.97	677,623.67	766,647.06	408,453.66	573,643.20
91-120+	256,839.43	124,887.73	171,256.76	201,040.31	167,937.28	310,458.06	129,379.30

Total	5,247,869.61	4,610,168.50	3,820,921.74	3,796,834.29	3,413,890.31	2,805,895.21	2,263,120.95

	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14
Delinquencies (%)
31-60	0.77%	0.79%	0.78%	0.89%	0.88%	0.87%	0.80%
61-90	0.18%	0.20%	0.17%	0.21%	0.27%	0.17%	0.29%
91-120+	0.05%	0.03%	0.04%	0.06%	0.06%	0.13%	0.07%

Total	1.01%	1.01%	0.99%	1.16%	1.21%	1.17%	1.16%
2012-A 60+	0.23%	0.23%	0.21%	0.27%	0.33%	0.30%	0.36%
Delinquencies (units)
31-60	263	232	202	199	171	148	112
61-90	65	60	46	47	50	30	39
91-120+	17	10	12	14	11	18	9

Total	345	302	260	260	232	196	160
Residual Advances
Beginning Balance of Residual Advance	53,908,489.08	67,437,124.23	65,350,238.76	57,217,167.95	40,523,439.42	31,302,017.44	29,166,892.00
Reimbursement of Outstanding Advance	28,658,535.10	41,577,802.98	38,025,313.37	38,758,213.70	27,712,322.29	20,065,994.30	47,139,590.87
Additional Advance for Current Period	42,187,170.25	39,490,917.51	29,892,242.56	22,064,485.17	18,490,900.31	17,930,868.86	17,972,698.87

Ending Residual Advances	67,437,124.23	65,350,238.76	57,217,167.95	40,523,439.42	31,302,017.44	29,166,892.00	—
Payment Advances
Beginning Balance of Payment Advance	1,049,487.46	1,021,219.15	778,212.76	688,737.30	629,337.21	534,456.81	431,309.40
Reimbursement of Outstanding Payment Advance	489,355.17	556,456.85	400,490.40	328,741.69	328,525.94	282,798.10	624,943.99
Additional Payment Advance for Current Period	461,086.86	313,450.46	311,014.94	269,341.60	233,645.54	179,650.69	193,634.59

Ending Balance of Payment Advance	1,021,219.15	778,212.76	688,737.30	629,337.21	534,456.81	431,309.40	—
Total Collections	104,989,703.94	122,757,792.40	103,861,689.34	92,101,213.83	77,280,656.04	70,061,883.71	65,769,825.97
2012-A
Total Advances as a % of Total Collections	40.621%	32.425%	29.080%	24.249%	24.229%	25.849%	27.621%

2012-B Static Pool Data

	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13
Prepayment Assumption
Class A-1	107,000,000.00	92,116,300.00	76,975,800.00	61,599,900.00	45,999,300.00	30,163,300.00
Class A-2a	143,000,000.00	143,000,000.00	143,000,000.00	143,000,000.00	143,000,000.00	143,000,000.00
Class A-2b	196,000,000.00	196,000,000.00	196,000,000.00	196,000,000.00	196,000,000.00	196,000,000.00
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	903,616,273.65	888,732,573.65	873,592,073.65	858,216,173.65	842,615,573.65	826,779,573.65
2012-B Prepayment Assumption	1.000000	0.983529	0.966773	0.949757	0.932493	0.914968
Actual prepayment
Class A-1	107,000,000.00	93,602,383.26	80,134,613.52	64,719,406.67	49,103,699.03	34,833,220.84
Class A-2a	143,000,000.00	143,000,000.00	143,000,000.00	143,000,000.00	143,000,000.00	143,000,000.00
Class A-2b	196,000,000.00	196,000,000.00	196,000,000.00	196,000,000.00	196,000,000.00	196,000,000.00
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	903,616,273.65	890,218,656.91	876,750,887.17	861,335,680.32	845,719,972.68	831,449,494.49
2012-B Pool Factor	1.000000	0.985173	0.970269	0.953210	0.935928	0.920136
Monthly Residual Losses	(30,282.72)	(12,702.63)	(33,505.43)	(39,225.89)	(24,549.26)	(171,683.67)
2012-B Cumulative Residual Losses	(30,282.72)	(42,985.35)	(76,490.78)	(115,716.67)	(140,265.93)	(311,949.60)
2012-B Residual Losses (as a % of Original Pool Balance)	0.003%	0.005%	0.008%	0.013%	0.016%	0.035%
Monthly Net Credit Losses	(72,995.57)	(100,349.10)	25,843.72	(154,854.14)	(305,526.76)	(265,673.38)
2012-B Cumulative Net Credit Losses	(72,995.57)	(173,344.67)	(147,500.95)	(302,355.09)	(607,881.85)	(873,555.23)
2012-B Net Credit Losses (as a % of Original Pool Balance)	0.0081%	0.0192%	0.0163%	0.0335%	0.0673%	0.0967%
Delinquencies ($)
31-60	2,576,241.62	3,822,220.02	4,433,510.38	3,392,022.75	4,578,420.91	3,947,037.82
61-90	—	648,674.17	838,822.38	1,056,945.79	525,390.21	704,941.37
91-120+	—	—	218,960.23	272,174.14	279,927.23	220,466.67

Total	2,576,241.62	4,470,894.19	5,491,292.99	4,721,142.68	5,383,738.35	4,872,445.86

	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13
Delinquencies (%)
31-60	0.29%	0.43%	0.51%	0.39%	0.54%	0.47%
61-90	—	0.07%	0.10%	0.12%	0.06%	0.08%
91-120+	—	—	0.02%	0.03%	0.03%	0.03%

Total	0.29%	0.50%	0.63%	0.55%	0.64%	0.59%
2012-B 60+	—	0.07%	0.12%	0.15%	0.10%	0.11%
Delinquencies (units)
31-60	118	184	210	165	224	192
61-90	—	25	41	53	26	33
91-120+	—	—	9	13	15	11

Total	118	209	260	231	265	236
Residual Advances
Beginning Balance of Residual Advance	—	162,901.73	138,935.73	234,036.46	296,220.93	414,690.60
Reimbursement of Outstanding Advance	—	134,748.76	116,778.00	178,268.78	217,154.73	351,627.93
Additional Advance for Current Period	162,901.73	110,782.76	211,878.73	240,453.25	335,624.40	659,602.42

Ending Residual Advances	162,901.73	138,935.73	234,036.46	296,220.93	414,690.60	722,665.09
Payment Advances
Beginning Balance of Payment Advance	—	958,628.94	1,095,565.87	1,147,095.26	1,108,582.03	1,251,210.58
Reimbursement of Outstanding Payment Advance	—	332,932.02	415,289.08	462,385.22	395,726.22	511,275.36
Additional Payment Advance for Current Period	958,628.94	469,868.95	466,818.47	423,871.99	538,354.77	394,868.72

Ending Balance of Payment Advance	958,628.94	1,095,565.87	1,147,095.26	1,108,582.03	1,251,210.58	1,134,803.94
Total Collections	20,556,282.94	19,491,878.09	21,463,404.71	21,588,268.41	19,903,907.63	24,218,374.65
2012-B
Total Advances as a % of Total Collections	5.456%	2.979%	3.162%	3.077%	4.391%	4.354%

	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
Prepayment Assumption
Class A-1	14,113,300.00	—	—	—	—	—
Class A-2a	143,000,000.00	142,084,800.00	135,135,000.00	128,099,400.00	120,978,000.00	113,785,100.00
Class A-2b	196,000,000.00	194,745,600.00	185,220,000.00	175,576,800.00	165,816,000.00	155,957,200.00
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	810,729,573.65	794,446,673.65	777,971,273.65	761,292,473.65	744,410,273.65	727,358,573.65
2012-B Prepayment Assumption	0.897206	0.879186	0.860953	0.842495	0.823812	0.804942
Actual prepayment
Class A-1	16,753,647.66	—	—	—	—	—
Class A-2a	143,000,000.00	142,589,208.22	135,284,328.93	128,759,074.28	120,881,568.71	111,514,295.37
Class A-2b	196,000,000.00	195,436,956.71	185,424,674.61	176,480,968.94	165,683,828.45	152,844,768.49
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	813,369,921.31	795,642,438.58	778,325,277.19	762,856,316.87	744,181,670.81	721,975,337.51
2012-B Pool Factor	0.900128	0.880509	0.861345	0.844226	0.823559	0.798984
Monthly Residual Losses	(163,524.73)	(206,167.35)	(190,598.16)	(136,838.71)	(375,873.47)	(537,492.44)
2012-B Cumulative Residual Losses	(475,474.33)	(681,641.68)	(872,239.84)	(1,009,078.55)	(1,384,952.02)	(1,922,444.46)
2012-B Residual Losses (as a % of Original Pool Balance)	0.053%	0.075%	0.097%	0.112%	0.153%	0.213%
Monthly Net Credit Losses	248,263.25	141,080.07	(123,146.73)	(129,859.35)	(71,058.45)	(281,353.47)
2012-B Cumulative Net Credit Losses	(625,291.98)	(484,211.91)	(607,358.64)	(737,217.99)	(808,276.44)	(1,089,629.91)
2012-B Net Credit Losses (as a % of Original Pool Balance)	0.0692%	0.0536%	0.0672%	0.0816%	0.0894%	0.1206%
Delinquencies ($)
31-60	3,280,200.77	3,765,530.43	4,742,387.88	4,446,763.10	4,196,597.53	5,125,309.62
61-90	608,536.06	706,058.39	849,259.37	927,834.69	1,183,454.69	1,135,619.77
91-120+	120,226.61	300,410.41	388,279.19	345,445.54	337,051.74	242,665.85

Total	4,008,963.44	4,771,999.23	5,979,926.44	5,720,043.33	5,717,103.96	6,503,595.24

	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
Delinquencies (%)
31-60	0.40%	0.47%	0.61%	0.58%	0.56%	0.71%
61-90	0.07%	0.09%	0.11%	0.12%	0.16%	0.16%
91-120+	0.01%	0.04%	0.05%	0.05%	0.05%	0.03%

Total	0.49%	0.60%	0.77%	0.75%	0.77%	0.90%
2012-B 60+	0.09%	0.13%	0.16%	0.17%	0.20%	0.19%
Delinquencies (units)
31-60	162	189	240	227	227	273
61-90	32	33	46	47	62	61
91-120+	5	14	15	17	17	14

Total	199	236	301	291	306	348
Residual Advances
Beginning Balance of Residual Advance	722,665.09	1,291,770.88	1,032,786.03	1,113,498.45	2,178,881.58	3,626,448.74
Reimbursement of Outstanding Advance	515,094.44	971,225.83	762,856.99	700,592.13	1,568,831.00	2,331,820.54
Additional Advance for Current Period	1,084,200.23	712,240.98	843,569.41	1,765,975.26	3,016,398.16	3,468,811.29

Ending Residual Advances	1,291,770.88	1,032,786.03	1,113,498.45	2,178,881.58	3,626,448.74	4,763,439.49
Payment Advances
Beginning Balance of Payment Advance	1,134,803.94	1,054,978.53	994,519.34	1,254,194.42	1,039,365.42	1,082,491.95
Reimbursement of Outstanding Payment Advance	474,499.45	423,748.45	283,417.40	535,895.52	367,712.23	392,332.24
Additional Payment Advance for Current Period	394,674.04	363,289.26	543,092.48	321,066.52	410,838.76	410,619.82

Ending Balance of Payment Advance	1,054,978.53	994,519.34	1,254,194.42	1,039,365.42	1,082,491.95	1,100,779.53
Total Collections	24,615,474.63	24,818,843.87	21,025,291.95	25,280,055.42	29,950,371.33	29,319,282.79
2012-B
Total Advances as a % of Total Collections	6.008%	4.334%	6.595%	8.256%	11.443%	13.232%

	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2a	106,506,400.00	98,026,500.00	90,090,000.00	80,437,500.00	70,456,100.00	62,219,300.00
Class A-2b	145,980,800.00	134,358,000.00	123,480,000.00	110,250,000.00	96,569,200.00	85,279,600.00
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	710,103,473.65	690,000,773.65	671,186,273.65	648,303,773.65	624,641,573.65	605,115,173.65
2012-B Prepayment Assumption	0.785846	0.763599	0.742778	0.717455	0.691269	0.669659
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2a	102,326,030.80	93,858,841.83	85,605,466.77	75,865,293.44	65,361,985.29	53,284,210.61
Class A-2b	140,251,063.20	128,645,685.31	117,333,367.04	103,983,199.39	89,587,056.75	73,032,904.06
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	700,193,367.65	680,120,800.79	660,555,107.46	637,464,766.48	612,565,315.69	583,933,388.32
2012-B Pool Factor	0.774879	0.752666	0.731013	0.705460	0.677904	0.646218
Monthly Residual Losses	(727,198.00)	(573,760.35)	(414,303.73)	(761,888.61)	(505,397.57)	(353,316.23)
2012-B Cumulative Residual Losses	(2,649,642.46)	(3,223,402.81)	(3,637,706.54)	(4,399,595.15)	(4,904,992.72)	(5,258,308.95)
2012-B Residual Losses (as a % of Original Pool Balance)	0.293%	0.357%	0.403%	0.487%	0.543%	0.582%
Monthly Net Credit Losses	(33,253.71)	66,085.53	(157,827.75)	(390,289.43)	35,240.49	43,680.32
2012-B Cumulative Net Credit Losses	(1,122,883.62)	(1,056,798.09)	(1,214,625.84)	(1,604,915.27)	(1,569,674.78)	(1,525,994.46)
2012-B Net Credit Losses (as a % of Original Pool Balance)	0.1243%	0.1170%	0.1344%	0.1776%	0.1737%	0.1689%
Delinquencies ($)
31-60	4,520,549.09	4,976,983.51	4,450,697.44	3,925,219.94	3,938,672.07	3,589,434.59
61-90	993,790.79	1,169,852.77	1,339,848.85	1,445,342.38	845,781.43	738,529.48
91-120+	263,704.80	362,826.53	666,719.10	394,407.42	354,760.99	270,717.05

Total	5,778,044.68	6,509,662.81	6,457,265.39	5,764,969.74	5,139,214.49	4,598,681.12

	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Delinquencies (%)
31-60	0.65%	0.73%	0.67%	0.62%	0.64%	0.61%
61-90	0.14%	0.17%	0.20%	0.23%	0.14%	0.13%
91-120+	0.04%	0.05%	0.10%	0.06%	0.06%	0.05%

Total	0.83%	0.96%	0.98%	0.90%	0.84%	0.79%
2012-B 60+	0.18%	0.23%	0.30%	0.29%	0.20%	0.17%
Delinquencies (units)
31-60	242	278	251	223	229	207
61-90	53	61	70	80	47	44
91-120+	16	20	36	21	19	14

Total	311	359	357	324	295	265
Residual Advances
Beginning Balance of Residual Advance	4,763,439.49	4,940,672.14	5,827,946.89	10,254,932.19	11,797,730.85	17,540,470.89
Reimbursement of Outstanding Advance	3,403,437.16	2,921,409.04	2,951,153.31	6,011,087.77	6,162,886.57	10,399,942.86
Additional Advance for Current Period	3,580,669.81	3,808,683.79	7,378,138.61	7,553,886.43	11,905,626.61	16,855,274.27

Ending Residual Advances	4,940,672.14	5,827,946.89	10,254,932.19	11,797,730.85	17,540,470.89	23,995,802.30
Payment Advances
Beginning Balance of Payment Advance	1,100,779.53	991,802.33	1,183,102.05	1,104,032.80	976,535.66	1,010,941.86
Reimbursement of Outstanding Payment Advance	435,076.88	300,077.78	462,748.12	472,402.90	380,423.24	468,156.68
Additional Payment Advance for Current Period	326,099.68	491,377.50	383,678.87	344,905.76	414,829.44	303,302.67

Ending Balance of Payment Advance	991,802.33	1,183,102.05	1,104,032.80	976,535.66	1,010,941.86	846,087.85
Total Collections	29,010,568.55	27,567,711.58	31,586,045.95	35,896,438.64	39,776,312.81	54,281,146.21
2012-B
Total Advances as a % of Total Collections	13.467%	15.598%	24.574%	22.004%	30.974%	31.611%

	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14
Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2a	50,536,200.00	39,796,900.00	22,565,400.00	4,847,700.00	—	—
Class A-2b	69,266,400.00	54,546,800.00	30,928,800.00	6,644,400.00	—	—
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	214,000,000.00	185,538,000.00	151,597,600.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	577,418,873.65	551,959,973.65	511,110,473.65	469,108,373.65	429,154,273.65	395,213,873.65
2012-B Prepayment Assumption	0.639009	0.610834	0.565628	0.519146	0.474930	0.437369
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2a	37,440,426.19	23,629,821.86	10,466,315.05	—	—	—
Class A-2b	51,316,947.78	32,387,727.86	14,345,438.80	—	—	—
Class A-3	214,000,000.00	214,000,000.00	214,000,000.00	204,683,593.95	172,137,019.05	137,797,297.60
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	546,373,647.62	513,633,823.37	482,428,027.50	448,299,867.60	415,753,292.70	381,413,571.25
2012-B Pool Factor	0.604652	0.568420	0.533886	0.496118	0.460099	0.422097
Monthly Residual Losses	(433,255.11)	(1,134,852.33)	(1,247,132.20)	(1,245,497.05)	(1,443,069.61)	(1,690,071.61)
2012-B Cumulative Residual Losses	(5,691,564.06)	(6,826,416.39)	(8,073,548.59)	(9,319,045.64)	(10,762,115.25)	(12,452,186.86)
2012-B Residual Losses (as a % of Original Pool Balance)	0.630%	0.755%	0.893%	1.031%	1.191%	1.378%
Monthly Net Credit Losses	(49,760.62)	14,534.80	(4,855.82)	76,438.65	(3,393.51)	(70,188.31)
2012-B Cumulative Net Credit Losses	(1,575,755.08)	(1,561,220.28)	(1,566,076.10)	(1,489,637.45)	(1,493,030.96)	(1,563,219.27)
2012-B Net Credit Losses (as a % of Original Pool Balance)	0.1744%	0.1728%	0.1733%	0.1649%	0.1652%	0.1730%
Delinquencies ($)
31-60	2,967,614.81	3,424,906.58	3,282,863.11	3,208,017.53	2,845,555.70	2,636,248.76
61-90	955,349.18	764,606.05	726,435.24	633,644.07	878,929.19	604,026.00
91-120+	149,567.36	212,402.46	116,871.20	246,727.77	341,328.84	326,850.90

Total	4,072,531.35	4,401,915.09	4,126,169.55	4,088,389.37	4,065,813.73	3,567,125.66

	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14
Delinquencies (%)
31-60	0.54%	0.67%	0.68%	0.72%	0.68%	0.69%
61-90	0.17%	0.15%	0.15%	0.14%	0.21%	0.16%
91-120+	0.03%	0.04%	0.02%	0.06%	0.08%	0.09%

Total	0.75%	0.86%	0.86%	0.91%	0.98%	0.94%
2012-B 60+	0.20%	0.19%	0.17%	0.20%	0.29%	0.24%
Delinquencies (units)
31-60	171	203	192	189	172	162
61-90	57	42	42	39	55	39
91-120+	9	14	7	14	22	18

Total	237	259	241	242	249	219
Residual Advances
Beginning Balance of Residual Advance	23,995,802.30	21,346,513.38	16,751,780.55	15,421,086.29	15,871,177.72	16,661,970.72
Reimbursement of Outstanding Advance	14,238,275.62	15,238,991.93	11,693,291.44	10,198,353.14	10,215,712.50	10,785,013.88
Additional Advance for Current Period	11,588,986.70	10,644,259.10	10,362,597.18	10,648,444.57	11,006,505.50	11,219,192.89

Ending Residual Advances	21,346,513.38	16,751,780.55	15,421,086.29	15,871,177.72	16,661,970.72	17,096,149.73
Payment Advances
Beginning Balance of Payment Advance	846,087.85	783,148.27	797,282.34	753,424.14	678,021.96	690,361.48
Reimbursement of Outstanding Payment Advance	363,655.20	316,168.76	355,688.51	328,475.94	291,159.65	315,629.47
Additional Payment Advance for Current Period	300,715.62	330,302.83	311,830.31	253,073.76	303,499.17	238,203.49

Ending Balance of Payment Advance	783,148.27	797,282.34	753,424.14	678,021.96	690,361.48	612,935.50
Total Collections	52,535,840.14	51,629,960.11	50,643,395.18	47,394,303.25	48,412,126.04	49,161,385.37
2012-B	22.632%	21.256%	21.078%	23.002%	23.362%	23.306%

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	120,118,200.00	87,868,400.00	51,081,800.00	15,472,200.00	0.00	0.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	90,000,000.00	72,189,000.00	39,978,000.00
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	363,734,473.65	331,484,673.65	294,698,073.65	259,088,473.65	225,805,273.65	193,594,273.65
2012-B Prepayment Assumption	0.402532	0.366842	0.326132	0.286724	0.249891	0.214244
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	103,348,110.82	66,335,229.42	31,704,610.07	0.00	0.00	0.00
Class A-4	90,000,000.00	90,000,000.00	90,000,000.00	82,968,506.12	46,366,859.12	13,266,050.48
Overcollateralization	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65	153,616,273.65

	346,964,384.47	309,951,503.07	275,320,883.72	236,584,779.77	199,983,132.77	166,882,324.13
2012-B Pool Factor	0.383973	0.343012	0.304688	0.261820	0.221314	0.184683
Monthly Residual Losses	(1,626,156.42)	(1,588,724.46)	(1,295,909.05)	(1,697,750.45)	(1,905,199.67)	(923,378.79)
2012-B Cumulative Residual Losses	(14,078,343.28)	(15,667,067.74)	(16,962,976.79)	(18,660,727.24)	(20,565,926.91)	(21,489,305.70)
2012-B Residual Losses (as a % of Original Pool Balance)	1.558%	1.734%	1.877%	2.065%	2.276%	2.378%
Monthly Net Credit Losses	(207,051.79)	105,846.79	61,938.66	(128,081.88)	206,414.47	(114,360.10)
2012-B Cumulative Net Credit Losses	(1,770,271.06)	(1,664,424.27)	(1,602,485.61)	(1,730,567.49)	(1,524,153.02)	(1,638,513.12)
2012-B Net Credit Losses (as a % of Original Pool Balance)	0.1959%	0.1842%	0.1773%	0.1915%	0.1687%	0.1813%
Delinquencies ($)
31-60	2,548,389.33	2,597,569.31	2,316,998.10	1,482,276.22	1,407,998.17	1,088,072.82
61-90	443,663.52	481,509.36	554,191.31	860,109.86	539,921.24	289,662.15
91-120+	132,931.21	193,018.68	220,577.05	243,148.98	210,098.42	152,874.61

Total	3,124,984.06	3,272,097.35	3,091,766.46	2,585,535.06	2,158,017.83	1,530,609.58

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Delinquencies (%)
31-60	0.73%	0.84%	0.84%	0.63%	0.70%	0.65%
61-90	0.13%	0.16%	0.20%	0.36%	0.27%	0.17%
91-120+	0.04%	0.06%	0.08%	0.10%	0.11%	0.09%

Total	0.90%	1.06%	1.12%	1.09%	1.08%	0.92%
2012-B 60+	0.17%	0.22%	0.28%	0.47%	0.38%	0.27%
Delinquencies (units)
31-60	160	167	149	100	92	70
61-90	29	31	34	58	36	20
91-120+	8	12	15	16	14	10

Total	197	210	198	174	142	100
Residual Advances
Beginning Balance of Residual Advance	17,096,149.73	22,832,863.28	26,048,475.43	32,437,417.65	33,024,041.62	30,574,046.44
Reimbursement of Outstanding Advance	10,743,964.59	13,708,107.92	15,518,176.21	19,746,030.17	18,946,654.38	18,646,530.72
Additional Advance for Current Period	16,480,678.14	16,923,720.07	21,907,118.43	20,332,654.14	16,496,659.20	17,405,100.16

Ending Residual Advances	22,832,863.28	26,048,475.43	32,437,417.65	33,024,041.62	30,574,046.44	29,332,615.88
Payment Advances
Beginning Balance of Payment Advance	612,935.50	486,897.79	550,669.76	456,047.19	393,720.71	344,916.17
Reimbursement of Outstanding Payment Advance	316,416.73	199,294.85	267,847.07	221,316.70	196,294.01	203,728.79
Additional Payment Advance for Current Period	190,379.02	263,066.82	173,224.50	158,990.22	147,489.47	94,145.02

Ending Balance of Payment Advance	486,897.79	550,669.76	456,047.19	393,720.71	344,916.17	235,332.40
Total Collections	51,334,489.41	51,748,139.71	58,271,272.79	58,899,447.82	54,088,601.61	57,064,233.16
2012-B
Total Advances as a % of Total Collections	32.475%	33.212%	37.892%	34.791%	30.772%	30.666%

Apr-15
Prepayment Assumption
Class A-1	0.00
Class A-2a	0.00
Class A-2b	0.00
Class A-3	0.00
Class A-4	0.00
Overcollateralization	153,616,273.65

153,616,273.65
2012-B Prepayment Assumption	0.170002
Actual prepayment
Class A-1	0.00
Class A-2a	0.00
Class A-2b	0.00
Class A-3	0.00
Class A-4	0.00
Overcollateralization	129,271,398.39

129,271,398.39
2012-B Pool Factor	0.143060
Monthly Residual Losses	(987,836.28)
2012-B Cumulative Residual Losses	(22,477,141.98)
2012-B Residual Losses (as a % of Original Pool Balance)	2.487%
Monthly Net Credit Losses	25,710.60
2012-B Cumulative Net Credit Losses	(1,612,802.52)
2012-B Net Credit Losses (as a % of Original Pool Balance)	0.1785%
Delinquencies ($)
31-60	826,824.25
61-90	313,017.30
91-120+	84,240.26

Total	1,224,081.81

Apr-15
Delinquencies (%)
31-60	0.64%
61-90	0.24%
91-120+	0.07%

Total	0.95%
2012-B 60+	0.31%
Delinquencies (units)
31-60	53
61-90	21
91-120+	6

Total	80
Residual Advances
Beginning Balance of Residual Advance	29,332,615.88
Reimbursement of Outstanding Advance	41,027,651.82
Additional Advance for Current Period	11,695,035.94

Ending Residual Advances	0.00
Payment Advances
Beginning Balance of Payment Advance	235,332.40
Reimbursement of Outstanding Payment Advance	302,819.15
Additional Payment Advance for Current Period	67,486.75

Ending Balance of Payment Advance	0.00
Total Collections	43,977,805.14
2012-B
Total Advances as a % of Total Collections	26.746%

2013-A Static Pool Data

	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13
Prepayment Assumption
Class A-1	195,000,000.00	168,675,000.00	141,940,500.00	114,816,000.00	87,301,500.00	59,416,500.00
Class A-2a	195,000,000.00	195,000,000.00	195,000,000.00	195,000,000.00	195,000,000.00	195,000,000.00
Class A-2b	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	1,517,865,698.77	1,491,540,698.77	1,464,806,198.77	1,437,681,698.77	1,410,167,198.77	1,382,282,198.77
2013-A Prepayment Assumption	1.000000	0.982657	0.965043	0.947173	0.929046	0.910675
Actual prepayment
Class A-1	195,000,000.00	170,331,540.39	146,983,991.55	120,058,493.60	90,825,910.35	61,941,310.78
Class A-2a	195,000,000.00	195,000,000.00	195,000,000.00	195,000,000.00	195,000,000.00	195,000,000.00
Class A-2b	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	1,517,865,698.77	1,493,197,239.16	1,469,849,690.32	1,442,924,192.37	1,413,691,609.12	1,384,807,009.55
2013-A Pool Factor	1.000000	0.983748	0.968366	0.950627	0.931368	0.912338
Monthly Residual Losses	(27,709.01)	(149,602.89)	(150,613.99)	(230,873.88)	(308,465.80)	(414,743.65)
2013-A Cumulative Residual Losses	(27,709.01)	(177,311.90)	(327,925.89)	(558,799.77)	(867,265.57)	(1,282,009.22)
2013-A Residual Losses (as a % of Original Pool Balance)	0.002%	0.012%	0.022%	0.037%	0.057%	0.084%
Monthly Net Credit Losses	1,553.70	(25,999.22)	(288,385.21)	(136,071.29)	(227,018.31)	(389,524.75)
2013-A Cumulative Net Credit Losses	1,553.70	(24,445.52)	(312,830.73)	(448,902.02)	(675,920.33)	(1,065,445.08)
2013-A Net Credit Losses (as a % of Original Pool Balance)	(0.0001%)	0.0016%	0.0206%	0.0296%	0.0445%	0.0702%
Delinquencies ($)
31-60	4,273,200.61	6,768,191.70	6,726,269.09	6,771,532.20	8,126,807.42	8,310,094.07
61-90	0.00	1,067,132.76	1,156,367.05	2,080,054.94	1,395,669.73	1,790,087.64
91-120+	0.00	0.00	383,221.11	439,118.90	615,275.98	570,032.49

Total	4,273,200.61	7,835,324.46	8,265,857.25	9,290,706.04	10,137,753.13	10,670,214.20

	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13
Delinquencies (%)
31-60	0.28%	0.45%	0.46%	0.47%	0.57%	0.60%
61-90	0.00%	0.07%	0.08%	0.14%	0.10%	0.13%
91-120+	0.00%	0.00%	0.03%	0.03%	0.04%	0.04%

Total	0.28%	0.52%	0.56%	0.64%	0.72%	0.77%
2013-A 60+	0.00%	0.07%	0.10%	0.17%	0.14%	0.17%
Delinquencies (units)
31-60	194	314	317	322	383	399
61-90	0	48	54	95	69	82
91-120+	0	0	16	21	29	25

Total	194	362	387	438	481	506
Residual Advances
Beginning Balance of Residual Advance	0.00	737,767.49	946,564.27	1,701,896.35	2,304,240.81	2,786,024.83
Reimbursement of Outstanding Advance	0.00	536,234.36	519,056.42	1,213,802.05	1,611,176.08	1,966,430.04
Additional Advance for Current Period	737,767.49	745,031.14	1,274,388.50	1,816,146.51	2,092,960.10	1,874,683.21

Ending Residual Advances	737,767.49	946,564.27	1,701,896.35	2,304,240.81	2,786,024.83	2,694,278.00
Payment Advances
Beginning Balance of Payment Advance	0.00	1,539,454.82	2,046,922.53	1,764,633.37	1,856,238.00	1,964,797.19
Reimbursement of Outstanding Payment Advance	0.00	446,007.24	864,022.65	604,557.42	648,891.27	768,432.17
Additional Payment Advance for Current Period	1,539,454.82	953,474.95	581,733.49	696,162.05	757,450.46	602,785.96

Ending Balance of Payment Advance	1,539,454.82	2,046,922.53	1,764,633.37	1,856,238.00	1,964,797.19	1,799,150.98
Total Collections	36,665,163.00	32,980,819.99	38,028,982.31	41,167,060.30	40,190,930.09	39,477,332.50
2013-A
Total Advances as a % of Total Collections	6.211%	5.150%	4.881%	6.103%	7.092%	6.276%

	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14
Prepayment Assumption
Class A-1	31,141,500.00	2,515,500.00	—	—	—	—
Class A-2a	195,000,000.00	195,000,000.00	186,322,500.00	176,728,500.00	166,998,000.00	157,189,500.00
Class A-2b	400,000,000.00	400,000,000.00	382,200,000.00	362,520,000.00	342,560,000.00	322,440,000.00
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	1,354,007,198.77	1,325,381,198.77	1,296,388,198.77	1,267,114,198.77	1,237,423,698.77	1,207,495,198.77
2013-A Prepayment Assumption	0.892047	0.873187	0.854086	0.834800	0.815239	0.795522
Actual prepayment
Class A-1	34,122,087.44	7,389,382.15	—	—	—	—
Class A-2a	195,000,000.00	195,000,000.00	187,755,156.48	177,759,809.02	165,840,455.45	151,405,483.35
Class A-2b	400,000,000.00	400,000,000.00	385,138,782.51	364,635,505.67	340,185,549.63	310,575,350.45
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	1,356,987,786.21	1,330,255,080.92	1,300,759,637.76	1,270,261,013.46	1,233,891,703.85	1,189,846,532.57
2013-A Pool Factor	0.894010	0.876398	0.856966	0.836873	0.812912	0.783894
Monthly Residual Losses	(299,529.15)	(286,056.97)	(460,307.31)	(376,181.81)	(90,284.91)	(106,141.94)
2013-A Cumulative Residual Losses	(1,581,538.37)	(1,867,595.34)	(2,327,902.65)	(2,704,084.46)	(2,794,369.37)	(2,900,511.31)
2013-A Residual Losses (as a % of Original Pool Balance)	0.104%	0.123%	0.153%	0.178%	0.184%	0.191%
Monthly Net Credit Losses	(346,489.07)	(529,202.39)	(16,910.29)	(50,529.32)	(112,030.21)	87,745.92
2013-A Cumulative Net Credit Losses	(1,411,934.15)	(1,941,136.54)	(1,958,046.83)	(2,008,576.15)	(2,120,606.36)	(2,032,860.44)
2013-A Net Credit Losses (as a % of Original Pool Balance)	0.0930%	0.1279%	0.1290%	0.1323%	0.1397%	0.1339%
Delinquencies ($)
31-60	8,959,220.84	9,042,147.04	8,222,899.35	7,896,989.55	6,656,218.77	6,355,568.93
61-90	2,193,076.87	1,892,465.84	2,198,731.48	1,582,512.09	1,318,180.94	1,365,580.06
91-120+	669,552.34	647,610.50	543,657.05	498,145.21	541,654.27	315,811.09

Total	11,821,850.05	11,582,223.38	10,965,287.88	9,977,646.85	8,516,053.98	8,036,960.08

	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14
Delinquencies (%)
31-60	0.66%	0.68%	0.63%	0.62%	0.54%	0.53%
61-90	0.16%	0.14%	0.17%	0.12%	0.11%	0.11%
91-120+	0.05%	0.05%	0.04%	0.04%	0.04%	0.03%

Total	0.87%	0.87%	0.84%	0.79%	0.69%	0.68%
2013-A 60+	0.21%	0.19%	0.21%	0.16%	0.15%	0.14%
Delinquencies (units)
31-60	431	442	401	403	329	320
61-90	108	96	112	76	69	67
91-120+	29	31	29	25	26	17

Total	568	569	542	504	424	404
Residual Advances
Beginning Balance of Residual Advance	2,694,278.00	3,214,638.89	6,144,792.06	6,654,586.35	12,786,319.30	17,552,009.35
Reimbursement of Outstanding Advance	1,754,574.21	1,642,372.81	3,761,820.61	3,765,631.84	7,908,971.63	10,960,341.23
Additional Advance for Current Period	2,274,935.10	4,572,525.98	4,271,614.90	9,897,364.79	12,674,661.68	10,367,112.23

Ending Residual Advances	3,214,638.89	6,144,792.06	6,654,586.35	12,786,319.30	17,552,009.35	16,958,780.35
Payment Advances
Beginning Balance of Payment Advance	1,799,150.98	2,175,650.75	1,975,647.97	1,800,161.29	1,929,038.91	1,609,128.40
Reimbursement of Outstanding Payment Advance	530,065.22	877,615.10	776,161.97	663,092.41	856,271.93	625,091.87
Additional Payment Advance for Current Period	906,564.99	677,612.32	600,675.29	791,970.03	536,361.42	607,957.69

Ending Balance of Payment Advance	2,175,650.75	1,975,647.97	1,800,161.29	1,929,038.91	1,609,128.40	1,591,994.22
Total Collections	37,395,387.54	40,794,394.74	44,229,582.41	49,609,475.56	62,523,508.77	63,747,299.56
2013-A
Total Advances as a % of Total Collections	8.508%	12.870%	11.016%	21.547%	21.130%	17.217%

	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	147,264,000.00	129,304,500.00	108,810,000.00	96,447,000.00	84,454,500.00	69,985,500.00
Class A-2b	302,080,000.00	265,240,000.00	223,200,000.00	197,840,000.00	173,240,000.00	143,560,000.00
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	1,177,209,698.77	1,122,410,198.77	1,059,875,698.77	1,022,152,698.77	985,560,198.77	941,411,198.77
2013-A Prepayment Assumption	0.775569	0.739466	0.698267	0.673414	0.649307	0.620220
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	137,530,967.73	123,513,733.42	108,063,625.66	93,250,434.46	77,993,430.70	60,207,357.22
Class A-2b	282,114,805.60	253,361,504.45	221,668,975.71	191,282,942.49	159,986,524.52	123,502,271.21
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00	360,000,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	1,147,511,472.10	1,104,740,936.64	1,057,598,300.14	1,012,399,075.72	965,845,653.99	911,575,327.20
2013-A Pool Factor	0.756003	0.727825	0.696767	0.666989	0.636318	0.600564
Monthly Residual Losses	(803,422.18)	(984,615.24)	(1,196,728.52)	(1,623,845.63)	(2,170,853.92)	(2,655,114.24)
2013-A Cumulative Residual Losses	(3,703,933.49)	(4,688,548.73)	(5,885,277.25)	(7,509,122.88)	(9,679,976.80)	(12,335,091.04)
2013-A Residual Losses (as a % of Original Pool Balance)	0.244%	0.309%	0.388%	0.495%	0.638%	0.813%
Monthly Net Credit Losses	(94,993.68)	146,122.60	(356,580.97)	50,924.75	(297,876.67)	(311,899.73)
2013-A Cumulative Net Credit Losses	(2,127,854.12)	(1,981,731.52)	(2,338,312.49)	(2,287,387.74)	(2,585,264.41)	(2,897,164.14)
2013-A Net Credit Losses (as a % of Original Pool Balance)	0.1402%	0.1306%	0.1541%	0.1507%	0.1703%	0.1909%
Delinquencies ($)
31-60	7,549,415.17	7,666,143.24	7,560,911.14	6,969,160.24	7,393,239.25	6,915,054.57
61-90	1,275,258.92	1,661,110.66	1,708,355.18	2,194,311.48	1,585,291.40	1,268,933.20
91-120+	444,047.95	432,037.43	513,358.59	682,028.54	650,260.95	439,112.10

Total	9,268,722.04	9,759,291.33	9,782,624.91	9,845,500.26	9,628,791.60	8,623,099.87

	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14
Delinquencies (%)
31-60	0.66%	0.69%	0.71%	0.69%	0.77%	0.76%
61-90	0.11%	0.15%	0.16%	0.22%	0.16%	0.14%
91-120+	0.04%	0.04%	0.05%	0.07%	0.07%	0.05%

Total	0.81%	0.88%	0.92%	0.97%	1.00%	0.95%
2013-A 60+	0.15%	0.19%	0.21%	0.28%	0.23%	0.19%
Delinquencies (units)
31-60	390	406	396	372	393	370
61-90	68	84	91	111	79	73
91-120+	22	19	23	37	34	22

Total	480	509	510	520	506	465
Residual Advances
Beginning Balance of Residual Advance	16,958,780.35	14,678,137.44	14,702,231.93	14,849,350.82	17,015,646.62	21,925,991.60
Reimbursement of Outstanding Advance	12,373,122.97	11,072,348.24	9,787,166.85	9,309,040.44	11,354,274.46	13,820,224.90
Additional Advance for Current Period	10,092,480.06	11,096,442.73	9,934,285.74	11,475,336.24	16,264,619.44	20,797,869.54

Ending Residual Advances	14,678,137.44	14,702,231.93	14,849,350.82	17,015,646.62	21,925,991.60	28,903,636.24
Payment Advances
Beginning Balance of Payment Advance	1,591,994.22	1,686,485.51	1,700,675.85	1,526,163.28	1,641,111.74	1,524,997.81
Reimbursement of Outstanding Payment Advance	566,003.63	638,303.12	704,581.25	539,147.34	658,953.87	652,903.65
Additional Payment Advance for Current Period	660,494.92	652,493.46	530,068.68	654,095.80	542,839.94	455,238.06

Ending Balance of Payment Advance	1,686,485.51	1,700,675.85	1,526,163.28	1,641,111.74	1,524,997.81	1,327,332.22
Total Collections	65,234,416.07	67,983,755.01	63,717,551.45	64,085,995.24	73,321,049.73	78,799,627.99
2013-A
Total Advances as a % of Total Collections	16.484%	17.282%	16.423%	18.927%	22.923%	26.971%

	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	53,391,000.00	27,475,500.00	4,426,500.00	0.00	0.00
Class A-2b	109,520,000.00	56,360,000.00	9,080,000.00	0.00	0.00
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	323,280,000.00	263,124,000.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	890,776,698.77	811,701,198.77	741,372,198.77	691,145,698.77	630,989,698.77
2013-A Prepayment Assumption	0.586861	0.534765	0.488431	0.455340	0.415709
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	41,500,272.90	22,677,240.02	1,899,236.21	0.00	0.00
Class A-2b	85,128,764.91	46,517,415.43	3,895,869.16	0.00	0.00
Class A-3	360,000,000.00	360,000,000.00	360,000,000.00	308,514,152.56	250,581,057.35
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	854,494,736.58	797,060,354.22	733,660,804.14	676,379,851.33	618,446,756.12
2013-A Pool Factor	0.562958	0.525119	0.483350	0.445612	0.407445
Monthly Residual Losses	(2,325,183.38)	(2,231,826.73)	(2,799,439.07)	(3,044,503.42)	(2,203,716.09)
2013-A Cumulative Residual Losses	(14,660,274.42)	(16,892,101.15)	(19,691,540.22)	(22,736,043.64)	(24,939,759.73)
2013-A Residual Losses (as a % of Original Pool Balance)	0.966%	1.113%	1.297%	1.498%	1.643%
Monthly Net Credit Losses	120,698.07	95,608.20	(124,302.61)	(51,988.66)	(337,622.09)
2013-A Cumulative Net Credit Losses	(2,776,466.07)	(2,680,857.87)	(2,805,160.48)	(2,857,149.14)	(3,194,771.23)
2013-A Net Credit Losses (as a % of Original Pool Balance)	0.1829%	0.1766%	0.1848%	0.1882%	0.2105%
Delinquencies ($)
31-60	6,640,251.36	6,540,517.45	5,293,755.34	5,797,657.32	4,527,930.17
61-90	1,712,172.93	1,329,900.75	1,828,257.32	1,050,456.31	987,999.14
91-120+	480,809.00	622,823.11	867,078.94	734,251.04	323,891.69

Total	8,833,233.29	8,493,241.31	7,989,091.60	7,582,364.67	5,839,821.00

	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Delinquencies (%)
31-60	0.78%	0.82%	0.72%	0.86%	0.73%
61-90	0.20%	0.17%	0.25%	0.16%	0.16%
91-120+	0.06%	0.08%	0.12%	0.11%	0.05%

Total	1.03%	1.07%	1.09%	1.12%	0.94%
2013-A 60+	0.26%	0.24%	0.37%	0.26%	0.21%
Delinquencies (units)
31-60	356	360	300	325	254
61-90	98	76	104	59	57
91-120+	25	36	48	46	18

Total	479	472	452	430	329
Residual Advances
Beginning Balance of Residual Advance	28,903,636.24	37,850,442.20	47,327,211.18	48,762,377.83	49,006,955.14
Reimbursement of Outstanding Advance	17,546,155.65	21,573,107.19	25,929,653.95	26,789,579.06	28,621,979.65
Additional Advance for Current Period	26,492,961.61	31,049,876.17	27,364,820.60	27,034,156.37	34,164,484.76

Ending Residual Advances	37,850,442.20	47,327,211.18	48,762,377.83	49,006,955.14	54,549,460.25
Payment Advances
Beginning Balance of Payment Advance	1,327,332.22	1,644,552.81	1,335,939.52	1,258,479.20	1,358,190.70
Reimbursement of Outstanding Payment Advance	450,305.52	764,846.87	542,112.95	488,427.85	720,186.75
Additional Payment Advance for Current Period	767,526.11	456,233.58	464,652.63	588,139.35	336,622.91

Ending Balance of Payment Advance	1,644,552.81	1,335,939.52	1,258,479.20	1,358,190.70	974,626.86
Total Collections	82,690,785.83	94,050,784.56	89,701,253.33	90,238,730.34	107,205,612.14
2013-A
Total Advances as a % of Total Collections	32.967%	33.499%	31.025%	30.610%	32.182%

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	204,912,000.00	154,440,000.00	91,116,000.00	63,324,000.00	9,216,000.00	0.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	65,400,787.50
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	572,777,698.77	522,305,698.77	458,981,698.77	431,189,698.77	377,081,698.77	323,441,486.27
2013-A Prepayment Assumption	0.377357	0.344105	0.302386	0.284076	0.248429	0.213090
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	177,427,798.93	118,676,760.52	72,870,054.73	32,237,830.96	0.00	0.00
Class A-4	109,825,000.00	109,825,000.00	109,825,000.00	109,825,000.00	90,032,977.17	33,207,494.22
Overcollateralization	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77	258,040,698.77

	545,293,497.70	486,542,459.29	440,735,753.50	400,103,529.73	348,073,675.94	291,248,192.99
2013-A Pool Factor	0.359250	0.320544	0.290365	0.263596	0.229318	0.191880
Monthly Residual Losses	(2,207,011.05)	(3,347,636.15)	(3,406,195.16)	(2,836,223.57)	(2,773,351.11)	(2,502,449.00)
2013-A Cumulative Residual Losses	(27,146,770.78)	(30,494,406.93)	(33,900,602.09)	(36,736,825.66)	(39,510,176.77)	(42,012,625.77)
2013-A Residual Losses (as a % of Original Pool Balance)	1.788%	2.009%	2.233%	2.420%	2.603%	2.768%
Monthly Net Credit Losses	83,472.18	81,620.27	163,852.18	84,759.70	52,595.28	(90,103.18)
2013-A Cumulative Net Credit Losses	(3,111,299.05)	(3,029,678.78)	(2,865,826.60)	(2,781,066.90)	(2,728,471.62)	(2,818,574.80)
2013-A Net Credit Losses (as a % of Original Pool Balance)	0.2050%	0.1996%	0.1888%	0.1832%	0.1798%	0.1857%
Delinquencies ($)
31-60	4,044,483.06	4,150,835.27	3,329,338.93	3,085,195.82	2,342,247.94	2,752,175.81
61-90	1,014,224.34	758,972.34	922,909.38	892,532.01	1,197,476.91	731,164.93
91-120+	428,698.46	422,362.80	148,618.46	277,018.59	452,686.85	414,618.74

Total	5,487,405.86	5,332,170.41	4,400,866.77	4,254,746.42	3,992,411.70	3,897,959.48

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Delinquencies (%)
31-60	0.74%	0.85%	0.76%	0.77%	0.67%	0.94%
61-90	0.19%	0.16%	0.21%	0.22%	0.34%	0.25%
91-120+	0.08%	0.09%	0.03%	0.07%	0.13%	0.14%

Total	1.01%	1.10%	1.00%	1.06%	1.15%	1.34%
2013-A 60+	0.26%	0.24%	0.24%	0.29%	0.47%	0.39%
Delinquencies (units)
31-60	233	232	194	180	131	155
61-90	58	45	52	48	71	41
91-120+	23	24	8	16	25	27

Total	314	301	254	244	227	223
Residual Advances
Beginning Balance of Residual Advance	54,549,460.25	47,494,388.87	37,408,778.74	27,747,231.84	33,147,307.19	38,171,374.76
Reimbursement of Outstanding Advance	33,159,020.09	29,451,045.66	24,026,372.90	15,014,570.64	20,743,712.98	24,239,792.07
Additional Advance for Current Period	26,103,948.71	19,365,435.53	14,364,826.00	20,414,645.99	25,767,780.55	21,471,564.27

Ending Residual Advances	47,494,388.87	37,408,778.74	27,747,231.84	33,147,307.19	38,171,374.76	35,403,146.96
Payment Advances
Beginning Balance of Payment Advance	974,626.86	856,287.79	865,537.30	760,994.46	671,010.88	636,639.72
Reimbursement of Outstanding Payment Advance	431,650.79	353,795.09	397,868.88	367,771.18	310,899.20	306,776.30
Additional Payment Advance for Current Period	313,311.72	363,044.60	293,326.04	277,787.60	276,528.04	285,967.21

Ending Balance of Payment Advance	856,287.79	865,537.30	760,994.46	671,010.88	636,639.72	615,830.63
Total Collections	93,731,808.29	76,262,650.68	66,773,254.90	70,215,473.06	79,297,153.83	74,810,556.92
2013-A
Total Advances as a % of Total Collections	28.184%	25.869%	21.952%	29.470%	32.844%	29.084%

2013-B Static Pool Data

	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Prepayment Assumption
Class A-1	127,000,000.00	110,236,000.00	93,218,000.00	75,946,000.00	58,420,000.00	40,665,400.00
Class A-2a	140,000,000.00	140,000,000.00	140,000,000.00	140,000,000.00	140,000,000.00	140,000,000.00
Class A-2b	225,000,000.00	225,000,000.00	225,000,000.00	225,000,000.00	225,000,000.00	225,000,000.00
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	963,859,720.12	947,095,720.12	930,077,720.12	912,805,720.12	895,279,720.12	877,525,120.12
2013-B Prepayment Assumption	1.000000	0.982607	0.964951	0.947032	0.928849	0.910428
Actual prepayment
Class A-1	127,000,000.00	112,514,749.12	97,933,841.98	82,249,842.49	65,687,791.39	49,385,444.96
Class A-2a	140,000,000.00	140,000,000.00	140,000,000.00	140,000,000.00	140,000,000.00	140,000,000.00
Class A-2b	225,000,000.00	225,000,000.00	225,000,000.00	225,000,000.00	225,000,000.00	225,000,000.00
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	963,859,720.12	949,374,469.24	934,793,562.10	919,109,562.61	902,547,511.51	886,245,165.08
2013-B Pool Factor	1.000000	0.984972	0.969844	0.953572	0.936389	0.919475
Monthly Residual Losses	(24,719.21)	(117,901.64)	(102,290.21)	(121,867.04)	(142,614.80)	(151,956.89)
2013-B Cumulative Residual Losses	(24,719.21)	(142,620.85)	(244,911.06)	(366,778.10)	(509,392.90)	(661,349.79)
2013-B Residual Losses (as a % of Original Pool Balance)	0.003%	0.015%	0.025%	0.038%	0.053%	0.069%
Monthly Net Credit Losses	(17,822.00)	(37,637.44)	(14,879.02)	(130,568.93)	(236,490.38)	(61,298.14)
2013-B Cumulative Net Credit Losses	(17,822.00)	(55,459.44)	(70,338.46)	(200,907.39)	(437,397.77)	(498,695.91)
2013-B Net Credit Losses (as a % of Original Pool Balance)	0.0018%	0.0058%	0.0073%	0.0208%	0.0454%	0.0517%
Delinquencies ($)
31-60	3,116,585.26	3,430,764.59	5,013,411.31	4,437,465.19	4,443,080.33	3,937,379.33
61-90	33,672.94	675,993.67	734,855.26	1,070,686.06	900,888.31	880,737.95
91-120+	0.00	0.00	265,570.28	279,268.26	238,041.55	338,234.98

Total	3,150,258.20	4,106,758.26	6,013,836.85	5,787,419.51	5,582,010.19	5,156,352.26

	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Delinquencies (%)
31-60	0.32%	0.36%	0.54%	0.48%	0.49%	0.44%
61-90	0.00%*	0.07%	0.08%	0.12%	0.10%	0.10%
91-120+	0.00%	0.00%	0.03%	0.03%	0.03%	0.04%

Total	0.33%	0.43%	0.64%	0.63%	0.62%	0.58%
2013-B 60+	0.00%*	0.07%	0.11%	0.15%	0.13%	0.14%
Delinquencies (units)
31-60	155	168	234	216	214	194
61-90	1	36	34	52	43	43
91-120+	0	0	14	12	11	16

Total	156	204	282	280	268	253
Residual Advances
Beginning Balance of Residual Advance	0.00	636,330.74	626,767.51	1,235,695.88	1,632,361.80	2,090,216.83
Reimbursement of Outstanding Advance	0.00	431,814.27	367,311.80	631,355.65	798,815.11	1,254,689.80
Additional Advance for Current Period	636,330.74	422,251.04	976,240.17	1,028,021.57	1,256,670.14	1,861,731.74

Ending Residual Advances	636,330.74	626,767.51	1,235,695.88	1,632,361.80	2,090,216.83	2,697,258.77
Payment Advances
Beginning Balance of Payment Advance	0.00	1,173,995.84	1,508,680.70	1,405,527.44	1,301,643.50	1,514,480.04
Reimbursement of Outstanding Payment Advance	0.00	336,416.67	598,657.63	551,009.46	428,416.79	654,730.29
Additional Payment Advance for Current Period	1,173,995.84	671,101.53	495,504.37	447,125.52	641,253.33	388,923.91

Ending Balance of Payment Advance	1,173,995.84	1,508,680.70	1,405,527.44	1,301,643.50	1,514,480.04	1,248,673.66
Total Collections	21,984,020.74	21,226,286.15	22,841,877.03	23,750,445.95	23,144,925.22	26,377,789.69
2013-B
Total Advances as a % of Total Collections	8.235%	5.151%	6.443%	6.211%	8.200%	8.532%

*	less than 0.005%, greater than 0.000%

	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14
Prepayment Assumption
Class A-1	22,669,500.00	4,457,700.00	0.00	0.00	0.00	0.00
Class A-2a	140,000,000.00	140,000,000.00	134,638,000.00	127,484,000.00	120,246,000.00	112,924,000.00
Class A-2b	225,000,000.00	225,000,000.00	216,382,500.00	204,885,000.00	193,252,500.00	181,485,000.00
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	859,529,220.12	841,317,420.12	822,880,220.12	804,228,720.12	785,358,220.12	766,268,720.12
2013-B Prepayment Assumption	0.891758	0.872863	0.853734	0.834384	0.814806	0.795000
Actual prepayment
Class A-1	30,850,961.12	11,020,443.69	0.00	0.00	0.00	0.00
Class A-2a	140,000,000.00	140,000,000.00	136,745,505.35	129,380,464.88	121,391,551.79	113,043,108.72
Class A-2b	225,000,000.00	225,000,000.00	219,769,562.18	207,932,889.99	195,093,565.38	181,676,424.73
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	867,710,681.24	847,880,163.81	828,374,787.65	809,173,074.99	788,344,837.29	766,579,253.57
2013-B Pool Factor	0.900246	0.879672	0.859435	0.839513	0.817904	0.795322
Monthly Residual Losses	(110,158.63)	(206,736.37)	(283,050.13)	(280,962.68)	(409,720.14)	(655,771.93)
2013-B Cumulative Residual Losses	(771,508.42)	(978,244.79)	(1,261,294.92)	(1,542,257.60)	(1,951,977.74)	(2,607,749.67)
2013-B Residual Losses (as a % of Original Pool Balance)	0.080%	0.101%	0.131%	0.160%	0.203%	0.271%
Monthly Net Credit Losses	(180,686.87)	(40,578.28)	(28,128.79)	(155,396.74)	(21,014.47)	(183,060.71)
2013-B Cumulative Net Credit Losses	(679,382.78)	(719,961.06)	(748,089.85)	(903,486.59)	(924,501.06)	(1,107,561.77)
2013-B Net Credit Losses (as a % of Original Pool Balance)	0.0705%	0.0747%	0.0776%	0.0937%	0.0959%	0.1149%
Delinquencies ($)
31-60	3,543,874.41	4,553,203.84	4,709,006.47	4,399,974.10	4,957,129.74	4,935,408.36
61-90	784,538.60	627,354.52	1,211,518.95	1,139,719.43	1,235,353.38	883,944.44
91-120+	304,531.97	319,070.22	317,119.95	292,670.34	396,799.86	280,619.66

Total	4,632,944.98	5,499,628.58	6,237,645.37	5,832,363.87	6,589,282.98	6,099,972.46

	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14
Delinquencies (%)
31-60	0.41%	0.54%	0.57%	0.54%	0.63%	0.64%
61-90	0.09%	0.07%	0.15%	0.14%	0.16%	0.12%
91-120+	0.04%	0.04%	0.04%	0.04%	0.05%	0.04%

Total	0.53%	0.65%	0.75%	0.72%	0.84%	0.80%
2013-B 60+	0.13%	0.11%	0.18%	0.18%	0.21%	0.15%
Delinquencies (units)
31-60	167	231	237	233	263	265
61-90	41	30	62	57	64	46
91-120+	13	16	14	14	19	14

Total	221	277	313	304	346	325
Residual Advances
Beginning Balance of Residual Advance	2,697,258.77	3,108,028.09	2,622,703.82	2,256,417.58	2,453,303.33	3,405,656.03
Reimbursement of Outstanding Advance	1,196,918.72	2,080,230.06	1,748,065.34	1,489,068.55	1,581,574.88	2,351,650.75
Additional Advance for Current Period	1,607,688.04	1,594,905.79	1,381,779.10	1,685,954.30	2,533,927.58	4,299,848.13

Ending Residual Advances	3,108,028.09	2,622,703.82	2,256,417.58	2,453,303.33	3,405,656.03	5,353,853.41
Payment Advances
Beginning Balance of Payment Advance	1,248,673.66	1,260,752.03	1,340,715.49	1,371,021.94	1,261,360.08	1,454,732.89
Reimbursement of Outstanding Payment Advance	464,925.01	420,533.89	458,811.28	525,659.08	391,609.30	568,116.96
Additional Payment Advance for Current Period	477,003.38	500,497.35	489,117.73	415,997.22	584,982.11	402,725.29

Ending Balance of Payment Advance	1,260,752.03	1,340,715.49	1,371,021.94	1,261,360.08	1,454,732.89	1,289,341.22
Total Collections	27,385,930.39	27,966,842.04	27,050,230.74	28,521,522.10	29,260,807.38	31,937,640.64
2013-B
Total Advances as a % of Total Collections	7.612%	7.492%	6.916%	7.370%	10.659%	14.724%

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	105,532,000.00	97,314,000.00	88,690,000.00	79,884,000.00	66,416,000.00	52,248,000.00
Class A-2b	169,605,000.00	156,397,500.00	142,537,500.00	128,385,000.00	106,740,000.00	83,970,000.00
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	746,996,720.12	725,571,220.12	703,087,220.12	680,128,720.12	645,015,720.12	608,077,720.12
2013-B Prepayment Assumption	0.775006	0.752777	0.729450	0.705630	0.669201	0.630878
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	103,938,134.46	94,580,729.13	85,803,613.91	73,797,600.62	60,096,894.34	44,614,656.71
Class A-2b	167,043,430.37	152,004,743.24	137,898,665.21	118,603,286.70	96,584,294.48	71,702,126.85
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00	193,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	742,841,284.95	718,445,192.49	695,561,999.24	664,260,607.44	628,540,908.94	588,176,503.68
2013-B Pool Factor	0.770694	0.745384	0.721642	0.689167	0.652108	0.610230
Monthly Residual Losses	(881,739.44)	(756,077.36)	(780,483.70)	(1,408,347.78)	(1,676,187.57)	(1,362,362.95)
2013-B Cumulative Residual Losses	(3,489,489.11)	(4,245,566.47)	(5,026,050.17)	(6,434,397.95)	(8,110,585.52)	(9,472,948.47)
2013-B Residual Losses (as a % of Original Pool Balance)	0.362%	0.440%	0.521%	0.668%	0.841%	0.983%
Monthly Net Credit Losses	123,805.67	(91,435.16)	(64,969.48)	(253,984.17)	58,127.50	(182,546.55)
2013-B Cumulative Net Credit Losses	(983,756.10)	(1,075,191.26)	(1,140,160.74)	(1,394,144.91)	(1,336,017.41)	(1,518,563.96)
2013-B Net Credit Losses (as a % of Original Pool Balance)	0.1021%	0.1116%	0.1183%	0.1446%	0.1386%	0.1576%
Delinquencies ($)
31-60	4,679,705.72	5,653,531.70	5,623,933.88	4,844,144.16	4,604,420.32	4,166,978.37
61-90	965,511.26	982,567.74	1,167,740.20	1,308,152.94	927,905.93	699,950.81
91-120+	302,825.37	429,999.96	513,531.68	575,813.43	508,839.42	302,600.34

Total	5,948,042.35	7,066,099.40	7,305,205.76	6,728,110.53	6,041,165.67	5,169,529.52

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Delinquencies (%)
31-60	0.63%	0.79%	0.81%	0.73%	0.73%	0.71%
61-90	0.13%	0.14%	0.17%	0.20%	0.15%	0.12%
91-120+	0.04%	0.06%	0.07%	0.09%	0.08%	0.05%

Total	0.80%	0.98%	1.05%	1.01%	0.96%	0.88%
2013-B 60+	0.17%	0.20%	0.24%	0.28%	0.23%	0.17%
Delinquencies (units)
31-60	258	314	308	275	257	235
61-90	46	54	66	72	56	38
91-120+	16	23	27	32	27	18

Total	320	391	401	379	340	291
Residual Advances
Beginning Balance of Residual Advance	5,353,853.41	7,481,613.03	9,290,218.59	16,924,306.35	21,829,117.14	26,639,881.99
Reimbursement of Outstanding Advance	3,702,267.23	4,344,867.82	5,132,462.44	9,739,076.92	12,594,188.36	16,590,735.30
Additional Advance for Current Period	5,830,026.85	6,153,473.38	12,766,550.20	14,643,887.71	17,404,953.21	23,692,747.27

Ending Residual Advances	7,481,613.03	9,290,218.59	16,924,306.35	21,829,117.14	26,639,881.99	33,741,893.96
Payment Advances
Beginning Balance of Payment Advance	1,289,341.22	1,223,072.43	1,616,399.58	1,320,956.60	1,311,162.30	1,557,162.12
Reimbursement of Outstanding Payment Advance	456,670.53	344,429.50	701,239.60	487,821.36	465,585.18	800,809.20
Additional Payment Advance for Current Period	390,401.74	737,756.65	405,796.62	478,027.06	711,585.00	352,703.73

Ending Balance of Payment Advance	1,223,072.43	1,616,399.58	1,320,956.60	1,311,162.30	1,557,162.12	1,109,056.65
Total Collections	34,188,420.65	32,257,745.53	43,116,048.88	51,266,776.65	59,011,245.74	77,245,084.22
2013-B
Total Advances as a % of Total Collections	18.195%	21.363%	30.551%	29.497%	30.700%	31.129%

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	37,254,000.00	22,092,000.00	1,834,000.00	0.00	0.00	0.00
Class A-2b	59,872,500.00	35,505,000.00	2,947,500.00	0.00	0.00	0.00
Class A-3	193,000,000.00	193,000,000.00	193,000,000.00	165,188,700.00	126,125,500.00	81,909,200.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	568,986,220.12	529,456,720.12	476,641,220.12	444,048,420.12	404,985,220.12	360,768,920.12
2013-B Prepayment Assumption	0.590321	0.549309	0.494513	0.460698	0.420170	0.374296
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	23,842,756.55	7,746,430.77	0.00	0.00	0.00	0.00
Class A-2b	38,318,715.88	12,449,620.87	0.00	0.00	0.00	0.00
Class A-3	193,000,000.00	193,000,000.00	178,465,153.53	145,566,255.70	107,804,298.68	64,063,822.19
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12	163,859,720.12

	534,021,192.55	492,055,771.76	457,324,873.65	424,425,975.82	386,664,018.80	342,923,542.31
2013-B Pool Factor	0.554045	0.510506	0.474472	0.440340	0.401162	0.355782
Monthly Residual Losses	(1,468,089.38)	(2,120,404.25)	(2,082,536.92)	(1,926,679.79)	(1,591,894.71)	(1,893,252.75)
2013-B Cumulative Residual Losses	(10,941,037.85)	(13,061,442.10)	(15,143,979.02)	(17,070,658.81)	(18,662,553.52)	(20,555,806.27)
2013-B Residual Losses (as a % of Original Pool Balance)	1.135%	1.355%	1.571%	1.771%	1.936%	2.133%
Monthly Net Credit Losses	91,431.78	(113,555.84)	186,076.82	6,811.20	142,974.94	(191,465.03)
2013-B Cumulative Net Credit Losses	(1,427,132.18)	(1,540,688.02)	(1,354,611.20)	(1,347,800.00)	(1,204,825.06)	(1,396,290.09)
2013-B Net Credit Losses (as a % of Original Pool Balance)	0.1481%	0.1598%	0.1405%	0.1398%	0.1250%	0.1449%
Delinquencies ($)
31-60	2,953,682.82	3,787,636.06	3,727,727.97	2,825,953.98	3,260,130.34	3,649,005.14
61-90	865,133.90	545,548.75	808,028.98	1,033,297.97	966,867.26	773,973.76
91-120+	328,418.36	212,665.30	258,048.22	276,593.99	416,205.40	331,496.89

Total	4,147,235.08	4,545,850.11	4,793,805.17	4,135,845.94	4,643,203.00	4,754,475.79

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Delinquencies (%)
31-60	0.55%	0.77%	0.82%	0.67%	0.84%	1.06%
61-90	0.16%	0.11%	0.18%	0.24%	0.25%	0.23%
91-120+	0.06%	0.04%	0.06%	0.07%	0.11%	0.10%

Total	0.78%	0.92%	1.05%	0.97%	1.20%	1.39%
2013-B 60+	0.22%	0.15%	0.23%	0.31%	0.36%	0.32%
Delinquencies (units)
31-60	171	219	217	163	192	209
61-90	47	32	49	59	54	45
91-120+	19	12	16	18	25	19

Total	237	263	282	240	271	273
Residual Advances
Beginning Balance of Residual Advance	33,741,893.96	30,855,619.22	25,077,155.82	20,104,215.05	23,328,519.66	29,847,440.81
Reimbursement of Outstanding Advance	20,155,535.16	19,252,521.54	15,756,879.89	11,236,966.79	14,386,683.33	18,063,011.03
Additional Advance for Current Period	17,269,260.42	13,474,058.14	10,783,939.12	14,461,271.40	20,905,604.48	19,397,968.19

Ending Residual Advances	30,855,619.22	25,077,155.82	20,104,215.05	23,328,519.66	29,847,440.81	31,182,397.97
Payment Advances
Beginning Balance of Payment Advance	1,109,056.65	933,049.16	1,052,529.17	901,790.80	787,390.83	815,108.80
Reimbursement of Outstanding Payment Advance	507,482.55	329,083.78	456,818.45	397,842.57	323,639.42	374,183.57
Additional Payment Advance for Current Period	331,475.06	448,563.79	306,080.08	283,442.60	351,357.39	388,174.74

Ending Balance of Payment Advance	933,049.16	1,052,529.17	901,790.80	787,390.83	815,108.80	829,099.97
Total Collections	66,581,285.56	57,474,475.76	52,197,201.94	52,436,789.93	61,247,195.01	61,664,876.78
2013-B
Total Advances as a % of Total Collections	26.435%	24.224%	21.246%	28.119%	34.707%	32.087%

2014-A Static Pool Data

	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14
Prepayment Assumption
Class A-1	128,000,000.00	109,913,600.00	91,545,600.00	72,934,400.00	54,067,200.00	34,944,000.00
Class A-2a	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00
Class A-2b	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00
Class A-3	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76

	1,011,912,858.76	993,826,458.76	975,458,458.76	956,847,258.76	937,980,058.76	918,856,858.76
2014-A Prepayment Assumption	1.000000	0.982127	0.963975	0.945583	0.926938	0.908040
Actual prepayment
Class A-1	128,000,000.00	110,954,518.78	92,009,116.80	73,769,007.08	55,649,593.34	37,279,543.47
Class A-2a	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00
Class A-2b	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00	182,500,000.00
Class A-3	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76

	1,011,912,858.76	994,867,377.54	975,921,975.56	957,681,865.84	939,562,452.10	921,192,402.23
2014-A Pool Factor	1.000000	0.983155	0.964433	0.946407	0.928501	0.910348
Monthly Residual Losses	(48,502.43)	(86,969.42)	(229,937.26)	(127,167.66)	(141,300.35)	(199,351.32)
2014-A Cumulative Residual Losses	(48,502.43)	(135,471.85)	(365,409.11)	(492,576.77)	(633,877.12)	(833,228.44)
2014-A Residual Losses (as a % of Original Pool Balance)	0.005%	0.013%	0.036%	0.049%	0.063%	0.082%
Monthly Net Credit Losses	(1,943.47)	(109,681.40)	(148,228.39)	(288,821.85)	(305,705.09)	(363,273.52)
2014-A Cumulative Net Credit Losses	(1,943.47)	(111,624.87)	(259,853.26)	(548,675.11)	(854,380.20)	(1,217,653.72)
2014-A Net Credit Losses (as a % of Original Pool Balance)	0.0002%	0.0110%	0.0257%	0.0542%	0.0844%	0.1203%
Delinquencies ($)
31-60	2,811,295.20	3,593,356.14	4,710,319.80	4,777,538.35	4,628,265.74	5,670,824.84
61-90	21,510.41	510,995.70	1,074,957.03	679,421.28	989,054.01	1,214,504.43
91-120+	0.00	0.00	169,663.86	461,718.58	365,649.75	277,355.00

Total	2,832,805.61	4,104,351.84	5,954,940.69	5,918,678.21	5,982,969.50	7,162,684.27

	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14
Delinquencies (%)
31-60	0.28%	0.36%	0.48%	0.50%	0.49%	0.62%
61-90	0.00%*	0.05%	0.11%	0.07%	0.11%	0.13%
91-120+	0.00%	0.00%	0.02%	0.05%	0.04%	0.03%

Total	0.28%	0.41%	0.61%	0.62%	0.64%	0.78%
2014-A 60+	0.00%*	0.05%	0.13%	0.12%	0.14%	0.16%
Delinquencies (units)
31-60	121	158	203	213	205	263
61-90	1	19	49	31	43	52
91-120+	0	0	6	19	16	12

Total	122	177	258	263	264	327
Residual Advances
Beginning Balance of Residual Advance	0.00	465,023.32	726,199.44	786,366.80	1,002,776.90	1,367,345.69
Reimbursement of Outstanding Advance	0.00	345,519.94	457,735.00	470,289.98	527,485.11	802,453.89
Additional Advance for Current Period	465,023.32	606,696.06	517,902.36	686,700.08	892,053.90	1,030,560.43

Ending Residual Advances	465,023.32	726,199.44	786,366.80	1,002,776.90	1,367,345.69	1,595,452.23
Payment Advances
Beginning Balance of Payment Advance	0.00	1,214,940.94	1,135,879.66	1,364,339.30	1,335,035.78	1,230,760.77
Reimbursement of Outstanding Payment Advance	0.00	462,928.23	338,834.36	497,439.65	499,415.57	346,593.24
Additional Payment Advance for Current Period	1,214,940.94	383,866.95	567,294.00	468,136.13	395,140.56	740,771.11

Ending Balance of Payment Advance	1,214,940.94	1,135,879.66	1,364,339.30	1,335,035.78	1,230,760.77	1,624,938.64
Total Collections	24,591,618.06	26,522,553.80	25,287,089.95	25,195,965.11	25,593,229.25	23,881,619.58
2014-A
Total Advances as a % of Total Collections	6.831%	3.735%	4.292%	4.583%	5.029%	7.417%

*	less than 0.005%, greater than 0.000%

	Dec-14	Jan-15	Feb-15	Mar-15
Prepayment Assumption
Class A-1	15,590,400.00	—	—	—
Class A-2a	182,500,000.00	180,510,750.00	170,601,000.00	160,581,750.00
Class A-2b	182,500,000.00	180,510,750.00	170,601,000.00	160,581,750.00
Class A-3	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76

	899,503,258.76	879,934,358.76	860,114,858.76	840,076,358.76
2014-A Prepayment Assumption	0.888914	0.869575	0.849989	0.830186
Actual prepayment
Class A-1	19,445,002.79	47,013.66	—	—
Class A-2a	182,500,000.00	182,500,000.00	172,395,427.52	161,761,130.87
Class A-2b	182,500,000.00	182,500,000.00	172,395,427.52	161,761,130.87
Class A-3	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76

	903,357,861.55	883,959,872.42	863,703,713.80	842,435,120.49
2014-A Pool Factor	0.892723	0.873553	0.853536	0.832517
Monthly Residual Losses	(175,833.18)	(318,607.63)	(365,811.21)	(321,620.00)
2014-A Cumulative Residual Losses	(1,009,061.62)	(1,327,669.25)	(1,693,480.46)	(2,015,100.46)
2014-A Residual Losses (as a % of Original Pool Balance)	0.100%	0.131%	0.167%	0.199%
Monthly Net Credit Losses	(93,632.57)	(15,750.67)	(227,268.98)	(227,569.75)
2014-A Cumulative Net Credit Losses	(1,311,286.29)	(1,327,036.96)	(1,554,305.94)	(1,781,875.69)
2014-A Net Credit Losses (as a % of Original Pool Balance)	0.1296%	0.1311%	0.1536%	0.1761%
Delinquencies ($)
31-60	5,974,366.13	5,723,584.32	5,434,168.93	5,057,795.99
61-90	1,173,027.18	1,536,891.66	1,103,876.85	1,115,810.66
91-120+	393,717.54	588,077.11	530,416.85	208,192.52

Total	7,541,110.85	7,848,553.09	7,068,462.63	6,381,799.17

	Dec-14	Jan-15	Feb-15	Mar-15
Delinquencies (%)
31-60	0.66%	0.65%	0.63%	0.60%
61-90	0.13%	0.17%	0.13%	0.13%
91-120+	0.04%	0.07%	0.06%	0.02%

Total	0.83%	0.89%	0.82%	0.76%
2014-A 60+	0.17%	0.24%	0.19%	0.16%
Delinquencies (units)
31-60	267	264	256	231
61-90	58	73	51	54
91-120+	18	30	25	10

Total	343	367	332	295
Residual Advances
Beginning Balance of Residual Advance	1,595,452.23	2,460,538.67	3,140,566.64	4,311,342.94
Reimbursement of Outstanding Advance	830,788.50	1,386,006.52	1,726,336.17	2,234,498.34
Additional Advance for Current Period	1,695,874.94	2,066,034.49	2,897,112.47	6,022,714.12

Ending Residual Advances	2,460,538.67	3,140,566.64	4,311,342.94	8,099,558.72
Payment Advances
Beginning Balance of Payment Advance	1,624,938.64	1,401,746.78	1,446,991.73	1,680,065.49
Reimbursement of Outstanding Payment Advance	658,428.80	459,816.17	474,924.64	749,935.55
Additional Payment Advance for Current Period	435,236.94	505,061.12	707,998.40	367,449.37

Ending Balance of Payment Advance	1,401,746.78	1,446,991.73	1,680,065.49	1,297,579.31
Total Collections	27,563,316.55	28,088,770.71	29,227,100.87	38,315,247.22
2014-A
Total Advances as a % of Total Collections	7.732%	9.153%	12.335%	16.678%

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	150,471,250.00	140,233,000.00	129,921,750.00	118,387,750.00	106,598,250.00	94,334,250.00
Class A-2b	150,471,250.00	140,233,000.00	129,921,750.00	118,387,750.00	106,598,250.00	94,334,250.00
Class A-3	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76

	819,855,358.76	799,378,858.76	778,756,358.76	755,688,358.76	732,109,358.76	707,581,358.76
2014-A Prepayment Assumption	0.810204	0.789968	0.769588	0.746792	0.723491	0.699251
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	147,350,254.69	133,446,050.23	121,177,555.68	108,309,200.86	92,600,962.43	75,714,019.55
Class A-2b	147,350,254.69	133,446,050.23	121,177,555.68	108,309,200.86	92,600,962.43	75,714,019.55
Class A-3	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-4	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00
Overcollateralization	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76	161,912,858.76

	813,613,368.13	785,804,959.21	761,267,970.11	735,531,260.48	704,114,783.62	670,340,897.87
2014-A Pool Factor	0.804035	0.776554	0.752306	0.726872	0.695826	0.662449
Monthly Residual Losses	(459,960.44)	(762,040.90)	(682,212.90)	(753,903.86)	(909,536.91)	(926,864.28)
2014-A Cumulative Residual Losses	(2,475,060.90)	(3,237,101.80)	(3,919,314.70)	(4,673,218.56)	(5,582,755.47)	(6,509,619.75)
2014-A Residual Losses (as a % of Original Pool Balance)	0.245%	0.320%	0.387%	0.462%	0.552%	0.643%
Monthly Net Credit Losses	(100,528.87)	(195,592.79)	117,709.98	(139,361.06)	(2,033.41)	(296,458.30)
2014-A Cumulative Net Credit Losses	(1,882,404.56)	(2,077,997.35)	(1,960,287.37)	(2,099,648.43)	(2,101,681.84)	(2,398,140.14)
2014-A Net Credit Losses (as a % of Original Pool Balance)	0.1860%	0.2054%	0.1937%	0.2075%	0.2077%	0.2370%
Delinquencies ($)
31-60	4,355,507.12	4,913,596.62	4,884,775.12	4,309,754.13	4,281,789.25	5,377,255.02
61-90	1,201,657.65	863,134.56	1,063,738.15	1,000,182.73	1,354,590.21	1,040,572.16
91-120+	347,235.27	390,289.76	455,248.52	450,029.41	550,941.64	396,375.33

Total	5,904,400.04	6,167,020.94	6,403,761.79	5,759,966.27	6,187,321.10	6,814,202.51

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Delinquencies (%)
31-60	0.54%	0.63%	0.64%	0.59%	0.61%	0.80%
61-90	0.15%	0.11%	0.14%	0.14%	0.19%	0.16%
91-120+	0.04%	0.05%	0.06%	0.06%	0.08%	0.06%

Total	0.73%	0.78%	0.84%	0.78%	0.88%	1.02%
2014-A 60+	0.19%	0.16%	0.20%	0.20%	0.27%	0.21%
Delinquencies (units)
31-60	203	243	241	221	220	277
61-90	54	41	53	53	69	52
91-120+	17	19	21	23	28	20

Total	274	303	315	297	317	349
Residual Advances
Beginning Balance of Residual Advance	8,099,558.72	9,205,885.59	7,261,638.83	7,653,184.38	11,114,728.44	15,169,648.94
Reimbursement of Outstanding Advance	4,625,322.78	6,012,751.99	4,228,675.41	4,409,316.69	7,114,007.02	9,147,332.67
Additional Advance for Current Period	5,731,649.65	4,068,505.23	4,620,220.96	7,870,860.75	11,168,927.52	13,943,186.11

Ending Residual Advances	9,205,885.59	7,261,638.83	7,653,184.38	11,114,728.44	15,169,648.94	19,965,502.38
Payment Advances
Beginning Balance of Payment Advance	1,297,579.31	1,176,040.20	1,337,651.06	1,250,317.59	1,110,640.45	1,192,919.81
Reimbursement of Outstanding Payment Advance	490,141.68	368,770.97	500,513.87	498,592.71	377,065.94	453,680.98
Additional Payment Advance for Current Period	368,602.57	530,381.83	413,180.40	358,915.57	459,345.30	498,839.24

Ending Balance of Payment Advance	1,176,040.20	1,337,651.06	1,250,317.59	1,110,640.45	1,192,919.81	1,238,078.07
Total Collections	38,537,886.10	36,007,414.64	36,597,445.36	42,415,772.80	46,571,918.69	53,242,180.82
2014-A
Total Advances as a % of Total Collections	15.829%	12.772%	13.753%	19.403%	24.968%	27.125%

2014-B Static Pool Data

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Prepayment Assumption
Class A-1	124,000,000.00	107,098,800.00	89,887,600.00	72,366,400.00	54,547,600.00	36,431,200.00
Class A-2a	137,000,000.00	137,000,000.00	137,000,000.00	137,000,000.00	137,000,000.00	137,000,000.00
Class A-2b	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00
Class A-3	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00
Class A-4	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00
Overcollateralization	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08

	1,126,257,618.08	1,109,356,418.08	1,092,145,218.08	1,074,624,018.08	1,056,805,218.08	1,038,688,818.08
2014-B Prepayment Assumption	1.000000	0.984993	0.969712	0.954155	0.938333	0.922248
Actual prepayment
Class A-1	124,000,000.00	109,096,623.51	94,152,876.86	78,901,232.58	62,376,269.02	45,654,020.45
Class A-2a	137,000,000.00	137,000,000.00	137,000,000.00	137,000,000.00	137,000,000.00	137,000,000.00
Class A-2b	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00
Class A-3	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00
Class A-4	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00
Overcollateralization	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08

	1,126,257,618.08	1,111,354,241.59	1,096,410,494.94	1,081,158,850.66	1,064,633,887.10	1,047,911,638.53
2014-B Pool Factor	1.000000	0.986767	0.973499	0.959957	0.945285	0.930437
Monthly Residual Losses	(21,325.11)	(15,358.96)	(67,674.75)	(45,166.61)	(78,046.74)	(18,887.99)
2014-B Cumulative Residual Losses	(21,325.11)	(36,684.07)	(104,358.82)	(149,525.43)	(227,572.17)	(246,460.16)
2014-B Residual Losses (as a % of Original Pool Balance)	0.002%	0.003%	0.009%	0.013%	0.020%	0.022%
Monthly Net Credit Losses	(98,635.29)	(218,322.52)	40,091.41	(554,311.44)	(305,945.62)	(425,448.17)
2014-B Cumulative Net Credit Losses	(98,635.29)	(316,957.81)	(276,866.40)	(831,177.84)	(1,137,123.46)	(1,562,571.63)
2014-B Net Credit Losses (as a % of Original Pool Balance)	0.0088%	0.0281%	0.0246%	0.0738%	0.1010%	0.1387%
Delinquencies ($)
31-60	3,059,285.80	4,686,854.46	4,698,030.92	4,768,776.40	4,806,190.84	4,534,159.95
61-90	21,728.42	788,453.57	1,142,035.63	1,444,436.56	996,249.11	788,073.80
91-120+	0.00	0.00	406,412.06	735,773.99	693,095.05	349,930.68

Total	3,081,014.22	5,475,308.03	6,246,478.61	6,948,986.95	6,495,535.00	5,672,164.43

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15
Delinquencies (%)
31-60	0.27%	0.42%	0.43%	0.44%	0.45%	0.43%
61-90	0.00%*	0.07%	0.10%	0.13%	0.09%	0.08%
91-120+	0.00%	0.00%	0.04%	0.07%	0.07%	0.03%

Total	0.27%	0.49%	0.57%	0.64%	0.61%	0.54%
2014-B 60+	0.00%*	0.07%	0.14%	0.20%	0.16%	0.11%
Delinquencies (units)
31-60	132	201	202	204	206	199
61-90	1	35	51	65	45	38
91-120+	0	0	19	34	31	16

Total	133	236	272	303	282	253
Residual Advances
Beginning Balance of Residual Advance	0.00	135,681.00	221,568.56	448,829.03	602,242.47	841,751.94
Reimbursement of Outstanding Advance	0.00	80,100.07	118,135.00	211,540.17	252,590.60	473,564.78
Additional Advance for Current Period	135,681.00	165,987.63	345,395.47	364,953.61	492,100.07	1,095,680.62

Ending Residual Advances	135,681.00	221,568.56	448,829.03	602,242.47	841,751.94	1,463,867.78
Payment Advances
Beginning Balance of Payment Advance	0.00	888,870.82	1,341,854.58	1,182,770.73	1,234,836.51	1,528,618.34
Reimbursement of Outstanding Payment Advance	0.00	225,675.04	548,819.72	407,300.49	403,272.62	726,266.43
Additional Payment Advance for Current Period	888,870.82	678,658.80	389,735.87	459,366.27	697,054.45	373,529.01

Ending Balance of Payment Advance	888,870.82	1,341,854.58	1,182,770.73	1,234,836.51	1,528,618.34	1,175,880.92
Total Collections	23,143,707.45	20,934,281.94	23,523,899.44	23,208,691.49	23,703,964.54	26,178,659.25
2014-B
Total Advances as a % of Total Collections	4.427%	4.035%	3.125%	3.552%	5.017%	5.612%

*	less than 0.005%, greater than 0.000%

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Prepayment Assumption
Class A-1	18,029,600.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	137,000,000.00	136,780,800.00	130,232,200.00	123,601,400.00	116,888,400.00	110,079,500.00
Class A-2b	260,000,000.00	259,584,000.00	247,156,000.00	234,572,000.00	221,832,000.00	208,910,000.00
Class A-3	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00
Class A-4	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00
Overcollateralization	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08

	1,020,287,218.08	1,001,622,418.08	982,645,818.08	963,431,018.08	943,978,018.08	924,247,118.08
2014-B Prepayment Assumption	0.905909	0.889337	0.872488	0.855427	0.838155	0.820636
Actual prepayment
Class A-1	26,815,694.73	7,558,823.94	0.00	0.00	0.00	0.00
Class A-2a	137,000,000.00	137,000,000.00	133,243,253.29	126,254,553.50	118,536,975.54	110,704,848.21
Class A-2b	260,000,000.00	260,000,000.00	252,870,407.69	239,607,181.83	224,960,683.52	210,096,792.21
Class A-3	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00	296,000,000.00
Class A-4	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00	129,050,000.00
Overcollateralization	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08	180,207,618.08

	1,029,073,312.81	1,009,816,442.02	991,371,279.06	971,119,353.41	948,755,277.14	926,059,258.50
2014-B Pool Factor	0.913710	0.896612	0.880235	0.862253	0.842396	0.822245
Monthly Residual Losses	(55,141.66)	(140,263.95)	(130,048.71)	(150,828.43)	(137,684.37)	(281,032.38)
2014-B Cumulative Residual Losses	(301,601.82)	(441,865.77)	(571,914.48)	(722,742.91)	(860,427.28)	(1,141,459.66)
2014-B Residual Losses (as a % of Original Pool Balance)	0.027%	0.039%	0.051%	0.064%	0.076%	0.101%
Monthly Net Credit Losses	(8,558.37)	(180,622.53)	(32,083.78)	(437,670.62)	172,730.05	(417,884.67)
2014-B Cumulative Net Credit Losses	(1,571,130.00)	(1,751,752.53)	(1,783,836.31)	(2,221,506.93)	(2,048,776.88)	(2,466,661.55)
2014-B Net Credit Losses (as a % of Original Pool Balance)	0.1395%	0.1555%	0.1584%	0.1972%	0.1819%	0.2190%
Delinquencies ($)
31-60	4,567,666.21	5,856,777.13	5,404,895.06	5,504,373.44	5,227,382.95	6,122,597.41
61-90	666,458.48	980,319.77	1,250,908.20	954,182.13	2,090,905.09	1,564,156.99
91-120+	392,630.98	439,437.98	417,601.12	811,504.02	594,350.95	833,121.03

Total	5,626,755.67	7,276,534.88	7,073,404.38	7,270,059.59	7,912,638.99	8,519,875.43

	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15
Delinquencies (%)
31-60	0.44%	0.58%	0.55%	0.57%	0.55%	0.66%
61-90	0.06%	0.10%	0.13%	0.10%	0.22%	0.17%
91-120+	0.04%	0.04%	0.04%	0.08%	0.06%	0.09%

Total	0.55%	0.72%	0.71%	0.75%	0.83%	0.92%
2014-B 60+	0.10%	0.14%	0.17%	0.18%	0.28%	0.26%
Delinquencies (units)
31-60	200	265	250	262	254	302
61-90	31	43	59	42	97	71
91-120+	17	20	17	38	28	40

Total	248	328	326	342	379	413
Residual Advances
Beginning Balance of Residual Advance	1,463,867.78	1,940,107.63	2,017,645.71	1,952,943.86	3,311,701.57	4,184,735.35
Reimbursement of Outstanding Advance	799,234.30	1,053,659.74	1,307,061.38	1,063,555.68	2,294,022.55	2,608,976.53
Additional Advance for Current Period	1,275,474.15	1,131,197.82	1,242,359.53	2,422,313.39	3,167,056.33	3,397,843.61

Ending Residual Advances	1,940,107.63	2,017,645.71	1,952,943.86	3,311,701.57	4,184,735.35	4,973,602.43
Payment Advances
Beginning Balance of Payment Advance	1,175,880.92	1,093,413.95	1,278,398.12	1,219,445.27	1,155,784.50	1,251,204.15
Reimbursement of Outstanding Payment Advance	451,569.41	339,807.05	480,288.00	440,057.22	368,469.27	426,772.01
Additional Payment Advance for Current Period	369,102.44	524,791.22	421,335.15	376,396.45	463,888.92	520,199.35

Ending Balance of Payment Advance	1,093,413.95	1,278,398.12	1,219,445.27	1,155,784.50	1,251,204.15	1,344,631.49
Total Collections	27,056,358.16	25,959,957.85	28,960,677.58	30,565,451.80	31,685,138.99	32,724,345.35
2014-B
Total Advances as a % of Total Collections	6.078%	6.379%	5.745%	9.156%	11.459%	11.973%

2015-A Static Pool Data

	Jun-15	Jul-15	Aug-15	Sep-15
Prepayment Assumption
Class A-1	91,000,000.00	75,393,500.00	59,550,400.00	43,479,800.00
Class A-2a	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00
Class A-2b	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00
Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	892,857,285.72	877,250,785.72	861,407,685.72	845,337,085.72
2015-A Prepayment Assumption	1.000000	0.982521	0.964776	0.946777
Actual prepayment
Class A-1	91,000,000.00	75,547,740.87	59,549,563.71	43,851,540.65
Class A-2a	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00
Class A-2b	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00
Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	892,857,285.72	877,405,026.59	861,406,849.43	845,708,826.37
2015-A Pool Factor	1.000000	0.982693	0.964776	0.947194
Monthly Residual Losses	(44,332.30)	(71,674.14)	(59,132.66)	(44,594.96)
2015-A Cumulative Residual Losses	(44,332.30)	(116,006.44)	(175,139.10)	(219,734.06)
2015-A Residual Losses (as a % of Original Pool Balance)	0.005%	0.013%	0.020%	0.025%
Monthly Net Credit Losses	10,926.62	51,575.79	(14,337.52)	(365,015.85)
2015-A Cumulative Net Credit Losses	10,926.62	62,502.41	48,164.89	(316,850.96)
2015-A Net Credit Losses (as a % of Original Pool Balance)	(0.0012%)	(0.0070%)	(0.0054%)	0.0355%
Delinquencies ($)
31-60	2,418,608.42	3,137,356.01	3,525,849.11	4,727,774.82
61-90	0.00	412,918.39	796,880.08	903,681.95
91-120+	0.00	0.00	155,144.23	285,356.28

Total	2,418,608.42	3,550,274.40	4,477,873.42	5,916,813.05

	Jun-15	Jul-15	Aug-15	Sep-15
Delinquencies (%)
31-60	0.27%	0.36%	0.41%	0.56%
61-90	0.00%	0.05%	0.09%	0.11%
91-120+	0.00%	0.00%	0.02%	0.03%

Total	0.27%	0.40%	0.52%	0.70%
2015-A 60+	0.00%	0.05%	0.11%	0.14%
Delinquencies (units)
31-60	117	157	180	238
61-90	0	21	39	48
91-120+	0	0	8	14

Total	117	178	227	300
Residual Advances
Beginning Balance of Residual Advance	0.00	589,383.33	1,082,160.99	1,548,438.55
Reimbursement of Outstanding Advance	0.00	331,456.07	612,065.27	907,156.95
Additional Advance for Current Period	589,383.33	824,233.73	1,078,342.83	1,295,272.43

Ending Residual Advances	589,383.33	1,082,160.99	1,548,438.55	1,936,554.03
Payment Advances
Beginning Balance of Payment Advance	0.00	949,038.02	934,305.89	1,074,292.81
Reimbursement of Outstanding Payment Advance	0.00	367,376.51	305,172.06	351,400.08
Additional Payment Advance for Current Period	949,038.02	352,644.38	445,158.98	487,022.01

Ending Balance of Payment Advance	949,038.02	934,305.89	1,074,292.81	1,209,914.74
Total Collections	22,751,570.16	23,031,406.64	22,030,166.67	23,594,794.76
2015-A
Total Advances as a % of Total Collections	6.762%	5.110%	6.916%	7.554%

APPENDIX D

ASSUMED CASH FLOWS

Modeling Assumption: The cash flow schedules appearing in the immediately following table were generated assuming (i) that the lessees make their remaining lease payments starting in November 2015 and every month thereafter until all scheduled lease payments are made and (ii) that the residual value of the Leased Vehicles is due the month following the last related lease payment.

	Lease Payments	Base Residual Value	Contract Residual Value
November 15	$17,116,137.19	$—	$—
December 15	17,116,137.19	0.00	0.00
January 16	17,116,137.19	0.00	0.00
February 16	17,116,137.19	0.00	0.00
March 16	17,116,137.19	0.00	0.00
April 16	17,116,137.19	0.00	0.00
May 16	17,116,137.19	0.00	0.00
June 16	17,116,137.19	0.00	0.00
July 16	17,116,137.19	0.00	0.00
August 16	17,116,137.19	0.00	0.00
September 16	17,116,137.19	0.00	0.00
October 16	16,962,574.12	5,710,368.23	6,794,224.60
November 16	16,791,331.20	6,644,020.21	7,802,025.45
December 16	16,579,721.33	8,665,265.28	10,135,916.01
January 17	16,197,433.42	15,436,047.38	17,951,505.19
February 17	15,812,761.70	16,207,361.07	18,657,593.84
March 17	15,410,489.63	17,072,164.97	19,318,298.36
April 17	14,751,753.88	27,387,541.19	31,920,661.06
May 17	14,093,049.37	27,489,833.67	32,285,050.77
June 17	13,088,478.15	41,849,543.76	49,066,065.58
July 17	12,091,865.41	41,823,008.79	48,777,032.72
August 17	11,059,757.75	39,906,448.01	47,302,484.59
September 17	10,012,987.73	40,468,766.59	48,864,572.60
October 17	8,948,373.46	41,336,652.01	49,976,883.07
November 17	7,730,837.13	47,801,439.69	56,462,566.49
December 17	6,633,439.94	43,473,621.93	51,594,143.17
January 18	5,553,193.44	43,592,873.79	49,972,871.14
February 18	5,026,802.17	21,128,132.39	23,642,368.92
March 18	4,411,778.44	24,905,215.76	27,792,802.12
April 18	3,868,141.41	22,170,107.69	24,718,332.99
May 18	2,999,735.77	35,636,327.63	39,943,129.76
June 18	2,131,799.55	35,446,378.07	39,995,198.80
July 18	1,476,990.53	26,940,703.05	30,470,730.91
August 18	740,360.58	29,767,780.49	34,276,832.93
September 18	381,050.04	14,224,442.57	16,587,205.42
October 18	371,328.86	266,753.27	284,090.73
November 18	360,225.11	373,797.88	404,764.93
December 18	354,695.32	167,920.72	174,950.40
January 19	351,532.35	102,407.24	111,128.19
February 19	347,199.41	140,124.06	144,776.73
March 19	338,270.43	228,831.90	242,260.23
April 19	326,464.10	286,985.77	305,238.01
May 19	314,138.62	294,854.50	316,265.17
June 19	300,475.93	368,891.15	396,395.68
July 19	287,915.29	338,789.72	359,046.68
August 19	257,930.27	734,758.33	778,833.33
September 19	207,393.91	1,134,902.90	1,216,698.65
October 19	151,859.51	1,253,197.52	1,344,956.63
November 19	86,098.00	1,485,161.35	1,609,734.47
December 19	55,789.59	673,559.47	719,643.31
January 20	40,162.27	371,710.94	378,213.97
February 20	29,537.77	233,239.90	234,937.48
March 20	16,757.76	273,191.58	279,052.95
April 20	6,766.95	229,695.48	237,897.97
May 20	3,428.03	65,561.00	66,753.01
June 20	2,434.47	30,687.97	32,295.37
July 20	1,884.60	11,560.31	12,193.80
August 20	372.20	31,413.74	31,679.81
September 20	0.00	6,940.99	7,032.25
October 20	0.00	0.00	0.00

D-1

PROSPECTUS

Nissan Auto Lease Trusts

Issuing Entities

Nissan Auto Leasing LLC II

Depositor

Nissan Motor Acceptance Corporation

Servicer/Sponsor

Asset Backed Notes

The Issuing Entities

1.	A new issuing entity will be formed to issue each series of notes.

2.	The property of each issuing entity will consist of:

•	a certificate evidencing a 100% beneficial interest in a pool of closed-end Nissan and Infiniti vehicle leases, the related Nissan and Infiniti leased vehicles, all proceeds of those leased vehicles, all of the dealers’ rights with respect to those leases and leased vehicles,

•	amounts deposited in any reserve or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•	the proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement,

•	the rights of the issuing entity to funds on deposit from time to time in separate trust accounts specified in the accompanying prospectus supplement,

•	the rights of the depositor, as transferee under a certain certificate transfer agreement,

•	the rights of the issuing entity, as transferee under a certain certificate transfer agreement,

•	the rights of the issuing entity and the indenture trustee under any credit enhancement issued with respect to any particular series or class,

•	the rights of the issuing entity as a third-party beneficiary of the related servicing agreement, including the right to certain advances from the servicer, to the extent relating to the pool assets, and a certain trust agreement, and

•	all proceeds of the foregoing.

The Notes:

1.	will be asset-backed securities sold periodically in one or more series,

2.	will be paid only from the assets of the related issuing entity, and

3.	will be issued as part of a designated series that may include one or more classes.

Before you decide to invest in any of the notes, please read this prospectus and the prospectus supplement that will be attached to this prospectus. There are material risks in investing in the notes. Please read the risk factors beginning on page 12 of this prospectus and in the accompanying prospectus supplement. The notes will represent obligations of the related issuing entity only and will not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II, Nissan-Infiniti LT or any of their other respective affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in the accompanying prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is October 29, 2015.

i

(continued)

(continued)

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of notes including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered notes.

We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms — gives a brief introduction to the notes to be offered; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Principal Terms” beginning on page 110 in this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.

WHERE YOU CAN FIND MORE INFORMATION

The depositor and Nissan-Infiniti LT have filed with the Securities and Exchange Commission (the “SEC”) a registration statement (File Nos. 333-195774 and 333-195774-01) (the “Registration Statement”) that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. Copies of these reports and the Registration Statement will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067. The reports and the Registration Statement are also available for inspection without charge at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity:	The issuing entity will be formed for each series of notes by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor:	Nissan Auto Leasing LLC II.

Sponsor, Servicer and Administrative Agent:	Nissan Motor Acceptance Corporation.

Indenture Trustee:	The indenture trustee under the indenture pursuant to which the notes of each series will be issued will be named in the prospectus supplement for that series.

Owner Trustee:	The owner trustee for the issuing entity issuing each series of notes will be named in the prospectus supplement for that series.

Titling Trust:	Nissan-Infiniti LT.

Titling Trustee:	NILT, Inc.

UTI Beneficiary:	NILT Trust.

Securities Offered:	Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by the issuing entity may not be offered to the public. The accompanying prospectus supplement will specify the class or classes of notes that are being offered by it. The issuing entity may also issue certificates representing all of the beneficial ownership interests in the issuing entity. These certificates will not be offered to the public and initially will be retained by the depositor. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets. No securityholder approval is necessary for the issuance of such notes or the certificates. The terms of each class of notes in a series described in the accompanying prospectus supplement will include the following:

	1.	the stated principal amount of each class of notes; and

	2.	the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes in one or more aspects, including:

	1.	timing and priority of payments;

	2.	seniority;

	3.	allocation of losses;

	4.	interest rate or formula;

	5.	amount of interest or principal payments; and

	6.	whether interest or principal will be payable to holders of the class if specified events occur.

If the issuing entity issues notes and certificates, the notes will be the only securities being offered to you. The depositor initially will retain all of the certificates. Payment on the certificates, if any are issued, will be subordinated to payment on one or more classes of notes to the extent described in the accompanying prospectus supplement.

The SUBI Certificate:	Motor vehicle dealers in the Nissan Motor Acceptance Corporation network of dealers have assigned closed-end retail lease contracts and have sold the related Nissan and Infiniti leased vehicles — which may include Nissan and Infiniti automobiles, minivans, sport utility vehicles and light-duty trucks — to Nissan-Infiniti LT. The leases have been or will be underwritten using the underwriting criteria described in this prospectus under “Nissan Motor Acceptance Corporation — Loan and Lease Underwriting Procedures.”

On or before the date the notes of a series are issued, Nissan-Infiniti LT will establish a special unit of beneficial interest, which is also called a “SUBI” and allocate to the SUBI certain leases and related leased vehicles owned by Nissan-Infiniti LT. Each lease and the related leased vehicle allocated to the SUBI will be selected based on criteria specified in a servicing agreement among Nissan Motor Acceptance Corporation, as servicer, NILT Trust, as UTI Beneficiary, and Nissan- Infiniti LT. These criteria will be described in the accompanying prospectus supplement.

Each SUBI will be represented by a SUBI certificate representing a beneficial interest in that SUBI. Upon the creation of a SUBI, Nissan- Infiniti LT will issue the related SUBI certificate to NILT Trust, as UTI Beneficiary. NILT Trust, as UTI Beneficiary, will then sell the SUBI certificate to Nissan Auto Leasing LLC II pursuant to a SUBI certificate transfer agreement. The SUBI certificate will be resold by Nissan Auto Leasing LLC II to the issuing entity pursuant to a trust SUBI certificate transfer agreement in exchange for the notes and certificates issued by the issuing entity.

The Issuing Entity’s Property:	The property of each issuing entity:

	1.	will be described in the accompanying prospectus supplement,

	2.	will be primarily the SUBI certificate and the proceeds received on the related assets, including the right to receive monthly payments under the leases and the amounts realized from sales of the related leased vehicles on or after a specified cutoff date, and

	3.	will include other related assets such as:

• amounts deposited in specified bank accounts,

• proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement,

• any other enhancement issued with respect to any particular series or class, and

• the rights of the depositor and the issuing entity in the agreements specified in the accompanying prospectus supplement.

For more information regarding assets of the issuing entity, you should refer to “The Issuing Entities — Property of the Issuing Entities” in this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the accompanying prospectus supplement.

Credit Enhancement:	The issuing entities may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

	1.	subordination of one or more other classes of notes;

	2.	subordination of certificates to one or more classes of notes;

	3.	one or more reserve accounts;

	4.	over-collateralization;

	5.	letters of credit;

	6.	surety bonds or insurance policies;

	7.	guaranteed investment contracts;

	8.	cash collateral guaranties or accounts; or

	9.	cash deposits.

The specific terms of any enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the accompanying prospectus supplement. See “Additional Information Regarding The Notes — Credit Enhancement” in this prospectus for general terms applicable to the different forms of credit enhancement that may be used by the issuing entities.

Hedge Agreement:	To the extent specified in the accompanying prospectus supplement, one or more classes of notes may have the benefit of a currency swap, an interest rate swap or a combined currency and interest rate swap, or an interest rate cap entered into between the issuing entity or indenture trustee for the benefit of the holders of the notes and a counterparty specified in the accompanying prospectus supplement, the principal terms and provisions of which will be specified in the accompanying prospectus supplement. See “Description of the Hedge Agreement” in this prospectus.

Indenture Defaults:	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called indenture defaults. Indenture defaults include the following:

	•	the issuing entity fails to pay interest on any note within five days after its due date,

	•	the issuing entity fails to pay the principal of any note in full on its final scheduled payment date or redemption date,

	•	the issuing entity materially defaults in the observance or performance of any covenant or agreement of the issuing entity, or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the outstanding principal amount of the notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the majority of the aggregate outstanding principal amount of the notes, voting as a single class, or

	•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Indenture Default Remedies:	If an indenture default occurs and is continuing with respect to a series of notes, the related indenture trustee or holders of at least a majority of the outstanding principal amount of that series of notes, voting as a single class, may declare the principal of those notes immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class. After an indenture default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes in the order and amounts specified in the accompanying prospectus supplement.

If an indenture default relates to a failure of the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled payment dates, and the notes are accelerated following such indenture default, the indenture trustee may elect to sell the assets of the issuing entity. For other indenture defaults, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all outstanding notes of that series consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes of that series and any unpaid amounts due to the hedge counterparty, if any, under the hedge agreement, if any, or (iii) the indenture trustee determines that the proceeds from the sale would not be sufficient to make all payments on the outstanding notes of that series, but the holders of at least 66 2/3% of the outstanding principal amount of the affected notes voting as a single class, otherwise consent to the sale.

For more detailed information regarding the events constituting an indenture default and the remedies available following such default, you should refer to “Description of the Indenture — Indenture Defaults” and “— Remedies Upon an Indenture Default” in this prospectus.

Servicing/Administration:	Nissan Motor Acceptance Corporation, as the servicer, will be responsible for servicing the leases, handling the disposition of the related vehicles when the leases terminate or when vehicles relating to defaulted leases are repossessed, and collecting amounts due in respect of the leases. In addition, Nissan Motor Acceptance Corporation will act as administrative agent for the issuing entity. The issuing entity will pay Nissan Motor Acceptance Corporation a monthly fee specified in the accompanying prospectus supplement for performing the functions of a third party servicer of the leases. The servicer will also receive additional servicing compensation in the form of, among other things, late fees, extension fees, and other administration fees and expenses or similar charges received by the servicer during that month.

Optional Purchase:	The servicer may have the option to purchase or cause to be purchased all of the assets of the issuing entity when aggregate outstanding principal balance of the related securities is at or below a specified percentage of the initial aggregate outstanding principal balance of those securities as of the closing date.

You should refer to “Description of the Trust Agreement — Termination” in this prospectus and “Additional Information Regarding the Securities — Optional Purchase” in the accompanying prospectus supplement for more detailed information regarding the optional purchase of notes and certificates.

Advances:	The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessee and (ii) proceeds from expected sales on leased vehicles for which the related leases have terminated to the extent provided in the accompanying prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.

For more detailed information regarding advances made by the servicer and reimbursement of advances, you should refer to “Description of the Servicing Agreement — Advances” in this prospectus and “Additional Information Regarding the Securities — Advances” in the accompanying prospectus supplement.

Reallocation of Leases and Leased Vehicles from the SUBI:
With respect to each series of notes, the servicer will be obligated to reallocate from the related SUBI any leases and related leased vehicles that do not meet certain representations and warranties. In addition, the servicer will be obligated to reallocate from the SUBI the leased vehicles relating to any leases for which the servicer grants a term extension that extends the lease term beyond the final scheduled payment date of the latest maturing class of notes (other than any term extension that is in accordance with the servicer’s customary servicing procedures made after a default, breach, delinquency or event permitting acceleration under the terms of any lease shall have occurred or, in the judgment of the servicer, is imminent). In connection with such reallocation, the servicer will be required to pay the related issuing entity the repurchase payments for the lease. If a lessee changes the domicile of or title to the related leased vehicle to any jurisdiction in which the titling trust is not qualified and licensed to do business, other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on the related issuing entity, or any other jurisdiction specified in the accompanying prospectus supplement, the servicer will cause the affected lease and leased vehicle either to be reallocated from the SUBI to the undivided trust interest that has been issued to NILT Trust or to another special unit of beneficial interest consisting of a portfolio of leases and related leased vehicles separate from the portfolio allocated to the SUBI or to be conveyed to the servicer. In connection with such reallocation or reconveyance, the servicer will pay to the related trust the repurchase payments.

For more information regarding the representations and warranties made by the servicer for each series of notes, you should refer to “The Leases — General” and “—Representations, Warranties and Covenants” in this prospectus and “The Leases — Characteristics of the Leases” in the accompanying prospectus supplement. For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the SUBI for each series of notes, you should refer to “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” in this prospectus.

Tax Status:	Subject to the important considerations described herein, special federal income tax counsel to the issuing entity will deliver its opinion that the notes of each series will be treated as debt (other than any notes retained by the depositor or transferred to any affiliates that are treated as the same person as the depositor for federal tax purposes) for federal income tax purposes, and that the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus supplement for more detailed information on the application of federal and state tax laws.

U.S. Employee Benefit Plan Considerations:
Fiduciaries of Plans (as defined below), are urged to carefully review the considerations discussed under “Certain U.S. Employee Benefit Plan Considerations” in this prospectus and the accompanying prospectus supplement and consult with their legal advisors before making a decision to invest in the notes. In general, subject to those considerations and conditions described in that section and to the extent specified in the accompanying prospectus supplement, notes (other than notes initially retained by the depositor or conveyed to certain specified affiliates of the depositor) may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, or any entity deemed to hold “plan assets” of either of the foregoing (each a “Benefit Plan Investor”), as well as any other employee benefit plans (collectively, with Benefit Plan Investors, referred to as “Plans”).

RISK FACTORS

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase notes of any class.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes	Your notes are asset backed securities issued by and represent obligations of the issuing entity only and do not represent obligations of or interest in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related leases, disposition proceeds of the related leased vehicles and any credit enhancement for the notes specified in the accompanying prospectus supplement. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the accompanying prospectus supplement, by any provider of credit enhancement.

You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related SUBI certificate, together with its right to payments under any hedge agreement and available funds in certain accounts. The notes of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon collections on the leases and disposition proceeds of the related leased vehicles allocated to the SUBI for your series of notes and, to the extent available, any credit enhancement for the issuing entity, including incoming payments under any hedge agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover delinquencies on the leases and losses on the leases and leased vehicles up to a certain amount. However, if delinquencies and losses exceed the available credit enhancement for your series of notes, including the credit enhancement provided by subordination of the certificates, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the transferor or to others from time to time.

The residual values for the leased vehicles established by Nissan Motor Acceptance Corporation are future projections that are based on projections by Automotive Lease Guide, as described in the accompanying prospectus supplement. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the residual values of the leased vehicles allocated to the SUBI for your series of notes are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your series of notes is exceeded.

For a discussion of factors that may contribute to residual value losses, you should refer to “Risk Factors — Used car market factors may increase the risk of loss on your investment,” “— Increased turn-in rates may increase losses” and “Nissan Motor Acceptance Corporation — Determination of Residual Values” in this prospectus and “Risk

Factors — The concentration of leased vehicles to particular models could negatively affect the pool assets” and “— The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in the accompanying prospectus supplement.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated	If certain events of default under the agreements specified in the accompanying prospectus supplement (including indenture defaults) occur and the notes of a series are accelerated, the assets of the related issuing entity may be liquidated. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, the amount received from liquidation may be less than the aggregate principal amount of the outstanding notes of that series. In that circumstance, the principal amount of those notes will not be paid in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors — Returns on your investments may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this prospectus.

The timing of principal payments is uncertain	The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to certain leases and leased vehicles, which cannot be predicted with certainty. Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted leases. You will bear any reinvestment risks resulting from a faster or slower rate of payments of certain leases and leased vehicles.

Returns on your investments may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity

You may receive payment of principal of your notes earlier than you expected for the reasons set forth below. You may not be able to invest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

The amount of principal distributed on your notes and the time when you receive those distributions depend on the rate of payments and losses relating to the leases and the leased vehicles. Prepayments, liquidations of defaulted leases, reallocations from the SUBI of leases and the related vehicles that do not meet certain eligibility criteria or indenture defaults that result in an acceleration of payments on the notes will shorten the life of the notes to an extent that cannot be fully predicted.

The servicer may be required to reallocate from the SUBI certain leases and leased vehicles if there is a breach of the representations and warranties relating to those leases or leased vehicles or if the servicer extends the term of those leases beyond certain limits set forth in the related servicing agreement. In connection with such reallocation, the servicer will be obligated to pay the issuing entity an amount equal to

(i) the present value of the monthly payments remaining to be made under the affected lease, discounted at a rate specified in the accompanying prospectus supplement, (ii) the residual value of the leased vehicle and (iii) any delinquent payments not paid by the lessee. The servicer may also be entitled to purchase the SUBI certificate from the issuing entity when the aggregate outstanding principal balance of the related securities is at or below a specified percentage, set forth in the accompanying prospectus supplement, of the initial aggregate outstanding principal balance of those securities as of the closing date.

Further, the leases allocated to the SUBI may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. For example, a lessee under certain circumstances may elect to terminate the lease prior to its maturity in order to enter into a new lease contract for a different Nissan or Infiniti vehicle. In the case of such early termination, any payments due and payable by the lessee will be paid and deposited into the related collection account within the time period required for the servicer to deposit collections into the related collection account.

Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of all outstanding notes of a series. For these reasons, the servicer cannot predict the actual prepayment rates for the leases. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and the leased vehicles, including the risk that available investments at that time have lower interest rates than the rates offered by your notes.

For more information regarding prepayments or delinquencies, you should refer to “Maturity, Prepayment and Yield Considerations” in this prospectus and “Prepayments, Delinquencies, Repossessions and Net Losses” in the accompanying prospectus supplement. For more information regarding the servicer’s obligation to reallocate leases and leased vehicles from the SUBI, you should refer to “Description of the Servicing Agreement — Sale and Disposition of Leased Vehicles” and “— Purchase of Leases Before Their Lease Maturity Dates” in this prospectus. For more information regarding the optional purchase by the servicer, you should refer to “Additional Information Regarding the Securities — Optional Purchase” in the accompanying prospectus supplement. For more detailed information regarding the collection procedures for leases that have terminated, defaulted or become uncollectible, you should refer to “Nissan Motor Acceptance Corporation — Collection and Repossession Procedures,” “Nissan Motor Acceptance Corporation — Extensions and Pull-Forwards,” “The Leases — Early Termination,” and “Description of the Servicing Agreement — Realization Upon Liquidated Leases” in this prospectus.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes	Because the SUBI will represent a beneficial interest in the related SUBI assets, you will be dependent on payments made on the leases allocated to the SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. The issuing entity of a series will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles — which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust (including the leases and the leased vehicles allocated to the SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Nissan Motor Acceptance Corporation and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the SUBI and because the issuing entity does not have a prior perfected security interest in the assets of the SUBI, these liens could have priority over the interest of the issuing entity in the assets of the SUBI. See “— If ERISA liens are placed on the titling trust assets, you could suffer a loss” in this prospectus.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the SUBI for your series of notes, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

For more information on the effect of third-party claims or liens on payment of the notes, you should refer to “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities,” “— The SUBI,” “Additional Legal Aspects of the Leases and the Leased Vehicles — Security Interests” and “Risk Factors — The issuing entity may not have a perfected security interest in leases evidenced by electronic contracts” in this prospectus.

The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an indenture default	The amount of principal required to be paid to you prior to the applicable final scheduled payment date set forth in the accompanying prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note before the applicable final scheduled payment date generally will not result in an indenture default for any series of notes until the applicable final scheduled payment date for that series of notes.

Used car market factors may increase the risk of loss on your investment	The used car market is affected by supply and demand, consumer tastes, economic factors, fuel costs, marketing incentives and manufacturer decisions on pricing of new car models. For instance, introduction of a new model with additional equipment not reflected in the manufacturer’s suggested retail price may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than the residual values originally established by Nissan Motor Acceptance Corporation, you may suffer a loss on your investment.

Increased turn-in rates may increase losses	Losses may be greater as turn-in rates upon the expiration of leases increase because more used cars would be available on the used car market. Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by Nissan Motor Acceptance Corporation), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

The issuing entity may not have a perfected security interest in leases evidenced by electronic contracts	As described in “The Leases — Electronic Contracting” in this prospectus Nissan Motor Acceptance Corporation, on behalf of the titling trust, has contracted with a third-party to originate and maintain custody of certain of the contracts in electronic form through the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable the titling trust to perfect its security interest in the leases evidenced by electronic records by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. In order for the titling trust to have “control” of an item of electronic chattel paper, (a) there must be a “single authoritative copy” of the electronic record or records comprising such electronic chattel paper that is readily distinguishable from all other copies and which identifies the titling trust as the assignee of the chattel paper, (b) all other copies of the electronic chattel paper must indicate that they are not the “authoritative copy” of the electronic chattel paper, (c) any revisions to the authoritative copy of the electronic chattel paper must be readily identifiable as either authorized or unauthorized revisions and (d) authorized revisions of the electronic chattel paper cannot be made without the participation of the titling trust.

However, another person could acquire an interest in an electronic contract that is superior to the interest of the titling trust (and accordingly the issuing entity’s interest), if (a) the titling trust ceases to have “control” over the items of electronic chattel paper that are maintained on behalf of the titling trust by the third-party custodian and (b) another party acquires ownership or a collateral security interest in the electronic chattel paper and perfects its security interest either by filing a financing statement or taking “control” over the electronic chattel paper. The titling trust could also lose “control” over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third-party custodian’s technology system a person other than the titling trust were able to modify or duplicate the authoritative copy of the contract.

Although the security interest in the electronic contracts that has been granted in favor of the depositor, assigned to the related issuing entity and thereafter to the indenture trustee has been perfected by filing financing statements, the fact that the titling trust’s security interest in the electronic contracts may not be perfected by control may affect the priority of the issuing entity’s security interest in such leases. For example, the issuing entity’s interest in the leases could be junior to another party with a prior perfected security interest in the inventory of the originating dealer, which security interest would attach to the leases as proceeds of the inventory.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the titling trust maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

The issuing entity will represent that the servicer, as an agent of the issuing entity, maintains control of leases to the extent evidenced by electronic contracts. However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to perfect by “control” the titling trust’s security interest (and accordingly, the issuing entity) in the leases evidenced by electronic contracts.

The titling trust has made the representations described above, in part in reliance on opinions of counsel delivered to it and Nissan Motor Acceptance Corporation. However, as a result of the foregoing, the titling trust (and accordingly, the issuing entity) may not have a perfected security interest in certain leases or its security interest, although perfected, could be junior to that of another party. The fact that the titling trust (and accordingly, the issuing entity) may not have a perfected security interest in certain of the leases, or may have a perfected security interest that is junior to that of another party, may affect the titling trust’s ability on behalf of the issuing entity to repossess the underlying leased vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you	Following a bankruptcy or insolvency of the depositor, sponsor or the UTI beneficiary, a court could conclude that the SUBI certificate for your series of notes is owned by the depositor, sponsor or the UTI beneficiary, instead of the issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the UTI beneficiary to the depositor was not a true sale or because the court concluded that the depositor or the issuing entity should be consolidated with the sponsor or the UTI beneficiary for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•       the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•       tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

•       the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the leased vehicles allocated to the SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the SUBI held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the servicer, the depositor or certain related entities may affect the issuing entity and the notes, you should refer to “Additional Legal Aspects of the Titling Trust and the SUBI — Insolvency Related Matters” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds	So long as Nissan Motor Acceptance Corporation is the servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including the satisfaction of specified ratings criteria of Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on the leases received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date. During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of notes, the servicer must deposit into the related collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your notes.

For more information regarding Nissan Motor Acceptance Corporation’s duties with respect to segregation of collections, you should refer to “Description of the Servicing Agreement — Collections — Monthly Remittance Condition” in this prospectus.

Failure to comply with consumer protection laws could result in a loss	Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M enforced by the Consumer Financial Protection Bureau, impose requirements on retail lease contracts such as the leases. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust or the issuing entity of a series (as owner of the related SUBI certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights with respect to substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded. Nissan Motor Acceptance Corporation, as servicer, will represent and warrant that each lease complies with applicable law in all material respects. If that representation and warranty relating to any lease allocated to a SUBI for a series of notes proves incorrect, materially and adversely affects the interest of the issuing entity, and is not timely cured, Nissan Motor Acceptance Corporation, as servicer, will be required to repurchase the beneficial interest in the noncompliant lease and repurchase the related leased vehicle from the issuing entity. To the extent that Nissan Motor Acceptance Corporation fails to make such repurchase, or to the extent that a court holds the titling trust or the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Law” in this prospectus.

Federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes	If a lessee sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease could be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

If the issuing entity enters into a currency swap or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related currency swap or the interest rate swap, as applicable. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while payments under the leases are fixed monthly obligations. The issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the accompanying prospectus supplement. Payments collected on the leases and the related leased vehicles, however, will be made in U.S. dollars. If this occurs, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the leases to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any currency swap or interest rate swap will be described in more detail in the accompanying prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent on payments made under the interest rate cap agreement	If the issuing entity enters into an interest rate cap agreement, the amounts available to the issuing entity to pay interest and principal of all classes of the notes will depend in part on the terms of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while payments under the leases are fixed monthly obligations. If this occurs, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the accompanying prospectus supplement, the cap provider pays to the issuing entity an amount equal to the product of:

• the specified interest rate for the related payment date minus the cap rate;

• the notional amount of the cap, which will be equal to the total outstanding principal amount of the notes on the first day of the accrual period related to such payment date; and

• a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the accompanying prospectus supplement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The terms of any interest rate cap will be described in more detail in the accompanying prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the notes	If an issuing entity enters into an interest rate swap agreement, a currency swap agreement or an interest rate cap agreement, the rating agencies that rate the notes will consider the provisions of such interest rate swap agreement, currency swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating the notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

• assign the interest rate swap agreement, the currency swap agreement or interest rate cap agreement, as applicable, to another party;

•       obtain a replacement interest rate swap agreement, currency swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the existing interest rate swap agreement, currency swap agreement or interest rate cap agreement, as applicable; or

• establish any other arrangement satisfactory to the rating agencies.

Any interest rate swap, currency swap or interest rate cap involves a high degree of risk. A trust will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

Because the notes are in book-entry	Because the notes will be issued in book-entry form, you will be

form, your rights can only be exercised indirectly	required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series will remain in book-entry form except in the limited circumstances described under the caption “Additional Information Regarding the Notes — Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the servicing agreement. As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Factors affecting the information management systems of Nissan Motor Acceptance Corporation may increase the risk of loss on your investment	The success of your investment depends upon the ability of the servicer, Nissan Motor Acceptance Corporation, to store, retrieve, process and manage substantial amounts of information. If Nissan Motor Acceptance Corporation or any of these providers experiences interruptions or losses in its information processing capabilities, its business, financial conditions, results of operations and ultimately your notes may suffer.

Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes	Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third party servicer to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third party servicers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third party servicers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. As servicer, Nissan Motor Acceptance Corporation will be required to reallocate certain leases that do not comply with representations and warranties made by the servicer (for example, representations relating to the compliance of the lease contracts with applicable laws). If Nissan Motor Acceptance Corporation becomes unable to reallocate any of those leases or make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd faced financial or operational difficulties, those events may reduce the market value of Nissan and Infiniti vehicles, and ultimately the amount realized on any Nissan or Infiniti leased vehicle, including the leased vehicles allocated to the SUBI for your series of notes.

The notes are not suitable investments for all investors	The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, residual value, default and market risk, the tax consequences of an investment and the interaction of these factors.

If ERISA liens are placed on the titling trust assets, you could suffer a loss	Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Nissan Motor Acceptance Corporation and its affiliates. Because these liens could attach directly to the leases and leased vehicles and because the issuing entity does not have a prior perfected security interest in the assets included in a SUBI, these liens could have priority over the interest of the issuing entity in the assets included in a SUBI. As of the date of this prospectus, neither Nissan Motor Acceptance Corporation nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. However, if an ERISA liability were asserted, you may suffer a loss on your investment in the notes.

The return on your notes could be reduced by shortfalls due to military action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The federal Servicemembers Civil Relief Act, as amended, and similar state laws may provide relief to lessees who enter active military service and to lessees in reserve status who are called to active duty after the originations of their leases. Current U.S. military operations and rising tensions in other regions may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty. The Servicemembers Civil Relief Act provides that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after commencement of active duty if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days; or (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or for deployment for active duty for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract and readjust the payment schedule for a period of time after the completion of the obligor’s military service. If a lessee’s obligation to make lease payments is adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Law” in this prospectus.

Vicarious tort liability may result in a loss	Some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. As owner of the vehicles, the titling trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The

Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and to reduce the likelihood of vicarious liability being imposed on the titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a 2006 case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

The servicer maintains liability insurance on behalf of the titling trust, and NMAC is a named insured under the titling trust’s applicable insurance policies. However, this coverage is subject to deductibles and claims could be imposed against the assets of the titling trust which could exceed that coverage. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the titling trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to the SUBI for your series of notes and you could incur a loss on your investment.

For a discussion of the possible liability of the origination trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

THE ISSUING ENTITIES

Formation

Nissan Auto Leasing LLC II (the “Depositor”) will establish, for each series of notes (the “Notes”), a new issuing entity (each, an “Issuing Entity”) pursuant to a trust agreement (as it may be amended and restated from time to time, each a “Trust Agreement”).

The terms of each series of Notes and, if applicable, the certificates (the “Certificates,” and together with the Notes, the “Securities”) issued by the related Issuing Entity and additional information concerning the assets of the Issuing Entity and any applicable credit enhancement will be set forth in a supplement (each, a “Prospectus Supplement”) related to this prospectus (the “Prospectus”).

The Issuing Entity for each series of Notes will not engage in any activity other than:

•	issuing and making payments on the Notes and the Certificates that it issues,

•	acquiring the related SUBI Certificate from the Depositor in exchange for (i) issuance of the Notes to the Depositor, (ii) certain capital contributions from the Depositor and (iii) issuance of the Certificates to the Depositor,

•	assigning, granting and pledging the Issuing Entity’s Estate to the related Indenture Trustee as security for the Notes,

•	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s Estate released from the lien of the related Indenture,

•	entering into and performing its obligations under the Basic Documents to which it is a party,

•	engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities,

•	engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s Estate, and

•	engaging in ancillary or related activities as specified in the accompanying Prospectus Supplement.

Securities owned by the related Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all of the benefits afforded to the Securities except that they generally will not be deemed outstanding for the purpose of making requests, authorizations, directions, notices, consents or other action under the Basic Documents unless all outstanding Securities are owned by the related Issuing Entity, the Depositor, the Servicer or their respective affiliates.

Property of the Issuing Entities

Nissan Motor Acceptance Corporation (“NMAC”) established Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), to purchase new vehicle, closed-end fixed rate lease contracts originated through dealers. As used herein, “Dealer” or “Dealers” shall mean a person or persons engaged generally in the business of purchasing vehicles from a manufacturer or distributor thereof or from an auction and holding such vehicles for sale or lease in the ordinary course of business and (i) with respect to NMAC’s vehicle retail or lease financing business, is limited to Nissan- and Infiniti-branded dealers, and (ii) with respect to NMAC’s vehicle wholesale and other dealer financing business, extends credit lines to Dealers that operate exclusively Nissan or Infiniti dealerships and dealerships that operate Nissan or Infiniti as well as unaffiliated franchises. In addition, NMAC extends used vehicle credit lines to dealerships that are not Nissan or Infiniti franchised.

All of the Dealers have entered into agreements with NMAC or Infiniti Financial Services, which is a division of NMAC, pursuant to which the Dealers have assigned and will assign retail closed-end motor vehicle lease contracts to the Titling Trust. The Titling Trust was created in July 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. See “The Titling Trust” in this Prospectus. The Titling Trust issued to NILT Trust (the “UTI Beneficiary”) an undivided trust interest (the “UTI”) representing the entire beneficial interest in the unallocated assets of the Titling Trust. See “The Titling Trust — Property of the Titling Trust” in this Prospectus. On or before the date of the initial issuance of any series of Notes (each, a “Closing Date”), the UTI Beneficiary will instruct the trustee of the Titling Trust to establish a special unit of beneficial interest (the “SUBI”) and allocate to the SUBI a separate portfolio of leases (the “Leases”), the related vehicles leased under the Leases (the “Leased Vehicles”) and other associated assets of the Titling Trust. The SUBI will represent the entire beneficial interest in the Leases, Leased Vehicles and the related assets (collectively, the “SUBI Assets”). Upon the creation of the SUBI, the separate portfolio of related Leases, the related Leased Vehicles and the related assets will no longer constitute assets of the Titling Trust represented by the UTI, and the interest in the Titling Trust Assets represented by the UTI will be reduced accordingly. The SUBI will not represent a beneficial interest in any Titling Trust Assets other than the related SUBI Assets. Payments made on or in respect of any Titling Trust Assets other than the SUBI Assets allocated to a series of Notes and Certificates will not be available to make payments on that series of Notes and Certificates.

The Titling Trust will issue a certificate evidencing the SUBI (the “SUBI Certificate”) to or upon the order of the UTI Beneficiary. The SUBI Certificate will evidence an indirect beneficial interest, rather than a direct legal interest, in the related Leases and the Leased Vehicles. With respect to each series of Notes and Certificates, the UTI Beneficiary will sell, transfer and assign the related SUBI Certificate to the Depositor. The Depositor will in turn transfer and assign the SUBI Certificate to the Issuing Entity in exchange for the Notes and Certificates issued by the Issuing Entity. Each Issuing Entity will rely primarily upon collections from the Leases and proceeds from the disposition of the related Leased Vehicles to make payments on the related series of Notes.

In addition to a SUBI Certificate, the property of each Issuing Entity (the “Issuing Entity’s Estate”) will include the following:

•	amounts deposited in any reserve or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•	the proceeds of any hedge or similar agreement and the rights of the Issuing Entity under such agreement,

•	the rights of the Issuing Entity to funds on deposit from time to time in separate trust accounts specified in the accompanying Prospectus Supplement,

•	the rights of the Depositor, as transferee under the SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity, as transferee under the Trust SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity and the Indenture Trustee under any credit enhancement issued with respect to any particular series or class,

•	the rights of the Issuing Entity as a third-party beneficiary of the related Servicing Agreement, including the right to certain advances from the Servicer, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement, and

•	all proceeds of the foregoing.

The Notes will be the only securities being offered to you, the Depositor initially will retain all of the Certificates and payment on the Certificates will be subordinated to payments on one or more classes of Notes to the extent described in the accompanying Prospectus Supplement. See “Additional Information Regarding the Notes — Subordination of Certificates to Notes” in this Prospectus.

USE OF PROCEEDS

The net proceeds from the sale of each series of Notes received by the Depositor will be used (i) to pay the UTI Beneficiary for the related SUBI Certificate, (ii) to make capital contributions, if any, to the Issuing Entity, (iii) if specified in the accompanying Prospectus Supplement, to purchase an interest rate swap agreement, a currency swap agreement or an interest rate cap and to fund the reserve account, and (iv)  to pay down warehouse debt owed to the warehouse lenders.

THE TITLING TRUST

General

Nissan-Infiniti LT, the Titling Trust, is a Delaware statutory trust and is governed by an amended and restated trust and servicing agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among the UTI Beneficiary, NMAC as servicer (the “Servicer”), NILT, Inc., as trustee (the “Titling Trustee”), Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), and U.S. Bank National Association (“U.S. Bank”), as trust agent (in that capacity, the “Trust Agent”). To provide for the servicing of the Titling Trust Assets, the Titling Trust, the Servicer and the UTI Beneficiary have entered into the Servicing Agreement (the “Basic Servicing Agreement”), dated as of March 1, 1999. The primary business purpose of the Titling Trust is to take assignments of, and serve as record holder of title to, leases and leased vehicles, in order to facilitate the securitization of the leases and leased vehicles in connection with the issuance of asset backed securities.

Except as otherwise described under “Description of the SUBI Trust Agreement” in this Prospectus, under the Titling Trust Agreement, the Titling Trust has not and will not:

•	issue beneficial or other interests in the Titling Trust Assets, notes or certificates other than (i) with respect to each issuance of Notes, the related SUBI and SUBI Certificate, (ii) one or more special units of beneficial interest, each consisting of a portfolio of leases and related leased vehicles separate from the portfolio allocated to the SUBI (each, an “Other SUBI”), (iii) one or more certificates representing each Other SUBI (the “Other SUBI Certificates”), and (iv) the UTI and one or more certificates representing the UTI (the “UTI Certificates”),

•	borrow money, except from NMAC, the UTI Beneficiary or their respective affiliates in connection with funds used to acquire leases and leased vehicles,

•	make loans,

•	invest in or underwrite securities,

•	offer notes and certificates in exchange for Titling Trust Assets, with the exception of the SUBI Certificate issued with respect to any series of Notes and Certificates and the UTI Certificates,

•	repurchase or otherwise reacquire, other than for purposes of cancellation, any UTI Certificate or, except as permitted by or in connection with permitted financing transactions, any SUBI Certificate, or

•	grant any security interest in or lien on any Titling Trust Assets.

For more information regarding the Titling Trust and the servicing of the Leases and Leased Vehicles, you should refer to “Description of the SUBI Trust Agreement” and “Description of the Servicing Agreement” in this Prospectus.

The UTI Beneficiary

NILT Trust is the UTI Beneficiary under the Titling Trust Agreement. The sole beneficiary of the UTI Beneficiary is NMAC. The UTI Beneficiary was formed as a Delaware statutory trust in July 1998 for the sole purpose of being initial beneficiary of the Titling Trust, holding the UTI Certificate, acquiring interests in one or more SUBIs, and engaging in related transactions. So long as any financings involving interests in the Titling Trust, including the transactions described in this Prospectus and any accompanying Prospectus Supplement, are outstanding, NMAC may not transfer its beneficial interest in the UTI Beneficiary. The principal offices of the UTI Beneficiary are located at One Nissan Way, Franklin, Tennessee 37067, and its telephone number is (615)  725-1224.

The Titling Trustee

U.S. Bank, as trust agent, serves as agent for the Titling Trustee to perform some functions of the Titling Trustee under the Titling Trust Agreement. Under the Titling Trust Agreement, if U.S. Bank can no longer act as the trust agent, the designees of the UTI Beneficiary — which may not be the UTI Beneficiary or any of its affiliates — will have the option to purchase the stock of the Titling Trustee for a nominal amount. If the UTI Beneficiary does not timely exercise that option, a successor trust agent appointed by the Titling Trustee will have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party. The principal offices of the Titling Trustee are located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, and its telephone number is (312) 325-8902.

Property of the Titling Trust

The assets of the Titling Trust (the “Titling Trust Assets”) generally consist of:

•	leases originated by Dealers and assigned to the Titling Trust and all monies due from the lessees thereunder,

•	leased vehicles and all proceeds of those leased vehicles,

•	all of the Dealers’ rights with respect to those leases and leased vehicles,

•	the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related lessees or the leased vehicles, including but not limited to the Contingent and Excess Liability Insurance, and

•	all proceeds of the foregoing.

From time to time after the date of this Prospectus and any accompanying Prospectus Supplement, Dealers may assign additional leases to the Titling Trust and, as described below, title the related leased vehicles in the name of the Titling Trust (or a nominee or trustee thereof on behalf of the Titling Trust).

Lease Origination and the Titling of Vehicles

All leases owned by the Titling Trust have been or will be underwritten using the underwriting criteria described under “Nissan Motor Acceptance Corporation — Loan and Lease Underwriting Procedures” in this Prospectus. Under each lease, the Titling Trust (or a nominee or trustee thereof on behalf of the Titling Trust) will be listed as the owner of the related leased vehicle on the related certificate of title. Except as described below, liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of any Issuing Entity, as holder of a SUBI Certificate, in the related Leased Vehicles. The certificates of title to those Leased Vehicles registered in several states will, however, reflect a first lien held by the Titling Trust or NMAC (the “Administrative Lien”) that will exist solely to provide for delivery of title documentation of those Leased Vehicles to the Titling Trustee or the Servicer. Each entity that records an Administrative Lien (other than the Titling Trust) will enter into an agreement by which it acknowledges that it has no interest in the related Leased Vehicles and additionally waives, quitclaims and releases any claim that it may have against the Leased Vehicles by virtue of such liens.

After the sale of the SUBI Certificate to an Issuing Entity, the Servicer will be obligated to reallocate from the related SUBI any Leases and related Leased Vehicles that do not meet certain representations and warranties. Those representations and warranties relate primarily to the origination of the Leases and do not typically relate to the creditworthiness of the related lessees or the collectibility of the Leases. For more information regarding the specific representations and warranties made by the Servicer for each series of Notes, you should refer to “The Leases — General,” “— Representations, Warranties and Covenants” in this Prospectus and “The Leases — Characteristics of the Leases” in the accompanying Prospectus Supplement. In addition, the Servicer will be obligated to reallocate from the related SUBI the Leased Vehicles relating to any Leases for which the Servicer grants a lease term extension that extends the lease term beyond the final scheduled payment date of the latest maturing class of Notes (other than any lease term extension that is in accordance with the Servicer’s customary servicing procedures made after a default, breach, delinquency or event permitting acceleration under the terms of any Lease shall have occurred or, in the judgment of the Servicer, is imminent) (each, a “Term Extension”). In connection with such reallocation, the Servicer will be required to pay the related Issuing Entity an amount equal to (x) the sum of the present value, discounted at a rate specified in the accompanying Prospectus Supplement, of (i) the monthly payments remaining to be made under the affected Lease, and (ii) the base residual of the Leased Vehicles, which will be calculated as described in the accompanying Prospectus Supplement (the “Base Residual”), and (y) any delinquent payments not paid by the lessee (collectively, the “Repurchase Payments”) on or before the last day. If a lessee changes the domicile of or title to the related Leased Vehicle to a Restricted Jurisdiction, the Servicer will cause the affected Lease and Leased Vehicle either to be reallocated from the SUBI to the UTI or to an Other SUBI or to be conveyed to the Servicer. In connection with such reallocation or reconveyance, the Servicer will pay to the related Issuing Entity the Repurchase Payments on or before the last day. See “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” in this Prospectus. “Restricted Jurisdiction” means any jurisdiction in which the Titling Trust is not qualified and licensed to do business (or exempt from such qualification or licensing), other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on the related Issuing Entity.

All leased vehicles owned by the Titling Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Titling Trust. Those interests will be evidenced by one or more SUBIs or the UTI. Entities holding beneficial interests in the Titling Trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles. For further information regarding the titling of the Leased Vehicles and the interests of the related Issuing Entities therein, you should refer to “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes” in this Prospectus.

THE SUBI

General

On or prior to the Closing Date for each series of Notes, the SUBI relating to that series of Notes will be issued by the Titling Trust pursuant to a supplement to the Titling Trust Agreement (the “SUBI Supplement” and, together with the Titling Trust Agreement, the “SUBI Trust Agreement”). To provide for the servicing of the related SUBI Assets, the Titling Trust, the Servicer and the UTI Beneficiary will enter into a supplement to the Basic Servicing Agreement (together with the Basic Servicing Agreement, the “Servicing Agreement”). Each SUBI Certificate will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets, which will generally consist of the Leases and the Leased Vehicles allocated to that SUBI, and all proceeds of or payments on or in respect of those Leases or Leased Vehicles received or due after the close of business on the applicable cutoff date (each, a “Cutoff Date”) and other related SUBI Assets, including:

•	amounts in the applicable accounts relating to that SUBI and received in respect of the Leases allocated to that SUBI or the sale of the related Leased Vehicles,

•	certain monies due under or payable in respect of the Leases and the Leased Vehicles after the related Cutoff Date, including the right to receive payments made to NMAC, the Depositor, the Titling Trust, the Titling Trustee or the Servicer under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees, and

•	all proceeds of the foregoing.

A SUBI will not represent a beneficial interest in any Titling Trust Assets other than the related SUBI Assets, and neither the Issuing Entity nor the related Noteholders will have an interest in the UTI, any Other SUBI issued by the Titling Trust, or any assets of the Titling Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Titling Trust Assets not represented by a SUBI will not be available to make payments on the Notes relating to that SUBI.

On or prior to each Closing Date, the Titling Trust will issue the related SUBI Certificate to or upon the order of the UTI Beneficiary.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to the UTI Beneficiary, the UTI Beneficiary will convey that SUBI Certificate to the Depositor pursuant to a transfer agreement (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat each conveyance of the SUBI Certificate to the Depositor as a true sale, transfer and assignment for all purposes other than for accounting purposes.

Immediately after the transfer of the SUBI Certificate to the Depositor, the Depositor will:

•	transfer to the related Issuing Entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement (the “Trust SUBI Certificate Transfer Agreement”), and

•	deliver the SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and, if any, the Certificates that it issues.

Immediately following the transfer of the SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the related Issuing Entity’s Estate, which includes the SUBI Certificate, to the related Indenture Trustee as security for the Notes.

THE DEPOSITOR

Nissan Auto Leasing LLC II (“NALL II”), the Depositor, is a special purpose limited liability company that was formed under the laws of Delaware on October 24, 2001. The sole member of the Depositor is NMAC. NMAC may not transfer its membership interest in the Depositor so long as any financings involving interests held by the Depositor at any time in the Titling Trust, including the transaction described in this Prospectus and the accompanying Prospectus Supplement, are outstanding.

The limited liability company agreement of the Depositor limits its activities to the following purposes:

•	acquire from, or sell to, NMAC or its dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of Nissan and Infiniti vehicles, moneys due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies (collectively, the “Receivables”),

•	acquire from NMAC or any of its affiliates as the holder of the UTI one or more SUBIs and act as the beneficiary of any such SUBIs, and sell to NMAC or reallocate to the UTI certain of the leased vehicles and related leases comprising such SUBIs,

•	acquire, own and assign the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with dealers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”),

•	transfer the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the “Pooling Agreements”) to be entered into by, among others, NALL II, the related trustee and the servicer of the Receivables or SUBIs,

•	authorize, sell and deliver any class of certificates or notes issued by the Issuing Entity under the related Pooling Agreements,

•	acquire from NMAC the certificates or notes issued by one or more issuing entities to which NMAC or one of its subsidiaries transferred the Receivables,

•	issue and deliver one or more series and classes of notes and certificates secured by or collateralized by one or more pools of the Receivables, the SUBIs or the Collateral,

•	sell and issue the notes and certificates secured by the SUBIs or the Receivables and the related Collateral to certain purchasers, pursuant to indentures, purchase agreements or other similar agreements (collectively, the “Purchase Agreements”),

•	loan to, or borrow from, affiliates or others or otherwise invest or apply funds received as a result of NALL II’s interest in any of the notes or certificates and any other income,

•	perform its obligations under the Pooling Agreements and Purchase Agreements, including entering into one or more interest rate cap agreements to the extent permitted by and in accordance with the terms of such Pooling Agreements or Purchase Agreements, and

•	engage in any activity and exercise any powers permitted by limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing.

Since its formation in October 2001, NALL II has been the Depositor in each of NMAC’s lease securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s lease securitization program, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program — Lease Financing” in this Prospectus.

On each Closing Date, the UTI Beneficiary will convey the related SUBI Certificate to the Depositor, and the Depositor will immediately convey that SUBI Certificate to the Issuing Entity issuing the related series of Notes and Certificates in exchange for those Notes and Certificates. The Depositor will then sell the Notes to the underwriters for that series pursuant to an underwriting agreement. For more information regarding the transfers of the SUBI Certificate on each Closing Date and the sale of the related series of Notes to the underwriters, you should refer, respectively, to “The SUBI — Transfers of the SUBI Certificate” in this Prospectus and “Underwriting” in the accompanying Prospectus Supplement.

If the Issuing Entity of a series issues Certificates, the Depositor initially will retain all of those Certificates. As the holder of Certificates, the Depositor will have various rights and obligations under the related Trust Agreement, including (i) the ability to direct the Owner Trustee to remove the Servicer upon the occurrence and continuance of a Servicer Default relating to, and subsequent to the payment in full of, the applicable series of Notes and (ii) appointment of a successor trustee upon resignation and removal of the Trustee of the related Issuing Entity. Notwithstanding the foregoing, the rights of the Depositor, as holder of the Certificates of a series, to take any action affecting the related Issuing Entity’s Estate will be subject to the rights of the Indenture Trustee under the related Indenture. For more information regarding the rights and obligations of the Depositor upon the initial issuance of a series of Notes, you should refer to “Description of the Trust Agreement” in this Prospectus.

The principal office of the Depositor is located at One Nissan Way, Franklin, Tennessee 37067, and its telephone number is (615) 725-1127.

NISSAN MOTOR ACCEPTANCE CORPORATION

Overview

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“NML”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas, that performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214) 596-4000.

Financing Operations

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and operating leases from the Dealers in all 50 states of the United States. NMAC also provides direct wholesale financing to many Dealers by financing inventories and other dealer activities, such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.

Retail installment contracts and operating leases that are purchased by NMAC must comply with NMAC’s underwriting standards and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “— Loan and Lease Underwriting Procedures” in this Prospectus.

Retail Financing

The retail installment contracts that NMAC acquires from the Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, causing the related Dealer to have a notation of NMAC’s lien recorded on the related certificate of title and obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default and after repossession, NMAC sells the vehicles through auctions. Substantially all of NMAC’s retail financing receivables are not recourse to the Dealers for defaults by the related obligors, which relieves the Dealers from financial responsibility in the event of repossession.

Wholesale and Other Dealer Financing

NMAC supports vehicle Dealers and, to a lesser extent, other domestic and import franchised dealers, by offering wholesale and other dealer financing for a variety of dealers’ business needs.

Wholesale Financing. NMAC provides wholesale financing to vehicle Dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. NMAC acquires a first priority security interest in vehicles financed under wholesale loans, which NMAC perfects through Uniform Commercial Code (the “UCC”) filings. These financings in some cases may be backed by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers or real estate owned by a Dealer and/or may be guaranteed by a Dealer’s parent holding company or affiliate, or personally by the Dealer’s principal. Upon approval, each Dealer enters into an automotive wholesale financing and security agreement with NMAC (each, an “account”) that provides NMAC, among other things, with a priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.”

NMAC extends credit lines to Dealers that operate exclusive Nissan or Infiniti dealerships, dealers that operate Nissan or Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and Nissan and Infiniti dealers that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers. In addition, NMAC extends credit lines to finance the sale of used Nissan or Infiniti vehicles to dealerships that are not Nissan or Infiniti franchised. Dealers who have non-Nissan and non-Infiniti franchises may obtain financing of vehicles from such other manufacturers or may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from such other manufacturers. In the case of certain dealers, who also are franchised by other manufacturers, NMAC provides wholesale financing for new Nissan and Infiniti vehicles, and new vehicles of other manufacturers.

NMAC’s commercial credit department extends credit to newly Nissan or Infiniti franchised dealers from time to time based on established credit criteria. NMAC’s credit decisions for new franchised dealers requesting a new credit line are based on a financial review of the dealer, including a review of the dealer’s personal and corporate credit reports, tax returns, financial statements and occasionally bank references. When an existing dealer requests the establishment of a wholesale new vehicle credit line, NMAC typically reviews the same items as NMAC would review in the case of a new franchise dealer as well as the dealer’s current state of operations and management, including evaluating any factory reference and marketing capabilities.

Other Dealer Financing. NMAC extends term loans and revolving lines of credit to dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. These loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC generally requires a personal guarantee from the dealer and other owners of significant interests in the dealership entity or dealerships, unless waived. NMAC also provides financing to various multi-franchise dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate and business acquisitions. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically collateralized with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. Although the loans are typically collateralized or guaranteed the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.

Lease Financing

For a description of NMAC’s lease financing business, you should refer to “The Issuing Entities — Property of the Issuing Entities” and “— Loan and Lease Underwriting Procedures” in this Prospectus.

NMAC Responsibilities in Securitization Program

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, floorplan loans and operating leases through “Asset-Backed Securitization” transactions. Three types of assets are sold through NMAC’s Asset-Backed Securitization program: retail installment contracts, operating leases and floorplan loans to Dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the retail installment contracts and operating leases from Dealers and making floorplan loans to Dealers, (ii) selling the retail installment contracts, floorplan loans and operating leases to a special purpose entity in connection with an Asset-Backed Securitization transaction, and (iii) servicing the retail installment contracts, floorplan loans and operating leases throughout the life of the Asset-Backed Securitization transaction.

Servicing

General

Generally, NMAC is the servicer for all of the retail installment contracts, floorplan loans and operating leases that are sold through NMAC’s Asset-Backed Securitization Program. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services all such retail installment contracts, floorplan loans and operating leases. Generally, NMAC will service the assets in NMAC’s Asset-Backed

Securitization program in accordance with customary and usual servicing procedures and guidelines it uses with respect to comparable assets that it services for itself or others.

NMAC began operations in February 1982 and shortly thereafter started servicing auto retail installment contracts and operating leases. In 1995, the operations of Infiniti Financial Services were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include floorplan loans to dealers.

Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the retail installment contracts, floorplan loans and operating leases sold in an Asset-Backed Securitization transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the Leases and the Leased Vehicles, you should refer to “Description of the Servicing Agreement” in this Prospectus. If the servicing of any Leases and the Leased Vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Leases and Leased Vehicles as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. Additionally, NMAC arranges for certain administrative functions to be performed under the supervision of NMAC by personnel of NR Finance Mexico (“NRFM”), a partially owned subsidiary of NMAC, and NR Finance Services S.A. de C.V., an affiliate of both NMAC and NRFM. In the case of third parties providing those administrative functions, such third parties do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the Leases or the related Leased Vehicles or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Servicing Agreement and should any of those service providers not be able to provide those functions, NMAC believes those service providers or the functions performed by them could easily be replaced. Therefore, failure by the service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Servicing Agreement. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

Delinquencies, Repossessions and Net Losses

For a discussion of NMAC’s delinquency and loss experience with respect to its portfolio of Nissan and Infiniti operating leases, including operating leases owned by NMAC or the Titling Trust, you should refer to the accompanying Prospectus Supplement. For a description of the roles and responsibilities of the Servicer, see “Description of the Servicing Agreement” in this Prospectus.

For a general description of NMAC’s responsibilities as servicer of retail loans and floorplan loans, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in this Prospectus. For more information regarding NMAC’s servicing obligations with respect to the Leases and the related Leased Vehicles, you should refer to “Description of the Servicing Agreement” in this Prospectus. NMAC believes that it has materially complied with its servicing obligations with respect to each Asset-Backed Securitization transaction involving NMAC as servicer.

Retail Installment Contracts

In connection with each Asset-Backed Securitization transaction involving retail receivables, NMAC will sell its selected portfolio of retail receivables to Nissan Auto Receivables Corporation II (“NARC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NARC II then re-sells the retail receivables to the related Issuing Entity issuing notes and/or certificates secured by those retail receivables.

NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. NMAC considers a retail receivable to be past due when the obligor under the contract fails to make at least 80% of a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for a specified number of days. If a payment is delinquent, NMAC will soon thereafter initiate telephone contacts and may mail notices requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle.

If the vehicle is repossessed, the customer is sometimes given the option to “reinstate” (pay the account current). Reinstated repossessions that are up to date are treated as any other loan that is up to date. If the customer does not choose to reinstate or redeem (pay off the loan), the vehicle is sold at auction, and the remaining balance is charged off immediately upon receipt of the auction proceeds (“repossession charge off”). In cases where we are unable to repossess the vehicle or obtain payments before the account goes 120 days past due, we charge off the loan (“full balance charge off”). In limited circumstances, we sometimes agree to reverse the charge off on full balance charge offs if the customer has paid all of the past due payments and agrees to thereafter remain in compliance with the contracted payment schedule. However, in those circumstances, the receivable will still be treated as a defaulted receivable in the Basic Documents.

NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the retail receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted.

The servicer will be obligated to advance to the related issuing entity interest on any retail receivable that is due but unpaid by the obligor on the retail receivable. The servicer will not be required, however, to make such an advance (other than the advance of an interest shortfall arising from a prepaid retail receivable) if it determines that it will not be able to recover an advance from an obligor. In addition, if a retail receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on or with respect to such retail receivable is unlikely, the servicer will be reimbursed for all outstanding advances on that receivable from general collections on the receivables.

NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these Asset-Backed Securitization transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.

Wholesale and Other Dealer Financing

In connection with each Asset-Backed Securitization transaction involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to Nissan Wholesale Receivables Corporation II (“NWRC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NWRC II will then re-sell the floorplan receivables to the related Issuing Entity issuing notes secured by those floorplan receivables.

Each account designated by NMAC is selected based on a number of eligibility criteria, including, among others, limitations on the dealers’ geographic location. Under certain circumstances, NMAC may designate additional accounts and, upon such designation, all new floorplan receivables arising in connection with those additional accounts will be transferred to the Issuing Entity issuing the securities, unless the accounts become ineligible or are subsequently redesignated by NMAC for removal.

NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing dealer floorplan receivables for its own account or for others and in accordance with the agreements it has entered into with the dealers. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures. You should refer to “Nissan Motor Acceptance Corporation — Servicing” in this Prospectus for more detailed information regarding NMAC’s servicing responsibilities.

Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance upon the earlier of 10 calendar days of the sale or two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If the financed vehicle is not sold or leased within the specified term for the class of vehicle, the advance for such vehicle is typically due. Monthly curtailments are assessed during the finance term in accordance with the class of vehicle. With respect to new, pre-owned Nissan/Infiniti or used vehicles, the advance may be repaid at maturity without monthly curtailments if the related Dealer agrees to an increased interest rate set by NMAC.

NWRC II has filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the floorplan receivables of NMAC. For more information regarding these transactions, you should review the registration statement and other reports filed by NWRC II with the SEC at http://www.sec.gov.

Lease Financing

As described in more detail elsewhere in this Prospectus and the accompanying Prospectus Supplement, NMAC (i) underwrites the operating leases that will be assigned to the Titling Trust, (ii) selects the operating leases and the leased vehicles that will be allocated to each SUBI, and (iii) services the operating leases and the leased vehicles owned by the Titling Trust. You should refer to “Nissan Motor Acceptance Corporation — Servicing” in this Prospectus for more detailed information regarding NMAC’s servicing responsibilities. As the servicer for the Leases and the related Leased Vehicles owned by the Titling Trust, NMAC will service the operating leases and the leased vehicles, using the same degree of skill and attention that it exercises with respect to comparable assets that it services for itself or others. See “Description of the Servicing Agreement — General” in this Prospectus. NMAC will also serve as the administrative agent for each series of Notes and, in that capacity, will provide notices and perform other administrative obligations required to be performed by the related Issuing Entity or the Trustee under the related Indenture. For more information regarding NMAC’s lease financing business and its responsibilities as servicer and administrator, you should refer, respectively, to “Nissan Motor Acceptance Corporation,” “Description of the Servicing Agreement” and “Description of the Trust Administration Agreement” in this Prospectus and “Nissan Motor Acceptance Corporation — Securitization — Lease Securitization” in the accompanying Prospectus Supplement.

NALL II, the Titling Trust and NILT Trust have filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the operating leases of NMAC. For more information regarding those transactions, you should review the registration statement and other reports filed by NALL, the titling trust and NILT Trust with the SEC at http://www.sec.gov.

Financial Condition of Nissan Motor Co., Ltd.

NMAC is an indirect wholly-owned subsidiary of NML. Although NML is not guaranteeing the Issuing Entity’s obligations under the Notes, NML’s financial condition may affect NMAC’s ability to service the Leases and the related Leased Vehicles. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of the payments on your notes or have other adverse effect on your notes,” in this Prospectus.

Loan and Lease Underwriting Procedures

Both retail installment contract and lease applications are subject to the same credit policies and procedures at NMAC. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements, as described below, under existing agreements between NMAC and the Dealers. NMAC’s underwriting standards emphasize the prospective lessee’s ability to pay, as well as the asset value of the motor vehicle to be financed. NMAC’s underwriting, servicing and collection activities are conducted principally at a centralized processing center in Irving, Texas.

NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained by NMAC from one or more of the three national credit bureaus Equifax, Experian and TransUnion. A lease application may be reviewed by the credit officers within NMAC’s consumer credit department. Depending on their level and experience, credit officers may have the authority to approve or deny certain types of lease applications.

Upon receipt, lease applications are first processed through NMAC’s computer auto-decisioning system. The auto-decisioning system considers an applicant’s FICO®1 score, as well as related metrics of the lease (such as the minimum number of positive credit items or maximum level of derogatory credit items on an applicant’s credit history) when selecting applications to approve, reject or forward for review by an NMAC credit analyst. An application may be forwarded for review by an NMAC credit analyst because, for example, one or more credit-related criteria are not within certain guidance levels. After receiving the application for review, the NMAC credit analyst will evaluate the application in accordance with NMAC’s written underwriting guidelines and then either approve the application, reject the application or forward the application for review by an NMAC credit analyst with higher approval authority, depending on the circumstances and the authority level and experience of the credit analyst.

NMAC makes its final credit decision based upon its assessment of the degree of credit risk with respect to each lease applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing lease customers. NMAC utilizes risk models developed by Fair Isaac Corporation. These FICO® scores allow Dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

Determination of Residual Values

The amount of the Notes being issued by each Issuing Entity will be determined in part by the aggregate Securitization Value of the Leases and the related Leased Vehicles to be allocated to the SUBI owned by that Issuing Entity. The term “Securitization Value” means, for each Lease and the related Leased Vehicle, (a) as of the maturity date of the related Lease, an amount equal to the Base Residual of the related Leased Vehicle and (b) as of any date other than the maturity date of the related Lease, an amount equal to the sum of the present value of the remaining monthly lease payments and the Base Residual, the calculation of such amount will be more fully described in the accompanying Prospectus Supplement. The Base Residual of the related Leased Vehicle will be calculated as provided in the accompanying Prospectus Supplement, and is based on the expected value of the Leased Vehicle at Lease termination.

The Leases and Leased Vehicles that will be allocated to each SUBI after the date of this Prospectus will have been originated under revised residual policies that were initiated in fiscal year 1999. Notwithstanding the foregoing, no assurance can be given as to NMAC’s future experience with respect to the return rates of Nissan and Infiniti vehicles relating to operating leases originated under these revised residual policies. In addition, no assurance can be given that NMAC’s experience with respect to the return of off-lease Nissan and Infiniti vehicles or related residual value losses, or the experience of any Issuing Entity of a series with respect to the related Leased Vehicles, will be similar to that set forth in the residual value loss experience table. If the residual values of the Leased Vehicles, as originally determined by NMAC are substantially higher than the sales proceeds actually realized upon the sale of the Leased Vehicles, you may suffer losses on your investment. See “Risk Factors — You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement” in this Prospectus. For more information regarding NMAC’s procedures for realizing the residual value of leased vehicles, see “— Methods of Vehicle Disposal” and “— Collection and Repossession Procedures” below.

[1]	FICO® is a federally registered trademark of Fair Isaac Corporation.

Lease Return Process and Remarketing

NMAC handles all remarketing of leased vehicles, including customer service, collections, accounting, the end of term process and titling. NMAC’s Marketing Department coordinates with NNA a direct mail campaign commencing approximately 180 days prior to maturity to lessees of Nissan and Infiniti-brand vehicles providing information about their lease-end responsibilities and options, including vehicle inspection, the end of lease process, turn-in requirements and options to purchase. Commencing approximately 60 days prior to maturity, NMAC’s Lease Customer Network Department (“LCN”) begins placing calls to a lessee to determine their intent to purchase or return the related leased vehicles and to assist the lessee regarding the end of lease process.

Leased Vehicle Maintenance

Each NMAC form of lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay the lessor any applicable charges for excess mileage or excess wear and tear (“Excess Mileage and Excess Wear and Tear Charges”). The Excess Mileage and Excess Wear and Tear Charges are assessed to compensate the lessor for certain deteriorations in the condition of the leased vehicle during the term of the lease. If the lessee fails to pay the Excess Mileage and Excess Wear and Tear Charges, NMAC generally follows the collection and repossession procedures described in “Nissan Motor Acceptance Corporation — Collection and Repossession Procedures” in this Prospectus.

Methods of Vehicle Disposal

NMAC’s Remarketing Department (“NMAC Remarketing”) handles all motor vehicle sales for NMAC including repossessions and end of term leases. The department is managed at a centralized location in Irving, Texas, with the LCN call center, also located in Irving, Texas and field remarketing managers assigned to respective auction sites.

Each lease provides that upon maturity, the lessee has the option to purchase the related motor vehicle for an amount equal to the related contract residual, plus any remaining contractual obligations or customer liabilities (the “gross payoff”) provided in the gross payoff quote. If the lessee does not exercise this option, the related “grounding” Dealer has the option to purchase the vehicle. NMAC utilizes the Remarketing Portfolio Manager (“RPM”) system, an electronic grounding, recovery and sales tool, to obtain the related vehicle federal odometer statement and electronic customer signature for all returned off-lease vehicles. The RPM system is also utilized by the grounding Dealer to process the purchase by the grounding Dealer or the lessee, as the case may be, of the related motor vehicle. Select off-lease vehicles may be offered exclusively to Nissan and Infiniti retailers in an “upstream sales channel.” All returned vehicles that have not been purchased by the lessee, grounding Dealer or the “upstream sales channel” are then shipped to auction by NMAC Remarketing. Once at auction, off-lease vehicles are simultaneously offered to licensed dealers via the auction lanes and internet sales via Simulcast. NMAC and NNA inventory is managed through Corporate Closed and/or Open Auction sales. NMAC uses a system of auto auctions throughout the United States and views speed and efficiency of operations balanced with maximizing recovery values as the most critical aspects of managing off-lease vehicle inventory. Credit repossessions are handled in accordance with various state requirements.

Each vehicle is inspected at the auction locations to determine its condition prior to sale. Prior to grounding at the grounding Dealer, each lessee is offered a complimentary pre-termination “field based inspection” (FBI). The inspection at auction is utilized to ensure mileage and damage disclosures are current and accurate at the time of auction. Condition reports are electronically transmitted to the remarketing department’s system. NMAC Remarketing utilizes a proprietary internal pricing model to assign a target auction floor price to vehicles. Field representatives are charged with maximizing the recovery values of the off-lease vehicles as depreciating assets by managing the frequency of auction sales and determining which vehicles to sell or not sell on a given day. Vehicles that are not sold are offered again on the next available auction date or electronically via Manheim’s OVE system.

Off-lease vehicles are sold in the following ways: (a) Customer — to the lease customer at net payoff; (b) Grounding Dealer — to the grounding Dealer at either gross payoff or contract residual; (c) Upstream Sales — to eligible Dealers at market prices; (d) Auction Internet Sales System — NMAC offers off-lease vehicles for sale to licensed dealers on the Manheim OVE; (e) Corporate Closed Auction — open to Dealers; (f) Open Auction — open to any licensed dealer in the United States; and (g) Simulcast Everywhere — open to licensed Dealers.

NMAC has regular sales at major auction locations throughout the United States. NMAC’s highest off-lease return volume has historically been in the northeast region. From time to time, vehicles may be marshaled and transported into other markets based on demand and inventory levels. NMAC utilizes an Auction Transportation Optimization Model that is supplemented by strategic decisions to make transfer decisions that will optimize our financial recoveries.

Insurance on the Leased Vehicles

NMAC’s form of lease requires that lessees maintain motor vehicle liability and motor vehicle physical damage insurance on the leased vehicle. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. The insurance policy must name the Titling Trust, or the Titling Trustee, on behalf of the Titling Trust, as an additional insured and loss payee. The motor vehicle physical damage coverage must provide comprehensive and collision coverage for the actual cash value of the vehicle, with maximum deductibles of $1,000 for each such coverage. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary. NMAC requires lessees to provide evidence that the specified insurance coverage and additional insured loss payee provisions are in effect at the inception of the lease.

NMAC does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage, which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received by NMAC with respect to such coverage will be applied by NMAC, if permitted by applicable law, to payments on the related lease.

Contingent and Excess Liability Insurance

In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the leases, and as additional protection if a lessee fails to maintain the required insurance, NMAC maintains contingent liability or similar types of insurance through a combination of insurance and/or self-insurance mechanisms for the benefit of, among others, NMAC, the Titling Trustee, on behalf of the Titling Trust, the UTI Beneficiary, the Depositor and each Issuing Entity issuing a series of Notes, against third party claims that may be raised against the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, with respect to any leased vehicle owned by the Titling Trust (the “Contingent and Excess Liability Insurance”). The Contingent and Excess Liability Insurance provides a minimum primary coverage of $1 million combined single limit coverage per occurrence and a minimum excess coverage of $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period. Claims could be imposed against the assets of the Titling Trust, in excess of such coverage. In that event, you could incur a loss on your investment. See “Additional Legal Aspects of the Titling Trust and the SUBI — The SUBI” in this Prospectus for a discussion of related risks.

With respect to damage to the leased vehicles, each lessee is required by the related lease to maintain comprehensive and collision insurance. As more fully described under “Description of the Servicing Agreement — Insurance on Leased Vehicles” in this Prospectus, the Servicer will generally not be required to monitor a lessee’s continued compliance with insurance requirements. If the foregoing insurance coverage is exhausted or unavailable for any reason and no third-party reimbursement for any damage is available, you could incur a loss on your investment.

The Servicing Agreement for each Issuing Entity will provide that for so long as any of the related series of Notes are outstanding, neither the Titling Trustee nor NMAC may terminate or cause the termination of any Contingent and Excess Liability Insurance policy unless (i) a replacement insurance policy is obtained that provides coverage against third party claims that may be raised against the Titling Trust, the Trustee on behalf of the Titling Trust or the related Issuing Entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period (which insurance policy may be a blanket insurance policy covering the Servicer and one or more of its affiliates), and (ii) each nationally recognized statistical rating organization that is hired by NMAC, as Sponsor (the “Sponsor”), to assign ratings on the Notes and is then rating the Notes (each, a “Rating Agency”) receives prior written notice from the Servicer of such termination and any replacement insurance. These obligations of NMAC will survive any termination of NMAC as Servicer under the related Servicing Agreement, until such time as claims can no longer be brought that would be covered by such insurance policies, whether as a result of the expiration of any applicable statute of limitations period or otherwise. Notwithstanding the foregoing, the Servicer shall only be required to maintain the Contingent and Excess Liability Insurance Policy that is required to be maintained by the Servicer in the most recent Public ABS Transaction (as defined below); provided, that if no such Contingent and Excess Liability Insurance Policy is required to be maintained in the most recent Public ABS Transaction, then no such Contingent and Excess Liability Insurance Policy shall be required under the related Servicing Agreement. “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the Depositor, or any United States Affiliate thereof, acts as a depositor.

Collection and Repossession Procedures

There are several methods for lessees to make monthly lease payments. Generally, monthly payments are received at a lockbox, from phone pay or electronic payment service (Bill Matrix), Western Union, Money Gram International, or web pay (NMAC’s Customer Self Service Portal), received through NMAC’s automated clearinghouse system, or physically received through deposit at a drop box. Lease payments are due on the 1st through the 28th day of each calendar month. Generally, all payments received by NMAC which can be identified will be deposited into the related collection account within two business days after identification, unless certain conditions as set forth in the related Servicing Agreement have been met, which would then permit deposits on a monthly basis. See “Description of the Servicing Agreement — Collections” in this Prospectus.

NMAC considers a lease to be delinquent when 5% or more of the payment amount is past due. If a lease is delinquent, NMAC will charge a late fee where permissible and not exceeding statutory limits for each month that the lease is delinquent. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent lessees. The first assesses the risk of the delinquent lessee through a behavioral scoring algorithm. The algorithm prioritizes the lessee from high to low risk and calling campaigns are structured to target high-risk lessees. Secondly, based on the score, management determines the best strategy for past due letters. Assessing the score allows the managers to focus resources on higher risk lessees. Lower risk lessees may receive no communication from NMAC unless the delinquency becomes more severe. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the related leased vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells or otherwise disposes of the vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See “Additional Legal Aspects of the Leases and Leased Vehicles — Deficiency Judgments” in this Prospectus. NMAC attempts to contact lessees and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Extensions and Pull-Forwards

On occasion, NMAC may extend the term of a lease if the lessee requests such extension and is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. Lessees at the end of a lease who intend to lease or purchase another Nissan or an Infiniti automobile but cannot do so at lease maturity for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension. Lessees who wish to extend their lease term beyond the original scheduled end of the lease term (the “Lease Maturity Date”) must sign and return a lease extension agreement.

In the future NMAC may adopt incentive programs that encourage lease term extensions in circumstances other than in connection with the lease or purchase of another Nissan or Infiniti automobile. If NMAC grants a Term

Extension, the Servicer will be required to deposit into the related Collection Account an amount equal to the Repurchase Payment, at which time such Lease and the related Leased Vehicle will be repurchased from the Issuing Entity and reallocated from the related SUBI to the UTI or to an Other SUBI or conveyed to the Servicer and will no longer constitute assets of such SUBI.

NMAC, as Servicer, may also permit a lessee under a pull-forward program to terminate a lease prior to its maturity in order to allow such lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC (each, a “Pull-Forward”). In the case of such early termination, all Pull-Forward Payments due and payable by the lessee under the lease will be paid and deposited in the related Collection Account within the time period required for the Servicer to deposit collections into the related Collection Account; provided that if the Servicer waives the Pull-Forward Payment (or any portion thereof) payable by the lessee during any Collection Period, the Servicer will be required to deposit the waived amount of the Pull-Forward Payment into the related Collection Account by the next deposit date related to such Collection Period. The lessee may still be responsible for Excess Mileage, pro-rated monthly, and Excess Wear and Tear Charges for the period for which the lease was in effect and any taxes related to the termination of the lease. “Pull-Forward Payment” means, with respect to any lease subject to a Pull-Forward, the monthly payments not yet due with respect to that Lease.

Delinquency, Repossession and Loss Data

Information concerning NMAC’s experience pertaining to delinquencies, repossessions and net losses on its portfolio of motor vehicle leases (including leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC) will be set forth in the accompanying Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any pool of Leases will be comparable to prior experience or to the information in any Prospectus Supplement.

Like Kind Exchange

In January 2001, NMAC implemented a like kind exchange (“LKE”) program for its lease portfolio. Previously, NMAC recognized a taxable gain on the resale of most vehicles returned to the Titling Trust upon lease termination. The LKE program is designed to permit NMAC to defer recognition of taxable gain by exchanging Matured Vehicles and Defaulted Vehicles, for new vehicles (the “Replacement Vehicles”):

•	The documents governing the LKE program requires the proceeds from the sale of a Matured Vehicle or a Defaulted Vehicle to be assigned to, and deposited directly with, a Qualified Intermediary (the “QI”) rather than being paid directly to NMAC as Servicer.

•	In order to enable NMAC to take advantage of the tax deferral, the Matured Vehicle or the Defaulted Vehicle will be reallocated from the related SUBI to the UTI at the same time and in exchange for the same dollar amount that such Matured Vehicle or Defaulted Vehicle is sold at auction. See “Description of the Servicing Agreement — Sale and Disposition of Leased Vehicles” in this Prospectus.

•	The QI uses the proceeds of the sale, together with additional funds, if necessary, to purchase Replacement Vehicles.

•	The Replacement Vehicles are then transferred to the Titling Trust and become part of the UTI.

•	The Titling Trust is then deemed to have exchanged Matured Vehicles and Defaulted Vehicles for the Replacement Vehicles and NMAC is not required to recognize any taxable gain.

Because the related SUBI will receive amounts equal to the Reallocation Payments for the Leased Vehicles in the same time frame as if there was no reallocation from that SUBI to the UTI, the LKE program is not anticipated to have any impact on the amounts and timing of payments to be received by the related Issuing Entity from the disposition of the Leased Vehicles.

“Reallocation Payments” means, with respect to any Matured Vehicle or Defaulted Vehicle reallocated from the SUBI to the UTI pursuant to the LKE program, the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.

“Net Liquidation Proceeds” will mean Liquidation Proceeds reduced by the related expenses.

THE LEASES

General

Each of the Leases allocated to a SUBI will have been originated by a Dealer in the ordinary course of that Dealer’s business and assigned to the Titling Trust on or prior to the related Cutoff Date, in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Loan and Lease Underwriting Procedures” in this Prospectus. NMAC represents in the Servicing Agreement for each Issuing Entity that it uses no adverse selection procedures in selecting any Leases or Leased Vehicles for allocation to the related SUBI. NMAC generally selects a pool of Leases that is a representative sample of its overall portfolio of closed-end leases subject to the eligibility requirements set forth in the related transaction documents. NMAC believes that no procedures adverse to the pool assets were used in the selection process. Each Lease is an operating lease for accounting purposes and is selected from those retail closed-end leases held in the Titling Trust’s portfolio that meet several criteria. These criteria provide that each Lease:

•	relates to a Nissan or Infiniti automobile, light duty truck, minivan or sport utility vehicle,

•	was originated in the United States,

•	provides for level payments that fully amortize the adjusted capitalized cost of the Lease at a contractual annual percentage rate (the “Lease Rate”) to the related contract residual over the Lease Term, and

•	satisfies the other criteria, if any, set forth in the accompanying Prospectus Supplement.

The Servicing Agreement for each Issuing Entity provides that if the Titling Trustee, NMAC, the related Trustees or the Depositor discovers a breach of any representation or warranty that such Lease satisfies the several criteria referred to above or the Servicer used adverse selection procedures in selecting any Leases or Leased Vehicles and such breach materially and adversely affects the interest of the Securityholders in the related Lease or Leased Vehicles, and such breach is not cured in all material respects on or before the date specified in the accompanying Prospectus Supplement, the Lease and related Leased Vehicle will be reallocated to the UTI. Any such breach will be deemed not to materially and adversely affect the Securityholders’ interest in that Lease and the Leased Vehicle if it does not affect the ability of the Issuing Entity to receive and retain timely payment in full on such Lease and receive and retain the proceeds of the Leased Vehicle. In connection with such reallocation, the Servicer will be required to remit the Repurchase Payment to the Issuing Entity. Under some circumstances, the Servicer will be required to make Repurchase Payments in respect of Leases as to which the Servicer grants a Term Extension and, in certain circumstances, the Servicer will be required to make Repurchase Payments in respect of Leases as to which the related lessee changes the domicile of or title to a Leased Vehicle to a Restricted Jurisdiction. See “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” in this Prospectus.

Each Lease will be a closed-end lease. Over the term of each Lease (the “Lease Term”), the lessee is required to make level monthly payments intended to cover the cost of financing the related Leased Vehicle, scheduled depreciation of the Leased Vehicle and certain sales, use or lease taxes. From each payment billed with respect to a Leased Vehicle, the amounts that represent the financing cost and depreciation of the Leased Vehicle (including any capitalized amounts, such as insurance and warranty premiums) (the “Monthly Payment”) will be available to the related Issuing Entity to make payments in respect of the Notes and Certificates. At the Lease Maturity Date, the lessee has two options:

(1)	the lessee can purchase the Leased Vehicle at the contract residual stated in the Lease, or

(2)

the lessee can return the Leased Vehicle to, or upon the order of, the lessor and pay an amount (the “Disposition Amount”) determined by adding (a) any due but unpaid payments and other charges under the Lease, (b) any amounts assessed by the Servicer in Excess Mileage and Excess Wear and

Tear Charges for the period for which the Lease was in effect, pro-rated monthly, (c) any taxes related to the termination of the Lease and (d) a disposition fee.

The contract residuals paid by lessees to purchase Leased Vehicles and all amounts assessed and collected by the Servicer in connection with the Excess Mileage and Excess Wear and Tear Charges upon return of the Leased Vehicles will be available to the Issuing Entity to make payments on the related series of Notes. As a consequence of the frequency of prepayments by lessees prior to the related Lease Maturity Dates, NMAC expects that many of the Leases will not run to their full terms. See “Maturity, Prepayment and Yield Considerations” in this Prospectus.

Electronic Contracting

Certain of the retail closed-end motor vehicle lease contracts may be originated electronically. NMAC, on behalf of the Titling Trust, has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail closed-end motor vehicle lease contracts and then transfers these electronic contracts to the Titling Trust.

The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single “authoritative copy” of the Lease; (ii) manage access to and the expression of the authoritative copy; (iii) identify the Titling Trust as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Early Termination

In most instances, a Lease will allow the related lessee to terminate the Lease before the related Lease Maturity Date (each, a “Lessee Initiated Early Termination”) provided that the lessee is not in default of its obligations under the Lease. A lessee wishing to terminate a Lease will be required to pay, unless required otherwise by state or federal law, the required Disposition Amount (under some lease contracts), as defined above, plus an “Early Termination Charge” equal to the lesser of (a) the present value (discounted at the implicit rate of such Lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted Lease balance over the related Leased Vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between NMAC, on behalf of the Titling Trust, and the lessee). A lessee may dispute the valuation of a vehicle, in which case the lessee may submit a third-party professional appraisal.

Credit Termination

Each Lease also allows the lessor to terminate the Lease and repossess the related Leased Vehicle upon a lessee default (each, a “Credit Termination”). Events of default under a Lease include, but are not limited to:

1.	the failure by a lessee to make a payment when due,

2.	the failure of the lessee to provide truthful information on the credit application,

3.	the failure of the lessee to timely or properly perform any obligation under the Lease,

4.	the bankruptcy or other insolvency of the lessee, or

5.	any other act by the lessee constituting a default under applicable law.

If the lessor terminates a Lease early due to a Credit Termination, the lessee will owe an amount determined by adding the following:

1.	the Disposition Amount (including payments accrued under the Lease through the date of termination),

2.	the Early Termination Charge described above, except that the option to pay only the un-accrued remaining monthly payments is not available and the vehicle valuation is determined by auction,

3.	collection, repossession, transportation, storage and Disposition Expenses, and

4.	reasonable attorneys’ fees and court costs, to the extent permitted by law.

“Disposition Expenses” will mean with respect to a Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer, all expenses and other amounts reasonably incurred by the Servicer in connection with such sale or disposition, including, without limitation, sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer as a deduction from Net Auction Proceeds and from amounts on deposit in the related SUBI Collection Account.

A Lease may also terminate prior to its Lease Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair (each, a “Casualty Termination” and, together with a Lessee Initiated Early Termination and a Credit Termination, the “Early Lease Terminations”). If the Leased Vehicle is stolen (and not recovered) or destroyed, and, so long as the lessee has complied with the lessee’s insurance obligations under the Lease and is not otherwise in default of its obligations under the Lease, the lessee’s insurance covers the casualty, the Servicer will accept the amount of the applicable deductible paid by the lessee and the actual cash value paid by the lessee’s insurance company (“Insurance Proceeds”) in full satisfaction of the lessee’s obligations under the Lease. If the Insurance Proceeds exceed the amount of the lessee’s obligations under the Lease, it is NMAC’s policy to not refund the excess to the lessee (subject to certain exceptions granted on a case-by-case basis), unless otherwise required by applicable law, and will be available to the related Issuing Entity to make payments in respect of the related series of Notes. Conversely, if the Insurance Proceeds are less than the amount of the lessee’s obligations under the Lease, the shortfall will reduce the amount available to the related Issuing Entity for distribution to the Noteholders of the related series. If the lessee owes any past due payments or other amounts under the Lease, the Servicer may use the related Security Deposit to offset such amounts. Any Insurance Expenses incurred by the Servicer will be reimbursable to the Servicer as a deduction from Net Insurance Proceeds.

Security Deposits

The Titling Trust’s rights related to the Leases allocated to a SUBI will include all rights under those Leases to the refundable security deposit paid by the lessees at the time the Leases are originated (the “Security Deposit”). The Security Deposit is available as security for nonpayment of lease payments and excess wear and tear charges. As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees and will apply the proceeds of these Security Deposits in accordance with the terms of the Leases, its customary and usual servicing procedures and applicable law. The Servicer will not be required to segregate Security Deposits from its own funds (except as may be required under state law). Any income earned from any investment on the Security Deposits by the Servicer will be for the account of the Servicer as additional servicing compensation (except for income earned on Security Deposits paid in connection with Leases originated in any state, which requires that such income, if any, must be reserved for the lessee who initially paid the related Security Deposit).

Representations, Warranties and Covenants

The Leases and Leased Vehicles allocated to a SUBI for a particular Issuing Entity will be on file with the applicable Trustee and will identify for each Lease:

•	the identification number of the Lease,

•	the identification number of the related Leased Vehicle,

•	the related Lease Maturity Date and

•	the Securitization Value of the Lease and the related Leased Vehicle on NMAC’s books as of the related Cutoff Date.

In the Servicing Agreement for each Issuing Entity, the Servicer will make representations and warranties with respect to each Lease and related Leased Vehicle as described generally in the first paragraph under “The Leases — General” in this Prospectus and in greater detail in the accompanying Prospectus Supplement. The Servicing Agreement for each Issuing Entity will also provide that if the Titling Trustee, the Servicer, the Trustee of the related Issuing Entity, the Indenture Trustee or the Depositor discovers a breach of any representation or warranty referred to under “The Leases — General” in this Prospectus, which materially and adversely affects the related Securityholders’ interest in the Lease or Leased Vehicle, and which breach is not cured in all material respects prior to the end of the Collection Period that includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer discovers such breach (whether pursuant to notice or otherwise), the noncompliant Lease and related Leased Vehicle (and any other related SUBI Assets) will be reallocated to the UTI or transferred to the Servicer on the deposit date related to such Collection Period. Any such breach will be deemed not to materially and adversely affect the Securityholders’ interest in that Lease and the Leased Vehicle if it does not affect the ability of the Issuing Entity to receive and retain timely payment in full on such Lease and receive and retain the proceeds of the Leased Vehicle. In connection with this reallocation, the Servicer will be required to deposit (or cause to be deposited) into the related Collection Account the Repurchase Payment on or prior to the deposit date related to such Collection Period.

Upon such payment, the related Lease and Leased Vehicle will no longer constitute assets of the related SUBI. The foregoing payment obligation will survive any termination of NMAC as Servicer under the related Servicing Agreement. Under some circumstances, the Servicer will be required to make Repurchase Payments in respect of Leases as to which the Servicer grants a Term Extension and, in certain circumstances, the Servicer will be required to make Repurchase Payments in respect of Leases as to which the related lessee changes the domicile of or title to a Leased Vehicle to a Restricted Jurisdiction. See “Description of the Servicing Agreement — Purchases of Leases Before Their Lease Maturity Dates” in this Prospectus.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

General

Information regarding maturity and prepayment considerations with respect to each series of Notes is set forth under “Weighted Average Life of the Notes” in the accompanying Prospectus Supplement and “Risk Factors — Returns on your investments may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this Prospectus. The rate of payment of principal of each class of Notes will depend primarily on the rate of payment on the related Leases and the Leased Vehicles (including scheduled payments on and prepayments and liquidations of the Leases) and losses on those Leases and Leased Vehicles, which cannot be predicted with certainty.

A prepayment of a Lease in full (including payment in respect of the contract residual of the related Leased Vehicle) may be in the form of:

•	proceeds resulting from Early Lease Terminations, including Net Insurance Proceeds and Net Liquidation Proceeds, or

•	Repurchase Payments and Reallocation Payments made or caused to be made by the Servicer.

“Net Insurance Proceeds” means, with respect to any Leased Vehicle, Lease or lessee, all related Insurance Proceeds, net of the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses that are recoverable by the Servicer under the Servicing Agreement.

“Insurance Expenses” means, with respect to any Leased Vehicle, Lease or lessee, the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in Disposition Expenses that are recoverable by the Servicer under the related Servicing Agreement. Insurance Expenses will be reimbursable to the Servicer as a deduction from Net Insurance Proceeds.

The rate of prepayment on the Leases (including payment in respect of the contract residual of the related Leased Vehicle) may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of Leases will shorten the weighted average life of the related series of Notes, which is the average amount of time during which each dollar of the principal amount of the Notes is outstanding. As the rate of payment of principal on a series of Notes will depend primarily on the rate of payment — including prepayments — of the related Leases, the final payment of principal of a class or a series of Notes could occur significantly earlier than the applicable final scheduled payment date. If Lease prepayments cause the principal of the related class or series of Notes to be paid earlier than anticipated, the related Noteholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the interest rates payable on the Notes.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Nissan Motor Acceptance Corporation — Delinquency, Repossession and Loss Data” in this Prospectus. NMAC can give no assurances that the Leases will experience the same rate of prepayment or default or any greater or lesser rate than NMAC’s historical rate, or that the residual value experience of Leased Vehicles related to Leases that are scheduled to reach their Lease Maturity Dates will be the same as NMAC’s historical residual value loss experience for all of the retail leases in its portfolio (including leases that NMAC has sold to third parties but continues to service).

The effective yield on, and average life of, a series of Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related Leases and Leased Vehicles and the rate at which such payments are paid to the holders of the Notes. In the event of prepayments of the Leases (and payment of the contract residual of the related Leased Vehicles), Noteholders who receive such amounts may be unable to reinvest the related payments received on their Notes at yields as high as the interest rate payable on the Notes. The timing of changes in the rate of prepayments on the Leases and payments in respect of the related Leased Vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the related series of Notes. A substantial increase in the rate of payments on or in respect of the Leases and related Leased Vehicles (including prepayments and liquidations of the Leases) may shorten the final maturity of, and may significantly affect the yield on, the related series of Notes.

The yield to an investor who purchases Notes of a series in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Leases is actually different than the rate the investor anticipates at the time it purchases those Notes.

In sum, the following factors will affect an investor’s expected yield:

•	the price the investor paid for Notes of a series,

•	the rate of prepayments, including losses, in respect of the Leases and the related Leased Vehicles, and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the Leases and the related Leased Vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the Leases and the related Leased Vehicles is faster than anticipated, the investor’s yield will be higher if interest rates surpass the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, if not previously paid prior to such time, the Notes of a series will be prepaid in full if the Servicer has an option to purchase the related SUBI Certificate and other assets of the Issuing Entity and exercises that option. See “Description of the Trust Agreement — Termination” in this Prospectus and “Additional Information Regarding the Securities — Optional Purchase” in the accompanying Prospectus Supplement.

NOTE FACTORS AND TRADING INFORMATION

The “Note Factor” for each class of Notes will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes.

Each Note Factor will initially be 1.0000000 and thereafter the Note Factor will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder’s Note and (2) the applicable Note Factor.

Noteholders of a series will receive monthly reports concerning payments received on the related Leases and Leased Vehicles, the Note Factor for each class of Notes, if applicable, and various other items of information. See “Additional Information Regarding the Securities — Statement to Securityholders” in the accompanying Prospectus Supplement.

THE NOTES

General

Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an indenture (the “Indenture”). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes with respect to each series and the related Indenture.

Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”), except as set forth below. Notes (other than any Notes retained by the Depositor or conveyed to affiliates of the Depositor) (the “Retained Notes”) will be available for purchase in the denominations specified in the accompanying Prospectus Supplement in book-entry form only. No holder of record of the Notes (each, a “Noteholder”) will be entitled to receive a physical certificate representing a Note (other than, in some circumstances, holders of Retained Notes, if any) until Definitive Notes are issued under the limited circumstances described in this Prospectus or in the accompanying Prospectus Supplement. All references in this Prospectus and in the accompanying Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its Direct Participants and all references in this Prospectus and in the accompanying Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures. See “Additional Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in this Prospectus.

Principal of and Interest on the Notes

The accompanying Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The accompanying Prospectus Supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate. One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer exercising its option to purchase the assets of the related Issuing Entity or other early termination of the related Issuing Entity.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal and interest on the dates specified in the accompanying Prospectus Supplement (each, a “Payment Date”).

One or more classes of Notes of a given Issuing Entity may have targeted scheduled Payment Dates, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled Payment Dates to the extent the related Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the accompanying Prospectus Supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the accompanying Prospectus Supplement.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the accompanying Prospectus Supplement. Payments of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of that class. Under some circumstances, on any Payment Date, the amount available for interest payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders that have the same priority will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes.

ADDITIONAL INFORMATION REGARDING THE NOTES

Fixed Rate Notes

Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the accompanying Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate specified in the accompanying Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days elapsed and a 360-day year, as set forth in the accompanying Prospectus Supplement. See “The Notes — Principal and Interest on the Notes” and “Additional Information Regarding the Notes” in this Prospectus.

Floating Rate Notes

Each class of Floating Rate Notes will bear interest during each applicable Accrual Period at a rate per annum determined by reference to the relevant London Interbank Offered Rate (“LIBOR”), for a specified period, plus or minus the number of basis points to be added to or subtracted from LIBOR for the applicable Floating Rate Notes (the “Spread”), if any, in each case, as specified in the applicable Floating Rate Note and in the accompanying Prospectus Supplement.

Each accompanying Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an “Interest Reset Period”) and the dates on which that interest rate will be reset (each, an “Interest Reset Date”). The Interest Reset Date will be, in the case of Floating Rate Notes which reset, specified in the accompanying Prospectus Supplement.

Unless otherwise specified in the accompanying Prospectus Supplement, if any Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day and if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the accompanying Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York; Wilmington, Delaware, Irving, Texas; Franklin, Tennessee, the city and state where the corporate trust office of the Indenture Trustee is located or, if so stated in the related Prospectus Supplement, the principal place of business of the Swap Counterparty, if any, are authorized or obligated by law, regulation, executive order or decree to be closed. A Business Day also must be a day that is a London Business Day. “London Business Day” means any day (a) if the Index Currency is other than the Euro, on which dealings in deposits in that Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET system”) is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

If any Payment Date for any Floating Rate Note (other than the final scheduled Payment Date) would otherwise be a day that is not a Business Day, that Payment Date will be the next succeeding day that is a Business Day except that, if so stated in the related Prospectus Supplement, if that Business Day falls in the next succeeding calendar month, that Payment Date will be the immediately preceding Business Day. If the final scheduled Payment Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment will accrue for the period from and after that final scheduled Payment Date.

Each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis or a “30/360” basis, in each case as specified in the accompanying Prospectus Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Accrual Period will be calculated by multiplying:

1.	the face amount of that Floating Rate Note;

2.	the applicable interest rate; and

3.	the actual number of days in the related Accrual Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Accrual Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Accrual Period falling in a leap year divided by 366, and (y) the actual number of days in that portion of that Accrual Period falling in a non-leap year divided by 365).

For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Accrual Period will be computed on the basis of a 360-day year consisting of twelve 30 day months, irrespective of how many days are actually in that Accrual Period. The Accrual Period with respect to any class of Floating Rate Notes will be set forth in the accompanying Prospectus Supplement.

As specified in the accompanying Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Accrual Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Accrual Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Notes issued with respect thereto. The accompanying Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Notes of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

LIBOR for each Interest Reset Period will be determined by the Calculation Agent for each Floating Rate Note as set forth in the applicable prospectus supplement.

“Index Currency” means the currency (including composite currencies) specified in the accompanying Prospectus Supplement as the currency for which LIBOR will be calculated. If no currency is specified in the accompanying Prospectus Supplement, the Index Currency will be U.S. dollars.

Credit Enhancement

Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the interest in the related Issuing Entity’s Assets not allocable to your series or any other series), subordination of other series or classes of Notes, issuance of one or more classes of Certificates that are subordinate to one or more classes of Notes, a reserve account, a demand note, a liquidity agreement, a letter of credit, a surety bond, an insurance policy or any combination of the above. The Prospectus Supplement for each series of Notes will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.

The presence of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those Securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the accompanying Prospectus Supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders may suffer a loss on their investment in those securities, as described in the accompanying Prospectus Supplement.

Subordination Between Classes

If so specified in the accompanying Prospectus Supplement, one or more classes of a series will be subordinated as described in the Prospectus Supplement to Notes that are more senior within that series. The right of the holders of the subordinated Notes to receive distributions of principal of and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of Notes within that series that are more senior, but only to the extent set forth in the Prospectus Supplement. If so specified in the Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

The accompanying Prospectus Supplement will also set forth information concerning:

•	the amount of subordination of a class or classes of subordinated Notes within a series,

•	the circumstances in which that subordination will be applicable,

•	the manner, if any, in which the amount of subordination will change over time, and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.

Subordination of Certificates to Notes

The Certificates issued by an Issuing Entity will be in definitive form and initially retained by the Depositor. Payments on the Certificates will be subordinated to payments on the Notes to the extent described in the accompanying Prospectus Supplement. The Certificates will not bear interest.

Reserve Account

If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying Prospectus Supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related SUBI Assets. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying Prospectus Supplement.

Letter of Credit

If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying Prospectus Supplement. The maximum liability of an issuer of a letter of credit will be set forth in the accompanying Prospectus Supplement.

Surety Bond or Insurance Policy

If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the accompanying Prospectus Supplement.

No Cross-Default /Cross-Collateralization

The occurrence of an Indenture Default with respect to one series of Notes does not automatically result in a default under any other series of Notes or other indebtedness of NMAC. However, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against NMAC, may constitute a servicer default under one or more series of Notes as well as other indebtedness of NMAC. If this occurs, NMAC’s financial condition, cash flow and its ability to service the leases or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

Payments received on the SUBI Certificate for each series of Notes are not available to make distributions to the holders of other SUBI Certificates or the UTI Certificate. However, each Issuing Entity and the related Indenture Trustee will not have a direct ownership interest in the related SUBI Assets or a perfected security interest in those SUBI Assets. If any liability arises from a lease or leased vehicle that is an asset of another SUBI or the UTI, the Titling Trust Assets (including the SUBI Assets allocated to a particular series of Notes) may be subject to this liability if the assets of such other SUBI or the UTI, as the case may be, are insufficient to pay the liability. Under these circumstances, investors in a series of Notes could incur a loss on their investment. See “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities” in this Prospectus.

Bankruptcy Provisions

Each of the parties to the Basic Documents for each series of Notes, and each related Securityholder, by accepting the related security, including each Noteholder, by accepting the Note or beneficial interests in the related Note, will covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under the related Securitized Financing (as defined below) have been paid in full, it will not institute against, or join any other person instituting against the Depositor, NILT, Inc., the Titling Trust, NILT Trust, the Issuing Entity, the UTI Beneficiary, and any other special purpose entity that is an affiliate of the Depositor, NILT Trust or the UTI Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. A “Securitized Financing” is (i) any financing transaction undertaken by the Depositor or the UTI Beneficiary, or any of their affiliates, that is secured directly or indirectly, by any assets of the Titling Trust or the UTI, a SUBI or any interest therein and any financing undertaken in correction with the issuance, pledge or assignment of the UTI or a SUBI, (ii) any sale, lease or other transfer by the Depositor, or the UTI Beneficiary, or any of their affiliates, of an interest in the UTI or a SUBI, or (iii) any other asset securitization, secured loan or similar transaction including assets of the Titling Trust or any beneficial interest in such assets or the Titling Trust.

The term “Basic Documents” with respect to a series of Notes means to the Servicing Agreement, the SUBI Trust Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the SUBI Certificate, the Underwriting Agreement, an agreement of definitions, the Hedge Agreement (if any), and the Securities related to the Issuing Entity that issues such Notes. Forms of the Basic Documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Basic Document and the accompanying Prospectus Supplement.

If a Hedge Agreement is entered into for any series of Notes, the Basic Documents with respect to such Notes may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent.

Book-Entry Registration

The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. Neither NMAC nor NALL II has independently verified the accuracy of this information.

General

Each class of Notes offered by this Prospectus and the accompanying Prospectus Supplement (other than Retained Notes, if any) will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below. Unless and until Notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the accompanying Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the related Trustee as Noteholders and will only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes. See “Risk Factors — Because the notes are in book-entry form, your rights can only be exercised indirectly” in this Prospectus.

Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits and securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with Direct Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over many countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related Indenture Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related Indenture Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the related Indenture Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related Indenture Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the related Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

The Depositor, the Trustee of the related Issuing Entity or the Administrative Agent of a series may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “— Definitive Notes” in this Prospectus.

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the Servicer, the Depositor, the Administrative Agent, the related Indenture Trustee or Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The Notes of any series will be issued in fully registered, certificated form (“Definitive Notes”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes of that series and none of the Depositor, the related Owner Trustee of the Issuing Entity and the Administrative Agent is able to locate a qualified successor;

2.	the Depositor, the Owner Trustee of the related Issuing Entity or the Administrative Agent at its option, to the extent permitted by applicable law, elects to terminate the book-entry system through DTC;

3.	after the occurrence of an Indenture Default with respect to a series, holders representing at least a majority of the aggregate outstanding principal amount of the related Notes, voting as a single class, advise the Indenture Trustee through DTC and its Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the Noteholders; or

4.	as otherwise described in the accompanying Prospectus Supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all related Noteholders through DTC’s Direct Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to the Noteholders.

Payments on the Definitive Notes and Certificates will be made by the Indenture Trustee or the Owner Trustee, as the case may be, directly to the holders of the Definitive Notes or Certificates in accordance with the procedures set forth in this Prospectus and to be set forth in the Indenture and the Trust Agreement. Interest and principal payments on the Securities on each Payment Date will be made to the holders in whose names the related Definitive Notes or Certificates were registered at the close of business on the related record date. Payments will be made by check mailed to the addresses of such holders as they appear on the Note register or Certificate register, as applicable, except that a Securityholder with Notes or Certificates having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the applicable Trustee at least five Business Days prior to the record date. The final payment on the Certificates and on any Definitive Notes will be made only upon presentation and surrender of the Certificates or Definitive Notes, as applicable, at the office or agency specified in the notice of final payment to Securityholders. The Indenture Trustee or the Owner Trustee, as the case may be, or a paying agent will provide such notice to the registered Securityholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but each of the related Indenture Trustee or the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any Note of a series. Further, the Notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of Notes. See “Risk Factors — The notes are not suitable investments for all investors” in this Prospectus. In addition, because the Notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in the accompanying Prospectus Supplement.

Certificates of a series initially will be retained by the Depositor, and will be subject to certain restrictions on transfer set forth in the related Trust Agreement.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this Prospectus and the Basic Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the Notes. However, such Notes will not be considered outstanding for voting purposes unless the Issuing Entity, the Depositor, the Servicer or any of their respective affiliates, either individually or collectively constitute all the owners of all the Notes outstanding. See “The Issuing Entities — Formation,” “Description of the Trust Agreement — Restrictions on

Actions by Owner Trustee,” “— Resignation and Removal of the Owner Trustee,” and “Description of the Servicing Agreement — Servicer Defaults” in this Prospectus.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue a series of Notes. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Additional provisions of any Indenture for a series of Notes will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Indenture Defaults

With respect to the Notes of a given series, Indenture Defaults under the related Indenture (each, an “Indenture Default”) will consist of:

1.	a default for five days or more in the payment of interest on any of those Notes, when the same becomes due and payable;

2.	a default in the payment of principal of any of those Notes on the related final scheduled payment date or redemption date of those Notes;

3.	a material default in the observance or performance of any covenant or agreement of the Issuing Entity (other than as set forth in (1) or (2) above), or any representation or warranty of the Issuing Entity made in the related Indenture or in any certificate or other writing delivered under the related Indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the aggregate outstanding principal amount of the Notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of not less than the majority of the aggregate principal amount of the Notes, voting as a single class; or

4.	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity (which, if involuntarily, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate outstanding principal amount of a series of Notes outstanding, voting together as a single class, may waive any past default or Indenture Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on the Notes, or in respect of any covenant or provision in the related Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the related Collection Account. Therefore, the failure to pay any principal on any class of Notes of a series generally will not result in the occurrence of an Indenture Default until the final scheduled payment date for that class of Notes or the payment date fixed for redemption of the Notes of that series. See “Risk Factors — The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an indenture default” in this Prospectus. In addition, as described below, following the occurrence of an Indenture Default (other than the events described in (1) and (2) above) and acceleration of the maturity of the Notes, the related Indenture Trustee is not required to sell the assets of the related Issuing Entity, and may sell those assets only after meeting requirements specified in the related Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.

Remedies Upon an Indenture Default

If an Indenture Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee or the holders of at least a majority of the aggregate outstanding principal amount of such Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then outstanding aggregate outstanding principal amount of the Notes of that series, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the related Indenture Trustee if:

•	the Issuing Entity has deposited with that Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes as if the Indenture Default giving rise to that declaration had not occurred, (2) all amounts advanced by that Indenture Trustee and its costs and expenses, and (3) payments, if any, then due and payable to the Swap Counterparty under any Hedge Agreement, and

•	all Indenture Defaults — other than the nonpayment of principal of the Notes that has become due solely due to that acceleration — have been cured or waived.

If the Notes of a series have been declared due and payable following an Indenture Default, the related Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Issuing Entity’s Estate, or elect to maintain that Issuing Entity’s Estate and continue to apply proceeds from that Issuing Entity’s Estate as if there had been no declaration of acceleration. The Indenture Trustee for a series of Notes may not, however, unless it is required to sell the related Issuing Entity’s Estate under the related Trust Agreement as a result of the bankruptcy or insolvency of that Issuing Entity, sell that Issuing Entity’s Estate following an Indenture Default (other than the events described in (1) and (2) under “Indenture Defaults” in this Prospectus, above) unless:

•	the holders of all outstanding Notes of that series consent to the sale;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding Notes of that series at the date of the sale and any unpaid amounts due to the Hedge Counterparty, if any, under the Hedge Agreement, if any; or

•	the Indenture Trustee determines that proceeds of the related Issuing Entity’s Estate would not be sufficient on an ongoing basis to make all payments on the outstanding Notes of that series as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of at least 66 2/3% of the aggregate outstanding principal amount of all Notes of that series outstanding, voting together as a single class.

An Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the related Issuing Entity’s Estate to pay interest on and principal of the Notes on an ongoing basis. Any sale of the Issuing Entity’s Estate, other than a sale resulting from the bankruptcy, insolvency or termination of the related Issuing Entity, is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Titling Trust or the Issuing Entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

In the event of a sale of the Issuing Entity’s Estate, either as a result of the bankruptcy or insolvency of the Issuing Entity or following the occurrence of an Indenture Default under the circumstances described above, at the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale, together with available monies on deposit in the related reserve account, will be distributed in the amount and order of priority specified in “Distributions on the Notes — Indenture Defaults” in the accompanying Prospectus Supplement.

Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Indenture Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the related series of Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of at least a majority of the aggregate principal amount of the Notes then outstanding for a given series, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee or exercising any trust power conferred on that Indenture Trustee.

No holder of any series of Notes will have the right to institute any proceeding with respect to the related Indenture unless:

•	holders of such series of Notes previously have given the related Indenture Trustee written notice of a continuing Indenture Default,

•	holders of such series of Notes holding not less than 25% of the aggregate principal amount of the Notes then outstanding of such series have made written request of the related Indenture Trustee to institute that proceeding in its own name as Indenture Trustee,

•	holders of such series of Notes have offered the related Indenture Trustee reasonable indemnity,

•	the related Indenture Trustee has for 60 days failed to institute that proceeding, and

•	no direction inconsistent with that written request has been given to the related Indenture Trustee during that 60-day period by Noteholders holding at least a majority of the aggregate principal amount of the Notes of that series, voting as a single class.

With respect to any Issuing Entity, neither the related Indenture Trustee nor the related Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the related series of Notes of or for the obligations of the related Issuing Entity or the related Indenture Trustee, in its capacity as Indenture Trustee, contained in the applicable Indenture.

Certain Covenants

Under the related Indentures, each Issuing Entity will covenant that it will not,

•	engage in any activities other than financing, acquiring, owning, pledging and managing the related SUBI Certificate as contemplated by the related Indenture and the other Basic Documents relating to that Issuing Entity,

•	sell, transfer, exchange or otherwise dispose of any of its assets, including those assets included in the related Issuing Entity’s Estate, except as expressly permitted by the related Indenture and the other Basic Documents applicable to that series,

•	claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series — other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law — or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon any part of the Issuing Entity’s Estate,

•

permit (1) the validity or effectiveness of the related Indenture to be impaired, (2) the lien of that Indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture, (4) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of that Indenture) to be created on or extend to or otherwise arise upon or burden the assets of that Issuing Entity or any part thereof, or any interest therein or the proceeds therefrom (other than tax liens, mechanics’ liens and other liens arising by operation of law in any of the related SUBI Assets and solely as a result of an action or omission of the related lessee) or (5) except as provided in the Basic Documents, the lien of the related Indenture to not constitute a first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the estate of the Issuing Entity,

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents, or

•	except as otherwise permitted in the Basic Documents, dissolve or liquidate in whole or in part.

Replacement of the Indenture Trustee

With respect to the Notes of a given series, the holders of at least a majority of the aggregate principal amount of those Notes outstanding, voting together as a single class, may remove the related Indenture Trustee without cause by so notifying the Indenture Trustee and the related Issuing Entity, and following that removal may appoint a successor Indenture Trustee, provided, that the Issuing Entity shall give prompt written notice to each Rating Agency of such removal. Any successor Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition) and a long-term debt rating of at least “Baa3” or its equivalent by each Rating Agency or otherwise satisfy the Rating Agency Condition.

The Indenture Trustee for each series of Notes may resign at any time by so notifying the related Issuing Entity and the Servicer. The Servicer will thereafter deliver a copy of such notice to the Rating Agencies. Each Issuing Entity shall remove the related Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee,

•	is adjudged to be bankrupt or insolvent,

•	commences a bankruptcy proceeding, or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee for a series of Notes, or the failure of the related Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Issuing Entity will be required promptly to appoint a successor Indenture Trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor Indenture Trustee’s duties and obligations to the successor Indenture Trustee will be paid by the successor Indenture Trustee.

Duties of Indenture Trustee

Except during the continuance of an Indenture Default, the Indenture Trustee for each series of Notes will:

•	perform such duties, and only such duties, as are specifically set forth in the related Indenture,

•	rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee that conform to the requirements of the related Indenture, and

•

examine any such certificates, statements, opinions or other instruments that are specifically required to be furnished to an Indenture Trustee by the related Indenture to determine whether or not they conform to the requirements of the related Indenture and the other Basic Documents to which the Indenture Trustee is a party.

Upon the continuance of an Indenture Default with respect to a series of Notes, the related Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation and Indemnity

The Administrative Agent or, to the extent described in “Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments” and “Distributions on the Notes — Indenture Defaults” in the accompanying Prospectus Supplement, the Issuing Entity for each series of Notes will:

•	pay the related Indenture Trustee from time to time reasonable compensation for its services,

•	reimburse the related Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee, and

•	indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the performance of its duties as Indenture Trustee.

No Indenture Trustee for any series of Notes will be indemnified by the Issuing Entity or the Administrative Agent against any loss, liability or expense incurred by it (i) relating to any income or similar taxes on any fees payable to the Indenture Trustee pursuant to the Indenture; (ii) arising from the breach by the Indenture Trustee of any of its representations or warranties set forth in the Basic Documents; (iii) arising in connection with the performance by the Indenture Trustee of the duties of a successor servicer under the Servicing Agreement; or (iv) through its own willful misconduct, negligence or bad faith, except that such Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts,

•	with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the related Noteholders in accordance with the terms of the related Indenture, and

•	for interest on any money received by it except as the Indenture Trustee and the related Issuing Entity may agree in writing.

The Indenture Trustee for each series of Notes will not be deemed to have knowledge of any event unless an officer of that Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the related Indenture.

Access to Noteholder Lists

If Definitive Notes are issued for a series of Notes in the limited circumstances set forth in “Additional Information Regarding the Notes — Definitive Notes” in this Prospectus, and the Indenture Trustee for that series of Notes is not the Note registrar, the related Issuing Entity will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the related Noteholders:

•	as of each record date for that series, within five days after the applicable record date and

•	within 30 days after receipt by the Issuing Entity of a written request for that list, as of not more than ten days before that list is furnished.

Annual Compliance Statement

Each Issuing Entity will be required (i) to cause the Servicer to deliver an annual written statement to the related Indenture Trustee certifying the fulfillment of its obligations under the Servicing Agreement, and (ii) to deliver to the Indenture Trustee an officer’s certificate certifying the fulfillment of its obligations under the related Indenture in all material respects.

Reports and Documents by Indenture Trustee to Noteholders

The Indenture Trustee for each series of Notes will be required to mail each year to the related Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the outstanding principal amount, the interest rate on the Notes and the Note Final Scheduled Payment Date in respect of each class of Notes, the indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by the Indenture Trustee that materially affects the Notes of the related series and that has not been previously reported. The Indenture Trustee for each series of Notes will also deliver, at the expense of the related Issuing Entity, to each Noteholder of that series such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee for each series of Notes will be required to furnish to any related Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Basic Documents.

If required by TIA Section 313(a), within 60 days after each March 31, beginning in the year stated in the applicable Indenture, the Indenture Trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Under the Servicing Agreement, each Issuing Entity will cause the Servicer to deliver to the Indenture Trustee, the Owner Trustee and each paying agent, if any, on or prior to the related payment date, a report describing distributions to be made to the Noteholders for the related Collection Period and Accrual Period. The form of such report will be described in the accompanying Prospectus Supplement. The Indenture Trustee will make such reports available to the Noteholders pursuant to the terms of the Indenture.

Satisfaction and Discharge of Indenture

The Indenture for a series of Notes will be discharged with respect to the collateral securing those Notes upon the delivery to the related Indenture Trustee for cancellation of all of such Notes or, subject to certain exceptions, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of those Notes and satisfaction of certain other conditions set forth in the Indenture.

Amendment and Notices

The Indenture may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Notes of that series voting together as a single class or (B) such amendment will not materially and adversely affect such Noteholders and (ii) any amendment that adversely affects the interests of the related Certificateholder, the Indenture Trustee, the Owner Trustee, the Servicer or the Administrative Agent, will require the prior written consent of each person whose interests are adversely affected. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related Indenture may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the

Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the interests of the Noteholders of a series if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Depositor delivers an officer’s certificate to the Indenture Trustee stating that such amendment will not materially and adversely affect such Noteholders. However, for so long as any Notes of a series are outstanding, the related Issuing Entity’s rights in the related SUBI Certificate will be subject to the lien of the Indenture. Therefore, the Indenture Trustee will be the holder of the SUBI Certificate for purposes of determining whether any proposed amendment to the related SUBI Trust Agreement, the Servicing Agreement or the Trust Agreement will materially adversely affect the interests of the holders of such SUBI Certificate. The consent of the Certificateholder of a series or the related Owner Trustee or the Servicer or the Administrative Agent will be deemed to have been given if the Depositor does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or indemnities under the Basic Documents or otherwise.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

Under the Indenture, the Indenture Trustee will be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to the Indenture Trustee an officer’s certificate to that effect, and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

In addition, without the consent of each Noteholder affected thereby, no amendment or supplemental indenture may, among other things:

•	change the Note Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto;

•	reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Noteholders of which is required for any such amendment or supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of the Indenture or Indenture Defaults thereunder and their consequences provided for in the Indenture;

•	modify or alter the provisions of the proviso of the term “Outstanding”;

•	reduce the percentage of the aggregate outstanding principal amount of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell the Issuing Entity’s Estate pursuant to the Indenture after an Indenture Default, if the proceeds of such sale would be insufficient to pay the aggregate outstanding principal amount of the Notes plus accrued but unpaid interest on the Notes;

•

modify any provision of the section in the Indenture permitting amendments with Noteholder consent, except to increase any percentage specified therein or to provide that certain additional provisions of the Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

•	modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Issuing Entity’s Estate or, except as otherwise permitted or contemplated therein, terminate the lien of the Indenture on any property at any time subject thereto or deprive any Noteholder of the security provided by the lien of the Indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the Indenture.

Any demand, notice or communication to be delivered pursuant to the Indenture or the other Basic Documents to any Rating Agency will be deemed to be delivered if a copy of that demand, notice or communication has been posted on any website maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement pursuant to which the Issuing Entity of a series will be created and Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The provisions of any Trust Agreement may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

If the Issuing Entity for a given series has issued Certificates pursuant to a Trust Agreement, the related Owner Trustee will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder” and together with the Noteholders, the “Securityholders”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Basic Documents applicable to that series.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the related Trust Agreement or the other Basic Documents that are required to be performed by:

•	the Servicer under the related Servicing Agreement or the related SUBI Supplement,

•	the Depositor under the related Trust Agreement, the Indenture, the Servicing Agreement or the SUBI Certificate Transfer Agreement,

•	the Administrative Agent under the Trust Administration Agreement, or

•	the Indenture Trustee under the related Indenture.

The Owner Trustee for each Issuing Entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related Issuing Entity’s Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to the related Trust Agreement, (ii) the other Basic Documents to which the Issuing Entity or the Owner Trustee is a party, and (iii) any document or instruction delivered to that Owner Trustee pursuant to the related Trust Agreement. In particular, the Owner Trustee for each Issuing Entity will not transfer, sell, pledge, assign or convey the related SUBI Certificate except as specifically required or permitted by the Basic Documents relating to that series.

Restrictions on Actions by the Owner Trustee

The Owner Trustee of each Issuing Entity may not:

•	initiate or settle any claim or lawsuit involving that Issuing Entity, unless brought by the Servicer to collect amounts owed under a Lease,

•	amend the related Certificate of Trust for an Issuing Entity (unless such amendment is required to be filed under applicable law),

•	amend the related Indenture in circumstances where the consent of any Certificateholder of the related series or the Hedge Counterparty, if any, is required and such consent has not been granted,

•	amend any Basic Document other than pursuant to, and in accordance with, the amendment provision set forth in such Basic Document, or

•	appoint a successor Owner Trustee or Indenture Trustee

unless (1) the Owner Trustee provides 30 days’ written notice thereof to the Certificateholders, and (2) the Owner Trustee has not received notice from at least 25% of the Certificateholders (including any Certificateholders that are the Depositor, the Servicer or their affiliates) of that series that they object in writing to any such proposed amendment within 30 days of that notice.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The Owner Trustee of each Issuing Entity may not, except upon the direction of all of the Certificateholders, (a) remove the Administrative Agent, (b) appoint a successor administrative agent, (c) remove the Servicer with respect to the related SUBI Assets or (d) sell the related SUBI Certificate after the termination of the related Indenture.

The right of the Depositor or the Certificateholders of a series to take any action affecting the related Issuing Entity’s Estate will be subject to, as applicable, the rights of the Indenture Trustee under the related Indenture.

Restrictions on Certificateholders’ Powers

The Certificateholders of a series will not direct the related Owner Trustee, and the Owner Trustee is not obligated to follow any direction from the Certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligations of the Issuing Entity for that series or the Owner Trustee under the related Trust Agreement or any of the other Basic Documents applicable to that series or (ii) would be contrary to the purpose of the Issuing Entity for that series.

Resignation and Removal of the Owner Trustee

The Owner Trustee of each Issuing Entity and any successor thereto must at all times:

•	have a combined capital and surplus of at least $50 million,

•	be subject to supervision or examination by federal or state authorities, and

•	be an entity authorized to exercise trust powers in the State of Delaware.

If at any time the Owner Trustee ceases to be eligible in accordance with the Trust Agreement, or if the Depositor, by unilateral act, decides to remove the Owner Trustee and provides the Owner Trustee with notice thereof, or if the Owner Trustee fails to resign after written request therefor by the Administrative Agent, the

Depositor or each person whose name the asset backed certificate issued pursuant to the Trust Agreement is registered (the “Trust Certificateholders”) holding not less than a majority interest of such trust certificates, or if at any time the Owner Trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property is appointed, or any public officer takes charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may, but will not be required to, remove the Owner Trustee.

In addition, the Owner Trustee of each Issuing Entity may resign at any time upon written notice to the Administrative Agent, the Servicer, the Depositor, the related Indenture Trustee and the Certificateholder of that series. Upon the resignation or removal of the Owner Trustee, the Depositor will be obligated to appoint a successor Owner Trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor Owner Trustee’s duties and obligations to the successor Owner Trustee will be paid by the successor Owner Trustee.

Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet the eligibility requirements listed above.

Termination

The Trust Agreement for each Issuing Entity will terminate upon (a) the final distribution of all funds or other property or proceeds of the related Issuing Entity’s Estate in accordance with the terms of the related Indenture and the related Trust Agreement, or (b) at the option of the Servicer, a purchase of the related SUBI Certificate and other assets from the Issuing Entity (which option may only be exercised if certain conditions specified in the accompanying Prospectus Supplement are satisfied) (an “Optional Purchase”) and final distribution to the Securityholders of all amounts required to be paid to them under the Indenture and the Trust Agreement. See “Additional Information Regarding the Securities — Optional Purchase” in the accompanying Prospectus Supplement.

Liabilities and Indemnification

The Administrative Agent shall indemnify the Owner Trustee of each Issuing Entity, the certificate registrar and any paying agent and their respective successors, assigns, agents, officers and employees (the “Indemnified Parties”) for any losses, liabilities or expenses incurred by or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust estate, the administration of the Owner Trust estate or the action or inaction of the Owner Trustee under the related Trust Agreement. Any amounts due and owing to the Indemnified Parties under the Trust Agreement shall constitute an obligation of the Issuing Entity and a claim upon the Owner Trust estate only to the extent such amounts are payable pursuant to the Basic Documents. The Administrative Agent shall not be entitled to make any claim upon the related Issuing Entity’s Estate for the payment of any such liabilities or indemnified expenses. The Administrative Agent shall not be liable for or required to indemnify the Indemnified Party for expenses arising from any income taxes or fees payable to that Owner Trustee; resulting from the willful misconduct, bad faith or negligence of the Indemnified Party; or for the inaccuracy of any representation or warranty of such Owner Trustee in the related Trust Agreement. The Owner Trustee of each Issuing Entity will not be liable for:

•	any error in judgment of an officer of that Owner Trustee made in good faith, unless it is proved that such officer was negligent in ascertaining the facts,

•	any action taken or omitted to be taken in accordance with the instructions of any related Certificateholder, the related Indenture Trustee, if any, the Depositor, the Administrative Agent or the Servicer,

•	payments on the related series of Securities in accordance with their terms,

•	the default or misconduct of the Administrative Agent, the Servicer, the Depositor or the related Indenture Trustee, if any, or

•	special, consequential or punitive damages, including without limitation, lost profits.

No provision in the Trust Agreement or any other Basic Document will require the Owner Trustee of any Issuing Entity to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the related Trust Agreement or under any other Basic Document if the Owner Trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the Owner Trustee of each Issuing Entity will not be responsible for or in respect of the validity or sufficiency of the related Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related Issuing Entity’s Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the Certificates of the related series, and the Owner Trustee of each Issuing Entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Securityholder or any third party dealing with the Issuing Entity or the Issuing Entity’s Estate, other than as expressly provided for in the related Trust Agreement and the other Basic Documents for that series.

Amendment

The Trust Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Notes voting together as a single class, or (B) such amendment will not materially and adversely affect such Noteholders, and (ii) any amendment that materially and adversely affects the interests of the Certificateholder, the Servicer or the Indenture Trustee will require the prior written consent of the persons whose interests are materially and adversely affected, provided, further that an Opinion of Counsel will be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding Notes for federal income tax purposes, or cause the related Issuing Entity or the SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related Trust Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the interests of the Noteholders of the related series if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Depositor delivers an officer’s certificate to the Indenture Trustee stating that the amendment will not materially and adversely affect such Noteholders. The consent of the Certificateholder or the Servicer will be deemed to have been given if the Depositor, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, with respect to any series of Notes, no amendment to the Trust Agreement will (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the holder of such Note, or (ii) reduce the aggregate outstanding principal amount of the outstanding Notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal amount of the outstanding Notes which were required to consent to such matter before giving effect to such amendment.

The Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of no less than 66 2/3% of all outstanding Certificates of a series (provided that if the Depositor and its affiliates do not hold all of the Certificates, then the Certificates held by the Depositor and its affiliates will not be deemed Outstanding for purposes of that amendment provision) to approve any trust purpose with respect to the related Issuing Entity in addition to the purpose of conserving the Owner Trust estate and collecting and disbursing periodic income for the use and benefit of the Certificateholders, upon not less than 90 days notice to each Rating

Agency and each Noteholder and subject to each of (1) the prior written notice to each Rating Agency of such action, and (2) the consent of the holders of at least 66 2/3% of all outstanding Notes (including such Notes, if any, owned by the Issuing Entity, the Depositor, the Servicer (as long as NMAC or an affiliate is the Servicer) and their respective affiliates), and provided, further that an opinion of counsel will be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding Notes for federal income tax purposes, or cause the related Issuing Entity or the SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Under the Trust Agreement, the Owner Trustee will not be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the Owner Trustee an officer’s certificate to that effect, and the Owner Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE SUBI TRUST AGREEMENT

The following summary describes material terms of the Titling Trust Agreement, as supplemented by a SUBI Supplement for each series of Notes, pursuant to which the SUBI will be allocated to that series of Notes. The Titling Trust Agreement and a form of the SUBI Supplement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any SUBI Supplement may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the SUBI Trust Agreement.

The SUBI, Other SUBIs and the UTI

The UTI Beneficiary is the initial beneficiary of the Titling Trust. The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Titling Trustee, in trust, Titling Trust Assets. The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Titling Trust Assets other than Titling Trust Assets allocated to a SUBI (the “UTI Assets”). The UTI Beneficiary may in the future create and sell or pledge one or more SUBIs in connection with financings similar to the transaction described in this Prospectus and the accompanying Prospectus Supplement or other transactions. Each holder or pledgee of the UTI will be required to expressly waive any claim to all Titling Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Titling Trust Assets if the waiver is not given full effect. Each holder or pledgee of a SUBI will be required to expressly waive any claim to all Titling Trust Assets, except for the related SUBI Assets, and to fully subordinate those claims to the Titling Trust Assets if the waiver is not given effect. Except under the limited circumstances described under “Additional Legal Aspects of the Titling Trust and the SUBI — The SUBI” in this Prospectus, the assets of a SUBI allocated to a series of Notes will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Assets of Other SUBIs (the “Other SUBI Assets”) will not be available to make payments in respect of, or pay expenses relating to, the Titling Trust Assets or that particular SUBI.

Each SUBI will be created pursuant to a supplement to the Titling Trust Agreement, which will amend the Titling Trust Agreement only with respect to that SUBI or other SUBIs to which it relates. The SUBI Supplement will amend the Titling Trust Agreement only as it relates to that SUBI. No other supplement to the Titling Trust Agreement will amend the Titling Trust Agreement as it relates to such SUBI.

All Titling Trust Assets, including assets of each SUBI, will be owned by the Titling Trustee on behalf of the beneficiaries of the Titling Trust. The SUBI Assets allocated to each series of Notes will be segregated from the rest of the Titling Trust Assets on the books and records of the Titling Trust and the Servicer, and the holders of other beneficial interests in the Titling Trust — including the UTI and any Other SUBIs — will have no rights in or to those SUBI Assets. Liabilities of the Titling Trust will be respectively allocated to the SUBI Assets for each Trust and the UTI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all Titling Trust Assets if incurred with respect to the Titling Trust Assets generally.

Special Obligations of the UTI Beneficiary

The UTI Beneficiary will be liable for all debts and obligations arising with respect to the Titling Trust Assets or the operation of the Titling Trust, except that its liability with respect to any pledge of the UTI and any assignee or pledgee of a SUBI and the related SUBI Certificate will be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiary pays or suffers any liability or expense with respect to the Titling Trust Assets or the operation of the Titling Trust and to the extent such liability or expense was not caused by the willful misconduct or bad faith of the UTI Beneficiary, the UTI Beneficiary will be indemnified, defended and held harmless out of the assets of the Titling Trust against any such liability or expense, including reasonable attorneys’ fees and expenses.

Titling Trustee Duties and Powers; Fees and Expenses

Under the SUBI Trust Agreement, the Titling Trustee will be required (a) to apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary or appropriate to carry out its duties as Titling Trustee, and (b) when required by applicable state law or administrative practice, to file or cause to be filed applications for certificates of title as are necessary or appropriate so as to cause the Titling Trust or the Titling Trustee on behalf of the Titling Trust to be recorded as the owner or holder of legal title of record to the Leased Vehicles owned by the Titling Trust. Except during the continuance of an event of default as defined under the SUBI Trust Agreement, the Titling Trustee need perform only those duties specifically set forth in the SUBI Trust Agreement. During the continuance of an event of default as defined under the SUBI Trust Agreement, the Titling Trustee shall exercise such of the rights and powers vested in it by the SUBI Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such prudent person’s own affairs. No provision of the SUBI Trust Agreement shall be construed to relieve the Titling Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct.

The Titling Trustee will make no representations as to the validity or sufficiency of any SUBI or the related SUBI Certificate — other than the execution and authentication of the SUBI Certificate — or of any Lease, Leased Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the Accounts relating to one or more SUBIs and the UTI. The Titling Trustee will not independently verify any Leases or Leased Vehicles. The duties of the Titling Trustee will generally be limited to the acceptance of assignments of leases, the titling of vehicles in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust, the creation of one or more SUBIs and the UTI, the creation of the Collection Account relating to a SUBI and other accounts, except as otherwise provided in a SUBI Supplement the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the SUBI Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement, and (as a joint and several obligation, with NILT Trust, the UTI Beneficiary and any person(s) designated as a Beneficiary of the SUBI) the filing of any financing statements to the extent necessary to perfect (or evidence) the allocation of Titling Trust Assets to a SUBI.

The Titling Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary or the holders of a majority in interest in the related SUBI, unless such party or parties have offered to the Titling Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee, will be a reimbursable expense of the Titling Trustee.

The Titling Trustee may enter into one or more agency agreements with such person or persons, including, without limitation, any affiliate of the Titling Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary. The Titling Trustee has engaged U.S. Bank as trust agent.

Under the SUBI Trust Agreement, the Trust Agent will perform each and every obligation of the Titling Trustee under the SUBI Trust Agreement.

Resignation and Removal of the Titling Trustee

The Titling Trustee may not resign without the express written consent of the UTI Beneficiary, which consent will not be unreasonably withheld. The UTI Beneficiary at its discretion may remove the Titling Trustee, or may remove the Titling Trustee if at any time the Titling Trustee ceases to be (i) a corporation organized under the laws of the United States or any state, (ii) qualified to do business in the states required in writing by the Servicer or (iii) acceptable to each Rating Agency. In addition, the UTI Beneficiary may remove the Titling Trustee if (A) any representation or warranty made by the Titling Trustee under the Titling Trust Agreement was untrue in any material respect when made, and the Titling Trustee fails to resign upon written request by the UTI Beneficiary, (B) at any time the Titling Trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Titling Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Titling Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Titling Trustee, the UTI Beneficiary will promptly appoint a successor titling trustee . Any resignation or removal of the Titling Trustee and appointment of a successor titling trustee will not become effective until acceptance of appointment by the successor titling trustee.

Any successor titling trustee will execute and deliver to the Servicer, the predecessor titling trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Titling Trustee. Upon accepting its appointment as successor titling trustee, the successor titling trustee will mail a notice of its appointment to each party entitled to notice under the SUBI Trust Agreement and each Rating Agency (by mailing a notice to the Servicer to deliver to each Rating Agency).

Indemnity of Titling Trustee and Trust Agent

The Titling Trustee and the Trust Agent will be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation (collectively, a “loss”), arising out of or incurred in connection with (a) any of the Titling Trust Assets, including, without limitation, any loss relating to the leases or the leased vehicles, any personal injury or property damage claims arising with respect to any leased vehicles or any loss relating to any tax arising with respect to any Titling Trust Asset, or (b) the Titling Trustee’s or the Trust Agent’s acceptance or performance of the Issuing Entity’s duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, neither the Titling Trustee nor the Trust Agent will be indemnified or held harmless out of the Titling Trust Assets as to such a loss:

•	for which the Servicer will be liable under the related SUBI Trust Agreement,

•	incurred by reason of the Titling Trustee’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Titling Trustee’s breach of its respective representations and warranties made in the Titling Trust Agreement or any Servicing Agreement.

Termination

The Titling Trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the Titling Trustee will terminate upon the later to occur of the full payment of all amounts owed under the Titling Trust Agreement, all of the Trust Agreements and Indentures and any financing in connection with all SUBIs.

Issuing Entity as Third-Party Beneficiary

As the holder of a SUBI Certificate, each Issuing Entity will be a third-party beneficiary of the SUBI Trust Agreement. Therefore, the Issuing Entity may, and, upon the direction of holders of the related Notes and, if any,

Certificates holding at least a majority of the aggregate unpaid principal amount of such Notes, unless a higher percentage is required by the related Trust Agreement or the Indenture, voting together as a single class, will exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the related SUBI. However, during the term of the Indenture relating to a series of Notes, the Issuing Entity will pledge the related SUBI Certificate to the Indenture Trustee and any action with respect to that SUBI must be approved by the related Noteholders in such percentage as is required by the Indenture.

Amendment

The SUBI Trust Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding amount of the Notes of that series voting together as a single class or (B) such amendment will not materially and adversely affect such Noteholders, and (ii) any amendment that adversely affects the interests of the related Certificateholder, the Indenture Trustee or the Owner Trustee will require the prior written consent of each person whose interests are adversely affected. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related SUBI Trust Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the Noteholders of a series if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Servicer delivers an officer’s certificate to the Indenture Trustee stating that the amendment will not materially and adversely affect such Noteholders. The consent of the Certificateholder of a series or the related Owner Trustee will be deemed to have been given if the Servicer does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, no amendment to the SUBI Trust Agreement will (i) reduce the interest rate or principal amount of any Note, change the due date of any installment of principal of or interest on any Note, or the Redemption Price, without the consent of the holder of such Note, or (ii) reduce the aggregate outstanding principal amount of the outstanding Notes, the holders of which are required to consent to any matter, without the consent of the holders of at least the majority of the aggregate outstanding principal amount of the outstanding Notes which were required to consent to such matter before giving effect to such amendment.

Under the SUBI Trust Agreement, none of the trustee of NILT Trust, the Trust Agent, or the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of NILT Trust, the Trust Agent, and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE SERVICING AGREEMENT

The following summary describes material terms of the Basic Servicing Agreement and the supplement to the Basic Servicing Agreement in connection with each series of Notes. The Basic Servicing Agreement and a form of the servicing supplement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any supplement to the Basic Servicing Agreement may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Servicing Agreement.

General

Under the Servicing Agreement for each Issuing Entity, the Servicer will perform on behalf of the Titling Trust all of the obligations of the lessor under the Leases, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles and servicing the Leases, including accounting for collections, furnishing periodic statements to the Titling Trustee with respect to distributions and generating federal and state income tax information. In this regard, the Servicer will make commercially reasonable efforts to collect all amounts due on or in respect of the Leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the Leases with the same degree of care and diligence as (i) NMAC employs in servicing leases and leased vehicles serviced by NMAC in its own account that are not assigned to the Titling Trust, or (ii) if NMAC is no longer the Servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others. Each Trust will be a third-party beneficiary of the related Servicing Agreement. Consistent with the foregoing, the Servicer may in its discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a Lease. Administrative Charges are additional compensation payable to the Servicer. See “— Servicing Compensation” in this Prospectus. Accordingly, the amount of Administrative Charges actually waived by the Servicer during any Collection Period will not be included in the Collections received by the Servicer for any series of Notes. See “— Collections” in this Prospectus.

The Servicing Agreement for each Issuing Entity will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of Leases and Leased Vehicles and take all necessary steps to maintain evidence of the Titling Trust’s ownership on the certificates of title to the Leased Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property, real or personal, tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Leases and NMAC’s own portfolio of leases, the Titling Trustee will appoint the Servicer as its agent, bailee and custodian of the Leases, the certificates of title relating to the Leased Vehicles, the insurance policies and insurance records and other documents related to the Leases and the related Lessees and Leased Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Servicer, including leases and vehicles that are UTI Assets or Other SUBI Assets. The accounting records and computer systems of NMAC will reflect the allocation of the Leases and Leased Vehicles to the SUBI and the interest of the holders of the related SUBI Certificate therein.

Accounts

The Servicer will establish and maintain with respect to each series of Notes one or more accounts (each, a “Collection Account”) in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which payments received on or in respect of the Leases and the Leased Vehicles and amounts released from any reserve account or other form of credit enhancement will be deposited for payment to the related Noteholders.

The accounts to be established with respect to each Issuing Entity, including any reserve account and related Collection Accounts, will be described in the accompanying Prospectus Supplement.

Collections

General. Under the Servicing Agreement for each Issuing Entity, except as otherwise permitted under the Monthly Remittance Condition as described under “— Monthly Remittance Condition” in this Prospectus, below, the Servicer will deposit collections received into the related Collection Account within two business days of identification thereof. “Collections” with respect to any Collection Period for each series of Notes will include all net collections collected or received in respect of the related SUBI Assets during such Collection Period, which are allocable to the related series of Notes and Certificates, including (in each case to the extent not duplicative):

(1)	all Monthly Payments and Payments Ahead (when such Payments Ahead are received), amounts paid to the Servicer to purchase a Leased Vehicle and other payments under the Leases (other than Administrative Charges),

(2)	all Repurchase Payments,

(3)	all Pull-Forward Payments,

(4)	all Reallocation Payments,

(5)	all Residual Value Surplus,

(6)	all Excess Mileage and Excess Wear and Tear Charges,

(7)	all Monthly Sale Proceeds,

(8)	all Net Liquidation Proceeds,

(9)	all Net Insurance Proceeds,

(10)	all Recoveries,

(11)	all Remaining Net Auction Proceeds, and

(12)	all Remaining Payoffs.

“Auction Proceeds” will mean, with respect to each Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Early Termination Purchase Option Price” will mean, with respect to any Lease that is terminated prior to its Lease Maturity Date, the amount paid by the related obligor or a Dealer to purchase the related Leased Vehicle.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related Dealer agreement, receipt of insurance proceeds and application of the related Security Deposit and the proceeds of any disposition fees or other related proceeds.

“Monthly Early Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for Leased Vehicles with respect to which the related Leases were terminated and that were sold in such Collection Period on or after the termination of the related Leases prior to their respective Lease Maturity Dates, reduced by amounts required to be remitted to the related lessees under applicable law.

“Monthly Sales Proceeds” will mean the sum of the Monthly Early Termination Sale Proceeds and the Monthly Scheduled Termination Sale Proceeds.

“Monthly Scheduled Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or Dealers if either the lessee or a Dealer elects to purchase a Leased Vehicle for its contract residual following a termination of the related Lease at its Lease Maturity Date and (ii) Net Auction Proceeds received by the Servicer during such Collection Period for Leased Vehicles that matured and were sold in such Collection Period on or after the termination of the related Leases at their respective Lease Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related lessees under applicable law.

“Net Auction Proceeds” will mean with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds, reduced by the related Disposition Expenses, and in the case of a Matured Vehicle, any outstanding Sales Proceeds Advance.

“Payment Ahead” will mean any payment of all or a part of one or more Monthly Payments remitted by a lessee with respect to a Lease in excess of the Monthly Payment due with respect to such Lease, which amount the lessee has instructed the Servicer to apply to Monthly Payments due in one or more subsequent Collection Periods; provided however that such payments shall exclude Pull-Forward Payments.

“Recoveries” will mean, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to Leases that (a) became Liquidated Leases before such Collection Period and (b) have reached their respective Lease Maturity Dates or were terminated as a result of Early Lease Terminations before such Collection Period and with respect to which the proceeds from the sale of the related Leased Vehicles were received before such Collection Period, minus any amounts remitted to the related lessees as required by law.

“Reimbursable Expenses,” means, with respect to each Lease or Leased Vehicle allocated to a SUBI, the costs or expenses incurred by the Servicer (including a legal proceeding to repossess the Leased Vehicle) will include any costs or expenses incurred by the Servicer in any proceedings in connection with the related Defaulted Vehicle. The Servicer will be entitled to reimbursement for Reimbursable Expenses (i) by deducting Reimbursable Expenses prior to depositing the amounts distributable to the related Issuing Entity into the related Collection Account if permitted to do so under the related Servicing Supplement, or (ii) from amounts on deposit in the Collection Account by delivering the officer’s certificate described in “Security for the Notes — The Accounts — Withdrawals from the SUBI Collection Account,” in the accompanying Prospectus Supplement.

“Remaining Net Auction Proceeds” will mean Net Auction Proceeds less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” will mean amounts paid to the Servicer to purchase Leased Vehicles, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

“Residual Value Surplus” for each Leased Vehicle that is returned to the Servicer following the termination of the related Lease at its Lease Maturity Date or an Early Lease Termination, will mean the positive difference, if any, between (a) the Net Auction Proceeds from the sale of the Leased Vehicle plus all Net Insurance Proceeds and (b) the Securitization Value of such Leased Vehicle at the related date of termination.

Monthly Remittance Condition. With respect to each Issuing Entity, the Servicer will deposit all payments (including any Repurchase Payments made by the Servicer) on the related Leases and Leased Vehicles collected during the collection period specified in the accompanying Prospectus Supplement (each, a “Collection Period”) into the related Collection Account within two business days of identification thereof. However, so long as NMAC is the Servicer, if each condition to making monthly deposits as may be required by the related Servicing Agreement (including the absence of any Servicer Default and the satisfaction of other conditions specified in the related

Servicing Agreement) is satisfied, the Servicer may retain such amounts received during a Collection Period until the Business Day preceding the Payment Date such amounts are required to be disbursed. Notwithstanding the foregoing, if a subsequent Public ABS Transaction sets forth alternative conditions for making monthly deposits to the related Collection Account, then, if the rating agency condition specified in the Servicing Agreement for the subsequent Public ABS Transaction is satisfied, the Servicer will no longer be bound by the conditions to making monthly deposits as required by the Servicing Agreement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the related Collection Account, certain advances previously paid to the related Issuing Entity. Except in certain circumstances described in the related Servicing Agreement, pending deposit into the related Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors — You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this Prospectus.

Net Deposits. NMAC (as Servicer or in any other capacity) will be permitted to deposit into the related Collection Account only the net amount distributable to the Issuing Entity on the related Deposit Date. The Servicer will, however, account to the Issuing Entity, the related Titling Trustee, the Trust Agent, the Owner Trustee, the Indenture Trustee and the Noteholders and the Certificateholder as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts. If the Servicer were unable to remit the funds with respect to any series of Notes as described above, the related Noteholders might incur a loss. See “Risk Factors — You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this Prospectus.

Sale and Disposition of Leased Vehicles

Under the Servicing Agreement for each Issuing Entity, the Servicer, on behalf of the related Issuing Entity, will sell or otherwise dispose of (a) Leased Vehicles returned to, or repossessed by, the Servicer in connection with Credit Terminations (each, a “Defaulted Vehicle”) and (b) Leased Vehicles returned to the Servicer at the scheduled end of the related leases and in connection with Lessee Initiated Early Terminations and Casualty Terminations (each, a “Matured Vehicle”). In connection with such sale or other disposition, within two business days of receipt (unless the Monthly Remittance Condition is met), the Servicer will deposit into the related Collection Account all Net Auction Proceeds received during the related Collection Period. However, so long as the Servicer is making Sale Proceeds Advances, the Servicer may retain all Net Auction Proceeds received during a Collection Period until such amounts are required to be disbursed on the next Payment Date.

Immediately prior to the sale or disposition of a Matured Vehicle or a Defaulted Vehicle, the Servicer may reallocate such Matured Vehicle or Defaulted Vehicle to the UTI for purposes of implementing NMAC’s LKE program. In connection with such reallocation, NILT Trust, as the UTI Beneficiary, will cause to be deposited into the related Collection Account the Reallocation Payments no later than two business days after such reallocation (unless the Monthly Remittance Condition is met). Upon receipt of the Reallocation Payments, the related Issuing Entity will have no claim against or interest in such Defaulted Vehicle or Matured Vehicle.

Purchase of Leases Before Their Lease Maturity Dates

In addition to reallocations of Leases and related Leased Vehicles under the circumstances described under “The Leases — Representations, Warranties and Covenants” in this Prospectus, if the Servicer grants a Term Extension with respect to a Lease, the Servicer will be required to (i) direct the Titling Trustee to reallocate from the related SUBI to the UTI or to an Other SUBI, or to convey to the Servicer, that Lease and related Leased Vehicle or cause to be conveyed to the Servicer that Lease and related Leased Vehicle on the related Deposit Date, and (ii) remit to the related Collection Account an amount equal to the Repurchase Payment with respect to that Lease. If a lessee changes the domicile of or title to a Leased Vehicle to a Restricted Jurisdiction, the Servicer will be required to reallocate, or cause to be reallocated, a Lease and the related Leased Vehicle from the related SUBI to the UTI or to an Other SUBI, or otherwise to convey such Lease and related Leased Vehicle to the Servicer, and remit to the related Collection Account an amount equal to the Repurchase Payment with respect to that Lease.

Notification of Liens and Claims

The Servicer will be required to notify as soon as practicable the Depositor (if NMAC is not acting as the Servicer), the related Indenture Trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor, the Issuing Entity or the Titling Trust in any Lease or Leased Vehicle. When the Servicer becomes aware of any such lien or claim with respect to any Lease or Leased Vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.

Advances

To the extent provided in the accompanying Prospectus Supplement, if payment on a Lease is not received in full by the end of the month in which it is due, the Servicer, subject to limitations set forth below, on each Deposit Date, is obligated to make, by deposit into the Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of the related Leased Vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of Leases relating to certain Matured Vehicles. As used in this Prospectus, an “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Leases and, accordingly, in respect of the Notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the Servicer, without interest, as described below and in the accompanying Prospectus Supplement.

Monthly Payment Advances. If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the Servicer may be required to advance the difference between (a) the amount of the Monthly Payment due, and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes (each, a “Monthly Payment Advance”). The Servicer will be required to make a Monthly Payment Advance only to the extent that it determines that the Monthly Payment Advance will be recoverable from future payments or collections on the related Lease or Leased Vehicle or otherwise.

The Servicer will be entitled to reimbursement of all Monthly Payment Advances from (a) subsequent payments made by the related lessee in respect of the Monthly Payment due or (b) if the Monthly Payment Advance has been outstanding for at least 90 days after the end of the Collection Period in respect of which such Monthly Payment Advance was made, from the related Collection Account.

Sales Proceeds Advances. If the Servicer does not sell or otherwise dispose of a Leased Vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date, the Servicer may be required to advance to the Issuing Entity an amount equal to, if the related Lease (i) terminated early but is not a Lease in default, the Securitization Value, and (ii) relates to a Leased Vehicle that matured on its scheduled termination date, the Base Residual (each, a “Sales Proceeds Advance”). The Servicer will be required to make a Sales Proceeds Advance only to the extent that it determines that the Sales Proceeds Advance will be recoverable from future payments or collections on the related Lease or Leased Vehicle or otherwise.

If the Servicer sells a Matured Vehicle after making a Sales Proceeds Advance, the Net Auction Proceeds will be paid to the Servicer up to the amount of the Securitization Value of the related Leases, and the Residual Value Surplus will be deposited into the related Collection Account. If the Net Auction Proceeds are insufficient to reimburse the Servicer for the entire Sales Proceeds Advance, the Servicer will be entitled to reimbursement of the difference from the Collections on the related SUBI Assets, in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance.

If the Servicer has not sold a Matured Vehicle within six months after it has made a Sales Proceeds Advance, it may be reimbursed for that Sales Proceeds Advance from amounts on deposit in the related Collection Account. Within six months of receiving that reimbursement, if the related Leased Vehicle has not been sold, the Servicer will, if permitted by applicable law, cause that Leased Vehicle to be sold at auction and will remit the proceeds (less expenses) associated with the disposition of that Leased Vehicle to the related Collection Account.

Insurance on Leased Vehicles

Each Lease will require the related lessee to maintain in full force and effect during the related Lease Term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee. Additionally, the Lease requires that the lessee maintain vehicle liability insurance in amounts equal to the greater of the amount prescribed by applicable state law, or industry standards, as set forth in the related Lease (to the extent permitted by applicable law), naming the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as an additional insured.

Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a lessee fails to obtain or maintain the required insurance, the related Lease will be deemed in default under the Lease.

NMAC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the Leases on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related Lease.

Realization Upon Liquidated Leases

The Servicer will use commercially reasonable efforts to repossess and liquidate Defaulted Vehicles. Such liquidation may be effected through repossession of Defaulted Vehicles and their disposition, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights of the lessor under the related Liquidated Lease, sell the related Defaulted Vehicle in accordance with such Liquidated Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in the industry, and in each case in compliance with applicable law, and to the extent more exacting, the practices and procedure used by the Servicer in respect of leases serviced by it for its own account. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease (“Liquidation Expenses”). Proceeds from the sale or other disposition of repossessed Leased Vehicles will constitute Liquidation Proceeds and will be deposited into the related Collection Account net of any reimbursable Disposition Expenses and Liquidation Expenses.

A “Liquidated Lease” will mean a Lease that is terminated and charged off by the Servicer prior to its Maturity Date following a default thereunder. Collections in respect of a Collection Period will include all Net Auction Proceeds and Net Liquidation Proceeds collected during that Collection Period.

Servicer Records, Determinations and Reports

The Servicer will retain or cause to be retained all data — including computerized records, operating software and related documentation — relating directly to or maintained in connection with the servicing of the Leases. Upon the occurrence and continuance of a Servicer Default and termination of the Servicer’s obligations under the related Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Leases to a successor servicer.

The Servicer will perform certain monitoring and reporting functions on behalf of the Depositor, the related Issuing Entity, the Trustees and the related Securityholders and the Certificateholder, including the preparation and delivery to the related Indenture Trustee, the related Owner Trustee and each related paying agent, on or before the tenth calendar day of each month or if the tenth day is not a Business Day, the next succeeding Business Day, of a certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period as described under “Distributions on the Notes — Payment Date Certificate” in the accompanying Prospectus Supplement, and the preparation and delivery of statements setting forth the information described under

“— Evidence as to Compliance” in this Prospectus, and an annual officer’s certificate specifying the occurrence and status of any Servicer Default.

Evidence as to Compliance

Under the Servicing Agreement for each Issuing Entity, the Servicer will be required to furnish to the Owner Trustee and the Indenture Trustee and each Rating Agency an annual servicer report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the applicable SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the Issuing Entity and the Servicer’s assessment report will identify any material instance of noncompliance so long as the Depositor is filing the Servicer’s assessment report with respect to the Issuing Entity under the Securities Exchange Act of 1934, as amended. Under the Servicing Agreement, on or before the last day of the third month after the end of each fiscal year of the Servicer (commencing on the first year after the issuance of the Notes), a firm of independent certified public accountants who may also render other services to the Servicer or to its affiliates will furnish to the related Issuing Entity, the Indenture Trustee and each Rating Agency with an attestation report as to such assessment report by the Servicer during the Servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement), so long as the Depositor is filing the attestation report with respect to the related Issuing Entity under the Securities Exchange Act of 1934, as amended. The form of assessment report and attestation report required under the Servicing Agreement may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC. The Servicing Agreement for each Issuing Entity will also provide for the delivery to the Indenture Trustee, each Rating Agency, and the Owner Trustee an annual servicing compliance statement, signed by an officer of the Servicer, stating that the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects and there has been no Servicer Default during the preceding 12 months ended or since the closing date in the case of the first such compliance statement — or, if there has been any Servicer Default, describing each such default and the nature and status thereof.

Copies of such statements, certificates and reports may be obtained by Noteholders or the Certificateholder by a request in writing addressed to the Indenture Trustee or the Owner Trustee, as the case may be, at the related corporate trust office. The annual servicer report, the annual attestation report, the annual Servicer’s statement of compliance and any areas of material non-compliance identified in such reports will be included in the Issuing Entity’s annual report on Form 10-K.

Servicing Compensation

The Servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets allocated to a series of Notes under the related Servicing Agreement. The Servicer will be entitled to receive a fee in respect of the related SUBI Assets described in “Additional Information Regarding the Securities — Compensation for Servicer and Administrative Agent” in the accompanying Prospectus Supplement. The Servicer will also be entitled to additional compensation in the form of (i) interest and other investment earnings (net of losses and expenses) on investment of funds in the Reserve Account and the Collection Account, and (ii) expense reimbursement, administrative fees or similar charges paid with respect to the Leases, including disposition fees and any late payment fees and extension fees now or later in effect (collectively, the “Administrative Charges”). For each series of Notes, the Servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the related Servicing Agreement and will not be entitled to reimbursement of such expenses except for unpaid Disposition Expenses, Insurance Expenses, Liquidation Expenses and Reimbursable Expenses. The Servicer will be entitled to be reimbursed for Disposition Expenses, Insurance Expenses and Liquidation Expenses by depositing only Net Insurance Proceeds, Net Auction Proceeds and Net Liquidation Proceeds into the related Collection Account. For more information regarding the reimbursement of Disposition Expenses and Insurance Expenses, you should refer, respectively, to “The Leases — Early Termination,” “Description of the Servicing Agreement — Advances” and “— Realization Upon Liquidated Leases” in this Prospectus. The Servicer will have no responsibility, however, to pay any losses with respect to any Titling Trust Assets.

The servicing fee described in “Additional Information Regarding the Securities — Compensation for Servicer and Administrative Agent” in the accompanying Prospectus Supplement will compensate the Servicer for performing the functions of a third party servicer of the Leases as an agent for the Titling Trust under the related Servicing Agreement, including collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of the related Matured Vehicles and Defaulted Vehicles, overseeing the related SUBI Assets and servicing the Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information.

Servicer Resignation and Termination

The Servicer may not resign from its obligations and duties under the related Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until the date upon which the Servicer becomes unable to act as Servicer, as specified in its resignation notice, unless a successor servicer has already assumed the Servicer’s obligations under the related Servicing Agreement. The Servicer may not assign a Servicing Agreement with respect to a series of Notes or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein, or except in connection with a consolidation, merger, conveyance, transfer or assignment made in compliance with that Servicing Agreement.

The rights and obligations of the Servicer under the related Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under “—  Servicer Defaults” in this Prospectus.

Indemnification by and Limitation of Liability of the Servicer

The Servicer will indemnify the Titling Trust, Titling Trustee, any co-trustees, the Trust Agent and the related Securityholders for any loss, liability, claim, damage or reasonable expense that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement, but only to the extent such liability arose out of the Servicer’s disregard of its obligations and duties under the Servicing Agreement.

The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Titling Trust, the Trustee or the related Securityholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement or the SUBI Trust Agreement. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. Any indemnification or reimbursement of the Servicer could reduce the amount otherwise available for distribution to Securityholders.

Servicer Defaults

“Servicer Default” under each Servicing Agreement will consist of the following:

(a)

any failure by the Servicer to deliver or cause to be delivered any required payment to (i) the related Indenture Trustee for distribution to the Noteholders, (ii) if applicable, the Owner Trustee of the related Issuing Entity for distribution to the Certificateholders, which failure continues unremedied for five Business Days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the related Indenture Trustee, the Certificateholder or Noteholders evidencing at least a majority interest of the aggregate outstanding principal amount of the outstanding Securities (which for this purpose includes Certificates held by the Issuing Entity, the

Depositor, the Servicer and their respective affiliates) of the related series, voting together as a single class; provided, however, that a failure under this clause (a) that continues unremedied for a period of ten Business Days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence,

(b)	any failure by the Servicer to duly observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of any holder of the related SUBI Certificate, the Noteholders or the Certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the outstanding Securities of the related series, voting as a single class, consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Indenture Trustee or the related holders evidencing at least a majority of the outstanding Securities of the related series, voting as a single class, or such default becomes known to the Servicer; provided, however, that a failure under this clause (b) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence,

(c)	any representation, warranty or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of the SUBI Certificate, the Noteholders or the Certificateholders of the related series, and continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the outstanding Securities of the related series, voting as a single class, consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Titling Trustee or the related holders evidencing at least a majority of the outstanding Securities of the related series, voting as a single class, or such default becomes known to the Servicer; provided, however, that a failure under this clause (c) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence, or

(d)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation in respect of the Servicer (in each case, remains unstayed and effect for a period of 90 consecutive days).

Rights Upon Servicer Default

Upon the occurrence of any Servicer Default, the sole remedy available to the holder of the related SUBI Certificate will be to direct the Titling Trustee to remove the Servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “— Removal or Replacement of the Servicer” in this Prospectus.

Removal or Replacement of the Servicer

Upon the occurrence of a Servicer Default, the Titling Trustee may, to the extent such Servicer Default relates (a) to all Titling Trust Assets, upon the direction of the holders of all SUBI Certificates and the UTI Certificate, excluding the UTI Beneficiary, terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to all Titling Trust Assets or (b) only to assets of a particular SUBI, upon the direction of the holder and pledgee of the related SUBI Certificate, terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to such SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of a SUBI Certificate will be the related Indenture Trustee acting at the direction of Noteholders of the related series holding not less than 66 2/3% of the aggregate principal amount of the Notes of that series, voting together as a single class. After the lien of the Indenture has been released, the Owner Trustee, acting at the direction of the Certificateholder, may remove the Servicer upon a Servicer Default. In each case, the Titling Trustee will effect that termination by delivering notice thereof to the Servicer, the Administrative Agent, the Depositor, the UTI beneficiary, the Certificateholders and, if applicable, any other holders of rated securities related to any Other SUBIs affected by that Servicer Default. The Administrative Agent will thereafter deliver a copy of such notice to each Rating Agency.

Upon the termination of the Servicer as a result of a Servicer Default, the Servicer, subject to that termination, will continue to perform its functions as Servicer until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer’s receipt of such notice.

In the event of a termination of the Servicer as a result of a Servicer Default with respect only to the assets of one SUBI, Noteholders holding not less than 66 2/3% of the aggregate principal amount of the related series of Notes, voting together as a single class, so long as any such series of Notes are outstanding and thereafter the Owner Trustee of the related Issuing Entity acting at the direction of the Certificateholder — will appoint a successor servicer. The Titling Trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld. If a successor servicer is not appointed by the effective date of the predecessor servicer’s resignation or termination, then the Trust Agent will act as successor servicer. If the Trust Agent is unwilling or legally unable to act as the Servicer, then the Titling Trust will be required to appoint, or petition a court of competent jurisdiction to appoint, any established entity the regular business of which includes the servicing of motor vehicle leases or retail installment contracts as the successor servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the related Leases and the Leased Vehicles to the successor services will be paid by the predecessor servicer (or, if the predecessor servicer is the Trust Agent, by NMAC).

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the related Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to the purchase of additional leases or vehicles by the Titling Trust or with respect to making advances. Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer unless the holders of the UTI and the SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent an Indenture Trustee, the Trustee of an Issuing Entity, the Noteholders of a series or (if applicable) the related Certificateholder from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the related SUBI Assets to the extent funds are available therefore in respect of the advances made.

Waiver of Past Defaults

With respect to any Servicer Default related to a series of Notes, the Trustee of the Titling Trust, acting on the direction of, so long as the lien of the Indenture is in place, the Indenture Trustee, acting at the direction of the holders of Notes evidencing 66 2/3% of the aggregate outstanding principal amount of the then outstanding Notes of the related series and thereafter, the Owner Trustee, acting at the direction of the holders of Certificates evidencing 66 2/3% of the aggregate Certificate balance of the then outstanding Certificates of the related series, may waive any default of the Servicer in the performance of its obligations under the related Servicing Agreement and, upon any such waiver, such default will cease to exist and any Servicer Default arising therefrom will be deemed to have been remedied for all purposes under the related Servicing Agreement. No such waiver will extend to any subsequent or other default.

Termination

The Servicing Agreement for each Issuing Entity will terminate upon the earlier to occur of (a) the dissolution of the Titling Trust or (b) with respect to the Servicer, but not as to the applicable successor servicer, the resignation or removal of the Servicer with respect to that SUBI in accordance with the terms of the related Servicing Agreement, which will effect a termination only with respect to the related SUBI Assets and not with respect to any other Titling Trust Assets.

Amendment

The Servicing Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Notes of that series voting together as a single class or (B) such amendment will not materially and adversely affect such Noteholders, and (ii) any amendment that materially and adversely affects the interests of the related Certificateholder, the Titling Trustee, the Delaware Trustee, the Indenture Trustee or the Owner Trustee will require the prior written consent of each person whose interests are adversely affected; provided, further, that an opinion of counsel is delivered to the Titling Trustee to the effect that after such amendment, for federal income tax purposes, the Titling Trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation and the Notes will properly be characterized as indebtedness that is secured by the assets of the related Issuing Entity. An amendment will be deemed not to materially and adversely affect the Noteholders of a series if (i) the Rating Agency Condition is satisfied with respect to such amendment or (ii) the Servicer delivers an officer’s certificate to the Indenture Trustee stating that the amendment will not materially and adversely affect such Noteholders. The consent of the Certificateholder of a series, the Delaware Trustee or the related Owner Trustee will be deemed to have been given if the Servicer does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Titling Trustee and the Indenture Trustee may, but will not be obligated to, enter into any such amendment that affects the Titling Trustee’s or the Indenture Trustee’s own rights, duties, liabilities or immunities under the Servicing Agreement or otherwise. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related Servicing Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent.

Notwithstanding the foregoing, no amendment to the Servicing Agreement will (i) reduce the interest rate or aggregate outstanding principal amount of any Note, or change the due date of any installment of principal of or interest on any Note, or the Redemption Price, without the consent of the holder of such Note, or (ii) reduce the aggregate outstanding principal amount of the outstanding Notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal amount of the outstanding Notes which were required to consent to such matter before giving effect to such amendment.

Under the Servicing Agreement, neither the trustee of the UTI beneficiary, the Titling Trustee nor the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of the UTI beneficiary, the Titling Trustee and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of the UTI beneficiary, the Titling Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE TRUST ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as administrative agent for each series of Notes (the “Administrative Agent”), will enter into an agreement (as amended and supplemented from time to time, a “Trust Administration Agreement”) with the related Issuing Entity and the Indenture Trustee pursuant to which the Administrative Agent will agree, to the extent provided in that Trust Administration Agreement, to perform the administrative obligations required to be performed by the related Issuing Entity or the Owner Trustee under the Indenture, the Trust Agreement, and certain other Basic Documents. As compensation for the performance of the Administrative Agent’s obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the Administrative Agent will be entitled to a monthly payment of compensation in an amount that will be set forth in the accompanying Prospectus Supplement, which fee will be paid by the Servicer and not from the proceeds of the Leases, Leased Vehicles or other Titling Trust Assets and which shall be solely an obligation of the Servicer. The Administrative

Agent will pay the fees and expenses of the Trustees of each related Issuing Entity and each paying agent, if any, pursuant to the Trust Agreement and the Indenture. The Trust Administration Agreement will be governed by the laws of the State of New York.

Amendment

The Trust Administration Agreement may be amended with the written consent of the Owner Trustee but without the consent of the Noteholders or the Certificateholder of a related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Administration Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, that (i) such amendment will not materially and adversely affect such Noteholders. An amendment will be deemed not to materially and adversely affect such Noteholders if (i) the Administrative Agent or the Depositor delivers an officer’s certificate to the Indenture Trustee stating that the amendment will not materially and adversely affect such Noteholders, or (ii) the Rating Agency Condition has been satisfied with respect to such amendment. The Trust Administration Agreement may also be amended with the written consent of the Owner Trustee and, (i) in the case of any amendment that does not materially and adversely affect the Noteholders, the Certificateholders evidencing at least a majority of the aggregate Certificate balance for the related series, or (ii) the Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes of the related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Trust Administration Agreement or of modifying in any manner the rights of Noteholders or Certificateholder that are not covered by the immediately preceding sentence; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Leases or distributions that are required to be made for the benefit of the Noteholders or the Certificateholder or (ii) reduce the percentage of the Noteholders or Certificateholders that are required to consent to any such amendment without the consent of the holders of all outstanding Notes and Certificates of the related series. Notwithstanding the foregoing, the Administrative Agent may not amend the Trust Administration Agreement without the permission of the Depositor, which permission will not be unreasonably withheld. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the Trust Administration Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent.

DESCRIPTION OF THE HEDGE AGREEMENT

An Issuing Entity may enter into one or more currency swap agreements, interest rate swap agreements or interest rate cap agreements, or some combination thereof (each such agreement, with respect to an interest rate swap or a currency swap, a “Swap Agreement” or, with respect to an interest rate cap, a “Cap Agreement”, and, together with the Swap Agreement, collectively, each a “Hedge Agreement”) with NMAC or an unaffiliated third-party (in the case of a Swap Agreement, the “Swap Counterparty” or, in the case of a Cap Agreement, the “Cap Provider”, and, together with the Swap Counterparty, collectively, each a “Hedge Counterparty”), in order to reduce its exposure to currency and/or interest rate risks. The provisions of the Hedge Agreement, if any, will be described in the related Prospectus Supplement.

Payments Under the Hedge Agreement

In general and as described more specifically in the accompanying Prospectus Supplement, in respect of each Hedge Agreement entered into in respect of any interest rate swap transaction, on each Payment Date the Issuing Entity will be obligated to pay the Swap Counterparty a fixed rate payment based on a specified per annum fixed rate times the notional amount of such Hedge Agreement, and the Swap Counterparty will be obligated to pay a floating rate payment based on LIBOR times the same notional amount. Payments (other than swap termination payments) due under the Hedge Agreement between the Issuing Entity and the Swap Counterparty will be exchanged on a net basis under the Hedge Agreement.

Defaults Under the Hedge Agreement

Events of default under the Hedge Agreement will include among other things: (i) the failure to make payments due under the Hedge Agreement, (ii) the occurrence of certain bankruptcy events of the Issuing Entity or certain bankruptcy or insolvency events of the Hedge Counterparty; and (iii) certain other standard events of default including misrepresentation and merger by the Hedge Counterparty without assumption of its obligations under the Hedge Agreement, all as further specified in the related Prospectus Supplement.

The Issuing Entity for each series of Notes will be required to give the related Indenture Trustee and each Rating Agency prompt written notice of each default under any Hedge Agreement on the part of the Cap Provider or Swap Counterparty, as applicable, under the related Hedge Agreement. In addition, on (i) any Payment Date on which the Issuing Entity for a series of Notes has not received from the Cap Provider or Swap Counterparty, as applicable, any amount due from the Cap Provider or Swap Counterparty on such Payment Date, (ii) the Business Day following any such Payment Date if the Issuing Entity has not yet received such amount due from the Cap Provider or Swap Counterparty, as applicable, or (iii) the Business Day on which such failure to pay by the Cap Provider or Swap Counterparty, as applicable, becomes an event of default under the related Hedge Agreement, the Issuing Entity of that series will be required to give immediate notice to the Cap Provider or Swap Counterparty, as applicable, the related Indenture Trustee and each Rating Agency.

Hedge Agreement Termination Events

Termination events under the Hedge Agreement may include, among other things, (i) illegality of the transactions contemplated by the Hedge Agreement, (ii) commencement of liquidation of the collateral (as described in the related Indenture) following an Indenture Default under the related Indenture, (iii) certain tax events, (iv) a merger or consolidation of the Hedge Counterparty into an entity with materially weaker creditworthiness, and (v) failure of the Hedge Counterparty to maintain its credit rating at certain levels, all as further specified in the related Prospectus Supplement.

Early Termination of the Hedge Agreement

Upon the occurrence of any event of default or termination event specified in the Hedge Agreement, the non-defaulting or non-affected party may elect to terminate the Hedge Agreement. If a Hedge Agreement is terminated due to an event of default or a termination event, a termination payment under the Hedge Agreement may be due to the Hedge Counterparty by the Issuing Entity or may be due to the Issuing Entity by the Hedge Counterparty.

ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE SUBI

The Titling Trust

The Titling Trust is a Delaware statutory trust and has made trust filings or obtained certificates of authority to transact business in states where, in the Servicer’s judgment, such action may be required. Because the Titling Trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors — A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this Prospectus. As such, the Titling Trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws (“insolvency laws”), and claims against the Titling Trust Assets could have priority over the beneficial interest in those assets represented by a SUBI. In addition, claims of a third party against the Titling Trust Assets, including the assets of a SUBI, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Titling Trust, such as the Indenture Trustee for a series of Notes, as more fully described under “Nissan Motor Acceptance Corporation — Contingent and Excess Liability Insurance” in this Prospectus.

Structural Considerations

Unlike many structured financings in which the holders of the notes have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuing Entity for each series of Notes will not directly own the related SUBI Assets. Instead, the Titling Trust will own the Titling Trust Assets, including all SUBI Assets, and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the UTI Certificate and all other SUBI Certificates). The primary asset of each Issuing Entity will be a SUBI Certificate evidencing a 100% beneficial interest in the related SUBI Assets, and the Indenture Trustee for that series of Notes will take action with respect thereto in the name of the Issuing Entity and on behalf of the related Noteholders and the Depositor. Beneficial interests in the Leases and Leased Vehicles represented by the SUBI Certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the transferee. The Servicer and/or the Titling Trustee will segregate the SUBI Assets allocated to a series of Notes from the other Titling Trust Assets on the books and records each maintains for these assets. Neither the Servicer nor any holders of other beneficial interests in the Titling Trust will have rights in such SUBI Assets, and payments made on any Titling Trust Assets other than those SUBI Assets generally will not be available to make payments on the related series of Notes or to cover expenses of the Titling Trust allocable to such SUBI Assets.

Allocation of Titling Trust Liabilities

The Titling Trust Assets are and may in the future be comprised of several portfolios of assets of one or more SUBIs, together with the UTI Assets. The UTI Beneficiary may in the future create and sell or pledge Other SUBIs in connection with other financings. The Titling Trust Agreement will permit the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the assets of a SUBI relating to a series of Notes, or relating to the assets of that SUBI generally. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the Titling Trust, a Titling Trust liability relating to a particular portfolio of Titling Trust Assets will be allocated to and charged against the portfolio of Titling Trust Assets to which it belongs. Titling Trust liabilities incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets. The Titling Trustee and the beneficiaries of the Titling Trust, including the Issuing Entity for any series of Notes, will be bound by that allocation. In particular, the Titling Trust Agreement will require the holders from time to time of the UTI Certificate and any Other SUBI Certificates to waive any claim they might otherwise have with respect to any unrelated SUBI Assets and to fully subordinate any claims to those SUBI Assets in the event that such waiver is not given effect. Similarly, the holders of a SUBI Certificate with respect to a given series of Notes, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets. See “Description of the SUBI Trust Agreement — The SUBI, Other SUBIs and the UTI” in this Prospectus.

Each Issuing Entity and the related Indenture Trustee will not have a direct ownership interest in the related SUBI Assets or a perfected security interest in those SUBI Assets. As a result, claims of third-party creditors of the Titling Trust will generally take priority over the interests of the Trustees in such SUBI Assets. Potentially material examples of such claims could include:

(1)	tax liens arising against the Depositor, NMAC, the Titling Trust, the UTI Beneficiary or the related Issuing Entity;

(2)	liens arising under various federal and state criminal statutes;

(3)	certain liens in favor of the Pension Benefit Guaranty Corporation; and

(4)	judgment liens arising from successful claims against the Titling Trust arising from the operation of the leased vehicles constituting Titling Trust Assets.

See “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “— A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you,” “— If ERISA liens are placed on the titling trust assets, you could suffer a loss” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Law” in this Prospectus for a further discussion of these risks.

The assets of the Titling Trust are located in several states, the tax laws of which vary. If any state or locality imposes a tax on the Titling Trust at the entity level, the UTI Beneficiary has agreed to indemnify the Titling Trustee for the full amount of such taxes (other than taxes based on income). Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificate will be applied to satisfy such obligations. However, it is possible that Noteholders of a series could incur a loss on their investment if the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Titling Trust Agreement provides for the UTI Beneficiary to be liable as if the Titling Trust were a partnership and the UTI Beneficiary were the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of one or more SUBI Certificates. However, it is possible that the Noteholders of a series could incur a loss on their investment to the extent any such claim were allocable to an Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the assets of the related SUBI or if the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBI

Each SUBI will be issued pursuant to the applicable SUBI Trust Agreement and will evidence a beneficial interest in the related SUBI Assets. The SUBI will not represent a direct legal interest in the related SUBI Assets, nor will it represent an interest in any Titling Trust Assets other than such SUBI Assets. Under the allocation of Titling Trust liabilities described under “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities” in this Prospectus, payments made on or in respect of such other Titling Trust Assets will not be available to make payments on the Notes of a particular series or to cover expenses of the Titling Trust allocable to the related SUBI Assets. With respect to each series of Notes, the holders of the related SUBI Certificate (including the related Issuing Entity) will bear any liability to third parties arising from a Lease or the related Leased Vehicle allocated to that SUBI. If any such liability arises from a lease or leased vehicle that is an asset of an Other SUBI or the UTI, the Titling Trust Assets (including the SUBI Assets allocated to such series of Notes) will not be subject to this liability unless the assets of the Other SUBIs or the UTI are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy this liability, to the extent that it is owed to entities other than the Titling Trustee and the beneficiaries of the Titling Trust, the other Titling Trust Assets, including the assets of the SUBI, may be available to satisfy such liabilities. Under these circumstances, investors in the related series of Notes could incur a loss on their investment.

Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the assets of a SUBI rather than the Other SUBI Assets or UTI Assets, and the claim exceeds the value of the Other SUBI Assets and the UTI Assets, the Titling Trustee will be unable to reallocate the remaining Titling Trust Assets so that each portfolio of SUBI and UTI Assets will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the related series of Notes could incur a loss on their investment.

The Titling Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of assets of a particular SUBI rather than Other SUBI Assets or UTI Assets to which the related leases or leased vehicles are allocated, as the case may be, the Titling Trustee will reallocate the remaining Titling Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Titling Trust Agreement as set forth under “Description of the SUBI Trust Agreement — The SUBI, the Other SUBIs and the UTI” in this Prospectus.

The UTI Beneficiary has pledged the UTI Assets as security in connection with the financing of the acquisition of the UTI Assets and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the assets already allocated to an existing SUBI, and to fully subordinate any claims to the related SUBI Assets in the event that this disclaimer is not given effect.

The Issuing Entity for each series of Notes will own the related SUBI Certificate and, through such ownership, will have an indirect beneficial ownership interest in the Leases and the related Leased Vehicles. However, if a court of competent jurisdiction were to recharacterize the sale to the Issuing Entity of the SUBI Certificate as a financing, that Issuing Entity (or, during the term of the related Indenture, the Indenture Trustee) could instead be deemed to have a perfected security interest in the related SUBI Certificate, but in no event would the Issuing Entity or the Indenture Trustee be deemed to have a perfected security interest in the Leased Vehicles allocated to that SUBI. See “Risk Factors — A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this prospectus.

Insolvency Related Matters

As described under “Description of the SUBI Trust Agreement — The SUBI, Other SUBIs and the UTI” and “The SUBI” in this Prospectus, each holder or pledgee of the UTI Certificate and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets allocated to a series of Notes and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, the Depositor believes that in the event of a bankruptcy of NMAC or the UTI Beneficiary, the SUBI Assets allocated to a series of Notes would not be treated as part of NMAC’s or the UTI Beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI, the UTI Certificate, Other SUBIs and Other SUBI Certificates should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or the UTI Beneficiary under any insolvency laws will result in consolidation of the assets and liabilities of the Titling Trust, the Depositor or the related Issuing Entity with those of NMAC or the UTI Beneficiary. With respect to the Titling Trust, these steps include its creation as a separate, special purpose Delaware statutory trust of which the UTI Beneficiary is the sole beneficiary, pursuant to a trust agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the Depositor, these steps include its creation as a separate, special purpose limited liability company of which NMAC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the Depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

However, delays in payments on a series of Notes and possible reductions in the amount of such payments could occur if:

•	a court were to conclude that the assets and liabilities of the Titling Trust, the Depositor or the related Issuing Entity should be consolidated with those of NMAC or the UTI Beneficiary in the event of the application of applicable insolvency laws to NMAC or the UTI Beneficiary,

•	a filing were to be made under any insolvency law by or against the Titling Trust, the Depositor or the related Issuing Entity, or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of a SUBI Certificate from the UTI Beneficiary to the Depositor, or the transfer of that SUBI Certificate from the Depositor to the related Issuing Entity, was not a true sale, or that the Depositor and the related Issuing Entity should be treated as the same entity as NMAC or the UTI Beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the related series of Notes:

•	the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	certain tax or government liens on NMAC’s or the UTI Beneficiary’s property (that arose prior to the transfer of a Lease to the related Issuing Entity) having a prior claim on collections before the collections are used to make payments on the Notes or

•	the related Issuing Entity not having a perfected security interest in the Leased Vehicles or any cash collections held by NMAC at the time that NMAC becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of NMAC, (1) Repurchase Payments made by NMAC, as Servicer, in respect of certain Leases, (2) payments made by NMAC on certain insurance policies required to be obtained and maintained by lessees pursuant to the Leases, (3) unreimbursed advances made by NMAC, as Servicer, pursuant to the Servicing Agreement, and (4) payments made by NMAC to the Depositor may be recoverable by NMAC as debtor-in-possession or by a creditor or a trustee in bankruptcy of NMAC as a preferential transfer from NMAC if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of NMAC or one year with respect to transfers to affiliates. In addition, the insolvency of NMAC could result in the replacement of NMAC as Servicer, which could in turn result in a temporary interruption of payments on any series of Notes. See “Risk Factors — A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” and “— Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

On each Closing Date, special insolvency counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if NMAC or the UTI Beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporation form of NMAC or the trust form of the UTI Beneficiary or the separateness of NMAC or the UTI Beneficiary, from the Titling Trust or the Issuing Entity of the related series of Notes so as to substantively consolidate the assets and liabilities of the Depositor, the Titling Trust, or the related Issuing Entity with the assets and liabilities of NMAC or the UTI Beneficiary. Among other things, such opinion will assume that each of the Titling Trust (or the Titling Trustee when acting on its behalf), the UTI Beneficiary and the Depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of NMAC or the UTI Beneficiary, not commingling its respective assets with those of NMAC or the UTI Beneficiary, doing business in a separate office from NMAC or the UTI Beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of NMAC or the UTI Beneficiary. In addition, such opinion will assume that except as expressly provided by the Titling Trust Agreement and the related Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), NMAC and the UTI Beneficiary generally will not guarantee the obligations of the Titling Trust, the Depositor or the Issuing Entity to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in NMAC’s capacity as Servicer acting under and in accordance with the related Servicing Agreement or in NMAC’s capacity as Administrative Agent under the related Trust Administration Agreement. Each of NMAC, the Titling Trust, the UTI Beneficiary and the Depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of NMAC, the Titling Trust, the UTI Beneficiary and the Depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against NMAC or the UTI Beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the Titling Trust, the Depositor or the Issuing Entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificate (and possible reductions in the amount of such distributions) to the related Issuing Entity, and therefore to the Noteholders and the Certificateholder of the related series, could occur. In addition, the SUBI Trust Agreement provides that following the occurrence of an Indenture Default resulting in acceleration of the Notes, the SUBI allocated to that series of Notes may be terminated by the Titling Trustee. In each case, the Titling Trustee will be required to distribute the related SUBI Assets to the holder of that SUBI Certificate. Because the Issuing Entity for each series of Notes has pledged its rights in and to the related SUBI Certificate to the Indenture Trustee of that series of Notes, such distribution would be made to the Indenture Trustee, who would be responsible for retitling the Leased Vehicles. The cost of such retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the related series of Notes and the Certificates, and in such event, investors in that series of Notes could suffer a loss on their investment.

The UTI Beneficiary will treat its conveyance of each SUBI Certificate to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the UTI Beneficiary, and the UTI Beneficiary as debtor-in-possession or a creditor, receiver or bankruptcy trustee of the UTI Beneficiary were to take the position that the sale, transfer and assignment of each SUBI Certificate by the UTI Beneficiary to the Depositor should instead be treated as a pledge of that SUBI Certificate to secure a borrowing by the UTI Beneficiary, delays in payments of proceeds of that SUBI Certificate to the related Issuing Entity, and therefore to the related Noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On each Closing Date, special insolvency counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the UTI Beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the related SUBI Certificate to the Depositor, the sale, transfer and assignment of that SUBI Certificate from the UTI Beneficiary to the Depositor would be characterized as a true sale, transfer and assignment, and that SUBI Certificate and the proceeds thereof would not be property of the UTI Beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in each SUBI Certificate allocated to a series of Notes as against the UTI Beneficiary, which the Depositor will assign to the related Issuing Entity and the Issuing Entity will assign to the Indenture Trustee. The Indenture Trustee will perfect its security interest in that SUBI Certificate under the UCC by possession and/or by filing. Accordingly, if the conveyance of that SUBI Certificate by the UTI Beneficiary to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor (and ultimately the related Issuing Entity and the Indenture Trustee as successors in interest) should be treated as a secured creditor of the UTI Beneficiary, although a case or proceeding under any insolvency law with respect to the UTI Beneficiary could result in delays or reductions in distributions on that SUBI Certificate as indicated above, notwithstanding such perfected security interest.

If the Servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including Advances and Repurchase Payments) may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer. See “Risk Factors — A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this Prospectus.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, the UTI Beneficiary, the Depositor, or a related Issuing Entity, or its creditors.

Potential Applicability to NMAC, the UTI Beneficiary, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The UTI Beneficiary, the applicable Issuing Entity or the Depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For the UTI Beneficiary, an Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the UTI Beneficiary, the applicable Issuing Entity or the Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, the UTI Beneficiary, the Depositor or a related Issuing Entity or, if it were to apply, that the timing and amounts of payments to the related series of Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the Depositor, or the applicable Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including the UTI Beneficiary, the Depositor, or the applicable Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. The advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, it remains in effect as of the date of this prospectus. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including the UTI Beneficiary, the Depositor or an Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable Issuing Entity could be delayed or reduced.

Among the contracts that might be repudiated are the SUBI Certificate Transfer Agreement, Trust SUBI Certificate Transfer Agreement, the Servicing Agreement and the Administration Agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

We will structure the transfers of each SUBI Certificate from the UTI Beneficiary to the Depositor, or the transfer of that SUBI Certificate from the Depositor to the related Issuing Entity contemplated hereby with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the SUBI Assets allocated to a series of Notes using its repudiation power because they would not be treated as part of NMAC’s or the UTI Beneficiary’s estate for bankruptcy purposes. However, if those transfers were not respected as legal true sales, then the transfers of each SUBI Certificate would be treated as secured loans. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such Issuing Entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the related SUBI Certificate Transfer Agreement or the related Trust SUBI Certificate Transfer Agreement for a series of notes are respected as legal true sales, as receiver for NMAC or a covered subsidiary the FDIC could:

•	require the applicable Issuing Entity, as assignee under the related Trust SUBI Certificate Transfer Agreement, to go through an administrative claims procedure to establish its rights to payments collected on the SUBI Assets;

•	if an Issuing Entity were a covered subsidiary, require the related Indenture Trustee or the holders of the related series of Notes to go through an administrative claims procedure to establish its rights to payments on the Notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including the UTI Beneficiary, the Depositor or an Issuing Entity);

•	repudiate NMAC’s ongoing servicing obligations under the related Servicing Agreement, such as its duty to collect and remit payments or otherwise service the Leases and Leased Vehicles; or

•	prior to any such repudiation of a servicing agreement, prevent any of the related Indenture Trustee or the holders of the related series of Notes from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including the UTI Beneficiary, the Depositor or any Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including the UTI Beneficiary, the Depositor or any Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If an Issuing Entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of Noteholders would have a secured claim in the receivership of the Issuing Entity or “actual direct compensatory damages” as described above but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, the UTI Beneficiary, the Depositor or the applicable Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the applicable Issuing Entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the FDIC Counsel’s interpretation. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer of the receivables by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable Issuing Entity could be delayed or reduced.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Vicarious Tort Liability

Although the titling trust will own the leased vehicles allocated to the SUBI and the related issuing entity will have a beneficial interest in the leased vehicles (as evidenced by a SUBI Certificate), the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the titling trust and the titling trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. However, the owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. In addition, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of leases were originated, the holder of title of a motor vehicle, including an titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled in 1998 that a finance company acting as an agent for an titling trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling trust or NMAC, as agent of the titling trust, in connection with the negligent use or operation of any leased vehicles owned by the titling trust, including the leased vehicles allocated to the SUBI. This case was decided prior to the enactment of the Transportation Act.

The Transportation Act enacted on August 10, 2005 provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and to reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a 2006 case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

The servicer maintains liability insurance on behalf of the titling trust, and NMAC is a named insured under the titling trust’s applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the titling trust, claims could be imposed against the titling trust assets, including any leased vehicles allocated to a SUBI, and in certain circumstances, with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset. If any of these claims were imposed against the titling trust assets, investors in the notes could incur a loss on their investment.

Security Interests

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities” in this Prospectus could be imposed upon all or part of the SUBI Assets allocated to a series of Notes (including the related Leased Vehicles) that, by operation of law, would take priority over the related Indenture Trustee’s interest therein. For a discussion of the risks associated with third-party liens on Leases and Leased Vehicles allocated to a series of Notes, see “Risk Factors — Interest of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in this Prospectus. Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the related Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets transferred by the Depositor to the related Issuing Entity, pursuant to the Trust SUBI Certificate Transfer Agreement. See “Risk Factors — A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this Prospectus.

Repossession of Leased Vehicles

If a lessee defaults on its lease, the Servicer will have all the remedies of a lessor under the UCC, except where specifically limited by other state laws. These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by NMAC in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, NMAC may have to obtain a court order before repossessing the vehicle.

If a lessee is in default on its lease, some states require that the lessor notify the lessee of the default and give the lessee a time period to cure the default prior to repossession. In NMAC’s experience, this right to cure is exercised by only a limited number of lessees.

Upon repossession of a vehicle, the UCC and other state laws require the lessor to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. The lessee has the right to cure the default under the lease prior to sale by paying the lessor the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

Deficiency Judgments

The Servicer will generally apply the proceeds of sale of a Leased Vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a Leased Vehicle do not cover the full amounts due under the related Lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, enforced by the Consumer Financial Protection Bureau, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

(1)	the amount and type of all payments due at the time of origination of the lease,

(2)	a description of the lessee’s liability at the end of the Lease Term,

(3)	the amount of any periodic payments and manner of their calculation,

(4)	the circumstances under which the lessee may terminate the lease prior to the end of the Lease Term,

(5)	the capitalized cost of the vehicle, and

(6)	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the Leases and may also apply to the Issuing Entity of a series as holder of the related SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds. As described under “The Leases — General” in this Prospectus, NMAC will represent and warrant to the Trustees as of the applicable Cutoff Date that the related Leases and Leased Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Lease terminated) in the future under a Lemon Law.

The federal Servicemembers Civil Relief Act and similar laws of many states may provide relief to members armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after commencement of active duty if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days; or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or for deployment for active duty for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of Leases that may be affected by these laws. In addition, current military operations of the United States, including military operations overseas have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the Lease and the related Leased Vehicle in a timely fashion. If a lessee’s obligations to make payments is adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the Notes and Certificates.

The Servicer will make representations and warranties in the Servicing Agreement that, as to each Lease and the related Leased Vehicle as of the relevant vehicle representation date, the Servicer has satisfied, or has directed the related Dealer to satisfy, the provisions of Servicing Agreement with respect to such Lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the Repurchase Payment in respect of the Lease and the related Leased Vehicle into the applicable SUBI Collection Account unless the breach is cured in all material respects. See “The Leases — Representations, Warranties and Covenants” in this Prospectus for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Consumer Financial Protection Bureau

The Consumer Financial Protection Bureau (“CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile retail and lease financing. NMAC is subject to the CFPB’s enforcement authority. The CFPB has begun conducting fair lending examinations of automobile lenders, including NMAC, and certain of their policies and practices regarding dealer compensation, the sale of extended warranties, credit insurance and other add-on products. No assurance can be given that the CFPB will not conduct similar examinations with respect to automobile leasing practices or what the results and impact of any such examinations will be.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. The CFPB recently issued a final rule defining which non-depository institutions would be considered larger participants of a market for automobile financing (which, under the rule, includes certain automobile leases). The final rule for the auto finance sector became effective on August 31, 2015. Under the definitions included in the final rule, NMAC is considered a larger participant, and therefore is subject to the supervisory and examination authority of the CFPB. Expanded CFPB jurisdiction over NMAC’s business will likely increase its compliance costs and regulatory risks.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the Leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related Lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the Lease to another party even though that Lease prohibits assignment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Issuing Entity with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties or any other U.S. federal income tax laws, including U.S. federal estate and gift tax laws. Prospective beneficial owners of the Notes (the “Note Owners”) should consult their own tax advisor with regard to the application of the tax consequences discussed herein to their particular situation and the application of any non-U.S. or U.S. federal, state and local tax and tax treaties, including income, gift and estate tax laws. “Tax Counsel” with respect to each Issuing Entity will be identified in the applicable prospectus supplement. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies or dealers or traders in securities, persons subject to the alternative minimum tax, U.S. expatriates, banks, financial institutions, “controlled foreign corporations,” “passive foreign investment companies,” disregarded entities, partnerships or other pass-through entities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving debt interests issued by an Issuing Entity with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuing Entity will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Issuing Entity, the Notes, parties and documents shall be deemed to refer to each Issuing Entity and the Notes, parties and documents applicable to that Issuing Entity.

Treatment of the Issuing Entity

Unless disclosed otherwise in the related Prospectus Supplement, Tax Counsel will provide an opinion (based on such assumptions, representations and limitations as are set forth therein) that the Issuing Entity will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As discussed above, any such opinion is not binding on the IRS or the courts. If a court were to determine, contrary to the opinion of Tax Counsel, that an Issuing Entity were taxable as a corporation, such Issuing Entity would be taxable on its net income with the result that its ability to make payments of principal and interest with respect to the Notes could be adversely affected.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness. The Depositor and any Noteholders will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes (other than Notes retained by the Depositor or transferred to any affiliates that are treated as the same person as the Depositor for federal income tax purposes, if any). Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion (based on such assumptions, representations and limitations as set forth therein) that the Notes will be classified as debt for federal income tax purposes (other than Notes retained by the Depositor or transferred to any affiliates that are treated as the same person as the Depositor for federal income tax purposes, if any). The discussion below assumes this characterization of the Notes is correct.

Stated Interest. Unless disclosed otherwise in the related Prospectus Supplement, stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner’s method of tax accounting.

Original Issue Discount. A Note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the Note to its maturity. It is expected that the Notes will be issued with de minimis OID. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the related Note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of such Note) as principal payments are received on the related Notes in the proportion that each such payment bears to the original principal amount of such Note.

If the Notes were treated as issued with OID, a Note Owner would be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to the related Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds such Note. The amount of OID includible in income by a Note Owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant Accrual Period.

Except as otherwise set forth in the related Prospectus Supplement, such OID would generally equal the product of the yield to maturity of the related Note (adjusted for the length of the Accrual Period) and its adjusted issue price at the beginning of the Accrual Period, reduced by any payments of “qualified stated interest” within the meaning of the Code. Accrual Periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the Note Owner as long as (i) no Accrual Period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an Accrual Period.

The adjusted issue price of a Note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than “qualified stated interest payments.” “Qualified stated interest” payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

Market Discount. The Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related Notes were issued with OID, its original issue price (as adjusted for accrued OID, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held such Note and the denominator of which is the number of days from the date the Note Owner acquired such Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

Acquisition Premium. A Note Owner that purchases in a secondary market a Note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the Note Owner’s adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Short Term Debt. An owner of a Note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the Note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Code.

An owner of a Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the Note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.

Total Accrual Election. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading “— Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “— Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own advisers as to the effect in their circumstances of making this election.

Sale or Other Disposition. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the Note. Any such gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the Note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate Note Owners, capital gain recognized on the sale or other disposition of a Note held for more than one year will be taxed at a maximum rate of 20%. Capital gain for a Note held for one year or less is taxed at the rates applicable to ordinary income. Note Owners must aggregate capital gains and losses for each taxable year. In the event a Note Owner realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Noteholders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Foreign Owners. Interest paid (or accrued) to a Note Owner who is not a U.S. Person, as defined below, (a “Foreign Owner”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and

1.	the Foreign Owner is not actually or constructively a “10% shareholder” of the Issuing Entity (including a holder of 10% of the outstanding Certificates), or the Depositor or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on the applicable IRS Form W-8 or an appropriate substitute form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by the applicable IRS Form W-8 or an appropriate substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the applicable IRS Form W-8 (or an appropriate substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on the applicable IRS Form W-8, or an appropriate substitute form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

The certification requirements described above may require a Foreign Owner that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide (and obtain if necessary) a US taxpayer identification number.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner (or, if provided by an applicable income tax treaty, is not attributable to a permanent establishment or fixed base maintained by the Foreign Owner within the U.S.) and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more.

As used in this Prospectus, a “U.S. Person” means:

1.	an individual citizen or resident of the United States, including an alien individual who is described in Section 7701(b)(1)(A) of the Code;

2.	a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

3.	an estate, the income of which is includible in gross income for federal income tax purposes regardless of source; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).

Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on the applicable IRS Form W-9 or an appropriate substitute form) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the related Issuing Entity will be required to withhold currently at a rate of 28% of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner’s federal income tax liability. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the investor’s U.S. federal income tax liability provided the required information is furnished to the IRS.

FATCA. The foreign account tax compliance provisions of the Hiring Incentives to Restore Employment (HIRE) Act (such provisions commonly known as “(“FATCA”) significantly change the reporting requirements imposed on certain foreign persons, including certain foreign financial institutions and certain other foreign entities. Such foreign persons must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors, and in the case of certain foreign financial institutions, may be required to enter into agreements with the IRS or comply with an applicable intergovernmental agreement pursuant to which such foreign financial institution must gather and report certain information to the IRS and withhold U.S. tax from certain payments made by it. Such foreign persons that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments, including interest and original issue discount, and on gross proceeds from the sale of any equity or debt instruments of U.S. issuers. Such withholding could apply to payments regardless of whether they are made to such foreign person in its capacity as a holder of a Note or in a capacity of holding a Note for the account of another. The Issuing Entity will not pay additional amounts in respect of FATCA withholding tax. Accordingly, if a Note Owner (or possibly an intermediary through which a Note Owner holds its Notes) is subject to FATCA withholding, a Note Owner will receive significantly less than the amount that a Note Owner would have otherwise received with respect to the Notes. The withholding tax on gross proceeds from a disposition of equity or debt instruments of U.S. issuers will not be imposed with respect to payments made prior to January 1, 2019. In addition, certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding Notes through financial institutions in) those countries. It is suggested that prospective investors consult their own tax advisors regarding the possible implications of this legislation on their particular circumstances.

Possible Alternative Treatments of the Notes and the Issuing Entity. Although, as discussed above, it is the opinion of Tax Counsel that the Notes will be characterized as indebtedness for federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class or series of Notes were not debt for federal income tax purposes, such Notes might be treated as equity interests in the Issuing Entity. As a result, even if the Depositor or some other single person or entity was the sole Certificateholder of the Issuing Entity, the Issuing Entity would be considered to have multiple equity owners and might be classified for federal income tax purposes as a partnership. Except as described below, a partnership is generally not subject to an entity level tax for federal income tax purposes, while an association or corporation is subject to an entity level tax.

If the Issuing Entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of Notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Note Owners, according to their respective interests therein. Under current law, the income reportable by Note Owners treated as partners in such a partnership could differ from the income reportable by the Note Owners as holders of debt. Generally, such differences are not expected to be material; however, certain Note Owners may have adverse tax consequences. For example, cash basis Note Owners might be required to report income when it accrues to the partnership rather than when it is received by the Note Owner. Any income allocated to a Note Owner that is a tax-exempt entity may constitute unrelated business taxable income. All Note Owners treated as partners would be taxed on the partnership income regardless of when distributions are made to the Note Owners. An individual Note Owner’s ability to deduct the Note Owner’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. A foreign investor in the Notes might be required to file a United States individual or corporate income tax return, as the case may be, and could be subject to tax (and withholding at the top marginal rate, currently 39.6%) on its share of partnership income at regular United States rates including, in the case of a corporation, the branch profits tax.

If, alternatively, the Issuing Entity were treated as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the Issuing Entity to all or some of the classes of Note Owners would probably not be deductible in computing the Issuing Entity’s taxable income and all or part of the distributions to Note Owners would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Note Owners and the Note Owners could be liable for a share of such tax. To the extent distributions on such Notes were treated as dividends, a Foreign Owner would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of any Issuing Entity, Notes, or Note Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state may assert its right to impose tax on the Issuing Entity with respect to its income related to receivables originated in such state, and/or require that a Noteholder or Note Owner treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables originated in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Issuing Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of Notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN U.S. EMPLOYEE BENEFIT PLAN CONSIDERATIONS

General

This summary is based on provisions of ERISA and the Code as of the date hereof. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code and any law applicable to a prospective investor that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code. No assurance can be given that future legislation, administrative regulations or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and Section 4975 of the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to Title I of ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are “governmental plans” (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under state, local or other laws that are similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan Investor that acquired a Note if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets treatment contained in the Regulation were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, it is anticipated that, at the time of their issuance, the Notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination that the Notes should be treated as indebtedness without substantial equity features is based upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features and the assignment of an “investment grade” rating to the likelihood of payment of the stated principal and interest on the Notes at the time of the issuance. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.

However, without regard to whether the Notes are treated as an equity interest of the Issuing Entity for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a non-exempt prohibited transaction if the Issuing Entity, the Depositor, the Sponsor, the Administrative Agent, the Servicer, any Hedge Counterparty, the Titling Trustee, the Owner Trustee, the Indenture Trustee, the Trust Agent or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor, is the sponsor of such Benefit Plan Investor or is a fiduciary acting on behalf of the Benefit Plan Investor in connection with the acquisition or holding of the Notes. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan Investor, depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note or the type of party in interest involved in the transaction. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is a statutory exemption under Section 408(b)(17) of ERISA and

Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption. Furthermore, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions may not cover all acts that might be construed as prohibited transactions. For example, to the extent the Issuing Entity, the Servicer, the Sponsor, the Administrative Agent, the Owner Trustee, the Depositor, any Hedge Counterparty, the Indenture Trustee, the Delaware Trustee, the Titling Trustee, the Trust Agent or any of their respective affiliates has investment discretion to invest the assets of a Benefit Plan Investor in the Notes, gives investment advice with respect to the Benefit Plan Investor’s investment in the Notes or is an employer maintaining or contributing to the Benefit Plan Investor, the above exemptions likely would not cover the Benefit Plan Investor’s investment in the Notes and, as a result, the investment in the Notes might give rise to a non-exempt prohibited transaction.

By acquiring a Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary or trustee) is deemed to represent and warrant that either (a) such purchaser or transferee is not acquiring the Note (or interest therein) with the assets of a Plan or (b) (i) the Note is rated at least “investment grade” by a nationally recognized statistical rating agency at the time of acquisition and (ii) the acquisition and holding of the Note (or interest therein) will not, in the case of a Benefit Plan Investor, give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, result in a violation of any Similar Law. Benefit Plan Investors and Plans that are subject to Similar Law may not acquire the Notes (or interest therein) at any time that the rating on such Notes is below “investment grade.”

A Plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other applicable legal requirements.

UNDERWRITING

On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series (the “Underwriting Agreement”), the Depositor will sell to the underwriters named in the Underwriting Agreement and in the accompanying Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes the related series set forth in the Underwriting Agreement and in the accompanying Prospectus Supplement.

In each Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes described in the Underwriting Agreement which are offered by this Prospectus and by the accompanying Prospectus Supplement if any of those Notes are purchased.

Each Prospectus Supplement will either (1) set forth the price at which each class of Notes being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes, or (2) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes, those public offering prices and those concessions may be changed.

The Underwriting Agreement will provide that the Depositor and NMAC will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each Issuing Entity may, from time to time, invest the funds in Accounts in eligible investments acquired from the underwriters. Pursuant to each Underwriting Agreement with respect to a given series of Notes and Certificates, the closing of the sale of any class of Notes subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Notes of that series. The place and time of delivery of any series of Notes with respect to which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

One of the underwriters, or its affiliate, may be a Hedge Counterparty.

LEGAL OPINIONS

Certain legal matters relating to the Notes of any series, including the legality of such Notes will be passed upon for the related Issuing Entity, the Depositor and the Servicer by the general counsel of the Servicer and any other legal counsel identified in the accompanying Prospectus Supplement. In addition, certain United States federal and tax and other matters will be passed upon for the related Issuing Entity by the legal counsel identified in the accompanying Prospectus Supplement.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important capitalized terms used in this Prospectus and the pages on which the definitions may be found.

30/360	53
account	34
acquisition premium	102
Actual/360	53
Actual/Actual	53
Administrative Agent	86
Administrative Charges	82
Administrative Lien	29
Advance	80
Asset-Backed Securitization	35
Auction Proceeds	77
Base Residual	30
Basic Documents	55
Basic Servicing Agreement	28
Beneficial Owner	57
Benefit Plan Investor	11
Business Day	52
Calculation Agent	53
Cap Agreement	87
Cap Provider	87
Casualty Termination	47
Cede	51
Certificateholder	68
Certificates	26
CFPB	99
class	51
Clearstream Banking Luxembourg	56
Clearstream Banking Participants	58
Closing Date	27
Code	11, 63
Collateral	32
Collection Account	76
Collection Period	78
Collections	77
Contingent and Excess Liability Insurance	41
Cooperative	59
credit enhancement	7
Credit Termination	46
Cutoff Date	31
Dealer	26
Dealers	26
Defaulted Vehicle	79
Definitive Notes	59
Delaware Trustee	28
Depositaries	56
Depositor	26
Direct Participants	57
Disposition Amount	45
Disposition Expenses	47
Dodd-Frank Act	93
DTC	51

DTCC	57
Early Lease Terminations	47
Early Termination Charge	46
Early Termination Purchase Option Price	77
ERISA	11
Euroclear	56
Euroclear Operator	56
Euroclear Participants	58
Excess Mileage and Excess Wear and Tear Charges	40
FATCA	104
FDIC	93
FDIC Counsel	94
Fixed Rate Notes	52
Floating Rate Notes	52
floorplan receivables	34
Foreign Owner	103
gross payoff	40
Hedge Agreement	87
Hedge Counterparty	87
Indemnified Parties	70
Indenture	51
Indenture Default	61
Index Currency	53
Indirect Participants	57
insolvency laws	88
Insurance Expenses	49
Insurance Proceeds	47
Interest Reset Date	52
Interest Reset Period	52
IRS	100
Issuing Entity	26
Issuing Entity’s Estate	27
LCN	40
Lease Maturity Date	42
Lease Rate	45
Lease Term	45
Leased Vehicles	27
Leases	27
Lemon Law	99
Lessee Initiated Early Termination	46
LIBOR	52
Liquidated Lease	81
Liquidation Expenses	81
Liquidation Proceeds	77
LKE	43
London Business Day	52
loss	74
Matured Vehicle	79
Monthly Early Termination Sale Proceeds	77
Monthly Payment	45

Monthly Payment Advance	80
Monthly Sales Proceeds	78
Monthly Scheduled Termination Sale Proceeds	78
NALL II	32
NARC II	36
Net Auction Proceeds	78
Net Insurance Proceeds	49
Net Liquidation Proceeds	44
NMAC	26
NMAC Remarketing	40
NML	34
NNA	34
Note Factor	50
Note Owners	100
Noteholder	51
Notes	26
NRFM	36
NWRC II	37
OID	101
OLA	93
Optional Purchase	70
Other SUBI	28
Other SUBI Assets	72
Other SUBI Certificates	28
owner	96
Payment Ahead	78
Payment Date	51
Plans	11
Pooling Agreements	32
portfolio interest	103
Prospectus	26
Prospectus Supplement	26
PTCE	107
Public ABS Transaction	42
Pull-Forward	43
Pull-Forward Payment	43
Purchase Agreements	32
QI	43
Rating Agency	42
Rating Agency Condition	67
Reallocation Payments	44
Receivables	32
Recoveries	78
Registration Statement	iv
Regulation	107
Reimbursable Expenses	78
Remaining Net Auction Proceeds	78
Remaining Payoffs	78
Replacement Vehicles	43
Repurchase Payments	30

Residual Value Surplus	78
Restricted Jurisdiction	30
Retained Notes	51
RPM	40
Sales Proceeds Advance	80
SEC	iv
Securities	26
Securities Act	37
Securitization Value	39
Securitized Financing	55
Security Deposit	47
Securityholders	68
Servicer	28
Servicer Default	83
Servicing Agreement	31
Similar Laws	107
Sponsor	42
Spread	52
Strip Notes	51
SUBI	6, 27
SUBI Assets	27
SUBI Certificate	27
SUBI Certificate Transfer Agreement	31
SUBI Supplement	31
SUBI Trust Agreement	31
Swap Agreement	87
Swap Counterparty	87
TARGET system	52
Tax Counsel	100
Term Extension	30
Terms and Conditions	59
TIA	64
Titling Trust	26
Titling Trust Agreement	28
Titling Trust Assets	29
Titling Trustee	28
Transportation Act	24
Trust Administration Agreement	86
Trust Agent	28
Trust Agreement	26
Trust Certificateholders	70
Trust SUBI Certificate Transfer Agreement	31
U.S. Bank	28
U.S. Person	104
UCC	34
Underwriting Agreement	109
UTI	27
UTI Assets	72
UTI Beneficiary	27
UTI Certificates	28

$750,000,000

NISSAN AUTO LEASE TRUST

2015-B

Issuing Entity

Asset Backed Notes, Class A-1 Notes

$111,000,000

Asset Backed Notes, Class A-2a Notes

Asset Backed Notes, Class A-2b Notes

$346,000,000

Asset Backed Notes, Class A-3 Notes

$230,000,000

Asset Backed Notes, Class A-4 Notes

$63,000,000

Nissan Auto Leasing LLC II

Depositor

Nissan Motor Acceptance Corporation,

Sponsor/Servicer

PROSPECTUS    SUPPLEMENT

Underwriters

Citigroup

Mizuho Securities

SOCIETE GENERALE

Dealer Prospectus Delivery Obligation.    Until                     , 2016, which is ninety days following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.